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As filed with the Securities and Exchange Commission on October 10, 2018

Registration No. 333-227161

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
To

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERITEX HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	27-0973566 (IRS Employer Identification Number)

8214 Westchester Drive, Suite 400
Dallas, Texas 75225
(972) 349-6200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

C. Malcolm Holland, III
Chairman and Chief Executive Officer
Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
(972) 349-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Frank M. Conner III, Esq. Michael P. Reed, Esq. Christopher DeCresce, Esq. Covington & Burling LLP One CityCenter 850 Tenth Street N.W. Washington, D.C. 20001 (202) 662-6000	Terry S. Earley Chief Financial Officer Green Bancorp, Inc. 4000 Greenbriar Street Houston, Texas 77098 (713) 275-8220	Sven G. Mickisch, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Telephone: (212) 735-3000

Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This joint proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS
SUBJECT TO COMPLETION—DATED OCTOBER 10, 2018

PROPOSED MERGER AND SHARE ISSUANCE—YOUR VOTE IS VERY IMPORTANT

Dear Shareholders of Veritex Holdings, Inc. and Green Bancorp, Inc.:

          On July 23, 2018, Veritex Holdings, Inc., or Veritex, a Texas corporation and the parent holding company of Veritex Community Bank, or Veritex Bank, MustMS, Inc., or merger sub, a Texas corporation and wholly owned subsidiary of Veritex, and Green Bancorp, Inc., or Green, a Texas corporation and the parent holding company of Green Bank, N.A., or Green Bank, entered into an Agreement and Plan of Reorganization, which we refer to as the merger agreement. Under the terms and subject to the conditions of the merger agreement, (i) merger sub will merge with and into Green, which we refer to as the merger, with Green continuing as the surviving corporation in the merger and a wholly owned subsidiary of Veritex, (ii) immediately thereafter, Green (as the surviving corporation in the merger) will merge with and into Veritex, which, together with the merger, we refer to as the holdco mergers, with Veritex as the surviving corporation, and (iii) immediately after the holdco mergers, Green Bank will merge with and into Veritex Bank, with Veritex Bank continuing as the surviving bank, which, together with the holdco mergers, we refer to as the merger transactions.

          At the effective time of the merger, if completed, each share of common stock, par value $0.01 per share, of Green, which we refer to as Green common stock, excluding certain shares owned by Veritex or Green, will be converted into the right to receive 0.79 shares of common stock, par value $0.01 per share, of Veritex, which we refer to as Veritex common stock and which ratio we refer to as the exchange ratio, with cash paid in lieu of fractional shares of Veritex common stock, which we refer to as the merger consideration.

          Although the exchange ratio is fixed, the market value of the merger consideration will fluctuate with the price of Veritex common stock. Shares of Veritex common stock are listed on the Nasdaq Global Market under the ticker symbol "VBTX" and shares of Green common stock are listed on the Nasdaq Global Select Market under the ticker symbol "GNBC." Based on the closing price of Veritex common stock on July 23, 2018, the last trading day before the public announcement of the signing of the merger agreement, the implied value of the per share merger consideration payable to holders of Green common stock was $25.89. Based upon the closing price of Veritex common stock of $29.99 on October 9, 2018, the latest practicable trading day before the printing of this joint proxy statement/prospectus, the implied value of the per share merger consideration payable to holders of Green common stock would be $23.69. We urge you to obtain current market quotations for Veritex common stock and Green common stock.

          Based on the shares of Green common stock outstanding, reserved for issuance pursuant to outstanding Green stock options and subject to outstanding Green restricted share unit awards, in each case as of October 5, 2018, Veritex expects to issue approximately 31,283,848 shares of Veritex common stock in connection with the merger. However, an increase or decrease in the number of outstanding shares of Green common stock prior to completion of the merger could cause the actual number of shares issued in connection with the merger to change.

          Veritex and Green will each hold a special meeting of their respective shareholders in connection with the proposed merger transactions. Veritex and Green cannot complete the proposed merger transactions unless (1) Veritex's shareholders vote to approve the issuance of Veritex common stock in connection with the merger and (2) Green's shareholders vote to approve the merger agreement. The Veritex boards of directors and Green board of directors are providing this document to solicit your proxy to vote in connection with the merger agreement and related matters. This document is also being delivered to Green shareholders as Green's prospectus for its offering of Veritex common stock in connection with the merger transactions.

          The Veritex special meeting will be held on November 15, 2018, at 5:00 p.m., Central Time, at Veritex's corporate headquarters located at 8214 Westchester Drive, 7th Floor, Dallas, Texas. The Green special meeting will be held on November 15, 2018, at 4:00 p.m., Central Time, in the Pecan Room of the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024.

          Your vote is very important. To ensure your representation at the Veritex or Green special meeting, as applicable, please complete, sign, date and return the enclosed proxy card by mail or submit your proxy by telephone or through the internet. Whether or not you expect to attend the Veritex or Green special meeting, as applicable, please vote promptly. Submitting a proxy now will not prevent you from being able to vote in person at the applicable special meeting.

          Each of the Veritex and Green boards of directors has unanimously approved the merger agreement and the transactions contemplated thereby and recommends to its shareholders to vote "FOR" approval of its respective proposals.

          The enclosed joint proxy statement/prospectus provides a detailed description of the merger transactions, the merger agreement and related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its annexes, carefully and in their entirety, including "Risk Factors," beginning on page 44, for a discussion of the risks relating to the merger transactions. You also can obtain information about Veritex and Green from documents that each has filed with the Securities and Exchange Commission.

          Sincerely,

C. Malcolm Holland, III Chairman and Chief Executive Officer Veritex Holdings, Inc. Telephone: (972) 349-6200	Manuel J. Mehos Chairman and Chief Executive Officer Green Bancorp, Inc. Telephone: (713) 275-8220

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

          The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Veritex or Green, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

          The date of this joint proxy statement/prospectus is October 12, 2018, and it is first being mailed or otherwise delivered to the shareholders of Veritex and Green on or about October 15, 2018.

VERITEX HOLDINGS, INC.

8214 Westchester Drive, Suite 400
Dallas, Texas 75225
(972) 349-6200

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 15, 2018

        To the Shareholders of Veritex Holdings, Inc.:

        Notice is hereby given that Veritex Holdings, Inc., or Veritex, will hold a special meeting of shareholders, which we refer to as the Veritex special meeting, on November 15, 2018, at 5:00 p.m., Central Time, at Veritex's corporate headquarters located at 8214 Westchester Drive, 7th Floor, Dallas, Texas. The Veritex special meeting will be held for the purposes of allowing shareholders of Veritex to consider and vote upon the following matters:

  •
  a proposal, which we refer to as the Veritex share issuance proposal, to issue shares of Veritex common stock, par value of $0.01 per share, or Veritex common stock, as consideration under the Agreement and Plan of Reorganization, dated as of July 23, 2018, or the merger agreement, by and among Veritex, MustMS, Inc. and Green Bancorp, Inc., as more fully described in the attached joint proxy statement/prospectus; and

  •
  a proposal, which we refer to as the Veritex adjournment proposal, to approve one or more adjournments of the Veritex special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the Veritex share issuance proposal.

        These proposals are described in greater detail in the accompanying joint proxy statement/prospectus. Veritex will transact no other business at the Veritex special meeting, except for business properly brought before the Veritex special meeting or any adjournment or postponement thereof.

        Veritex has fixed the close of business on October 10, 2018 as the record date for the Veritex special meeting. Only Veritex shareholders of record at that time are entitled to notice of, and to vote at, the Veritex special meeting, or any adjournment or postponement thereof. Approval of the Veritex share issuance proposal and the Veritex adjournment proposal requires the affirmative vote of at least a majority of the votes cast, in person or by proxy, by Veritex shareholders at the Veritex special meeting. At the close of business on the record date, 24,201,698 shares of Veritex common stock were outstanding and entitled to vote.

        Your vote is very important. To ensure your representation at the Veritex special meeting, (a) if you hold shares of Veritex common stock in your name as a shareholder of record of Veritex, please complete, sign, date and return by mail the enclosed proxy card or submit your proxy by telephone or through the internet with respect to such shares and (b) if you hold shares of Veritex common stock in "street name" through a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the record holder with respect to such shares. Whether or not you expect to attend the Veritex special meeting, please vote promptly. Submitting a proxy now will not prevent you from being able to vote in person at the Veritex special meeting.

        The enclosed joint proxy statement/prospectus provides a detailed description of the merger agreement and related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its annexes, carefully and in their entirety.

        The Veritex board of directors has unanimously approved the merger agreement and recommends that Veritex shareholders vote "FOR" the Veritex share issuance proposal and "FOR" the Veritex adjournment proposal.

BY ORDER OF THE BOARD OF DIRECTORS

C. Malcolm Holland, III Chairman of the Board and Chief Executive Officer
Dallas, Texas October 12, 2018

GREEN BANCORP, INC.
4000 Greenbriar Street
Houston, Texas 77098
(713) 275-8220

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 15, 2018

         To the Shareholders of Green Bancorp, Inc.:

         Notice is hereby given that Green Bancorp, Inc., or Green, will hold a special meeting of its shareholders, or the Green special meeting, on November 15, 2018, at 4:00 p.m., Central Time, in the Pecan Room of the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024. The Green special meeting will be held for the purposes of allowing shareholders of Green to consider and vote upon the following matters:

  •
  a proposal, which we refer to as the Green merger proposal, to approve the Agreement and Plan of Reorganization, dated as of July 23, 2018, or the merger agreement, by and among Veritex Holdings, Inc., or Veritex, MustMS, Inc., or merger sub, and Green, pursuant to which, among other things, (i) merger sub will merge with and into Green, which we refer to as the merger, with Green continuing as the surviving corporation in the merger and a wholly owned subsidiary of Veritex, (ii) immediately thereafter, Green (as the surviving corporation in the merger) will merge with and into Veritex, which, together with the merger, we refer to as the holdco mergers, with Veritex as the surviving corporation, and (iii) immediately after the holdco mergers, Green Bank, N.A. will merge with and into Veritex Community Bank, with Veritex Community Bank continuing as the surviving bank, which, together with the holdco mergers, we refer to as the merger transactions, each as more fully described in the attached joint proxy statement/prospectus; and

  •
  a proposal, which we refer to as the Green adjournment proposal, to approve one or more adjournments of the Green special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the Green merger proposal.

         These proposals are described in greater detail in the accompanying joint proxy statement/prospectus. Green will transact no other business at the Green special meeting, except for business properly brought before the Green special meeting or any adjournment or postponement thereof.

         Green has fixed the close of business on October 10, 2018 as the record date for the Green special meeting. Only Green shareholders of record at that time are entitled to notice of, and to vote at, the Green special meeting, or any adjournment or postponement thereof. Approval of the Green merger proposal requires the affirmative vote of at least two-thirds of the outstanding shares of common stock, par value $0.01 per share, of Green, or Green common stock. Approval of the Green adjournment proposal requires the affirmative vote of at least a majority of the votes present in person or represented by proxy at the Green special meeting and entitled to vote on and that voted for or against or expressly abstained with respect to that matter. At the close of business on the record date, 37,370,188 shares of Green common stock were outstanding and entitled to vote.

         Your vote is very important. To ensure your representation at the Green special meeting, (a) if you hold shares of Green common stock in your name as a shareholder of record of Green, please complete, sign, date and return by mail the enclosed proxy card or submit your proxy by telephone or through the internet with respect to such shares and (b) if you hold shares of Green common stock in "street name" through a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the record holder with respect to such shares. Whether or not you expect to attend the Green special meeting, please vote promptly. Submitting a proxy now will not prevent you from being able to vote in person at the Green special meeting.

         The enclosed joint proxy statement/prospectus provides a detailed description of the merger transactions, the merger agreement and related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its annexes, carefully and in their entirety.

         The Green board of directors has unanimously approved the merger agreement and recommends that Green shareholders vote "FOR" the Green merger proposal and "FOR" the Green adjournment proposal.

BY ORDER OF THE BOARD OF DIRECTORS
Manuel J. Mehos Chairman of the Board and Chief Executive Officer

Houston, Texas
October 12, 2018

ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates by reference important business and financial information about Veritex and Green from documents that have been filed with the United States Securities and Exchange Commission, or the SEC, that are not included in or delivered with this joint proxy statement/prospectus. You will be able to obtain these documents, free of charge, from Veritex at www.veritexbank.com or from Green at www.greenbank.com. These documents are also available without charge on the SEC's website at www.sec.gov and upon request to the applicable company's principal executive office set forth below:

Veritex Holdings, Inc. 8214 Westchester Drive, Suite 400 Dallas, Texas 75225 Attention: C. Malcolm Holland, III Telephone: (972) 349-6200	Green Bancorp, Inc. 4000 Greenbriar Street Houston, Texas 77098 Attention: Terry Earley Telephone: (713) 275-8220

        The information provided on the websites listed above is not a part of the accompanying joint proxy statement/prospectus and, therefore, is not incorporated by reference into the accompanying joint proxy statement/prospectus.

        You will not be charged for any of these documents that you request. To receive timely delivery of these documents in advance of your special meeting, you must make your request no later than five business days before your special meeting. This means that you must request the information no later than November 8, 2018 in order to receive them before the Veritex special meeting and the Green special meeting.

        For a more detailed description of the information incorporated by reference into the accompanying joint proxy statement/prospectus and how you may obtain it, see the section entitled "Where You Can Find More Information."

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in that jurisdiction.

        You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus to vote your shares of Veritex common stock at the Veritex special meeting and/or your shares of Green common stock at the Green special meeting. Veritex and Green have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus.

        This joint proxy statement/prospectus is dated October 12, 2018, and you should assume that the information contained in this joint proxy statement/prospectus is accurate only as of such date, or such other date if specified in this joint proxy statement/prospectus.

        Except where the context otherwise indicates, information contained in this document regarding Veritex has been provided by Veritex and information contained in this document regarding Green has been provided by Green.

i

ii

Annex Index

iii

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER TRANSACTIONS, THE VERITEX SPECIAL MEETING AND THE GREEN SPECIAL MEETING

        The following are some questions that you may have regarding the merger transactions, the Veritex special meeting of shareholders, or the Veritex special meeting, and the Green special meeting of shareholders, or the Green special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger transactions, the Veritex special meeting and the Green special meeting. Additional important information is also contained in the documents incorporated by reference into this joint proxy statement/prospectus, which can be found in the section entitled "Where You Can Find More Information." Unless otherwise indicated, references in this joint proxy statement/prospectus to Veritex refer to Veritex Holdings, Inc. and its consolidated subsidiaries, references to merger sub refer to MustMS, Inc., references to Green refer to Green Bancorp, Inc. and its consolidated subsidiaries, and references to "we," "our" and "us" refer to Veritex and Green collectively.

Q:
What are the merger transactions?

A:
Veritex, merger sub and Green have entered into an Agreement and Plan of Reorganization, dated as of July 23, 2018, or the merger agreement, pursuant to which, under the terms and subject to the conditions of the merger agreement, (i) merger sub will merge with and into Green, which we refer to as the merger, with Green continuing as the surviving corporation in the merger and a wholly owned subsidiary of Veritex, (ii) immediately thereafter, Green (as the surviving corporation in the merger) will merge with and into Veritex, which, together with the merger, we refer to as the holdco mergers, with Veritex as the surviving corporation, and (iii) immediately after the holdco mergers, Green Bank, N.A., or Green Bank, will merge with and into Veritex Community Bank, or Veritex Bank, with Veritex Bank continuing as the surviving bank, which, together with the holdco mergers, we refer to as the merger transactions. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. Following the merger, the shares of common stock, par value $0.01 per share, of Green, which we refer to as Green common stock, will be delisted from the Nasdaq Global Select Market and thereafter will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Q:
Why am I receiving this joint proxy statement/prospectus?

A:
Each of Veritex and Green is sending these materials to its shareholders to help them decide how to vote their shares of common stock, par value $0.01 per share, of Veritex, which we refer to as Veritex common stock, and/or Green common stock, as the case may be, with respect to the matters to be considered at the Veritex special meeting and/or the Green special meeting.

  The merger transactions cannot be completed unless Veritex shareholders approve the issuance of Veritex common stock in the merger and Green shareholders approve the merger agreement. Each of Veritex and Green is holding a special meeting of its shareholders to vote on the proposals necessary to complete the merger transactions and other related matters. Information about these special meetings, the merger transactions and the other business to be considered by shareholders at each of the special meetings is contained in this joint proxy statement/prospectus.

  This document constitutes both a joint proxy statement of Veritex and Green and a prospectus of Veritex. It is a joint proxy statement because each of the boards of directors of Veritex and Green is soliciting proxies from their respective shareholders using this document. It is a prospectus because Veritex, in connection with the merger, is offering shares of Veritex common stock in exchange for outstanding shares of Green common stock.

Q:
What will Green shareholders receive in the merger?

A:
At the effective time of the merger, or the effective time, if completed, each outstanding share of Green common stock, except for certain shares of Green common stock owned by Green or Veritex, will be converted into the right to receive 0.79 shares, or the exchange ratio, of Veritex common stock, which we refer to as the merger consideration.

  Veritex will not issue any fractional shares of Veritex common stock in the merger. Instead, a Green shareholder who would otherwise be entitled to receive a fraction of a share of Veritex common stock will receive, in lieu thereof, an amount in cash, rounded to the nearest cent (without interest), determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Veritex common stock that such holder would otherwise be entitled to receive by (ii) the average, rounded to the nearest one ten thousandth, of the daily closing prices of shares of Veritex common stock for the ten consecutive full trading days on which shares are actually traded on the Nasdaq Global Market ending at the close of trading on the fifth day prior to the date on which the merger becomes effective, which we refer to as the average closing price.

  It is currently expected that the shareholders of Green, as a group, will receive shares in the merger transactions constituting approximately 55% of the outstanding shares of the combined company's common stock immediately after the consummation of the merger.

Q:
What will happen to Green equity awards in the merger?

A:
Green Stock Options.    At the effective time, each option granted by Green to purchase shares of Green common stock under the Green equity plans, or the Green stock options, whether vested or unvested, outstanding immediately prior to the effective time will fully vest to the extent not previously vested (as if any performance vesting conditions were achieved at maximum levels), will cease to represent a right to purchase shares of Green common stock and will be converted automatically into an option to purchase a number of shares of Veritex common stock, which we refer to as an adjusted stock option, equal to the product of (i) the total number of shares of Green common stock subject to such Green stock option immediately prior to the effective time and (ii) the exchange ratio, with any fractional shares rounded down to the next lower whole number of shares. Each adjusted stock option will have an exercise price per share of Veritex common stock (rounded to the nearest whole cent) equal to (x) the exercise price per share of Green common stock underlying such Green stock option, divided by (y) the exchange ratio.

  Green RSU and SAR Awards.    At the effective time, each Green restricted share unit award, or Green RSU award, that is outstanding immediately prior to the effective time will fully vest (as if any performance vesting conditions were achieved at maximum levels) and will be cancelled and converted automatically into the right to receive the merger consideration. At the effective time, each Green stock appreciation right award, or Green SAR award, that is outstanding immediately prior to the effective time will fully vest and will be cancelled and converted into the right to receive a cash payment, determined by multiplying (i) the number of shares of Green common stock underlying such Green SAR award by (ii) the excess, if any, of (x) the average closing price multiplied by the exchange ratio over (y) the exercise price per share of Green common stock underlying such Green SAR award. Any Green SAR Award with an exercise price that equals or exceeds the amount in clause (x) will be cancelled with no consideration being paid to the holder with respect to such Green SAR Award.

Q:
What will happen to Veritex equity awards in the merger?

A:
The consummation of the merger will constitute a "change in control" of Veritex under certain of its compensation and incentive plans. The terms of the Veritex Holdings, Inc. First Amended 2010

  Stock Option and Equity Incentive Plan, or the 2010 Equity Plan, require that all unvested stock options and restricted share units issued under the 2010 Equity Plan fully vest as of the consummation of the merger transactions. Under the terms of the 2014 Omnibus Incentive Plan for Veritex Holdings, Inc., or the 2014 Equity Plan, accelerated vesting upon a change in control is permissible, and the Veritex board of directors has determined that all unvested stock options and restricted share units issued under the 2014 Equity Plan will fully vest as of the consummation of the merger. The consummation of the merger transactions will constitute a "change in control" of Veritex under the Veritex Community Bank Employee Stock Ownership Plan, or the ESOP. As a result, each ESOP participant will become 100% vested in his or her account as of the consummation of the merger.

Q:
Will the value of the merger consideration change between the date of this joint proxy statement/prospectus and the time the merger is completed?

A:
Yes. Although the exchange ratio is fixed, the market value of the merger consideration will fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger based upon the market value for Veritex common stock. Any change in the market price of Veritex common stock after the date of this joint proxy statement/prospectus will change the value of the shares of Veritex common stock that Green shareholders will receive.

Q:
When do you expect to complete the merger transactions?

A:
Each of Veritex and Green expect to complete the merger transactions in the first quarter of 2019. However, Veritex and Green cannot assure you of when or if the merger transactions will be completed. Veritex and Green must first obtain their respective shareholders' approvals and certain regulatory approvals and must satisfy certain other closing conditions. For further information, please see the section entitled "The Merger Agreement—Conditions to Consummation of the Merger Transactions."

Q:
Will holders of Green common stock still be paid dividends prior to the merger?

A:
Pursuant to the terms of the merger agreement, Green may continue to declare and pay regular quarterly cash dividends to holders of Green common stock in accordance with Green's existing dividend policies and subject to applicable law without the consent of Veritex, provided that such quarterly cash dividend in any quarter may not exceed $0.10 per share of Green common stock.

Q:
What am I being asked to vote on?

A:
Green Special Meeting.    Green shareholders are being asked to vote on the following:

  •
  a proposal to approve the merger agreement, a copy of which is attached as Annex A, which we refer to as the Green merger proposal; and

  •
  a proposal to approve one or more adjournments of the Green special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the Green merger proposal, which we refer to as the Green adjournment proposal.

  Shareholder approval of the Green merger proposal is required to complete the merger. Green will not transact other business at the Green special meeting, except for any other business that is properly brought before the Green special meeting or any adjournment or postponement thereof.

  Veritex Special Meeting.    Veritex shareholders are being asked to vote on the following:

    •
    a proposal to issue shares of Veritex common stock as consideration under the merger agreement, which we refer to as the Veritex share issuance proposal; and

    •
    a proposal to approve one or more adjournments of the Veritex special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the Veritex share issuance proposal, which we refer to as the Veritex adjournment proposal.

  Shareholder approval of the Veritex share issuance proposal is required to complete the merger. Veritex will not transact other business at the Veritex special meeting, except for any other business that is properly brought before the Veritex special meeting or any adjournment or postponement thereof.

Q:
How does the Green board of directors recommend that Green shareholders vote at the Green special meeting?

A:
The Green board of directors has unanimously approved the merger agreement and recommends that Green shareholders vote "FOR" the Green merger proposal and "FOR" the Green adjournment proposal.

Q:
How does the Veritex board of directors recommend that Veritex shareholders vote at the Veritex special meeting?

A:
The Veritex board of directors has unanimously approved the merger agreement and recommends that Veritex shareholders vote "FOR" the Veritex share issuance proposal and "FOR" the Veritex adjournment proposal.

Q:
When and where are the meetings?

A:
Green Special Meeting.    The Green special meeting will be held on November 15, 2018, at 4:00 p.m., Central Time, in the Pecan Room of the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024. Subject to space availability, all Green shareholders as of the record date of the Green special meeting, or the Green record date, or their duly appointed proxies, may attend the Green special meeting. Since seating is limited, admission to the Green special meeting will be on a first-come, first-served basis. Registration and seating will begin at 3:30 p.m., Central Time.

  Veritex Special Meeting.    The Veritex special meeting will be held on November 15, 2018, at 5:00 p.m., Central Time, at Veritex's corporate headquarters located at 8214 Westchester Drive, 7th Floor, Dallas, Texas. Subject to space availability, all Veritex shareholders as of the record date of the Veritex special meeting, or the Veritex record date, or their duly appointed proxies, may attend the Veritex special meeting. Since seating is limited, admission to the Veritex special meeting will be on a first-come, first-served basis. Registration and seating will begin at 4:00 p.m., Central Time.

Q:
What constitutes a quorum?

A:
Green Special Meeting.    The presence, in person or by proxy, of at least a majority of the shares of Green common stock outstanding and entitled to vote on the Green record date will constitute a quorum for the purposes of the Green special meeting. All shares of Green common stock present in person or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Green special meeting.

  Veritex Special Meeting.    The presence, in person or by proxy, of at least a majority of the shares of Veritex common stock outstanding and entitled to vote on the Veritex record date will constitute a quorum for the purposes of the Veritex special meeting. All shares of Veritex common stock present in person or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Veritex special meeting.

Q:
Who is entitled to vote?

A:
Green Special Meeting.    Holders of record of Green common stock at the close of business on October 10, 2018, which is the date that the Green board of directors has fixed as the Green record date, are entitled to vote at the Green special meeting.

  Veritex Special Meeting.    Holders of record of Veritex common stock at the close of business on October 10, 2018, which is the date that the Veritex board of directors has fixed as the Veritex record date, are entitled to vote at the Veritex special meeting.

Q:
What if I hold shares in both Veritex and Green?

A:
If you are both a Veritex shareholder and a Green shareholder, you will receive two separate packages of proxy materials. A vote cast as a Veritex shareholder will not count as a vote cast as a Green shareholder, and a vote cast as a Green shareholder will not count as a vote cast as a Veritex shareholder. Therefore, please separately submit a proxy for each of your Veritex and Green shares.

Q:
What is the vote required to approve each proposal at the Green special meeting?

A:
Green Merger Proposal:

  •
  Standard:    Approval of the Green merger proposal requires the affirmative vote of at least two-thirds of the outstanding shares entitled to vote of Green common stock.

  •
  Effect of abstentions and broker non-votes:    If you mark "ABSTAIN" on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Green special meeting, or are a "street name" holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the Green merger proposal.

  Green Adjournment Proposal:

    •
    Standard:    Approval of the Green adjournment proposal requires the affirmative vote of at least a majority of shares present in person or represented by proxy at the Green special meeting and entitled to vote on and that voted for or against or expressly abstained with respect to that matter.

    •
    Effect of abstentions and broker non-votes:    If you mark "ABSTAIN" on your proxy card, it will have the same effect as a vote against the Green adjournment proposal. If you fail to either submit a proxy card or vote by telephone or the internet or in person at the Green special meeting, or are a "street name" holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the Green adjournment proposal.

Q:
What is the vote required to approve each proposal at the Veritex special meeting?

A:
Veritex Share Issuance Proposal:    Approval of the Veritex share issuance proposal requires the affirmative vote of at least a majority of the votes cast, in person or by proxy, by the Veritex shareholders at the Veritex special meeting.

  Veritex Adjournment Proposal:    Approval of the Veritex adjournment proposal requires the affirmative vote of at least a majority of the votes cast, in person or by proxy, by the Veritex shareholders at the Veritex special meeting.

  Effect of abstentions and broker non-votes:    If you mark "ABSTAIN" on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Veritex special meeting, or are a "street name" holder and fail to instruct your bank, broker or other nominee how to vote with respect to the Veritex share issuance proposal or the Veritex adjournment proposal, it will have no effect on such proposals.

Q:
Are there any voting agreements with existing shareholders?

A:
Yes. In connection with entering into the merger agreement, the members of the board of directors of each of Green and Veritex, as well as certain shareholders of Green, have entered into voting agreements, which we collectively refer to as the voting agreements, and have agreed to vote their shares of Green common stock and Veritex common stock, as applicable, (i) in the case of Green, in favor of the merger agreement, (ii) in the case of Veritex, in favor of the Veritex share issuance, (iii) in favor of certain other matters related to the merger transactions and (iv) against alternative transactions, in each case, subject to certain exceptions. The shareholders that are party to the voting agreements described in this paragraph beneficially own in the aggregate approximately 29.1% of the outstanding shares of Green common stock and 2.3% of the outstanding shares of Veritex common stock as of the applicable record date. For further information, please see the section entitled "The Merger Agreement—Voting Agreements."

Q:
Why is my vote important?

A:
If you do not vote, it will be more difficult for Green and Veritex to obtain the necessary quorum to hold the Green special meeting and Veritex special meeting, respectively. Additionally, each proposal must be approved by a certain amount of votes, as described above. The Green board of directors unanimously recommends that Green shareholders vote "FOR" the Green merger proposal and "FOR" the Green adjournment proposal, and the Veritex board of directors unanimously recommends that the Veritex shareholders vote "FOR" the Veritex share issuance proposal and "FOR" the Veritex adjournment proposal.

Q:
How many votes do I have?

A:
Green Shareholders.    Each holder of shares of Green common stock outstanding on the Green record date will be entitled to one vote for each share held of record. As of the Green record date, there were 37,370,188 shares of Green common stock entitled to vote at the Green special meeting. As of the Green record date, the directors and executive officers of Green and their affiliates beneficially owned and were entitled to vote approximately 4,195,329 shares of Green common stock, representing approximately 11.12% of the shares of Green common stock outstanding on that date.

  Veritex Shareholders.    Each holder of shares of Veritex common stock outstanding on the Veritex record date will be entitled to one vote for each share held of record. As of the Veritex record date, there were 24,201,698 shares of Veritex common stock entitled to vote at the Veritex special meeting. As of the Veritex record date, the directors and executive officers of Veritex and their affiliates beneficially owned and were entitled to vote approximately 621,658 shares of Veritex common stock, representing approximately 2.6% of the shares of Veritex common stock outstanding on that date.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this joint proxy statement/prospectus, including any documents incorporated in this joint proxy statement/prospectus by reference, and its annexes, please vote by telephone or on the internet, or complete, sign, date and return the enclosed proxy card and return it by mail in the enclosed envelope as soon as possible so that your shares will be represented at the Green special meeting or Veritex special meeting, as applicable.

  Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in "street name" by a bank, broker or other nominee.

Q:
How do I vote?

A:
If you are a shareholder of record of Green as of the Green record date and/or a shareholder of record of Veritex as of the Veritex record date, you may submit your proxy before your respective company's special meeting in one of the following ways:

  •
  accessing the internet website specified on your proxy card;

  •
  calling the toll-free number specified on your proxy card; or

  •
  completing, signing, dating and returning the enclosed proxy card and returning it by mail in the postage-paid envelope provided.

  You may also cast your vote in person at your respective company's special meeting.

  If your shares are held in "street name" by a bank, broker or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from their bank, broker or other nominee.

Q:
If my shares of common stock are held in "street name" by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares for me?

A:
No. If your shares are held in "street name" by a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank, broker or other nominee. Please note that you may not vote shares held in "street name" by returning a proxy card directly to Green or Veritex or by voting in person at your respective company's special meeting unless you provide a "legal proxy," which you must obtain from your bank, broker or other nominee.

  Under stock exchange rules, banks, brokers and other nominees who hold shares of Green common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise voting discretion with respect to the approval of matters determined to be "non-routine," without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at the Green and Veritex special meetings are such "non-routine" matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

  If you are a Green shareholder and you do not instruct your bank, broker or other nominee on how to vote your shares:

    •
    your bank, broker or other nominee may not vote your shares on the Green merger proposal, which broker non-votes will have the same effect as a vote against such proposal; and

    •
    your bank, broker or other nominee may not vote your shares on the Green adjournment proposal, which broker non-votes will have no effect on the vote count for such proposal.

  If you are a Veritex shareholder and you do not instruct your bank, broker or other nominee on how to vote your shares:

    •
    your bank, broker or other nominee may not vote your shares on the Veritex share issuance proposal, which broker non-votes will have no effect on the vote count for such proposal; and

    •
    your bank, broker or other nominee may not vote your shares on the Veritex adjournment proposal, which broker non-votes will have no effect on the vote count for such proposal.

Q:
What if I abstain or do not vote?

A:
For purposes of each of the Green special meeting and the Veritex special meeting, an abstention occurs when a shareholder attends the applicable special meeting, either in person or represented by proxy, but abstains from voting.

  Green Shareholders.    If you are a Green shareholder and you mark "ABSTAIN" on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Green special meeting, or are a "street name" holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the Green merger proposal. With respect to the Green adjournment proposal, if you mark "ABSTAIN" on your proxy card, it will have the same effect as a vote against the Green adjournment proposal, and if you fail to either submit a proxy card or vote by telephone or the internet or in person at the Green special meeting, or are a "street name" holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the Green adjournment proposal.

  Veritex Shareholders.    If you are a Veritex shareholder and you mark "ABSTAIN" on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Veritex special meeting, or are a "street name" holder and fail to instruct your bank, broker or other nominee how to vote with respect to the Veritex share issuance proposal or the Veritex adjournment proposal, it will have no effect on such proposals.

Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the Green common stock represented by your proxy will be voted as recommended by the Green board of directors with respect to each Green proposal and the Veritex common stock represented by your proxy will be voted as recommended by the Veritex board of directors with respect to each Veritex proposal. Unless a Green shareholder or a Veritex shareholder, as applicable, checks the box on its proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on other matters relating to the Green special meeting or Veritex special meeting, as applicable.

Q:
May I change my vote after I have delivered my proxy card?

A:
Yes. You may change your vote at any time before your proxy is voted at the Green or Veritex special meeting. You may do this in one of four ways:

  •
  by completing, signing, dating and returning by mail a proxy card with a later date than your original proxy card;

  •
  by delivering a written revocation letter to Green or Veritex, as applicable;

  •
  by attending the Green or Veritex special meeting, as applicable, in person, notifying the corporate secretary and voting by ballot; or

    •
    voting by telephone or the internet at a later time (but prior to the internet and telephone voting deadline).

  If your shares are held in "street name" by a bank, broker or other nominee, you should follow the instructions of your broker, bank or other nominee regarding the revocation of proxies.

Q:
Do I need identification to attend the Green or Veritex meeting in person?

A:
Yes. Please bring proper photo identification, together with proof that you are a record owner of Green or Veritex common stock, as the case may be. If you are not a Green or Veritex shareholder of record or your shares are held in "street name" by a bank, broker or other nominee please bring a letter from the record holder of your shares confirming your ownership and valid photo identification in order to be admitted to the meeting. A copy or printout of a brokerage statement will not be sufficient without a signed letter from the bank, broker or other nominee through which you beneficially own Green common stock or Veritex common stock, as applicable. Green and Veritex reserve the right to refuse admittance to anyone without proper proof of share ownership and without valid photo identification.

Q:
Are Green shareholders entitled to dissenters' rights?

A:
No. Under Texas law, Green shareholders will not be entitled to exercise any appraisal or dissenters' rights in connection with the merger transactions.

Q:
Will Green be required to submit the Green merger proposal to its shareholders?

A:
Yes. Unless the merger agreement is terminated before the Green special meeting, the Green board of directors is required to submit the Green merger proposal to its shareholders even if the Green board of directors has changed its recommendation, which it may only do in certain limited circumstances.

Q:
Will Veritex be required to submit the Veritex share issuance proposal to its shareholders?

A:
Yes. Unless the merger agreement is terminated before the Veritex special meeting, the Veritex board of directors is required to submit the Veritex share issuance proposal to its shareholders.

Q:
What are the material U.S. federal income tax consequences of the merger transactions to Green shareholders?

A:
Veritex and Green intend for the holdco mergers, taken together, to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, or the Code. As a condition to the respective obligations of Veritex and Green to each complete the merger transactions, Veritex shall receive an opinion from Covington & Burling LLP, or Covington, and Green shall receive an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, or Skadden, each to the effect that the holdco mergers, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Veritex nor Green currently intends to waive these conditions to the consummation of the merger transactions. In the event that Veritex or Green waives the condition to receive such tax opinion and the tax consequences of the holdco mergers, taken together, materially change, then Veritex and Green will recirculate appropriate soliciting materials and seek new approval of the merger transactions from the shareholders of Veritex and Green. If the holdco mergers, taken together, qualify as a reorganization within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes, a U.S. holder of Green common stock generally will not recognize gain or loss, except with respect to cash received instead of fractional shares of Veritex common stock.

  For further information, see the section entitled "Material U.S. Federal Income Tax Considerations."

  The U.S. federal income tax consequences described above may not apply to all holders of Green common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult an independent tax advisor for a full understanding of the particular tax consequences of the merger transactions to you.

Q:
What should I do to receive the merger consideration if the merger is completed?

A:
If the merger is completed, you will not be required to take any special additional action to receive the merger consideration. As all the shares of Green common stock are held in book-entry form, after the completion of the merger, shares of Green common stock will be exchanged automatically for the applicable merger consideration, including shares of Veritex common stock in book-entry form and any cash to be paid in exchange for fractional shares in the merger.

Q:
What should I do if I receive more than one set of voting materials?

A:
Green shareholders and Veritex shareholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Green and/or Veritex common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Green common stock or Veritex common stock and your shares are registered in more than one name, you will receive one or more separate proxy cards or voting instruction cards for each company. Please complete, sign, date and return by mail each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus to ensure that you vote every share of Green common stock and/or Veritex common stock that you own.

Q:
What happens if I sell my shares of Green common stock after the Green record date but before the Green special meeting?

A:
The Green record date is earlier than the date of the Green special meeting and the date that the merger transactions are expected to be completed. If you transfer your shares of Green common stock after the Green record date but before the date of the Green special meeting, you will retain your right to vote at such meeting (provided that such shares remain outstanding on the date of such meeting), but you will not have the right to receive any merger consideration for the transferred shares of Green common stock. You will only be entitled to receive the merger consideration in respect of shares of Green common stock that you hold at the effective time.

Q:
Are there risks involved in undertaking the merger transactions?

A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled "Risk Factors" beginning on page 44.

Q:
What happens if the merger transactions are not completed?

A:
If the merger transactions are not completed, Green shareholders will not receive the merger consideration. Instead, Green and Veritex will remain independent public companies and their shares of common stock will continue to be listed and traded on the Nasdaq Global Select Market and the Nasdaq Global Market, respectively.

Q:
Whom should I contact if I have questions?

A:
If you are a Green shareholder and have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, you should contact Green Investor Relations at (713) 275-8220 or Green's proxy solicitor, Georgeson LLC, at (866) 482-4943.

  If you are a Veritex shareholder and have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, you should contact Veritex Investor Relations at (972) 349-6200.

Q:
Where can I find more information about Veritex and Green?

A:
You can find more information about Green and Veritex from the various sources described under the section entitled "Where You Can Find More Information."

SUMMARY

        The following summary highlights selected information in this joint proxy statement/prospectus and may not contain all the information that may be important to you. You should read carefully this entire joint proxy statement/prospectus, including any documents incorporated in this joint proxy statement/prospectus by reference, and its annexes, because this section may not contain all of the information that may be important to you in determining how to vote. For a description of, and instructions as to how to obtain, this information, see the section entitled "Where You Can Find More Information." Each item in this summary refers to the page of this joint proxy statement/prospectus on which that subject is discussed in more detail.

The Companies (page 67)

Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
Telephone: (972) 349-6200

        Veritex Holdings, Inc. is a Texas corporation and bank holding company headquartered in Dallas, Texas. Through its wholly owned subsidiary, Veritex Community Bank, a Texas state chartered bank, Veritex provides relationship-driven commercial banking products and services tailored to meet the needs of small to medium-sized businesses and professionals. Veritex common stock is traded on the Nasdaq Global Market under the symbol "VBTX."

MustMS, Inc.
c/o Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
Telephone: (972) 349-6200

        MustMS, Inc., a Texas corporation and wholly owned subsidiary of Veritex, was formed solely for the purpose of facilitating the merger transactions.

Green Bancorp, Inc.
4000 Greenbriar Street
Houston, Texas 77098
Telephone: (713) 275-8220

        Green Bancorp, Inc. is a Texas-focused bank holding company headquartered in Houston, Texas. Green's wholly owned subsidiary, Green Bank, N.A., a nationally chartered commercial bank, provides commercial and private banking services primarily to Texas based customers through 21 full-service branches in the Houston and Dallas metropolitan statistical areas, or MSAs, and other markets. Green common stock is traded on the Nasdaq Global Select Market under the symbol "GNBC."

The Merger Transactions (page 69)

        The terms and conditions of the merger transactions are contained in the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger transactions. All descriptions in this summary and elsewhere in this joint proxy statement/prospectus of the terms and conditions of the merger transactions are subject to, and qualified in their entirety by reference to, the merger agreement.

        Under the terms and subject to the conditions of the merger agreement, (i) merger sub will merge with and into Green, with Green continuing as the surviving corporation and a wholly owned subsidiary of Veritex, (ii) immediately following the completion of the merger, Green, as the surviving corporation in the merger, will merge with and into Veritex, with Veritex as the surviving corporation, and (iii) immediately following the holdco mergers, Green Bank will merge with and into Veritex Bank, with Veritex Bank as the surviving bank.

Merger Consideration (page 69)

        At the effective time, each outstanding share of Green common stock, except for certain shares of Green common stock owned by Green or Veritex, will be converted into the right to receive 0.79 shares of Veritex common stock. Veritex will not issue any fractional shares of Veritex common stock in the merger. Instead, a Green shareholder who would otherwise be entitled to receive a fraction of a share of Veritex common stock will receive, in lieu thereof, an amount in cash, rounded to the nearest cent (without interest), determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Veritex common stock that such holder would otherwise be entitled to receive by (ii) the average closing price.

        Although the exchange ratio is fixed, the market value of the merger consideration will fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger based upon the market value for Veritex common stock. Based on the closing price of Veritex common stock on July 23, 2018, the last trading day before the public announcement of the signing of the merger agreement, the implied value of the per share merger consideration payable to holders of Green common stock was $25.89. Based upon the closing price of Veritex common stock of $29.99 on October 9, 2018, the latest trading day before the printing of this joint proxy statement/prospectus, the implied value of the per share merger consideration would be $23.69.

Treatment of Equity Awards (page 116)

        Green Stock Options.    At the effective time, each Green stock option, whether vested or unvested, outstanding immediately prior to the effective time will fully vest to the extent not previously vested (as if any performance vesting conditions were achieved at maximum levels), will cease to represent a right to purchase shares of Green common stock and will be converted automatically into an adjusted stock option to purchase a number of shares of Veritex common stock equal to the product of (i) the total number of shares of Green common stock subject to such Green stock option immediately prior to the effective time and (ii) the exchange ratio, with any fractional shares rounded down to the next lower whole number of shares. Each adjusted stock option will have an exercise price per share of Veritex common stock (rounded to the nearest whole cent) equal to (x) the exercise price per share of Green common stock underlying such Green stock option, divided by (y) the exchange ratio.

        Green RSU and SAR Awards.    At the effective time, each Green RSU award that is outstanding immediately prior to the effective time will fully vest (as if any performance vesting conditions were achieved at maximum levels) and will be cancelled and converted automatically into the right to receive the merger consideration. At the effective time, each Green SAR award that is outstanding immediately prior to the effective time will fully vest and will be cancelled and converted into the right to receive a cash payment, determined by multiplying (i) the number of shares of Green common stock underlying such Green SAR award by (ii) the excess, if any, of (x) the average closing price multiplied by the exchange ratio over (y) the exercise price per share of Green common stock underlying such Green SAR award. Any Green SAR Award with an exercise price that equals or exceeds the amount in clause (x) will be cancelled with no consideration being paid to the holder with respect to such Green SAR Award.

Recommendation of the Green Board of Directors and Reasons for the Merger Transactions (page 74)

        The Green board of directors unanimously approved the merger transactions and the merger agreement and unanimously recommends that Green shareholders vote "FOR" the Green merger proposal and "FOR" the Green adjournment proposal. Please see the section entitled "The Merger Transactions—Recommendation of the Green Board of Directors and Reasons for the Merger Transactions" for a more detailed discussion of the factors considered by the Green board of directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby.

Opinion of Goldman Sachs & Co. LLC (page 77)

        At a meeting of the Green board of directors held on July 23, 2018, Goldman Sachs & Co. LLC, or Goldman Sachs, rendered to the Green board of directors its oral opinion, subsequently confirmed by delivery of a written opinion, dated July 23, 2018, to the Green board of directors, to the effect that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken, as set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders (other than Veritex and its affiliates) of shares of Green common stock.

        The full text of the written opinion of Goldman Sachs, dated July 23, 2018, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex E. The summary of the Goldman Sachs opinion contained in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Goldman Sachs' written opinion. Goldman Sachs' advisory services and opinion were provided for the information and assistance of the Green board of directors in connection with its consideration of the proposed merger transactions and the opinion does not constitute a recommendation as to how any holder of Green common stock should vote with respect to the proposed merger transactions or any other matter.

        Pursuant to an engagement letter, dated June 21, 2018, under which Goldman Sachs was engaged to serve as the financial advisor to the Green board of directors in connection with the merger transactions, Green agreed to pay Goldman Sachs a transaction fee that is estimated, based on the information available immediately prior to the date of announcement, to be approximately $9.8 million (plus an additional discretionary fee of up to $1.0 million), $1.5 million of which became payable upon the execution of the merger agreement, and the remainder of which is contingent upon consummation of the merger transactions.

        For more information, see "The Merger Transactions—Opinion of Goldman Sachs & Co. LLC" and Annex E.

Recommendation of the Veritex Board of Directors and Reasons for the Merger Transactions (page 92)

        The Veritex board of directors unanimously approved the merger transactions and the merger agreement and unanimously recommends that Veritex shareholders vote "FOR" the Veritex share issuance proposal and "FOR" the Veritex adjournment proposal. Please see the section entitled "The Merger Transactions—Recommendation of the Veritex Board of Directors and Reasons for the Merger Transactions" for a more detailed discussion of the factors considered by the Veritex board of directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby.

Opinion of Keefe, Bruyette & Woods, Inc. (page 94)

        In connection with the merger transactions, Keefe, Bruyette & Woods, Inc., or KBW, delivered a written opinion, dated July 23, 2018, to the Veritex board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to Veritex of the exchange ratio. The full text of KBW's opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex F to this joint proxy statement/prospectus. The opinion was for the information of, and was directed to, the Veritex board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger transactions. The opinion did not address the underlying business decision of Veritex to engage in the merger transactions or enter into the merger agreement or constitute a recommendation to the Veritex board of directors in connection with the merger transactions, and it does not constitute a recommendation to any holder of Veritex common stock or any shareholder of any other entity as to how to vote in connection with the merger transactions or any other matter.

        For more information, see "The Merger Transactions—Keefe, Bruyette & Woods, Inc." and Annex F.

Green Special Meeting (page 53)

        Green will hold the Green special meeting in the Pecan Room of the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, commencing at 4:00 p.m., Central Time, on November 15, 2018. At the Green special meeting, Green shareholders will be asked to consider and vote on the Green merger proposal and the Green adjournment proposal.

        Green has set October 10, 2018 as the record date to determine which Green shareholders will be entitled to vote at the Green special meeting. Each holder of shares of Green common stock outstanding on the Green record date will be entitled to one vote for each share held of record. As of the Green record date, there were 37,370,188 shares of Green common stock entitled to vote at the Green special meeting. As of the Green record date, the directors and executive officers of Green and their affiliates beneficially owned and were entitled to vote approximately 4,195,329 shares of Green common stock, representing approximately 11.12% of the shares of Green common stock outstanding on that date.

        Approval of the Green merger proposal requires the affirmative vote of at least two-thirds of the outstanding shares entitled to vote of Green common stock. Approval of the Green adjournment proposal requires the affirmative vote of at least a majority of shares present in person or represented by proxy at the Green special meeting and entitled to vote on and that voted for or against or expressly abstained with respect to that matter.

        With respect to the Green merger proposal, if you mark "ABSTAIN" on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Green special meeting, or are a "street name" holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the Green merger proposal. With respect to the Green adjournment proposal, if you mark "ABSTAIN" on your proxy card, it will have the same effect as a vote against the Green adjournment proposal, and if you fail to either submit a proxy card or vote by telephone or the internet or in person at the Green special meeting, or are a "street name" holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the Green adjournment proposal.

Veritex Special Meeting (page 60)

        Veritex will hold the Veritex special meeting at Veritex's corporate headquarters located at 8214 Westchester Drive, 7th Floor, Dallas, Texas, commencing at 5:00 p.m., Central Time, on November 15, 2018. At the Veritex special meeting, Veritex shareholders will be asked to consider and vote on the Veritex share issuance proposal and the Veritex adjournment proposal, if necessary or appropriate.

        Veritex has set October 10, 2018 as the record date to determine which Veritex shareholders will be entitled to vote at the Veritex special meeting. Each holder of shares of Veritex common stock outstanding on the Veritex record date will be entitled to one vote for each share held of record. As of the Veritex record date, there were 24,201,698 shares of Veritex common stock entitled to vote at the Veritex special meeting. As of the Veritex record date, the directors and executive officers of Veritex and their affiliates beneficially owned and were entitled to vote approximately 621,658 shares of Veritex common stock, representing approximately 2.6% of the shares of Veritex common stock outstanding on that date.

        Approval of the Veritex share issuance proposal and the Veritex adjournment proposal requires the affirmative vote of at least a majority of the votes cast, in person or by proxy, by the Veritex shareholders at the Veritex special meeting.

        If you mark "ABSTAIN" on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Veritex special meeting, or are a "street name" holder and fail to instruct your bank, broker or other nominee how to vote with respect to the Veritex share issuance proposal or the Veritex adjournment proposal, it will have no effect on such proposals.

Interests of Green Directors and Executive Officers in the Merger Transactions (page 106)

        Green's executive officers and directors may have interests in the merger transactions that may be different from, or in addition to, the interests of Green's shareholders generally. Such interests may include, but are not limited to, the rights to accelerated vesting of equity awards (including as if any performance vesting conditions were achieved at maximum levels), payments in connection with the termination of employment agreements with certain executive officers, and the right to indemnification and insurance coverage following the consummation of the merger transactions. In addition, pursuant to the merger agreement, following the consummation of the merger transactions, the board of directors of the combined company will consist of nine members, three of whom (Manuel Mehos, Steve Lerner and Don Ellis) are current members of the Green board of directors. Additionally, certain executive officers of Green have entered into employment agreements with Veritex to be effective upon the closing of the merger transactions, which we refer to as the closing, which provide for certain compensatory arrangements and severance entitlements upon an involuntary termination following the closing. These interests are described in more detail under the section entitled "The Merger Transactions—Interests of Green Directors and Executive Officers in the Merger Transactions."

Interests of Veritex Directors and Executive Officers in the Merger Transactions (page 112)

        Veritex's executive officers and directors may have interests in the merger transactions that may be different from, or in addition to, the interests of Veritex's shareholders generally. Such interests may include, but are not limited to, the full vesting of equity awards held by certain of Veritex's executive officers and directors upon the consummation of the merger transactions. The merger agreement also provides that six of nine initial directors of the combined company will be current members of the Veritex board of directors. These interests are described in more detail under the section entitled "The Merger Transactions—Interests of Veritex Directors and Executive Officers in the Merger Transactions."

Management and Board of Directors of Veritex after the Merger Transactions (page 105)

        Pursuant to the merger agreement, following the consummation of the merger transactions, the board of directors of Veritex will consist of nine members, with such board of directors of the combined company consisting of six members of the Veritex board of directors prior to the consummation of the merger transactions and Manuel Mehos, Steve Lerner and Don Ellis, each of whom is a member of the current Green board of directors. Following the consummation of the merger transactions, Malcolm Holland, the current Chairman and Chief Executive Officer of Veritex, will be the Chairman and Chief Executive Officer of the combined company and Terry Earley, current Chief Financial Officer of Green, will be the Chief Financial Officer of the combined company.

Regulatory Approvals Required for the Merger Transactions (page 113)

        The completion of the merger transactions is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities. These approvals include approvals from, among others, the Federal Reserve and the Texas Department of Banking, or the TDB. In addition, the merger of Green Bank with and into Veritex Bank requires the approval of the Federal Reserve and the TDB under the Bank Merger Act and the Texas Finance Code, respectively, and notice to the Comptroller of the Currency, or the OCC. The U.S. Department of Justice has between 15 and 30 days following approval of the merger transactions by the Federal Reserve to challenge the approval on antitrust grounds. Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations. Although neither Green nor Veritex knows of any reason why Veritex cannot obtain regulatory approvals required to consummate the merger transactions in a timely manner, Green and Veritex cannot be certain when or if such approvals will be obtained.

Accounting Treatment (page 114)

        The merger will be accounted for as an acquisition by Veritex using the acquisition method of accounting in accordance with FASB ASC Topic 805, "Business Combinations." Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Green as of the effective time will be recorded at their respective fair values and added to those of Veritex. Any excess of purchase price over the net fair values is recorded as goodwill.

Public Trading Markets (page 114)

        Veritex common stock is listed on the Nasdaq Global Market under the symbol "VBTX." Green common stock is listed on the Nasdaq Global Select Market under the symbol "GNBC." Upon completion of the merger, Green common stock will be delisted from the Nasdaq Global Select Market and thereafter will be deregistered under the Exchange Act. The Veritex common stock issuable in the merger will be listed on the Nasdaq Global Market.

Appraisal and Dissenters' Rights (page 114)

        Under Texas law, Green shareholders will not be entitled to exercise any appraisal or dissenters' rights in connection with the merger transactions.

Litigation Related to the Merger Transaction (page 114)

        On September 19, 2018, one purported Green shareholder filed a putative shareholder derivative and class action lawsuit against Green, the members of the Green board, Veritex and Merger Sub in the District Court of Harris County, Texas, captioned Parshall v. Mehos, et al., C.A. No. 2018-65838. This action generally alleges that members of the Green board breached their fiduciary duties by approving the merger agreement and failing to disclose material information to Green shareholders. Plaintiff further alleges that Veritex and Merger Sub aided and abetted such alleged breaches.

        On September 25, 2018, one purported Green shareholder filed a putative class action complaint against Green and the members of the Green board in the United States District Court, Southern District of Texas, Houston Division, captioned Bushansky v. Green Bancorp, Inc., et al., Case 4:18-cv-03430. This action generally alleges that members of the Green board violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 by omitting material information about the merger transactions. These actions seeks injunctive relief, unspecified damages, and an award of attorneys' fees and expenses.

Agreement Not to Solicit Other Offers (page 127)

        Green has agreed that it and its subsidiaries will not, and will cause their respective representatives not to, directly or indirectly:

  •
  solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any acquisition proposal (as defined in "The Merger Agreement—Agreement Not to Solicit Other Offers");

  •
  engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any person any confidential or nonpublic information or data with respect to, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

  •
  approve, agree to, accept, endorse or recommend any acquisition proposal; or

  •
  approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any acquisition agreement (as defined in "The Merger Agreement—Agreement Not to Solicit Other Offers") contemplating or otherwise relating to any acquisition transaction (as defined in "The Merger Agreement—Agreement Not to Solicit Other Offers").

        Notwithstanding Green's non-solicitation obligations described above, if Green or any of its representatives receives an unsolicited written bona fide acquisition proposal by any person at any time prior to the requisite Green shareholder approval of the merger agreement, or the Green shareholder approval, that did not result from or arise in connection with a breach of its non-solicitation obligations then Green may furnish information to and enter into discussions and negotiations with respect to such acquisition proposal if the Green board of directors (or any duly and properly authorized committee thereof) has (i) determined, in its good faith judgment (after consultation with its financial advisors and outside legal counsel) that such acquisition proposal constitutes, or would reasonably be expected to lead to a superior proposal (as defined in "The Merger Agreement—Agreement Not to Solicit Other Offers") and that the failure to take such actions would reasonably likely cause it to violate its fiduciary duties under applicable law and (ii) obtained from such person an executed confidentiality agreement containing terms at least as restrictive with respect to such person as the terms of the confidentiality agreement with respect to Veritex. However, even if Green receives a superior proposal, Green may not terminate the merger agreement and is required to call a shareholder meeting to consider and vote upon the merger transactions.

Shareholder Meetings and Recommendation of Veritex and Green Boards of Directors (page 129)

        Each of Veritex and Green have agreed to hold a meeting of its shareholders as promptly as practicable after this joint proxy statement/prospectus is declared effective for the purpose of the Green shareholder approval, in the case of Green shareholders, and the requisite Veritex shareholder approval of the Veritex share issuance, in the case of Veritex shareholders, or the Veritex shareholder approval.

        The board of directors of each of Green and Veritex has agreed to recommend to its respective shareholders the approval of the Green merger proposal, in the case of Green, and the Veritex share issuance proposal, in the case of Veritex, and to include such recommendation in this joint proxy statement/prospectus and to use its respective reasonable best efforts to obtain, in the case of Green, the Green shareholder approval, and, in the case of Veritex, the Veritex shareholder approval. The board of directors of each of Green and Veritex and any committee thereof agreed to not withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify) such recommendation in any manner adverse to Veritex or Green, respectively, take any action or make any public statement, filing or release inconsistent with such recommendation, or submit their respective merger proposals to its shareholders without such recommendation, which we refer to as a change in recommendation.

        However, the Green board of directors may make a change in recommendation (including approving, endorsing or recommending any acquisition proposal), if Green has received a superior proposal (after giving effect to any revised offer from Veritex) and the Green board of directors has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be a violation of the directors' fiduciary duties under applicable law; provided, that the Green board of directors may not make a change in recommendation unless:

  •
  Green has complied in all material respects with its non-solicit obligations described above;

  •
  Green gives Veritex at least five days' notice of its intention to make a change in recommendation and a reasonable description of the events or circumstances giving rise to its determination to take such action;

  •
  during such five-day period, Green has and has caused its financial advisors and outside legal counsel to, consider and negotiate with Veritex in good faith regarding any proposals, adjustments or modifications to the terms and conditions of the merger agreement proposed by Veritex; and

  •
  the Green board of directors has determined in good faith, after consultation with outside legal counsel, considering the results of the negotiations described above and giving effect to any proposals, amendments or modifications proposed by Veritex that such superior proposal remains a superior proposal and that the failure to make a change in recommendation would be a violation of the directors' fiduciary duties under applicable law and, in which event, the Green board of directors may communicate the basis for its lack of recommendation to its shareholders.

        Any material amendment to any superior proposal will require a new determination and notice period.

Conditions to Consummation of the Merger Transactions (page 130)

        The respective obligation of each party to consummate the merger transactions is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

  •
  approval of the Green merger proposal by the Green shareholders and the approval of the Veritex share issuance proposal by the Veritex shareholders;

  •
  the receipt of all required regulatory approvals from the Federal Reserve, the TDB, the OCC, the Federal Deposit Insurance Corporation and any other regulatory authority, and any other regulatory approvals or consents contemplated by the merger agreement, the failure of which to obtain would reasonably be expected to have, individually or in the aggregate, a material adverse effect (as defined in "The Merger Agreement—Representations and Warranties") on Veritex and Green (considered as a consolidated entity), in each case required to consummate the transactions contemplated by the merger agreement, including the merger transactions, which we refer to as the requisite regulatory approvals, and expiration of all related statutory waiting periods;

  •
  the absence of any law or order (whether temporary, preliminary or permanent) by any court or regulatory authority of competent jurisdiction prohibiting, restricting or making illegal consummation of the transactions contemplated by the merger agreement (including the merger transactions);

  •
  the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part under the Securities Act and the no stop order, action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement;

  •
  the approval of the listing on the Nasdaq Global Market of the Veritex common stock to be issued pursuant to the merger; and

  •
  the receipt of requisite regulatory approvals without the imposition of a burdensome condition (as defined in "The Merger Agreement—Covenants and Agreements").

        Each party's obligation to consummate the merger transactions is also subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

  •
  the accuracy of the representations and warranties of the other party in the merger agreement as of the date of the merger agreement and, in some instances, as of the effective time, subject to the materiality standards provided in the merger agreement;

  •
  the performance by the other party in all material respects of all obligations of such party required to be performed by it under the merger agreement at or prior to the effective time;

  •
  the receipt of a certificate from the other party to the effect that the two conditions described above have been satisfied; and

  •
  in the case of Veritex, receipt of an opinion of Covington, and, in the case of Green, receipt of an opinion of Skadden, in each case, to the effect that the holdco mergers, taken together, will qualify as a "reorganization" within the meaning of the Code.

        We cannot be certain when, or if, the conditions to the merger transactions will be satisfied or waived, or that the merger transactions will be completed in the first quarter of 2019 or at all. As of the date of this joint proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement (page 130)

        Veritex and Green may mutually agree to terminate the merger agreement before completing the merger transactions, even after receiving the Veritex shareholder approval and/or the Green shareholder approval. In addition, either Veritex or Green may decide to terminate the merger agreement if:

  •
  any regulatory authority denies a requisite regulatory approval and such denial is final and nonappealable, or any regulatory authority has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger transactions, and such order, decree, ruling or other action is final and nonappealable, so long as such denial is not as a result of a failure of the terminating party to comply with its obligations under the merger agreement;

  •
  the Green shareholders fail to approve the Green merger proposal, which we refer to as a no-vote termination;

  •
  the Veritex shareholders fail to approve the Veritex share issuance proposal;

  •
  the merger transactions have not been consummated by July 23, 2019, or the outside date, if the failure to consummate the transactions contemplated by the merger agreement on or before that date is not caused by the terminating party's breach of such merger agreement, which we refer to as an outside date termination;

  •
  if there was a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of Green, in the case of a termination by Veritex, or Veritex, in the case of a termination by Green, which breach or failure to be true, individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the date on which the merger becomes effective, or the closing date, the failure of a Green or Veritex condition to closing, and is not cured within 30 days following written notice or by its nature or timing cannot be cured during such period; provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, which we refer to as a breach termination;

  •
  if either or both of the Federal Reserve or TDB grants a requisite regulatory approval but such requisite regulatory approval contains a burdensome condition; provided, that the terminating party may only terminate the merger agreement pursuant to this section if such party uses its reasonable best efforts until the earlier of (i) 60 days following the grant of such requisite regulatory approval containing a burdensome condition, or (ii) the outside date, to cause the terms and/or conditions of such requisite regulatory approval containing such burdensome condition to be deleted or removed; or

  •
  if the Federal Reserve or the TDB requests in writing that Veritex, Veritex Bank, Green, Green Bank, or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to any requisite regulatory approval with such regulatory authority.

        In addition, Veritex may terminate the merger agreement if the Green board of directors fails to recommend that the Green shareholders approve the Green merger proposal, effects a change in its recommendation, breaches its non-solicitation obligations with respect to acquisition proposals or fails to call, provide notice of, convene or hold the Green special meeting.

        In addition, Green may terminate the merger agreement if the Veritex board of directors fails to recommend that the Veritex shareholders approve the Veritex share issuance proposal or fails to call, provide notice of, convene or hold the Veritex special meeting.

Termination Fee (page 132)

        Green will pay Veritex a $40,000,000 termination fee if:

  •
  (1) either Green or Veritex effects a no-vote termination or outside date termination (and the approval of the Green merger proposal has not been obtained), or (2) Veritex effects a breach termination and, in each case, prior to such termination, an acquisition proposal for Green has been made or an intention to make an acquisition proposal has been publicly announced, and, within 12 months of such termination, any acquisition proposal results in a definitive agreement or a completed transaction; or

  •
  Veritex terminates the merger agreement because the Green board of directors has failed to recommend that the Green shareholders approve the Green merger proposal, effected a change in its recommendation, breached its non-solicitation obligations with respect to acquisition proposals or failed to call, provide notice of, convene or hold the Green special meeting.

        Veritex will pay Green a $40,000,000 million termination fee if:

  •
  either Green or Veritex terminates the merger agreement as a result of the failure of Veritex shareholders to approve the Veritex share issuance proposal and, prior to such termination, an acquisition proposal for Veritex has been made or an intention to make an acquisition proposal has been publicly announced, and within 12 months of such termination, any such acquisition proposal results in a definitive agreement or a completed transaction; or

  •
  Green terminates the merger agreement because the Veritex board of directors failed to recommend that the Veritex shareholders approve the Veritex share issuance proposal or failed to call, provide notice of, convene or hold the Veritex special meeting.

        If Green or Veritex, as applicable, fails to pay any termination fee payable when due, then Green or Veritex, as applicable, must pay to Veritex or Green, as applicable, its costs and expenses (including attorneys' fees) in connection with collecting such fee, together with interest on the amount of such fee at the prime rate of Citibank, N.A. from the date such payment was due under the merger agreement until the date of payment.

Voting Agreements (page 133)

        In connection with entering into the merger agreement, the members of the board of directors of each of Green and Veritex, as well as certain shareholders of Green, have entered into voting agreements and have agreed to vote their shares of Green common stock and Veritex common stock, as applicable, (i) in the case of Green, in favor of the merger agreement, (ii) in the case of Veritex, in favor of the Veritex share issuance, (iii) in favor of certain other matters related to the merger transactions and (iv) against alternative transactions, subject to certain exceptions. The shareholders that are party to the voting agreements described in this paragraph beneficially own in the aggregate approximately 29.1% of the outstanding shares of Green common stock and 2.3% of the outstanding shares of Veritex common stock as of the applicable record date.

Material U.S. Federal Income Tax Consequences (page 135)

        Veritex and Green intend for the holdco mergers, taken together, to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. As a condition to the respective obligations of Veritex and Green to each complete the merger transactions, Veritex shall receive an opinion from Covington and Green shall receive an opinion from Skadden, each to the effect that the holdco mergers, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Veritex nor Green currently intends to waive these conditions to the consummation of the merger transactions. In the event that Veritex or Green waives the condition to receive such tax opinion and the tax consequences of the holdco mergers, taken together, materially change, then Veritex and Green will recirculate appropriate soliciting materials and seek new approval of the merger transactions from the shareholders of Veritex and Green. If the holdco mergers, taken together, qualify as a reorganization within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes, a U.S. holder of Green common stock generally will not recognize gain or loss, except with respect to cash received instead of fractional shares of Veritex common stock.

        The U.S. federal income tax consequences described above may not apply to all holders of Green common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult an independent tax advisor for a full understanding of the particular tax consequences of the merger transactions to you.

Comparison of Shareholders' Rights (page 142)

        Upon completion of the merger transactions, the rights of former Green shareholders will be governed by Veritex's certificate of formation and bylaws, each as amended to date, which we refer to as Veritex's certificate of formation and bylaws, respectively. The rights associated with Green common stock are different from the rights associated with Veritex common stock, although both companies are organized under Texas law.

Risk Factors (page 44)

        Before voting at the Green special meeting or the Green special meeting, you should carefully consider all of the information contained in or incorporated by reference into this joint proxy statement/prospectus, including the risk factors set forth in the section entitled "Risk Factors" and described in Green's and Veritex's Annual Reports on Form 10-K for the fiscal year ended on December 31, 2017, and other reports filed with the SEC, which are incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information."

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF VERITEX

        The following table summarizes consolidated financial results achieved by Veritex as of and for each of the fiscal years ended December 31, 2017, 2016, 2015, 2014 and 2013. This information has been derived in part from, and should be read in conjunction with, Veritex's audited consolidated financial statements and the notes to the audited consolidated financial statements contained in reports that Veritex previously filed with the SEC. The following table also summarizes consolidated financial results achieved by Veritex as of and for each of the six months ended June 30, 2018 and 2017. This information has been derived in part from, and should be read in conjunction, with Veritex's unaudited consolidated financial statements and the notes to the unaudited consolidated financial statements contained in reports that Veritex previously filed with the SEC, and is not necessarily indicative of the results of operations for the full year or any other interim period, and management of Veritex believes that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of its results of operations and financial position as of the dates and for the periods indicated. You should not assume the results of operations for past years and for the six months ended June 30, 2018 and 2017 indicate results for any future period. Historical financial information for Veritex can be found in its Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2018 and its Annual Report on Form 10-K for the year ended December 31, 2017. Please see the section entitled "Where You Can Find More Information" for instructions on how to obtain the information that has been incorporated by reference.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
(In thousands, except share and per share data)

	As of and For the Six Months Ended June 30,		As of and For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Selected Period-end Balance Sheet Data:
Total assets	$3,133,627	$1,508,589	$2,945,583	$1,408,507	$1,039,551	$802,286	$664,946
Cash and cash equivalents	146,740	173,146	149,044	234,791	71,551	93,251	76,646
Investment securities	252,187	134,708	228,117	102,559	75,813	45,127	45,604
Total loans(1)	2,418,908	1,122,468	2,233,518	991,897	820,567	603,310	495,270
Allowance for loan losses	14,842	9,740	12,808	8,524	6,772	5,981	5,018
Goodwill	161,447	26,865	159,452	26,865	26,865	19,148	19,148
Intangibles	17,482	2,171	20,441	2,181	2,410	1,261	1,567
Noninterest-bearing deposits	611,315	337,057	612,830	327,614	301,367	251,124	218,990
Interest-bearing deposits	1,879,103	874,050	1,665,800	792,016	567,043	387,619	354,948
Total deposits	2,490,418	1,211,107	2,278,630	1,119,630	868,410	638,743	573,938
Advances from FHLB	108,092	38,235	71,164	38,306	28,444	40,000	15,000
Other borrowings	16,690	8,039	31,689	8,035	8,027	8,019	8,047
Total stockholders' equity	508,441	247,602	488,929	239,088	132,046	113,312	66,239
Selected Income Statement Data:
Net interest income	$56,726	$23,629	$68,508	$40,955	$31,459	$25,340	$21,041
Provision for loan losses	2,182	1,833	5,114	2,050	868	1,423	1,883

Net interest income after provision for loan losses	54,544	21,796	63,394	38,905	30,591	23,917	19,158
Noninterest income	5,373	3,301	7,576	6,503	3,704	2,496	2,391
Noninterest expense	33,475	15,232	42,789	26,390	21,388	18,503	16,364

Income before income tax	26,442	9,865	28,181	19,018	12,907	7,910	5,185
Income tax expense	5,861	3,152	13,029	6,467	4,117	2,705	1,777

Net income	20,581	6,713	15,152	12,551	8,790	5,205	3,408
Preferred dividends	—	—	42	—	98	80	60

Net income available to common stockholders	$20,581	$6,713	$15,110	$12,551	$8,692	$5,125	$3,348

Share Data:
Basic earnings per common share	$0.85	$0.44	$0.82	$1.16	$0.86	$0.73	$0.58
Diluted earnings per common share	0.84	0.43	0.80	1.13	0.84	0.72	0.57
Book value per common share(2)	21.03	16.25	20.28	15.73	12.33	11.12	10.03

	As of and For the Six Months Ended June 30,		As of and For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Tangible book value per common share(3)	13.63	14.35	12.75	13.82	9.59	8.96	6.46
Basic weighted-average common shares outstanding	24,138,675	15,205,363	18,403,894	10,849,331	10,061,015	6,991,585	5,787,810
Diluted weighted-average common shares outstanding	24,526,675	15,632,973	18,809,894	11,058,118	10,332,158	7,152,328	5,848,810
Performance Ratios:
Return on average assets(4)	1.36%	0.90%	0.76%	1.06%	0.98%	0.75%	0.58%
Return on average equity(4)	8.23	5.50	4.55	8.80	6.94	6.28	5.27
Net interest margin(5)	4.26	3.37	3.77	3.72	3.80	3.78	3.96
Efficiency ratio(6)	53.91	56.56	56.24	55.61	60.83	66.47	69.84
Loans to deposits ratio	97.13	92.68	98.02	88.59	94.50	94.45	86.3
Noninterest expense to average assets(4)	2.21	2.05	2.16	2.22	2.38	2.71	2.80
Summary Credit Quality Ratios:
Nonperforming assets to total assets	0.16%	0.13%	0.03%	0.17%	0.11%	0.07%	0.44%
Nonperforming loans to total loans	0.20	0.14	0.02	0.18	0.08	0.07	0.23
Allowance for loan losses to nonperforming loans	305.08	637.02	2,651.76	479.95	1,003.26	1,371.79	445.65
Allowance for loan losses to total loans	0.61	0.87	0.57	0.86	0.83	0.99	1.01
Net charge-offs to average loans outstanding	—	—	0.06	0.03	0.01	0.08	0.02
Capital Ratios:
Total stockholders' equity to total assets	16.23%	16.41%	16.60%	16.97%	12.70%	14.12%	9.96%
Tangible common equity to tangible assets(7)	11.15	14.77	11.12	15.23	10.17	10.86	5.82
Tier 1 capital to average assets(4)	12.08	15.09	12.92	16.82	10.75	12.66	8.06
Tier 1 capital to risk-weighted assets	12.60	18.17	12.48	20.72	12.85	15.45	9.75
Common equity tier 1 (to risk-weighted assets)	12.17	17.92	11.41	20.42	12.48	n/a	n/a
Total capital to risk-weighted assets	13.31	19.37	13.16	22.02	14.25	17.21	11.74

(1)
Total loans does not include loans held for sale and deferred fees. Loans held for sale were $453 thousand at June 30, 2018, $4.1 million at June 30, 2017, $0.8 million at December 31, 2017, $5.2 million at December 31, 2016, $2.8 million at December 31, 2015, $8.9 million at December 31, 2014, and $2.1 million at December 31, 2013. Deferred fees were $22 thousand at June 30, 2018, $41 thousand at June 30, 2017, $28 thousand at December 31, 2017, $55 thousand at December 31, 2016, $62 thousand at December 31, 2015, $51 thousand at December 31, 2014, and $94 thousand at December 31, 2013.

(2)
Book value per common share is calculated as stockholders' equity less preferred stock at the end of the relevant period divided by the outstanding number of shares of Veritex common stock at the end of the relevant period.

(3)
Tangible book value per common share is calculated as total stockholders' equity less preferred stock, goodwill, and intangible assets, net of accumulated amortization, divided by the outstanding number of shares of Veritex common stock, in each case, at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, based upon the calculation of tangible book value per common share, the most directly comparable accounting principles generally accepted in the United States, or GAAP, financial measure is total stockholders' equity per common share. See the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures under the caption "Veritex Non-GAAP Financial Measures."

(4)
Except as otherwise indicated in this footnote, average assets and average equity for a period is calculated by dividing the sum of total assets or total stockholders' equity, as the case may be, as of the close of business on each day in the relevant period, by the number of days in the period. Return on average assets and return on average equity for a period is calculated by dividing net income for that period by average assets and average equity, as the case may be, for that period.

(5)
Net interest margin represents net interest income, annualized on a fully tax equivalent basis, divided by average interest-earning assets.

(6)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(7)
Tangible common equity is calculated as total stockholders' equity less preferred stock, goodwill, and intangible assets, net of accumulated amortization, and tangible assets is calculated as total assets less goodwill and intangible assets, net of accumulated amortization. Tangible common equity to tangible assets is a non-GAAP financial measure, and, based upon the calculation of tangible common equity to tangible assets, the most directly comparable GAAP financial measure is total stockholders' equity to total assets. See the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures under the caption "Veritex Non-GAAP Financial Measures."

Veritex Non-GAAP Financial Measures

        Veritex's accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, Veritex also evaluates its performance based on certain additional financial measures discussed herein as being non-GAAP financial measures. Veritex classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP, as in effect from time to time in the United States, in Veritex's statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non-GAAP financial measures or both.

        The non-GAAP financial measures that Veritex discusses herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Veritex calculates the non-GAAP financial measures may differ from that of other companies' reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures Veritex discusses herein when comparing such non-GAAP financial measures. The non-GAAP measures used by Veritex include the following:

  •
  Tangible common equity is defined as total stockholders' equity less goodwill and other intangible assets;

  •
  Tangible assets is defined as total assets less goodwill and other intangible assets;

  •
  Tangible common equity to tangible assets is a ratio that is determined by dividing tangible common equity by tangible assets; and

  •
  Tangible book value per common share is determined by dividing tangible common equity by common shares outstanding.

        The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures:

	As of June 30,		As of December 31,
	2018	2017	2017	2016	2015	2014	2013
			(In thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$508,441	$247,602	$488,929	$239,088	$132,046	$113,312	$66,239
Adjustments:
Preferred stock	—	—	—	—	—	(8,000)	(8,000)
Goodwill	(161,447)	(26,865)	(159,452)	(26,865)	(26,865)	(19,148)	(19,148)
Intangible assets	(17,482)	(2,171)	(22,165)	(2,181)	(2,410)	(1,261)	(1,567)

Total tangible common equity	$329,512	$218,566	$307,312	$210,042	$102,771	$84,903	$37,524

Tangible Assets
Total assets	$3,133,627	$1,508,589	$2,945,583	$1,408,507	$1,039,551	$802,231	$664,946
Adjustments:
Goodwill	(161,447)	(26,865)	(159,452)	(26,865)	(26,865)	(19,148)	(19,148)
Intangible assets	(17,482)	(2,171)	(22,165)	(2,181)	(2,410)	(1,261)	(1,567)

Total tangible assets	$2,954,698	$1,479,553	$2,763,966	$1,379,461	$1,010,276	$781,822	$644,231

Tangible Common Equity to Tangible Assets	11.15%	14.77%	11.12%	15.23%	10.17%	10.86%	5.82%
Common shares outstanding	24,181	15,233	24,110	15,195	10,712	9,471	5,805
Book value per common share	$21.03	$16.25	$20.28	$15.73	$12.33	$11.12	$10.03
Tangible book value per common share	$13.63	$14.35	$12.75	$13.82	$9.59	$8.96	$6.46

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF GREEN

        The following table summarizes consolidated financial results achieved by Green as of and for each of the fiscal years ended December 31, 2017, 2016, 2015, 2014 and 2013. This information has been derived in part from, and should be read in conjunction with, Green's audited consolidated financial statements and the notes to the audited consolidated financial statements contained in reports that Green previously filed with the SEC. The following table also summarizes consolidated financial results achieved by Green as of and for each of the six months ended June 30, 2018 and 2017. This information has been derived in part from, and should be read in conjunction, with Green's unaudited consolidated financial statements and the notes to the unaudited consolidated financial statements contained in reports that Green previously filed with the SEC, and is not necessarily indicative of the results of operations for the full year or any other interim period, and management of Green believes that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of its results of operations and financial position as of the dates and for the periods indicated. You should not assume the results of operations for past years and for the six months ended June 30, 2018 and 2017 indicate results for any future period. Historical financial information for Green can be found in its Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2018 and its Annual Report on Form 10-K for the year ended December 31, 2017. Please see the section entitled "Where You Can Find More Information" for instructions on how to obtain the information that has been incorporated by reference.

GREEN BANCORP, INC. AND SUBSIDIARIES
(In thousands, except share and per share data)

	As of and For the Six Months Ended June 30,		As of and For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
			(Dollars in thousands, except per share data)
Selected Period-end Balance Sheet Data:
Total assets	$4,391,677	$4,185,697	$4,261,916	$4,024,822	$3,786,157	$2,196,135	$1,703,127
Cash and cash equivalents	231,251	134,995	140,681	389,007	124,906	68,923	34,757
Investment securities	699,863	718,750	718,814	310,124	318,151	238,278	255,515
Total loans	3,227,100	3,141,385	3,197,641	3,122,209	3,131,053	1,799,728	1,359,415
Allowance for loan losses	35,086	31,991	31,220	26,364	32,947	15,605	16,361
Goodwill	85,291	85,291	85,291	85,291	85,291	30,129	15,672
Intangibles	7,881	9,215	8,503	9,975	11,562	4,148	984
Noninterest-bearing deposits	824,753	683,656	803,210	650,064	643,354	431,942	282,227
Interest-bearing deposits	2,601,297	2,676,766	2,593,933	2,724,636	2,457,394	1,413,771	1,165,145
Total deposits	3,426,050	3,360,422	3,397,143	3,374,700	3,100,748	1,845,713	1,447,372
Advances from FHLB	412,000	305,000	325,000	150,000	223,265	47,586	46,858
Other borrowings	48,019	47,454	47,737	47,492	13,187	—	—
Total stockholders' equity	479,493	451,741	463,795	430,482	429,402	288,405	199,218
Selected Income Statement Data:
Net interest income	$78,003	$67,948	$141,047	$133,628	$97,608	$70,177	$57,042
Provision for loan losses	11,560	7,655	14,360	64,700	17,864	2,693	2,373

Net interest income after provision for loan losses	66,443	60,293	126,687	68,928	79,744	67,484	54,669
Noninterest income	10,643	11,194	18,512	14,196	12,187	8,056	4,812
Noninterest expense	44,698	40,450	84,099	84,498	66,178	52,433	39,965

Income before income tax	32,388	31,037	61,100	(1,374)	25,753	23,107	19,516
Income tax expense	6,605	10,927	26,964	(402)	10,314	8,365	6,906

Net income	$25,783	$20,110	$34,136	$(972)	$15,439	$14,742	$12,610

Share Data:
Basic earnings per common share	$0.69	$0.54	$0.92	$(0.03)	$0.54	$0.65	$0.61
Diluted earnings per common share	0.69	0.54	0.92	(0.03)	0.53	0.64	0.60
Book value per common share	12.86	12.20	12.50	11.64	11.67	11.02	9.59

	As of and For the Six Months Ended June 30,		As of and For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
			(Dollars in thousands, except per share data)
Tangible book value per common share(2)	10.36	9.65	9.97	9.06	9.04	9.71	8.79
Basic weighted-average common shares outstanding	37,219,171	37,006,747	37,043,230	36,676,929	28,838,638	22,625,127	20,748,299
Diluted weighted-average common shares outstanding	37,613,173	37,233,857	37,296,930	36,676,929	29,095,638	22,915,268	20,880,187
Performance Ratios:
Return on average assets(3)	1.23%	1.00%	0.83%	(0.03)%	0.58%	0.79%	0.75%
Return on average equity(3)	11.09	9.21	7.57	(0.22)	4.68	6.33	6.53
Net interest margin(4)	3.91	3.55	3.60	3.65	3.84	3.88	3.47
Efficiency ratio(5)	50.42	51.11	52.71	57.16	60.27	67.02	64.61
Loans to deposits ratio	94.05	92.95	93.92	91.81	100.96	97.48	93.92
Noninterest expense to average assets(3)	2.13	2.01	2.04	2.19	2.49	2.80	2.37
Summary Credit Quality Ratios:
Nonperforming assets to total assets	1.36%	1.80%	1.68%	2.64%	1.51%	0.55%	1.38%
Nonperforming loans to total loans	1.82	2.33	2.22	3.05	1.44	0.40	1.23
Allowance for loan losses to nonperforming loans	59.68	43.88	44.09	27.90	73.14	219.26	97.69
Allowance for loan losses to total loans	1.09	1.02	0.98	0.85	1.05	0.87	1.20
Net charge-offs to average loans outstanding	0.25	0.07	0.31	2.28	0.02	0.23	0.01
Capital Ratios:
Total stockholders' equity to total assets	10.92%	10.79%	10.88%	10.70%	11.34%	13.13%	11.70%
Tangible common equity to tangible assets(6)	8.99	8.73	8.88	8.53	9.01	11.76	10.83
Tier 1 capital to average assets(3)	10.00	9.30	9.50	9.10	9.20	12.10	10.30
Tier 1 capital to risk-weighted assets	11.30	10.50	10.90	10.10	9.60	13.10	11.40
Common equity tier 1 (to risk-weighted assets)	10.90	10.10	10.50	9.70	9.6	n/a	n/a
Total capital to risk-weighted assets	13.20	12.40	12.70	11.80	10.50	14.00	12.50

(1)
During 2015 and 2014, Green completed a total of two acquisitions. These acquisitions increased total assets, gross loans and deposits on their respective acquisition date as detailed below.

(dollars in millions)	Acquisition Date	Total Assets	Total Loans	Deposits
SharePlus	October 17, 2014	308.0	251.2	270.0
Patriot	October 1, 2015	1,365.9	1,081.1	1,086.5
(2)
Tangible book value per common share is calculated as total shareholders' equity less goodwill and core deposit intangibles, net of accumulated amortization, divided by the outstanding number of shares of Green common stock, in each case, at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, based upon the calculation of tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures under the caption "Green Non-GAAP Financial Measures."

(3)
Average assets and average equity for a period is calculated by dividing the sum of total assets or total shareholders' equity, as the case may be, as of the close of business on each day in the relevant period, by the number of days in the period. Return on average assets and return on average equity for a period is calculated by dividing net income for that period (annualized) by average assets and average equity, as the case may be, for that period.

(4)
Net interest margin represents net interest income divided by average interest-earning assets.

(5)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(6)
Tangible common equity is calculated as total shareholders' equity less goodwill and core deposit intangibles, net of accumulated amortization, and tangible assets is calculated as total assets less goodwill and core deposit intangibles, net of accumulated amortization. Tangible common equity to tangible assets is a non-GAAP financial measure, and, based upon the calculation of tangible common equity to tangible assets, the most directly comparable GAAP financial measure is total shareholders' equity to total assets. See the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures under the caption "Green Non-GAAP Financial Measures."

Green Non-GAAP Financial Measures

        Green's accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, Green also evaluates its performance based on certain additional financial measures discussed herein as being non-GAAP financial measures. Green classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP, as in effect from time to time in the United States, in Green's statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non-GAAP financial measures or both.

        The non-GAAP financial measures that Green discusses herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Green calculates the non-GAAP financial measures may differ from that of other companies' reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures Green discusses herein when comparing such non-GAAP financial measures. The non-GAAP measures used by Green include the following:

  •
  Tangible common equity is defined as total stockholders' equity less goodwill and other intangible assets;

  •
  Tangible assets is defined as total assets less goodwill and other intangible assets;

  •
  Tangible common equity to tangible assets is a ratio that is determined by dividing tangible common equity by tangible assets; and

  •
  Tangible book value per common share is determined by dividing tangible common equity by common shares outstanding.

        The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures:

	As of June 30,		As of December 31,
	2018	2017	2017	2016	2015	2014	2013
			(In thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$479,493	$451,741	$463,795	$430,482	$429,402	$288,405	$199,218
Adjustments:
Goodwill	(85,291)	(85,291)	(85,291)	(85,291)	(85,291)	(30,129)	(15,672)
Intangible assets	(7,881)	(9,215)	(8,503)	(9,975)	(11,562)	(4,148)	(984)

Total tangible common equity	$386,321	$357,235	$370,001	$335,216	$332,549	$254,128	$182,562

Tangible Assets
Total assets	$4,391,677	$4,185,697	$4,261,916	$4,024,822	$3,786,157	$2,196,135	$1,703,127
Adjustments:
Goodwill	(85,291)	(85,291)	(85,291)	(85,291)	(85,291)	(30,129)	(15,672)
Intangible assets	(7,881)	(9,215)	(8,503)	(9,975)	(11,562)	(4,148)	(984)

Total tangible assets	$4,298,505	$4,091,191	$4,168,122	$3,929,556	$3,689,304	$2,161,858	$1,686,471

Tangible Common Equity to Tangible Assets	8.99%	8.73%	8.88%	8.53%	9.01%	11.76%	10.83%
Common shares outstanding	37,289	37,035	37,103	36,988	36,788	26,176	20,771
Book value per common share	$12.86	$12.20	$12.50	$11.64	$11.67	$11.02	$9.59
Tangible book value per common share	$10.36	$9.65	$9.97	$9.06	$9.04	$9.71	$8.79

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of Veritex and Green and give effect to the Veritex acquisition of Sovereign Bancshares, Inc., or Sovereign, on August 1, 2017, which we refer to as the Sovereign acquisition, including pro forma assumptions and adjustments related to the Sovereign acquisition, and the potential merger of Veritex and Green, including pro forma assumptions and adjustments related to the merger transactions, as described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 is presented as if the merger transactions occurred on June 30, 2018. The unaudited pro forma condensed combined statements of earnings for the year ended December 31, 2017 and the six months ended June 30, 2018 are presented as if the merger transactions and the Sovereign acquisition each occurred on January 1, 2017. The historical consolidated financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the merger transactions and the Sovereign acquisition and, with respect to the statements of earnings only, expected to have a continuing impact on consolidated results of operations.

        The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting for business combinations under GAAP. Veritex is the acquirer for accounting purposes. Certain reclassifications have been made to the historical financial statements of Green to conform to the presentation in Veritex's financial statements.

        A final determination of the fair values of Green's assets and liabilities, which cannot be made prior to the completion of the merger transactions, will be based on the actual net tangible and intangible assets of Green that exist as of the date of completion of the merger transactions. Consequently, fair value adjustments and amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented herein and could result in a material change in amortization of acquired intangible assets. In addition, the value of the final merger consideration will be based on the closing price of Veritex common stock on the closing date of the merger. The closing price of Veritex common stock on August 27, 2018 was used for purposes of presenting the pro forma condensed combined financial information.

        In connection with the plan to integrate the operations of Veritex and Green following the completion of the merger transactions, Veritex anticipates that nonrecurring charges, such as costs associated with systems implementation, severance and other costs related to exit or disposal activities, will be incurred. Veritex is not able to determine the timing, nature and amount of these charges as of the date of this joint proxy statement/prospectus. However, these charges will affect the results of operations of Veritex and Green, as well as those of the combined company following the completion of the merger transactions, in the period in which they are recorded. The unaudited pro forma condensed combined statements of earnings do not include the effects of the costs associated with any restructuring or integration activities resulting from the merger transactions, as they are nonrecurring in nature and not factually supportable at this time. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of Veritex and Green or any anticipated disposition of assets that may result from such integration.

        The actual amounts recorded as of the completion of the merger transactions may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of:

  •
  changes in the trading price for Veritex common stock;

  •
  net cash used or generated in Veritex's or Green's respective operations between the signing of the merger agreement and completion of the merger transactions;

  •
  changes in the fair values of Veritex's or Green's respective assets and liabilities;

  •
  other changes in Veritex's or Green's respective net assets that occur prior to the completion of the merger transactions, which could cause material changes in the information presented below; and

  •
  the actual financial results of the combined company.

        The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger transactions been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

  •
  the accompanying notes to the unaudited pro forma condensed combined financial statements;

  •
  Veritex's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, included in Veritex's Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference herein;

  •
  Green's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, included in Green's Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference herein;

  •
  Veritex's separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and six months ended June 30, 2018, included in Veritex's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, incorporated by reference herein;

  •
  Green's separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and six months ended June 30, 2018, included in Green's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, incorporated by reference herein;

  •
  Sovereign's separate unaudited historical consolidated financial statements and accompanying notes as of the for the six months ended June 30, 2017, included in Veritex's Current Report on Form 8-K filed with the SEC on August 1, 2017, incorporated by reference herein; and

  •
  other information pertaining to Veritex and Green contained in or incorporated by reference into this document. Please see the sections entitled "Selected Historical Consolidated Financial Data of Veritex" and "Selected Historical Consolidated Financial Data of Green."

VERITEX HOLDINGS, INC./GREEN BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2018
(In thousands)

	Six Months Ended June 30, 2018
	Veritex	Green				Pro Forma
	6/30/2018 (as reported)	6/30/2018 (as reported)	Pro Forma Adjustments	Notes		6/30/2018 Combined
ASSETS
Cash and cash equivalents	$146,740	$231,251	$(41,163)	(A	)	$336,828
Investment securities	252,187	699,863	(537)	(B	)	951,513
Loans held for sale	453	4,992	—			5,445
Loans, net	2,404,044	3,187,022	(28,203)	(C	)	5,562,863
Accrued interest receivable	8,137	11,855	—			19,992
Bank-owned life insurance	21,767	56,066	—			77,833
Bank premises, furniture and equipment, net	76,348	29,178	(3,000)	(D	)	102,526
Non-marketable equity securities	27,086	42,962	—			70,048
Investment in unconsolidated subsidiary	352	—	—			352
Other real estate owned and repossessed assets	—	802	(802)	(E	)	—
Intangible assets, net	17,482	7,881	33,901	(F	)	59,264
Goodwill	161,447	85,291	501,424	(G	)	748,162
Other assets	15,831	34,514	10,922	(H	)	61,267
Branch assets held for sale	$1,753	$—	$—			$1,753

Total assets	$3,133,627	$4,391,677	$472,542			$7,997,846

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$611,315	$824,753	$—			$1,436,068
Interest-bearing	1,879,103	2,601,297	6,979	(I	)	4,487,379

Total deposits	2,490,418	3,426,050	6,979			5,923,447
Accounts payable and accrued expenses	4,130	9,669	—			13,799
Accrued interest payable and other liabilities	5,856	12,305	—			18,161
Securities sold under agreements to repurchase	—	4,141	—			4,141
Advances from Federal Home Loan Bank	108,092	412,000	—			520,092
Junior subordinated debentures	11,702	14,238	4,505	(J	)	30,445
Subordinated notes	4,988	33,781	3,568	(K	)	42,337

Total liabilities	2,625,186	3,912,184	15,052			6,552,422
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—	—			—
Common stock	242	375	(76)	(L	)	541
Additional paid-in capital	447,234	392,010	565,950	(M	)	1,405,194
Retained earnings	65,208	106,416	(127,692)	(N	)	43,932
Unallocated Employee Stock Ownership Plan shares	(106)	—	—			(106)
Accumulated other comprehensive income (loss)	(4,067)	(18,055)	18,055	(O	)	(4,067)
Treasury stock	(70)	(1,253)	1,253	(P	)	(70)

Total stockholders' equity	508,441	479,493	457,490			1,445,424

Total liabilities and stockholders' equity	$3,133,627	$4,391,677	$472,542			$7,997,846

Balance Sheet Pro Forma Accounting Adjustments Notes as of June 30, 2018

(A)	Adjustments to cash and cash equivalents:
	To reflect Green's estimated transaction costs comprised of change in control and severance payments of $8.7 million, investment banker fees of $9.1 million and other transaction costs of $3.8 million	$(21,626)
	To reflect Veritex's estimated transaction costs comprised of change in control and severance and retention payments of $7.0 million, investment banker fees of $6.3 million, and other transaction costs of $5.2 million	(18,530)
	To reflect $1.0 million cash portion of merger consideration	(1,007)

		$(41,163)

(B)	Adjustment to investment securities:
	To reflect estimated fair value of held for sale investment securities	(537)
(C)	Adjustment to loans, net:
	To eliminate Green's allowance for loan loss	$35,086
	To reflect estimated fair value of loan portfolio comprised of a credit mark of $53.7 million and an interest rate mark of $23.5 million	(77,152)
	To eliminate Green's ASC 310-20 fees and acquired loans net purchase discount	13,863

		$(28,203)

(D)	Adjustment to bank premises, furniture and equipment, net:
	To reflect estimated fair value of bank premises, furniture and equipment	$(3,000)
(E)	Adjustment to other real estate owned and repossessed assets:
	To reflect estimated fair value of other real estate owned and repossessed assets	$(802)
(F)	Adjustment to intangible assets, net:
	To eliminate Green's core deposit intangible (CDI)	$(7,881)
	To reflect estimated fair value of CDI in the merger calculated using 2.00% of the acquired non-time deposits	41,782

		$33,901

(G)	Adjustment to goodwill:
	To eliminate Green's historical goodwill	$(85,291)
	To reflect goodwill for amount of consideration assumed in excess of fair value of assets received and liabilities assumed	586,715

		$501,424

(H)	Adjustments to other assets:
	To reflect Green's current tax recoverable from estimated transaction costs which is comprised of $10.5 million of estimated non-facilitative transaction costs and a deductible $6.4 million success-based investment banker fee using the 70% safe harbor election multiplied by a tax rate of 21%	$3,548
	To reflect Veritex's current tax recoverable from estimated transaction costs which is comprised of $18.2 million of estimated non-facilitative transaction costs and a deductible $3.2 million success-based investment banker fee using the 70% safe harbor election multiplied by a tax rate of 21%	4,499
	To reflect fair market value adjustment on deferred tax accounts	2,875

		$10,922

(I)	Adjustments to interest-bearing deposits:
	To reflect estimated fair value of deposits based on current interest rates	$6,979
(J)	Adjustment to junior subordinated debentures:
	To eliminate Green's discount on junior subordinated debentures	$7,928
	To reflect estimated fair value of junior subordinated debentures	(3,423)

		$4,505

(K)	Adjustment to subordinated notes:
	To reflect estimated fair value of subordinated notes	$3,568
(L)	Adjustment to common stock:
	To eliminate Green's common stock	$(375)
	To reflect issuance of 29,855,440 shares of Veritex common stock in the merger	299

		$(76)

(M)	Adjustment to additional paid-in capital:
	To eliminate Green's additional paid-in capital	$(392,010)
	To reflect issuance of 29,855,440 shares of Veritex common stock in the merger	916,561
	To reflect 1,112,154 shares of Veritex common stock subject to stock options that Veritex is obligated to replace in the merger	34,154
	To reflect estimated accelerated stock-based compensation for Veritex's outstanding awards upon the change in control	$7,245

		$565,950

(N)	Adjustment to retained earnings:
	To eliminate Green's retained earnings	$(88,338)
	To reflect Green's estimated transaction costs, net of tax	(18,078)
	To reflect Veritex's estimated transaction costs, net of tax	(21,276)

		$(127,692)

(O)	Adjustment to accumulated other comprehensive income:
	To eliminate Green's accumulated other comprehensive income	$18,055
(P)	Adjustment to treasury stock:
	To eliminate Green's treasury stock	$1,253

        The following table summarizes the preliminary purchase price allocation to the estimated fair value of assets and liabilities assumed in the merger (in thousands, except for per share data):

Pro forma stock consideration:
Green common shares outstanding of 37,289,477 as of June 30, 2018 at exchange ratio of 0.79		29,458,687
Green RSU awards outstanding of 502,181 as of June 30, 2018 at exchange ratio of 0.79		396,723
Green stock options outstanding of 1,407,790 as of June 30, 2018 at exchange ratio of 0.79		1,112,154
Price per share, based upon Veritex closing price as of August 27, 2018		$30.71

Total pro forma stock consideration		$951,014
Pro forma cash consideration:
Green SAR awards outstanding of 41,500 as of June 30, 2018 at exchange ratio of 0.79		32,785
Price per share, based upon Veritex closing price as of August 27, 2018		$30.71

Total pro forma cash consideration		$1,007
Total pro forma purchase price		$952,021
Assets of acquired bank:
Cash and cash equivalents	$209,625
Investment securities	699,326
Loans held for sale	4,992
Loans	3,158,819
Accrued interest receivable	11,855
Bank-owned life insurance	56,066
Bank premises, furniture and equipment	26,178
Non-marketable equity securities	42,962
Other real estate owned	—
Intangible assets	41,782
Other assets	40,937

Total assets acquired	4,292,542
Liabilities of acquired bank:
Deposits	3,433,029
Accounts payable and accrued expenses	9,669
Accrued interest payable and other liabilities	12,305
Securities sold under agreements to repurchase	4,141
Advances from Federal Home Loan Bank	412,000
Junior subordinated debentures	18,743
Subordinated debt	37,349

Total liabilities acquired	3,927,236
Net assets acquired		365,306

Preliminary pro forma goodwill		$586,715

VERITEX HOLDINGS, INC./GREEN BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
SIX MONTHS ENDED JUNE 30, 2018
(In thousands, except per share information)

	Six Months Ended June 30, 2018
	Veritex	Green			Pro Forma
	6/30/2018 (as reported)	6/30/2018 (as reported)	Pro Forma Adjustments	Notes	6/30/2018 Combined
Interest income:
Interest and fees on loans	$64,358	$86,278	$4,932	(A)	$155,568
Interest on investment securities	2,975	9,292	—		12,267
Interest on deposits in other banks	1,300	1,152	—		2,452
Interest on other	9	641	—		650

Total interest income	68,642	97,363	4,932		170,937

Interest expense:
Interest on deposit accounts	10,745	14,270	(4,839)	(B)	20,176
Interest on borrowings	1,171	5,090	(342)	(C)	5,919

Total interest expense	11,916	19,360	(5,181)		26,095

Net interest income	56,726	78,003	10,113		144,842
Provision for loan losses	2,182	11,560	—		13,742

Net interest income after provision for loan losses	54,544	66,443	10,113		131,100

Noninterest income:
Service charges and fees on deposit and loan accounts	1,779	6,802	—		8,581
Gain on sales of investment securities	12	66	—		78
Gain on sales of loans	997	2,053	—		3,050
Loss on sales of other assets owned	—	—	—		—
Bank-owned life insurance	381	764	—		1,145
Other	2,204	958	—		3,162

Total noninterest income	5,373	10,643	—		16,016

Noninterest expense:
Salaries and employee benefits	15,832	27,241	—		43,073
Occupancy and equipment	5,377	4,285	—		9,662
Professional fees	3,505	3,349	—		6,854
Data processing and software expense	1,904	3,025	—		4,929
FDIC assessment fees	538	1,084	—		1,622
Marketing	907	433	—		1,340
Other assets owned expenses and write-downs	172	16	—		188
Amortization of intangibles	1,834	623	3,175	(D)	5,632
Telephone and communications	840	449	—		1,289
Other	2,566	4,193	—		6,759

Total noninterest expense	33,475	44,698	3,175		81,348

Net income from operations	26,442	32,388	6,938		65,768
Income tax expense	5,861	6,605	1,456	(E)	13,922

Net income	20,581	25,783	5,482		51,846

Basic earnings per share	$0.85				$0.96

Diluted earnings per share	$0.84				$0.94

Weighted-average shares outstanding for basic EPS	24,139		29,855	(F)	53,994
Adjusted weighted-average shares outstanding for diluted EPS	24,527		30,627	(F)	55,154

Income Statement Pro Forma Accounting Adjustments Notes for the Six Months Ended June 30, 2018

(A)	Adjustments to interest and fees on loans:
	To eliminate Green's accretion on acquired loans	$(2,943)
	To eliminate Green's interest income recognized on estimated purchased credit impaired loans	$(731)
	To reflect the interest income for accretion on purchased performing acquired loans based on estimated fair market value adjustment	$7,277
	To reflect the interest income for accretion on purchased credit impaired loans based on estimated fair market value adjustment	$1,329

		$4,932

(B)	Adjustments to interest on deposit accounts:
	To reflect the accretion of the deposit premium based on estimated fair value market value adjustments	$(4,839)
(C)	Adjustments to interest on borrowings:
	To eliminate Green's amortization of the discount on Green's junior subordinated debentures and subordinated debt	$(210)
	To reflect the amortization of the discount on Green's junior subordinated debentures and subordinated debt	$(132)

		$(342)

(D)	Adjustment to amortization of intangibles:
	To eliminate Green's amortization of CDI	$(623)
	To reflect the estimated amortization of CDI based on a 10 year life using an accelerated method	$3,798

		$3,175

(E)	Adjustment to income tax expense:
	To reflect the tax adjustment related to other pro forma adjustments calculated at a 21% rate	$1,456
(F)	Adjustment to weighted-average shares:
	To reflect the increase in the weighted-average shares in connection with the issuance of 29,855,440 shares of Veritex common stock in the merger (comprised of 29.5 million shares that reflect outstanding Green common stock plus 0.4 million shares that reflect Green RSU awards that fully vest upon closing of the merger)	29,855
	To reflect the dilution effect of 772 thousand shares of Veritex common stock subject to stock options that Veritex is obligated to replace in the merger	30,627

VERITEX HOLDINGS, INC./GREEN BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2017
(In thousands, except per share information)

	Year Ended December 31, 2017
	Veritex	Sovereign Bancshares, Inc.			Green			Pro Forma
	12/31/2017 (as reported)	7/31/2017	Adjustments	Notes	12/31/2017 (as reported)	Adjustments	Notes	12/31/2017 Combined
Interest income:
Interest and fees on loans	$73,795	$22,198	$3,930	(A)	$154,266	$8,310	(H)	$262,499
Interest on investment securities	3,462	2,665	—		15,294	—		21,421
Interest on deposits in other banks	2,287	112	—		1,843	—		4,242
Interest on other	8	50	—		847	—		905

Total interest income	79,552	25,025	3,930		172,250	8,310		289,067

Interest expense:
Interest on deposit accounts	9,878	3,265	274	(B)	24,750	(6,228)	(I)	31,939
Interest on borrowings	1,166	725	—		6,453	(684)	(J)	7,660

Total interest expense	11,044	3,990	274		31,203	(6,912)		39,599

Net interest income	68,508	21,035	3,656		141,047	15,222		249,468
Provision for loan losses	5,114	281	—		14,360	—		19,755

Net interest income after provision for loan losses	63,394	20,754	3,656		126,687	15,222		229,713

Noninterest income:
Service charges and fees on deposit and loan accounts	2,502	362	—		12,618	—		15,482
Gain (loss) on sales of investment securities	222	—	—		(38)	—		184
Gain on sales of loans	3,141	95	—		3,447	—		6,683
Loss on sales of other real estate owned	—	—	—		—	—		—
Bank-owned life insurance	753	—	—		917	—		1,670
Other	958	397	—		1,568	—		2,923

Total noninterest income	7,576	854	—		18,512	—		26,942

Noninterest expense:
Salaries and employee benefits	20,828	21,023	(12,606)	(C)	52,542	—		81,787
Occupancy and equipment	5,618	1,865	—		8,105	—		15,588
Professional fees	5,672	2,771	(1,960)	(D)	6,231	—		12,714
Data processing and software expense	2,217	858	—		5,115	—		8,190
FDIC assessment fees	1,177	412	—		2,637	—		4,226
Marketing	1,293	—	—		775	—		2,068
Other assets owned expenses and write-downs	182	495	—		—	—		677
Amortization of intangibles	964	—	469	(E)	1,472	6,125	(K)	9,030
Telephone and communications	720	503	—		809	—		2,032
Other	4,118	3,459	(2,324)	(F)	6,413	—		11,666

Total noninterest expense	42,789	31,386	(16,421)		84,099	6,125		147,978

Net income from operations	28,181	(9,778)	20,077		61,100	9,097		108,677
Income tax expense	13,029	(3,365)	6,652	(G)	26,964	1,910	(L)	45,190

Net income	15,152	(6,413)	13,425		34,136	7,187		63,487

Preferred stock dividends	42	—	—		—	—		42

Net income available to common stockholders	$15,110	$(6,413)	$13,425		$34,136	$7,187		$63,445

Basic earnings per share	$0.82							$1.31

Diluted earnings per share	$0.80							$1.28

Weighted-average shares outstanding for basic EPS	18,404					29,855	(M)	48,259
Adjusted weighted-average shares outstanding for diluted EPS	18,810					30,627	(M)	49,437

Income Statement Pro Forma Accounting Adjustments Notes for the Year Ended December 31, 2017

Sovereign Pro Forma Adjustments:
(A)	Adjustment to interest and fees on loans:
	To reflect the interest income for accretion on purchased performing acquired loans based on recorded fair market value adjustment	$1,965
	To reflect the interest income for accretion on purchased credit impaired loans based on recorded fair market value adjustment	1,965

		$3,930

(B)	Adjustment to interest on deposit accounts:
	To reflect the amortization on time deposits based on recorded fair market value adjustment	274
(C)	Adjustment to salaries and employee benefits:
	To reflect the change in control payments paid by Sovereign in connection with the Sovereign acquisition	(12,606)
(D)	Adjustment to professional fees:
	To reflect the broker fees paid by Sovereign in connection with the Sovereign acquisition	(1,960)
(E)	Adjustment to amortization of intangibles:
	To reflect the recorded amortization of CDI using an accelerated method	469
(F)	Adjustment to other non-interest expense:
	To reflect the transaction costs paid by Sovereign in connection with the Sovereign acquisition	(2,324)
(G)	Adjustment to income tax expense:
	To reflect the tax adjustment related to other pro forma adjustments calculated at a 35% rate including $1.0 million of non-deductible success-based investment banker fees and transaction costs	6,652
Green Pro Forma Adjustments:
(H)	Adjustments to interest and fees on loans:
	To eliminate Green's accretion on acquired loans	$(4,783)
	To eliminate Green's interest income recognized on estimated purchased credit impaired loans	$(2,029)
	To reflect the interest income for accretion on purchased performing acquired loans based on estimated fair market value adjustment	$12,465
	To reflect the interest income for accretion on purchased credit impaired loans based on estimated fair market value adjustment	$2,657

		$8,310

(I)	Adjustments to interest on deposit accounts:
	To reflect the accretion of the deposit premium based on estimated fair value market value adjustments	$(6,228)
(J)	Adjustments to interest on borrowings:
	To eliminate Green's amortization of the discount on Green's junior subordinated debentures and subordinated debt	$(420)
	To reflect the amortization of the discount on Green's junior subordinated debentures and subordinated debt	$(264)

		$(684)

(K)	Adjustment to amortization of intangibles:
	To eliminate Green's amortization of CDI	$(1,472)
	To reflect the estimated amortization of acquired CDI based on a 10 year life using an accelerated method	$7,597

		$6,125

(L)	Adjustment to income tax expense:
	To reflect the tax adjustment related to other pro forma adjustments calculated at a 35% rate	$1,910
(M)	Adjustment to weighted-average shares:
	To reflect the increase in the weighted-average shares in connection with the issuance of 29,855,440 shares of Veritex common stock in the merger (comprised of 29.5 million shares that reflect outstanding Green common stock plus 0.4 million shares that reflect Green RSU awards that fully vest upon closing of the merger)	29,855
	To reflect the dilution effect of 772 thousand shares of Veritex common stock subject to stock options that Veritex is obligated to replace in the merger	30,627

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

        The following table shows per common share data regarding basic and diluted earnings, cash dividends and book value for (a) Veritex on a historical basis, (b) Green on a historical basis, (c) Veritex and Green on a pro forma combined basis (which also gives effect to the Sovereign acquisition) and (d) Green on a pro forma per equivalent Green share basis.

        The following pro forma information has been derived from and should be read in conjunction with Veritex's and Green's respective audited consolidated financial statements for the year ended December 31, 2017 and unaudited consolidated financial statements as of and for the six months ended June 30, 2018, each of which is incorporated herein by reference. This information is presented for illustrative purposes only. You should not rely on the pro forma combined or pro forma equivalent amounts, as they are not necessarily indicative of the operating results or financial position that would have occurred if the merger transactions had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs (except merger-related costs that are reflected in the unaudited pro forma condensed combined balance sheet included elsewhere herein), or other factors that may result as a consequence of the merger transactions and, accordingly, does not attempt to predict or suggest future results. The information below should be read in conjunction with the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements."

	Veritex Historical	Green Historical	Pro Forma Combined	Pro Forma Per Equivalent Green Share(1)
For the six months ended June 30, 2018:
Basic earnings per share	$0.85	$0.69	$0.96	$0.76
Diluted earnings per share	0.84	0.69	0.94	0.74
Cash dividends per share(2)	—	0.10	N/A	N/A
Book value per common share as of June 30, 2018	21.03	12.86	26.74	21.12
For the year ended December 31, 2017:
Basic earnings per share	$0.82	$0.92	$1.31	$1.03
Diluted earnings per share	0.80	0.92	1.28	1.01
Cash dividends per share(2)	—	—	N/A	N/A
Book value per common share as of December 31, 2017	20.28	12.50	26.78	21.16

(1)
Calculated by multiplying the amounts under the "Pro Forma Combined" column by the exchange ratio of 0.79.

(2)
Pro forma combined cash dividends per share and pro forma per equivalent Green share cash dividends per share are not presented as the dividend policy of the combined company will be determined by the board of directors of the combined company following completion of the merger transactions.

 COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

        The table below sets forth, for the calendar quarters indicated, the high and low sales price per share of, and the dividends declared on, shares of Veritex common stock, which trade on the Nasdaq Global Market under the symbol "VBTX," and shares of Green common stock, which trade on the Nasdaq Global Select Market under the symbol "GNBC." As of October 9, 2018, there were approximately 295 registered Veritex shareholders and approximately 151 registered Green shareholders.

	Veritex Common Stock			Green Common Stock
	High	Low	Dividend	High	Low	Dividend
2016
First quarter	$17.00	$12.35	$—	$10.72	$6.61	$—
Second quarter	$16.25	$14.35	$—	$9.43	$6.79	$—
Third quarter	$17.48	$13.91	$—	$11.00	$8.06	$—
Fourth quarter	$27.77	$15.46	$—	$15.55	$9.30	$—
2017
First quarter	$29.43	$25.55	$—	$18.27	$13.15	$—
Second quarter	$28.77	$25.08	$—	$20.10	$15.90	$—
Third quarter	$28.16	$23.84	$—	$24.10	$19.10	$—
Fourth quarter	$28.87	$25.26	$—	$24.40	$20.08	$—
2018
First quarter	$29.50	$26.75	$—	$24.25	$20.20	$—
Second quarter	$33.08	$26.51	$—	$24.20	$20.25	$0.10
Third quarter	$32.99	$28.04	$—	$25.15	$19.55	$0.10
Fourth quarter (through October 9, 2018)	$30.98	$27.39	$—	$24.43	$21.54	$—

        Veritex has not declared or paid any dividends on its common stock. There are regulatory requirements related to Veritex's ability and the ability of the Veritex Bank to pay dividends.

        On April 25, 2018, Green declared an initial quarterly cash dividend of $0.10 per share on its outstanding common stock, which was paid on May 24, 2018 to shareholders of record as of May 10, 2018. On July 23, 2018, Green declared a quarterly cash dividend of $0.10 per share on its outstanding common stock, payable August 23, 2018, to shareholders of record as of August 9, 2018. During the years ended December 31, 2017 and 2016, Green did not declare or pay any dividends on its common stock. There are regulatory requirements related to Green's ability and the ability of the Green Bank to pay dividends.

        The following table sets forth the closing sale prices per share of Veritex common stock and Green common stock on July 23, 2018, the last trading day before the public announcement of the signing of the merger agreement, and on October 9, 2018, the latest practicable date before the date of this joint proxy statement/prospectus. The table also shows the implied value of the merger consideration payable for each share of Green common stock, which we calculated by multiplying the closing price of the Veritex common stock on those dates by the exchange ratio.

	Veritex Common Stock	Green Common Stock	Implied Value of Merger Consideration
July 23, 2018	$32.77	$22.50	$25.89
October 9, 2018	$29.99	$23.53	$23.69

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

        In addition to factors previously disclosed in Veritex's and Green's reports filed with the SEC, and those identified elsewhere in this filing (including the section entitled "Risk Factors"), the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

  •
  failure to close or delays in closing the merger transactions;

  •
  that regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all;

  •
  difficulties and delays in integrating the Veritex and Green businesses or fully realizing cost savings and other benefits, including exposure to potential asset quality and credit quality risks, unknown or contingent liabilities and the time and costs associated with integrating systems, technology platforms, procedures and personnel;

  •
  disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers, counterparties, suppliers, service providers, vendors and other stakeholders with whom Veritex or Green have business relationships;

  •
  diversion of management time on issues relating to the merger transactions;

  •
  changes in Veritex's or Green's stock price before closing of the merger transactions, including as a result of the financial performance of Veritex or Green prior to closing;

  •
  the reaction of the companies' customers, employees and counterparties to the announcement and closing of the merger transactions;

  •
  the potential dilutive effect of the shares of Veritex common stock to be issued in the merger;

  •
  the ability to recruit and retain executive officers and key employees and their customer and community relationships, whether as a result of the merger transactions or otherwise;

  •
  the concentration of Veritex's and Green's business in Texas, and specifically within the Dallas-Fort Worth metroplex and the Houston metropolitan area, including risks associated with any downturn in the real estate sector or the technology sector, any decline in the values of single family homes and the continued impact of downturns in the energy sector;

  •
  uncertain market conditions and economic trends nationally, regionally and particularly in the Dallas-Fort Worth metroplex, the Houston metropolitan area and Texas;

  •
  the sufficiency of the assumptions and estimates Veritex or Green make in establishing reserves for potential loan losses;

  •
  future financial and operating results of Veritex, Green or the combined company following the completion of the merger transactions; and

  •
  other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

We refer you to the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Veritex's Annual Report on Form 10-K for the year ended December 31, 2017, the Annual Report on Form 10-K filed by Green for the year ended December 31, 2017 and any updates to those risk factors set forth in Veritex's and Green's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the SEC and are available on the SEC's website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex's or Green's underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex or Green anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Neither Veritex nor Green undertakes any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this joint proxy statement/prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to herein. For any forward-looking statements made in this report or in any documents, Green and Veritex claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        Annualized, pro forma, projected and estimate numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

RISK FACTORS

        In addition to the other information contained in or incorporated by reference into this document, including the matters addressed under the section entitled "Cautionary Statement Regarding Forward-Looking Statements," and the matters discussed under the captions the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Veritex's Annual Report on Form 10-K for the year ended December 31, 2017, Green's Annual Report on Form 10-K for the year ended December 31, 2017 and any updates to those risk factors set forth in Veritex's and Green's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the SEC, Veritex and Green shareholders should carefully consider the following factors in deciding whether to vote for each company's respective proposals. Please also see the section entitled "Where You Can Find More Information."

Risks Relating to the Merger Transactions

Because the market price of Veritex common stock will fluctuate, the value of the merger consideration to be received by Green shareholders may change.

        Upon completion of the merger, each outstanding share of Green common stock, except for certain shares of Green common stock owned by Green or Veritex, will be converted into the right to receive 0.79 shares of Veritex common stock pursuant to the terms of the merger agreement. The closing price of Veritex common stock on the date that the merger is completed may vary from (i) the closing price of Veritex common stock on the date Veritex and Green announced the signing of the merger agreement, (ii) the date that this document is being mailed to each of the Veritex and Green shareholders and (iii) the date of the special meetings of Veritex and Green shareholders. Because the merger consideration is determined by a fixed exchange ratio, at the time of the Green special meeting, Green shareholders will not know or be able to calculate the value of the Veritex common stock they will receive upon completion of the merger transactions. Any change in the market price of Veritex common stock prior to completion of the merger may affect the value of the merger consideration that Green shareholders will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations, among other things. Many of these factors are beyond the control of Veritex and Green. Green shareholders should obtain current market quotations for shares of Veritex common stock and Green common stock before voting their shares at the Green special meeting.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

        Before the transactions contemplated by the merger agreement, including the merger transactions, may be completed, various approvals must be obtained from bank regulatory authorities. In determining whether to grant these approvals, the applicable regulatory authorities consider a variety of factors, including, among other factors, the competitive impact of the proposal in the relevant geographic markets; financial, managerial and other supervisory considerations of each party; convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries under the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, or the Community Reinvestment Act; effectiveness of the parties in combating money laundering activities; and the extent to which the proposal would result in greater or more concentrated risks to the stability of the United States banking or financial system. In addition, these regulatory authorities may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying completion of the merger transactions or of imposing additional costs or limitations on the combined company following the merger transactions. The regulatory approvals may not be received at all, may not be received in a timely fashion, and may contain conditions on the completion of the merger transactions that are not anticipated or cannot be met. If the consummation of the merger transactions is delayed, including by a delay in receipt of necessary regulatory approvals, the business, financial condition and results of operations of each company may also be materially and adversely affected. For more information, see the section entitled "The Merger Transactions—Regulatory Approvals Required for the Merger Transactions."

Failure of the merger transactions to be completed, the termination of the merger agreement or a significant delay in the consummation of the merger transactions could negatively impact Veritex and Green.

        The merger agreement is subject to a number of conditions, which must be fulfilled in order to complete the merger transactions. For specific information on such conditions, please see the section entitled "The Merger Agreement—Conditions to Consummation of the Merger Transactions." These conditions to the consummation of the merger transactions may not be fulfilled and, accordingly, the merger transactions may not be completed. In addition, if the merger transactions are not completed by July 23, 2019, either Veritex or Green may choose to terminate the merger agreement at any time after that date if the failure to consummate the transactions contemplated by the merger agreement at such time is not caused by any breach of the merger agreement by the party electing to terminate the merger agreement, before or after shareholder approval. In certain circumstances, Veritex or Green may be required to pay to the other party a termination fee of $40,000,000.

        If the merger transactions are not consummated, the ongoing business, financial condition and results of operations of each party may be materially adversely affected and the market price of each party's common stock may decline significantly, particularly to the extent that the current market price reflects a market assumption that the merger transactions will be consummated. If the consummation of the merger transactions is delayed, including as a result of the announcement or receipt of a competing acquisition proposal, the business, financial condition and results of operations of each company may be materially adversely affected.

        In addition, each party has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as costs and expenses of filing, printing and mailing this joint proxy statement/prospectus. If the merger transactions are not completed, the parties would have to recognize these expenses without realizing the expected benefits of the merger transactions. Any of the foregoing, along with other risks arising in connection with the failure of or delay in consummating the merger transactions, including the diversion of management attention from pursuing other opportunities and certain limitations in the merger agreement on the ability to make significant changes to each party's ongoing business during the pendency of the merger transactions, could have a material adverse effect on each party's business, financial condition and results of operations.

        Additionally, Veritex's or Green's business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger transactions, without realizing any of the anticipated benefits of completing the merger transactions, and the market price of Veritex common stock or Green common stock might decline to the extent that the current market price reflects a market assumption that the merger transactions will be completed. If the merger agreement is terminated and a party's board of directors seeks another merger or business combination, such party's shareholders cannot be certain that such party will be able to find a party willing to engage in a transaction on more attractive terms than the merger transactions.

Veritex and Green will be subject to business uncertainties and contractual restrictions while the merger transactions are pending.

        Uncertainty about the effect of the merger transactions on employees, customers (including depositors and borrowers), counterparties, suppliers, service providers, vendors and other stakeholders may have an adverse effect on the business, financial condition and results of operations of Green and Veritex. These uncertainties may impair Veritex's or Green's ability to attract, retain and motivate key personnel and customers (including depositors and borrowers) pending the consummation of the merger transactions, as such personnel and customers may experience uncertainty about their future roles and relationships following the consummation of the merger transactions. Additionally, these uncertainties could cause customers (including depositors and borrowers), counterparties, suppliers, service providers, vendors and other stakeholders who deal with Green and/or Veritex to seek to change existing business relationships with Green and/or Veritex or fail to extend an existing relationship with Green and/or Veritex. In addition, competitors may target each party's existing customers by highlighting potential uncertainties and integration difficulties that may result from the merger transactions.

        Veritex and Green have a small number of key personnel. The pursuit of the merger transactions and the preparation for the integration may place a burden on each company's management and internal resources. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process could have a material adverse effect on each company's business, financial condition and results of operations.

        In addition, the merger agreement limits each party from taking certain actions without the other party's consent while the merger transactions are pending. These restrictions may, among other matters, prevent such party from pursuing otherwise attractive business opportunities, selling assets, incurring indebtedness, engaging in significant capital expenditures in excess of certain limits set forth in the merger agreement, entering into other transactions or making other changes to such party's business prior to consummation of the merger transactions or termination of the merger agreement. These restrictions could have a material adverse effect on each party's business, financial condition and results of operations. Please see the section entitled "The Merger Agreement—Covenants and Agreements—Conduct of Business Prior to the Effective Time" for a description of the restrictive covenants applicable to Green and Veritex.

Green directors and officers may have interests in the merger transactions that may differ from the interests of other Green shareholders.

        Green's executive officers and directors may have interests in the merger transactions that may be different from, or in addition to, the interests of Green's shareholders generally. The Green board of directors was aware of these interests and considered them, among other matters, recommending that Green shareholders vote to approve the Green merger proposal. Such interests may include, but are not limited to, the rights to accelerated vesting of equity awards (including as if any performance vesting conditions were achieved at maximum levels), payments in connection with the termination of employment agreements with certain executive officers, and the right to indemnification and insurance coverage following the consummation of the merger transactions. In addition, pursuant to the merger agreement, following the consummation of the merger transactions, the board of directors of the combined company will consist of nine members, three of whom (Manuel Mehos, Steve Lerner and Don Ellis) are current members of the Green board of directors. Additionally, certain executive officers of Green have entered into employment agreements with Veritex to be effective upon the closing of the merger transactions, which provide for certain compensatory arrangements and severance entitlements upon an involuntary termination. These interests are described in more detail under the section entitled "The Merger Transactions—Interests of Green Directors and Executive Officers in the Merger Transactions."

Veritex directors and officers may have interests in the merger transactions that may differ from the interests of other Veritex shareholders.

        Veritex's executive officers and directors may have interests in the merger transactions that may be different from, or in addition to, the interests of Veritex's shareholders generally. The Veritex board of directors was aware of these interests and considered them, among other matters, in recommending that Veritex shareholders vote to approve the Veritex share issuance proposal. Such interests may include, but are not limited to, the full vesting of equity awards held by certain of Veritex's executive officers and directors upon the consummation of the merger transactions. The merger agreement also provides that six of nine initial directors of the combined company will be current members of the Veritex board of directors. These interests are described in more detail under the section entitled "The Merger Transactions—Interests of Veritex Directors and Executive Officers in the Merger Transactions."

Shares of Veritex common stock to be received by Green shareholders as a result of the merger will have rights different from the shares of Green common stock.

        Upon completion of the merger, the rights of former Green shareholders will be governed by the certificate of formation and bylaws of Veritex. The rights associated with Green common stock are different from the rights associated with Veritex common stock, although both companies are organized under Texas law. Please see the section entitled "Comparison of Shareholders' Rights" for a discussion of the different rights associated with Veritex common stock.

The merger agreement contains provisions that may discourage other companies from pursuing, announcing or submitting a business combination proposal that might result in greater value to shareholders.

        The merger agreement contains provisions that may discourage a third party from pursuing, announcing or submitting a business combination proposal to Green or Veritex that might result in greater value to Green's or Veritex's shareholders, respectively, than the merger transactions. These provisions include a customary prohibition on Green from soliciting, or, subject to certain exceptions, entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions, as described under the section entitled "The Merger Agreement—Agreement Not to Solicit Other Offers." Furthermore, if the merger agreement is terminated under certain circumstances, either party may be required to pay the other a termination fee equal to $40,000,000, as described under the section entitled "The Merger Agreement—Termination Fee." Each party also has an unqualified obligation to submit their respective merger transaction-related proposals to a vote by such party's shareholders, including if Green receives a proposal that the Green board of directors believes is superior to the merger transactions, as described under the section entitled "The Merger Agreement—Shareholder Meetings and Recommendation of Veritex and Green Boards of Directors."

        The members of the board of directors of each of Green and Veritex, as well as certain shareholders of Green, have entered into voting agreements and have agreed to vote their shares of Green common stock and Veritex common stock, as applicable (i) in the case of Green, in favor of the merger agreement, (ii) in the case of Veritex, in favor of the Veritex share issuance, (iii) in favor of certain other matters related to the merger transactions and (iv) against alternative transactions, subject to certain exceptions. The shareholders that are party to the voting agreements described in this paragraph beneficially own in the aggregate approximately 29.1% of the outstanding shares of Green common stock and 2.3% of the outstanding shares of Veritex common stock as of the applicable record date. For further information, please see the section entitled "The Merger Agreement—Voting Agreements."

Litigation relating to the merger transactions could (i) require us to incur significant costs and suffer management distraction, (ii) delay and/or enjoin the merger transactions and/or (iii) result in the payment of damages.

        On September 19, 2018, one purported Green shareholder filed a putative shareholder derivative and class action lawsuit against Green, the members of the Green board, Veritex and Merger Sub in the District Court of Harris County, Texas, captioned Parshall v. Mehos, et al., C.A. No. 2018-65838. This action generally alleges that members of the Green board breached their fiduciary duties by approving the merger agreement and failing to disclose material information to Green shareholders. Plaintiff further alleges that Veritex and Merger Sub aided and abetted such alleged breaches.

        On September 25, 2018, one purported Green shareholder filed a putative class action complaint against Green and the members of the Green board in the United States District Court, Southern District of Texas, Houston Division, captioned Bushansky v. Green Bancorp, Inc., et al., Case 4:18-cv-03430. This action generally alleges that members of the Green board violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 by omitting material information about the merger transactions. These actions seeks injunctive relief, unspecified damages, and an award of attorneys' fees and expenses.

        The outcome of any such action is uncertain. If the actions remain unresolved, they could prevent or delay the completion of the merger transactions and result in significant costs to Green and/or Veritex, including costs associated with the indemnification of Green's directors and officers. Other plaintiffs may also file lawsuits against Green, Veritex, Merger Sub and/or directors and officers of such companies in connection with the merger transactions, requiring Green, Veritex, Merger Sub and their respective directors and officers to defend against multiple lawsuits potentially filed in different jurisdictions. The defense or settlement of any lawsuits or claims relating to the merger transactions may adversely affect the combined company's business, financial condition, results of operations and cash flows.

The holdco mergers, taken together, are expected to, but may not, qualify as a reorganization under Section 368(a) of the Code.

        The parties expect the holdco mergers, taken together, to be treated as a "reorganization" within the meaning of Section 368(a) of the Code, and the obligation of Veritex and Green to complete the merger transactions is conditioned upon the receipt of U.S. federal income tax opinions to that effect from their respective tax counsel. These tax opinions represent the legal judgment of counsel rendering the opinion and are not binding on the United States Internal Revenue Service, or the IRS, or the courts. The expectation that the holdco mergers, taken together, will be treated as a "reorganization" within the meaning of Section 368(a) of the Code reflects assumptions and was prepared taking into account the relevant information available to Veritex and Green at the time. However, this information is not a fact and should not be relied upon as necessarily indicative of future results. Furthermore, such expectation constitutes a forward-looking statement. For information on forward-looking statements, see the section entitled "Cautionary Statement Regarding Forward-Looking Statements." If the holdco mergers do not qualify as a "reorganization" within the meaning of Section 368(a) of the Code, then a Green shareholder may be required to recognize any gain or loss equal to the difference between (1) the sum of the fair market value of Veritex common stock received by the Green shareholder in the merger and the amount of cash, if any, received by the Green shareholder in the merger, and (2) the Green shareholder's adjusted tax basis in the shares of Green common stock exchanged therefor. For further information, please refer to the section entitled "Material U.S. Federal Income Tax Consequences." You should consult your tax advisor to determine the particular tax consequences to you.

The opinions of Goldman Sachs & Co. LLC and Keefe, Bruyette & Woods, Inc. will not reflect changes in circumstances occurring after the dates of the opinions.

        Each of the Green and Veritex board of directors received an opinion regarding the fairness of the exchange ratio from a financial point of view as of the date of the opinion and subject to the limitations and assumptions contained therein. Subsequent changes in the operations and prospects of Green or Veritex, general market and economic conditions and other factors that may be beyond the control of Green or Veritex, may significantly alter the value of Green or Veritex or the prices of the shares of Veritex common stock or Green common stock by the time the merger transactions are completed. The opinions do not speak as of the time the merger transactions are completed or as of any other date other than the date of such opinions. For a description of the opinions that Green and Veritex received, please refer to the sections entitled, respectively, "The Merger Transactions—Opinion of Goldman Sachs & Co. LLC" and "The Merger Transactions—Opinion of Keefe, Bruyette & Woods, Inc."

Risks Relating to the Combined Company's Business Following the Merger Transactions

The market price of the common stock of the combined company after the merger transactions may be affected by factors different from those currently affecting the shares of Veritex or Green common stock.

        Upon the completion of the merger transactions, holders of Veritex common stock and holders of Green common stock will become holders of the combined company. Veritex's business differs from that of Green, and, accordingly, the results of operations of the combined company and the market price of the combined company's shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of Green and Veritex. For a discussion of the businesses of Veritex and Green, please see the section entitled "Information About the Companies." For a discussion of the businesses of Veritex and Green and of certain factors to consider in connection with such businesses, please see the documents incorporated by reference in this joint proxy statement/prospectus and referred to in the section entitled "Where You Can Find More Information."

Veritex and Green shareholders will have a reduced ownership and voting interest in the combined company after the merger than they currently have over Veritex and Green, respectively, and, accordingly, will exercise less influence over management.

        Veritex shareholders currently have the right to vote in the election of the Veritex board of directors and on other matters affecting Veritex. Green shareholders currently have the right to vote in the election of the Green board of directors and on other matters affecting Green. Upon the completion of the merger, each party's shareholders will become a shareholder of Veritex with a percentage ownership of Veritex that is smaller than such shareholder's current percentage ownership of Veritex or Green, as applicable. It is expected that the shareholders of Green, as a group, will receive shares in the merger constituting approximately 55% of the outstanding shares of the combined company's common stock immediately after the consummation of the merger. As a result, current shareholders of Veritex, as a group, will own approximately 45% of the outstanding shares of the combined company immediately after the consummation of the merger. Thus, Green and Veritex shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of Veritex or Green, as applicable.

Sales of substantial amounts of Veritex's common stock in the open market by former Green shareholders could depress Veritex's stock price.

        Shares of Veritex common stock that are issued to shareholders of Green in the merger transactions will be freely tradable without restrictions or further registration under the Securities Act.

Based on the shares of Green common stock outstanding, reserved for issuance upon the exercise of outstanding Green stock options and subject to outstanding Green restricted share unit awards, in each case, as of October 5, 2018, Veritex currently expects to issue approximately 31,283,848 shares of its common stock in connection with the merger. If the merger transactions are completed and if Green's former shareholders sell substantial amounts of Veritex common stock in the public market following completion of the merger, the market price of Veritex common stock may decrease. These sales may also make it more difficult for Veritex to sell equity or equity-related securities at a time and price that it otherwise would deem appropriate.

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger transactions may not be realized.

        The success of the merger transactions will depend on, among other things, the combined company's ability to combine the businesses of Veritex and Green. If the combined company is not able to successfully achieve this objective, the anticipated benefits of the merger transactions may not be realized fully, or at all, or may take longer to realize than expected.

        Veritex and Green have operated and, until the completion of the merger transactions, will continue to operate, independently. The success of the merger transactions, including anticipated benefits and cost savings, will depend, in part, on the successful combination of the businesses of Veritex and Green. To realize these anticipated benefits and cost savings, after the completion of the merger transactions, Veritex expects to integrate Green's business into its own. It is possible that the integration process could result in the loss of key employees, the disruption of each company's ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company's ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger transactions. The loss of key employees could have an adverse effect on the Veritex's, Green's and the combined company's financial results and the value of its common stock. If Veritex experiences difficulties with the integration process, the anticipated benefits of the merger transactions may not be realized fully, or at all, or may take longer to realize than expected. These integration matters could have an adverse effect on each of Veritex and Green during this transition period and for an undetermined period after completion of the merger transactions on the combined company. In addition, the actual cost savings of the merger transactions could be less than anticipated.

The combined company expects to incur substantial expenses related to the merger transactions.

        The combined company expects to incur substantial expenses in connection with consummation of the merger transactions and combining the business, operations, networks, systems, technologies, policies and procedures of the two companies. Although Veritex and Green have assumed that a certain level of transaction and combination expenses would be incurred, there are a number of factors and assumptions beyond their control that could affect the total amount or the timing of their combination expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. Due to these factors, the expenses associated with the merger transactions could, particularly in the near term, exceed the savings that the combined company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the combination of the businesses following the consummation of the merger transactions. As a result of these expenses, both Veritex and Green expect to take charges against their earnings before and after the completion of the merger transactions. The charges taken in connection with the merger transactions are expected to be significant, although the aggregate amount and timing of such charges are currently uncertain.

The merger transactions will result in changes to the board of directors of Veritex.

        Upon completion of the merger transactions, the composition of the board of directors of Veritex, as the combined company, will be different than the current boards of Veritex and Green. Upon the completion of the merger transactions, the board of directors of Veritex, as the combined company, will consist of nine members comprised of six members of the Veritex board of directors prior to the consummation of the merger transactions and Manuel Mehos, Steve Lerner and Don Ellis, each of whom is a member of the current Green board of directors. This new composition of the board of directors of Veritex, as the combined company, may affect the future decisions of Veritex, as the combined company.

Veritex may be unable to, or choose not to, pay dividends on the Veritex's common stock.

        Veritex has never declared or paid any cash or stock dividends to holders of its common stock. Consequently, following the merger, Green shareholders' only opportunity to achieve a return on their investment in Veritex may be if they sell their Veritex common stock at a price greater than they paid for their shares of Green common stock.

        Payment of future dividends, if any, will be within the discretion of the combined company's board of directors and will depend upon then-existing conditions, including its results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal, regulatory, contractual or other limitations on its ability to pay dividends and other factors its board of directors may deem relevant. As a bank holding company, Veritex's ability to pay dividends is also affected by the policies and enforcement powers of the Board of Governors of the Federal Reserve System, or the Federal Reserve, and any future payment of dividends will be dependent upon Veritex Bank's ability to make distributions and payments to Veritex as its principal source of funds to pay such dividends. Veritex Bank is also subject to various legal, regulatory and other restrictions on its ability to make distributions and payments to Veritex. In addition, in the future, Veritex may enter into borrowing or other contractual arrangements that restrict its ability to pay dividends.

The unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus is illustrative only and the actual financial condition and results of operations after the merger transactions may differ materially.

        The unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company's actual financial condition or results of operations would have been had the merger transactions been completed on the dates indicated. A final determination of the fair values of Green's assets and liabilities, which cannot be made prior to the completion of the merger transactions, will be based on the actual net tangible and intangible assets of Green that exist as of the date of completion of the merger transactions. Consequently, fair value adjustments and amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented herein and could result in a material change in amortization of acquired intangible assets. The unaudited pro forma condensed combined statements of earnings do not include the effects of the costs associated with any restructuring or integration activities resulting from the merger transactions, as they are nonrecurring in nature and not factually supportable at this time. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of Veritex and Green or any anticipated disposition of assets that may result from such integration. For more information, please see the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements."

For so long as Veritex is an emerging growth company, Veritex will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about its executive compensation, that apply to other public companies.

        Veritex is classified as an "emerging growth company" under the Jumpstart Our Business Startups Act. For so long as Veritex is an emerging growth company, unlike other public companies, it will not be required to, among other things, (1) provide an auditor's attestation report on management's assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, (2) comply with any new requirements proposed by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) provide certain disclosure regarding executive compensation required of larger public companies, (4) hold nonbinding advisory votes on executive compensation, or (5) obtain shareholder approval of any golden parachute payments not previously approved. Veritex will remain an emerging growth company until the earlier of (i) December 31, 2019, the last day of the fiscal year following the fifth anniversary of its initial public offering, which was completed in October 2014 and (ii) such time as Veritex has more than $1.0 billion of revenues in a fiscal year, has more than $700.0 million in market value of its common stock held by non-affiliates or issues more than $1.0 billion of non-convertible debt over a 3-year period.

THE GREEN SPECIAL MEETING

        This section contains information for Green shareholders about the Green special meeting. Green is mailing this joint proxy statement/prospectus to you, as an Green shareholder, on or about October 15, 2018. This joint proxy statement/prospectus is accompanied by a notice of the Green special meeting and a proxy card that the Green board of directors is soliciting for use at the Green special meeting and at any adjournments or postponements of the Green special meeting. Reference to "you" and "your" in this section are to Green shareholders.

Date, Time and Place of the Green Special Meeting

        Green will hold the Green special meeting in the Pecan Room of the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, commencing at 4:00 p.m., Central Time, on November 15, 2018. On or about October 15, 2018, Green will commence mailing this joint proxy statement/prospectus and the enclosed form of proxy card to its shareholders entitled to vote at the Green special meeting.

Purpose of the Green Special Meeting

        At the Green special meeting, Green shareholders will be asked to consider and vote on the following matters:

  •
  the Green merger proposal; and

  •
  the Green adjournment proposal, if necessary or appropriate.

Recommendation of the Green Board of Directors

        The Green board of directors has determined that the merger agreement and the transactions contemplated thereby are advisable and in the best interests of Green and its shareholders. The Green board of directors unanimously approved the merger transactions and the merger agreement and unanimously recommends that Green shareholders vote "FOR" the Green merger proposal and "FOR" the Green adjournment proposal. Please see the section entitled "The Merger Transactions—Recommendation of the Green Board of Directors and Reasons for the Merger Transactions" for a more detailed discussion of the factors considered by the Green board of directors in reaching its decision to approve the merger agreement.

        Completion of the merger transactions is conditioned upon the approval of the Green merger proposal, but is not conditioned upon the approval of the Green adjournment proposal.

Green Record Date and Quorum

        Green has set October 10, 2018 as the Green record date to determine which Green shareholders will be entitled to receive notice of and vote at the Green special meeting. Only Green shareholders at the close of business on the Green record date will be entitled to vote at the Green special meeting. As of the Green record date, there were 37,370,188 shares of Green common stock outstanding and entitled to notice of, and to vote at, the Green special meeting, held by approximately 151 shareholders of record. Each holder of shares of Green common stock outstanding on the Green record date will be entitled to one vote for each share held of record.

        The presence at the Green special meeting, in person or by proxy, of at least a majority of the shares of Green common stock outstanding and entitled to vote on the Green record date will constitute a quorum for the purposes of the Green special meeting. All shares of Green common stock present in person or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Green special meeting.

        If a quorum is not present at the Green special meeting, it will be postponed until the holders of the number of shares of Green common stock required to constitute a quorum attend. If additional votes must be solicited in order for Green shareholders to approve the Green merger proposal and the Green adjournment proposal is approved, the Green special meeting will be adjourned to solicit additional proxies.

Vote Required; Treatment of Abstentions and Failure to Vote

        Approval of the Green merger proposal requires the affirmative vote of at least two-thirds of the outstanding shares entitled to vote of Green common stock. Approval of the Green adjournment proposal requires the affirmative vote of at least a majority of shares present in person or represented by proxy at the Green special meeting and entitled to vote on and that voted for or against or expressly abstained with respect to that matter.

        With respect to the Green merger proposal, if you mark "ABSTAIN" on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Green special meeting, or are a "street name" holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the Green merger proposal. With respect to the Green adjournment proposal if you mark "ABSTAIN" on your proxy card, it will have the same effect as a vote against the Green adjournment proposal, and if you fail to either submit a proxy card or vote by telephone or the internet or in person at the Green special meeting, or are a "street name" holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposal.

Shares Held by Officers, Directors and Certain Shareholders

        As of the Green record date, there were 37,370,188 shares of Green common stock entitled to vote at the Green special meeting. As of the Green record date, the directors and executive officers of Green and their affiliates beneficially owned and were entitled to vote approximately 4,195,329 shares of Green common stock, representing approximately 11.12% of the shares of Green common stock outstanding on that date. Green currently expects that each of its directors and executive officers will vote their shares of Green common stock in favor of the Green merger proposal and the Green adjournment proposal. The members of the Green board of directors, as well as certain shareholders of Green, have entered into voting agreements and have agreed to vote their shares of Green common stock in favor of the Green merger proposal and certain related matters and against alternative transactions, subject to certain exceptions. For further information, please see the section entitled "The Merger Agreement—Voting Agreements."

        As of the Green record date, Veritex did not beneficially hold any shares of Green common stock.

Voting of Proxies; Incomplete Proxies

        Any Green shareholder may vote by proxy or in person at the Green special meeting. If you hold your shares of Green common stock in your name as a shareholder of record, to submit a proxy, you, as a Green shareholder may use one of the following methods:

  •
  through the internet by visiting www.voteproxy.com and following the instructions;

  •
  by telephone by calling 1-800-PROXIES (1-800-776-9437), in the US, or 1-718-921-8500, international, and following the recorded instructions; or

  •
  by mail by completing, signing, dating and returning the proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States.

        Green requests that Green shareholders vote by completing and signing the accompanying proxy card and returning it to Green as soon as possible in the enclosed postage-paid envelope. When a properly executed proxy card is returned, the shares of Green common stock represented by it will be voted at the Green special meeting in accordance with the instructions contained on the proxy card. If any proxy card is returned without indication as to how to vote, the shares of Green common stock represented by the proxy card will be voted as recommended by the Green board of directors.

        The deadline for voting by telephone or through the internet as a shareholder of record is 11:59 p.m., Eastern Time, on November 14, 2018. For shareholders whose shares are registered in the name of a bank, broker or other nominee, please consult the voting instructions provided by your bank, broker or other nominee for information about the deadline for voting by telephone or through the internet.

        If a Green shareholder's shares are held in "street name" by a bank, broker or other nominee, the shareholder should check the voting form used by that firm to determine how to vote. You may not vote shares held in street name by returning a proxy card directly to Green or by voting in person at the Green special meeting unless you provide a "legal proxy," which you must obtain from your bank, broker or other nominee.

        Every Green shareholder's vote is important. Accordingly, you should complete, sign, date and return the enclosed proxy card by mail, or vote via the internet or by telephone, whether or not you plan to attend the Green special meeting in person. Sending in your proxy card will not prevent you from voting your shares personally at the meeting, since you may revoke your proxy at any time before it is voted.

Shares Held in "Street Name"

        If you are a Green shareholder and your shares are held in "street name" through a bank, broker or other nominee, you must provide the record holder or nominee of your shares with instructions on how to vote the shares. Under stock exchange rules, banks, brokers and other nominees who hold shares of Green common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be "non-routine," without specific instructions from the beneficial owner. Green expects that all proposals to be voted on at the Green special meeting will be "non-routine" matters. Broker non-votes are shares held by a bank, broker or other nominee that are represented at the Green special meeting, but with respect to which such entity is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your bank, broker or other nominee holds your shares of Green common stock in "street name," such entity will vote your shares of Green common stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker or other nominee with this joint proxy statement/prospectus.

Revocability of Proxies and Changes to a Green Shareholder's Vote

        If you hold stock in your name as a shareholder of record, you may change your vote or revoke any proxy at any time before it is voted by (1) completing, signing, dating and returning a proxy card with a later date, (2) delivering a written revocation letter to Green's corporate secretary, (3) attending the Green special meeting in person, notifying the corporate secretary and voting by ballot at the Green special meeting or (4) voting by telephone or the internet at a later time (but prior to the internet and telephone voting deadline). If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the Green special meeting.

        The mere presence (without notifying Green's corporate secretary) of a shareholder at the Green special meeting will not constitute revocation of a previously given proxy.

        Written notices of revocation and other communications about revoking your proxy card should be addressed to:

Green Bancorp, Inc.
4000 Greenbriar Street
Houston, Texas 77098
Attention: Elizabeth Vandervoort, Secretary

        If your shares are held in "street name" by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

Solicitation of Proxies

        Green is soliciting proxies from its shareholders in conjunction with the merger transactions and has engaged Georgeson LLC to assist Green solicit proxies from its shareholders. Green has agreed to pay $15,000, plus expenses, for Georgeson LLC's services. Green will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, Green will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Green common stock and secure their voting instructions. Green will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Green may use its directors and several of its regular employees, who will not be specially compensated, to solicit proxies from Green shareholders, either personally or by telephone, facsimile, letter or electronic means.

Attending the Green Special Meeting

        Subject to space availability, all Green shareholders as of the Green record date, or their duly appointed proxies, may attend the Green special meeting. Since seating is limited, admission to the Green special meeting will be on a first-come, first-served basis. Registration and seating will begin at 3:30 p.m., Central Time.

        If you are a Green shareholder of record and you wish to attend the Green special meeting, please bring your proxy card to the Green special meeting and valid photo identification. We encourage you to register your vote through the internet or by telephone whenever possible. When a shareholder submits a proxy through the internet or by telephone, his or her proxy is recorded immediately. If you attend the meeting, you may also submit your vote in person. Any votes that you previously submitted—whether through the internet, by telephone or by mail—will be superseded by any vote that you cast at the Green special meeting.

        If you are not an Green shareholder of record or your shares of Green common stock are held in "street name" in a stock brokerage account or by a bank or other nominee and you wish to attend the Green special meeting, you need to bring a letter from the record holder of your shares confirming your ownership and a valid photo identification in order to be admitted to the meeting. A copy or printout of a brokerage statement will not be sufficient without a signed letter from the bank, broker or other nominee through which you beneficially own Green common stock. Green reserves the right to refuse admittance to anyone without proper proof of share ownership and without valid photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without the express written consent of Green.

Delivery of Proxy Materials

        As permitted by applicable law, only one copy of this joint proxy statement/prospectus is being delivered to Green shareholders residing at the same address, unless such Green shareholders have notified Green of their desire to receive multiple copies of this joint proxy statement/prospectus. This is referred to as "householding." Green shareholders who hold their shares in "street name" can request further information on householding through their banks, brokers or other holders of record.

        Green will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any shareholder residing at an address to which only one copy of such document was mailed. Requests for additional copies should be directed to Investor Relations at (713) 275-8220 or Green's proxy solicitor, Georgeson LLC, at (866) 482-4943.

Assistance

        If you need assistance in completing your proxy card, have questions regarding the Green special meeting, or would like additional copies of this joint proxy statement/prospectus, please contact Investor Relations at (713) 275-8220 or Green's proxy solicitor, Georgeson LLC, at the following address or phone number: 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, (866) 482-4943.

 THE GREEN PROPOSALS

Proposal 1: Green Merger Proposal

        Green is asking its shareholders to approve the merger agreement. For a detailed discussion of the terms and conditions of the merger agreement, please see the section entitled "The Merger Agreement." Holders of Green common stock should read this joint proxy statement/prospectus, including any documents incorporated in this joint proxy statement/prospectus by reference, and its annexes, carefully and in their entirety for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

        As discussed in the section entitled "The Merger Transactions—Recommendation of the Green Board of Directors and Reasons for the Merger Transactions," after careful consideration, the Green board of directors unanimously approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger transactions, to be advisable and in the best interest of Green and the Green shareholders.

Required Vote

        Approval of the Green merger proposal requires the affirmative vote of at least two-thirds of the outstanding shares of Green common stock. If your shares of Green common stock are present at the Green special meeting but are not voted on the Green merger proposal, or if you vote to abstain on the Green merger proposal, each will have the same effect as a vote against the Green merger proposal. If you fail to submit a proxy card and fail to attend the Green special meeting, or if you do not instruct your bank, broker or other nominee to vote your shares of Green common stock in favor of the Green merger proposal, your shares of Green common stock will not be voted, and this will have the same effect as a vote against the Green merger proposal.

        The Green board of directors unanimously recommends that Green shareholders vote "FOR" the Green merger proposal.

Proposal 2: Green Adjournment Proposal

        Green is asking its shareholders to approve the adjournment of the Green special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the Green merger proposal if there are insufficient votes at the time of such adjournment to approve the Green merger proposal.

        If, at the Green special meeting, there are an insufficient number of shares of Green common stock present, in person or represented by proxy, and voting in favor of the Green merger proposal, Green may move to adjourn the Green special meeting in order to enable the Green board of directors to solicit additional proxies for approval of the Green merger proposal. If Green shareholders approve the Green adjournment proposal, Green could adjourn the Green special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Green shareholders who have previously voted. If the date of the adjournment is not announced at the Green special meeting or a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the adjourned meeting.

Required Vote

        Approval of the Green adjournment proposal requires the affirmative vote of at least a majority of the votes present in person or represented by proxy at the Green special meeting and entitled to vote on and that voted for or against or expressly abstained with respect to that matter. If you vote to abstain on the Green adjournment proposal, it will have the same effect as a vote against the Green adjournment proposal. If your shares of Green common stock are present at the Green special meeting but are not voted on the Green adjournment proposal, or if you fail to submit a proxy card and fail to attend the Green special meeting, or if you do not instruct your bank, broker or other nominee to vote your shares of Green common stock in favor of the Green adjournment proposal, your shares of Green common stock will not be voted, and this will have no effect on the Green adjournment proposal.

        The Green board of directors unanimously recommends that Green shareholders vote "FOR" the Green adjournment proposal.

Other Matters to Come Before the Green Special Meeting

        As of the date of this joint proxy statement/prospectus, the Green board of directors is not aware of any matters that will be presented for consideration at the Green special meeting other than as described in this joint proxy statement/prospectus. If, however, the Green board of directors properly brings any other matters before the Green special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the recommendation of the Green board of directors on any such matter (unless the Green shareholder checks the box on the proxy card to withhold discretionary voting authority).

THE VERITEX SPECIAL MEETING

        This section contains information for Veritex shareholders about the Veritex special meeting. Veritex is mailing this joint proxy statement/prospectus to you, as a Veritex shareholder, on or about October 15, 2018. This joint proxy statement/prospectus is accompanied by a notice of the Veritex special meeting and a form of proxy card that the Veritex board of directors is soliciting for use at the Veritex special meeting and at any adjournments or postponements of the Veritex special meeting. Reference to "you" and "your" in this section are to Veritex shareholders.

Date, Time and Place of the Veritex Special Meeting

        Veritex will hold the Veritex special meeting at Veritex's corporate headquarters located at 8214 Westchester Drive, 7th Floor, Dallas, Texas, commencing at 5:00 p.m., Central Time, on November 15, 2018. On or about October 15, 2018, Veritex will commence mailing this joint proxy statement/prospectus and the enclosed form of proxy card to its shareholders entitled to vote at the Veritex special meeting.

Purpose of the Veritex Special Meeting

        At the Veritex special meeting, Veritex shareholders will be asked to consider and vote on the following matters:

  •
  the Veritex share issuance proposal; and

  •
  the Veritex adjournment proposal, if necessary or appropriate.

Recommendation of the Veritex Board of Directors

        The Veritex board has determined that the merger agreement and the transactions contemplated thereby are advisable and in the best interests of Veritex and its shareholders. The Veritex board of directors unanimously approved the merger transactions and the merger agreement and unanimously recommends that Veritex shareholders vote "FOR" the Veritex share issuance proposal and "FOR" the Veritex adjournment proposal. Please see the section entitled "The Merger Transactions—Recommendation of the Veritex Board of Directors and Reasons for the Merger Transactions" for a more detailed discussion of the factors considered by the Veritex board of directors in reaching its decision to approve the merger agreement.

        Completion of the merger transactions are conditioned upon the approval of the Veritex share issuance proposal, but is not conditioned upon the approval of the Veritex adjournment proposal.

Veritex Record Date and Quorum

        Veritex has set October 10, 2018 as the Veritex record date to determine which Veritex shareholders will be entitled to receive notice of and vote at the Veritex special meeting. Only Veritex shareholders at the close of business on this Veritex record date will be entitled to vote at the Veritex special meeting. As of the Veritex record date, there were 24,201,698 shares of Veritex common stock outstanding and entitled to be voted at the Veritex special meeting, held by approximately 285 shareholders of record. Each holder of shares of Veritex common stock outstanding on the Veritex record date will be entitled to one vote for each share held of record.

        The presence at the Veritex special meeting, in person or by proxy, of at least a majority of the shares of Veritex common stock outstanding and entitled to vote on the Veritex record date will constitute a quorum for the purposes of the Veritex special meeting. All shares of Veritex common stock present in person or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Veritex special meeting.

        If a quorum is not present at the Veritex special meeting, it will be postponed until the holders of the number of shares of Veritex common stock required to constitute a quorum attend. If additional votes must be solicited in order for Veritex shareholders to approve the Veritex share issuance proposal and the Veritex adjournment proposal is approved, the Veritex special meeting will be adjourned to solicit additional proxies.

Vote Required; Treatment of Abstentions and Failure to Vote

        Approval of the Veritex share issuance proposal and the Veritex adjournment proposal requires the affirmative vote of at least a majority of the votes cast, in person or by proxy, by the Veritex shareholders at the Veritex special meeting.

        If you mark "ABSTAIN" on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Veritex special meeting, or are a "street name" holder and fail to instruct your bank, broker or other nominee how to vote with respect to the Veritex share issuance proposal or the Veritex adjournment proposal, it will have no effect on such proposals.

Shares Held by Officers and Directors

        As of the Veritex record date, there were 24,201,698 shares of Veritex common stock entitled to vote at the Veritex special meeting. As of the Veritex record date, the directors and executive officers of Veritex and their affiliates beneficially owned and were entitled to vote approximately 621,658 shares of Veritex common stock, representing approximately 2.6% of the shares of Veritex common stock outstanding on that date. Veritex currently expects that each of its directors and executive officers will vote their shares of Veritex common stock in favor of the Veritex stock issuance proposal and the Veritex adjournment proposal. The members of the Veritex board of directors have entered into voting agreements and have agreed to vote their shares of Veritex common stock in favor of the Veritex share issuance proposal and certain related matters and against alternative transactions, subject to certain exceptions. For further information, please see the section entitled "The Merger Agreement—Voting Agreements."

Voting of Proxies; Incomplete Proxies

        Any Veritex shareholder may vote by proxy or in person at the Veritex special meeting. If you hold your shares of Veritex common stock in your name as a shareholder of record, to submit a proxy, you, as a Veritex shareholder, may use one of the following methods:

  •
  through the internet by visiting www.cstproxyvote.com and following the instructions;

  •
  by telephone by calling (866) 894-0536 and following the recorded instructions; or

  •
  by mail by completing, signing, dating and returning the proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States.

        Veritex requests that Veritex shareholders vote by completing and signing the accompanying proxy card and returning it to Veritex as soon as possible in enclosed postage-paid envelope. When a properly executed proxy card is returned, the shares of Veritex common stock represented by it will be voted at the Veritex special meeting in accordance with the instructions contained on the proxy card. If any proxy card is returned without indication as to how to vote, the shares of Veritex common stock represented by the proxy card will be voted as recommended by the Veritex board of directors.

        The deadline for voting by telephone or through the internet as a shareholder of record is 10:59 p.m., Central Time, on November 14, 2018. For shareholders whose shares are registered in the name of a bank, broker or other nominee, please consult the voting instructions provided by your bank, broker or other nominee for information about the deadline for voting by telephone or through the internet.

        If a Veritex shareholder's shares are held in "street name" by a bank, broker or other nominee, the shareholder should check the voting form used by that firm to determine how to vote. You may not vote shares held in street name by returning a proxy card directly to Veritex or by voting in person at the Veritex special meeting unless you provide a "legal proxy," which you must obtain from your bank, broker or other nominee.

        Every Veritex shareholder's vote is important. Accordingly, you should complete, sign, date and return the enclosed proxy card by mail, or vote via the internet or by telephone, whether or not you plan to attend the Veritex special meeting in person. Sending in your proxy card will not prevent you from voting your shares personally at the meeting, since you may revoke your proxy at any time before it is voted.

Shares Held in "Street Name"

        If you are a Veritex shareholder and your shares are held in "street name" through a bank, broker or other holder of record, you must provide the record holder or nominee of your shares with instructions on how to vote the shares. Under stock exchange rules, banks, brokers and other nominees who hold shares of Veritex common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise voting discretion with respect to the approval of matters determined to be "non-routine," without specific instructions from the beneficial owner. Veritex expects that all proposals to be voted on at the Veritex special meeting will be "non-routine" matters. Broker non-votes are shares held by a bank, broker or other nominee that are represented at the Veritex special meeting, but with respect to which such entity is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your bank, broker or other nominee holds your shares of Veritex common stock in "street name," such entity will vote your shares of Veritex common stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker or other nominee with this joint proxy statement/prospectus.

Revocability of Proxies and Changes to a Veritex Shareholder's Vote

        If you hold stock in your name as a shareholder of record, you may change your vote or revoke any proxy at any time before it is voted by (1) completing, signing, dating and returning a proxy card with a later date, (2) delivering a written revocation letter to Veritex's corporate secretary, (3) attending the Veritex special meeting in person, notifying the corporate secretary and voting by ballot at the Veritex special meeting, or (4) voting by telephone or the internet at a later time (but prior to the internet and telephone voting deadline). If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the Veritex special meeting.

        The mere presence (without notifying Veritex's corporate secretary) of a shareholder at the Veritex special meeting will not constitute revocation of a previously given proxy.

        Written notices of revocation and other communications about revoking your proxy card should be addressed to:

Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
Attention: Corporate Secretary

        If your shares are held in "street name" by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

Solicitation of Proxies

        Veritex is soliciting proxies from its shareholders in conjunction with the merger transactions. Veritex will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, Veritex will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Veritex common stock and secure their voting instructions. Veritex will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Veritex may use its directors and several of its regular employees, who will not be specially compensated, to solicit proxies from Veritex shareholders, either personally or by telephone, facsimile, letter or electronic means.

Attending the Veritex Special Meeting

        Subject to space availability, all Veritex shareholders as of the Veritex record date, or their duly appointed proxies, may attend the Veritex special meeting. Since seating is limited, admission to the Veritex special meeting will be on a first-come, first-served basis. Registration and seating will begin at 4:00 p.m., Central Time.

        If you are a Veritex shareholder of record and you wish to attend the Veritex special meeting, please bring your proxy card to the Veritex special meeting and valid photo identification. We encourage you to register your vote through the internet or by telephone whenever possible. When a shareholder submits a proxy through the internet or by telephone, his or her proxy is recorded immediately. If you attend the meeting, you may also submit your vote in person. Any votes that you previously submitted—whether through the internet, by telephone or by mail—will be superseded by any vote that you cast at the Veritex special meeting.

        If you are not a Veritex shareholder of record or your shares of Veritex common stock are held in "street name" in a stock brokerage account or by a bank or other nominee and you wish to attend the Veritex special meeting, you need to bring a letter from the record holder of your shares confirming your ownership and a valid photo identification in order to be admitted to the meeting. A copy or printout of a brokerage statement will not be sufficient without a signed letter from the bank, broker or other nominee through which you beneficially own Veritex common stock. Veritex reserves the right to refuse admittance to anyone without proper proof of share ownership and without valid photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without the express written consent of Veritex.

Delivery of Proxy Materials

        As permitted by applicable law, only one copy of this joint proxy statement/prospectus is being delivered to Veritex shareholders residing at the same address, unless such Veritex shareholders have notified Veritex of their desire to receive multiple copies of this joint proxy statement/prospectus. This is referred to as "householding." Veritex shareholders who hold their shares in "street name" can request further information on householding through their banks, brokers or other holders of record.

        Veritex will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any shareholder residing at an address to which only one copy of such document was mailed. Requests for additional copies should be directed to Investor Relations at (972) 349-6200.

Assistance

        If you need assistance in completing your proxy card, have questions regarding the Veritex special meeting, or would like additional copies of this joint proxy statement/prospectus, please contact Investor Relations at (972) 349-6200.

 THE VERITEX PROPOSALS

Proposal 1: Veritex Share Issuance Proposal

        Under the Nasdaq Listing Rules, a company listed on the Nasdaq Global Market is required to obtain shareholder approval prior to the issuance of common stock in connection with the acquisition of the stock of another company if the common stock will have, upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock, or the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock. If Veritex and Green complete the merger transactions, the number of shares of Veritex common stock issued in the merger will exceed 20% of the shares of Veritex common stock outstanding before such issuance. Accordingly, Veritex must obtain the approval of Veritex shareholders for the issuance of shares of Veritex common stock in connection with the merger.

        Veritex is asking its shareholders to approve the proposal to issue up to 31,283,848 shares of Veritex common stock pursuant to the merger agreement. For a detailed discussion of the terms and conditions of the merger agreement, please see the section entitled "The Merger Agreement." Holders of Veritex common stock should read this joint proxy statement/prospectus, including any documents incorporated in this joint proxy statement/prospectus by reference, and its annexes, carefully and in their entirety for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

        As discussed in the section entitled "The Merger Transactions—Recommendation of the Veritex Board of Directors and Reasons for the Merger Transactions," after careful consideration, the Veritex board of directors unanimously approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger transactions, to be advisable and in the best interest of Veritex and the Veritex shareholders.

Required Vote

        Approval of the Veritex share issuance proposal requires the affirmative vote of at least a majority of the votes cast, in person or by proxy, by Veritex shareholders at the Veritex special meeting. If your shares of Veritex common stock are present at the Veritex special meeting but are not voted on the Veritex share issuance proposal, or if you vote to abstain on the Veritex share issuance proposal, each will have no effect on the Veritex share issuance proposal. If you fail to submit a proxy card and fail to attend the Veritex special meeting, or if you do not instruct your bank, broker or other nominee to vote your shares of Veritex common stock in favor of the Veritex share issuance proposal, your shares of Veritex common stock will not be voted, and this will have no effect on the Veritex share issuance proposal.

        The Veritex board of directors unanimously recommends that Veritex shareholders vote "FOR" the Veritex share issuance proposal.

Proposal 2: Veritex Adjournment Proposal

        Veritex is asking its shareholders to approve the adjournment of the Veritex special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the Veritex share issuance proposal if there are insufficient votes at the time of such adjournment to approve the Veritex share issuance proposal.

        If, at the Veritex special meeting, there are an insufficient number of shares of Veritex common stock present, in person or represented by proxy, and voting in favor of the Veritex share issuance proposal, Veritex may move to adjourn the Veritex special meeting in order to enable the Veritex board of directors to solicit additional proxies for approval of the Veritex share issuance proposal. If Veritex shareholders approve the Veritex adjournment proposal, Veritex may adjourn the Veritex special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Veritex shareholders who have previously voted. If the date of the adjournment is not announced at the Veritex special meeting or a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the adjourned meeting.

Required Vote

        Approval of the Veritex adjournment proposal requires the affirmative vote of at least a majority of the votes cast, in person or by proxy, by Veritex shareholders at the Veritex special meeting. If your shares of Veritex common stock are present at the Veritex special meeting but are not voted on the Veritex adjournment proposal, or if you vote to abstain on the Veritex adjournment proposal, each will have no effect on the Veritex adjournment proposal. If you fail to submit a proxy card and fail to attend the Veritex special meeting, or if you do not instruct your bank, broker or other nominee to vote your shares of Veritex common stock in favor of the Veritex adjournment proposal, your shares of Veritex common stock will not be voted, and this will have no effect on the Veritex adjournment proposal.

        The Veritex board of directors unanimously recommends that Veritex shareholders vote "FOR" the Veritex adjournment proposal.

Other Matters to Come Before the Veritex Special Meeting

        As of the date of this joint proxy statement/prospectus, the Veritex board of directors is not aware of any matters that will be presented for consideration at the Veritex special meeting other than as described in this joint proxy statement/prospectus. If, however, the Veritex board of directors properly brings any other matters before the Veritex special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the recommendation of the Veritex board of directors on any such matter (unless the Veritex shareholder checks the box on the proxy card to withhold discretionary voting authority).

 INFORMATION ABOUT THE COMPANIES

Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
Telephone: (972) 349-6200

        Veritex Holdings, Inc. is a Texas corporation and bank holding company headquartered in Dallas, Texas. Through its wholly owned subsidiary, Veritex Community Bank, a Texas state chartered bank, Veritex provides relationship-driven commercial banking products and services tailored to meet the needs of small to medium-sized businesses and professionals. Beginning at Veritex's inception in 2010, it initially targeted customers and focused on acquisitions primarily in the Dallas metropolitan area, which it considers to be Dallas and the adjacent communities in North Dallas. As a result of Veritex's acquisitions of Sovereign Bancshares, Inc. and Liberty Bancshares, Inc., its current primary market now includes the broader Dallas-Fort Worth metroplex, which also encompasses Arlington, as well as the Houston metropolitan area.

        Veritex's primary customers are small and medium-sized businesses, generally with annual revenues of under $30 million, and professionals. Veritex believes that these businesses and professionals highly value the local decision-making and relationship-driven, quality service provided by Veritex, as well as Veritex's deep, long-term understanding of Texas community banking. As a result of consolidation, Veritex believes that few locally-based banks are dedicated to providing this level of service to small and medium-sized businesses. The Veritex management team's long-standing presence and experience in Texas gives it unique insight into local market opportunities and the needs of its customers. This enables Veritex to respond quickly to customers, provide high quality personal service and develop comprehensive, long-term banking relationships by providing products and services tailored to meet the individual needs of Veritex customers.

        Veritex's common stock is traded on the Nasdaq Global Market under the symbol "VBTX."

        Additional information about Veritex and its subsidiaries may be found in the documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information."

MustMS, Inc.
c/o Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
Telephone: (972) 349-6200

        MustMS, Inc., a Texas corporation and wholly owned subsidiary of Veritex, was formed solely for the purpose of facilitating the merger transactions. MustMS, Inc. has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. By operation of the merger transactions, MustMS, Inc. will be merged with and into Green, with Green continuing as the surviving corporation.

Green Bancorp, Inc.
4000 Greenbriar Street
Houston, Texas 77098
Telephone: (713) 275-8220

        Green Bancorp, Inc. is a Texas-focused bank holding company headquartered in Houston, Texas. Green's wholly owned subsidiary, Green Bank, N.A., a nationally chartered commercial bank, provides commercial and private banking services primarily to Texas based customers through 21 full-service branches in the Houston and Dallas MSAs and other markets. The Houston and Dallas MSAs are

Green's target markets because Green believes their growing economies and attractive demographics, together with Green's scalable platform, provide Green with opportunities for long-term and sustainable growth.

        Green employs a portfolio banking model that relies upon experienced bankers to originate quality loans, attract and retain low-cost deposits and generate fee income. Green believes that this model allows it to build and maintain long-term relationships, leading to increased business opportunities and referrals, while improving its risk profile through ongoing and proactive credit monitoring and loan servicing. Green's target commercial customers include Texas-based small and medium-sized businesses in the manufacturing, distribution, service and supply sectors, as well as real estate investors, mortgage originators and professional firms. Green also seeks to attract traditional retail customers and to generate retail business from mass affluent individuals with the capacity to maintain significant deposit balances with us through a combination of diverse product offerings with attractive rates, convenient branch locations and personalized service.

        Green's common stock is traded on the Nasdaq Global Select Market under the symbol "GNBC."

        Additional information about Green and its subsidiaries may be found in the documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information."

THE MERGER TRANSACTIONS

        The following discussion contains material information of the merger transactions. The discussion is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference herein. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. This discussion does not purport to be complete and may not contain all of the information about the merger transactions that is important to you. We urge you to read carefully this entire joint proxy statement/prospectus, including the merger agreement, for a more complete understanding of the merger transactions.

Terms of the Merger Transactions

        Each of the Veritex board of directors and the Green board of directors unanimously approved the merger agreement. Under the terms and subject to the conditions of the merger agreement, (i) merger sub will merge with and into Green, with Green continuing as the surviving corporation and a wholly owned subsidiary of Veritex, (ii) immediately following the completion of the merger, Green, as the surviving corporation in the merger, will merge with and into Veritex, with Veritex as the surviving corporation, and (iii) immediately following the holdco mergers, Green Bank will merge with and into Veritex Bank, with Veritex Bank as the surviving bank.

        At the time the merger is completed, each outstanding share of Green common stock, except for certain shares of Green common stock owned by Green or Veritex, will be converted into the right to receive 0.79 shares of Veritex common stock.

        Veritex will not issue any fractional shares of Veritex common stock in the merger. Instead, a Green shareholder who would otherwise be entitled to receive a fraction of a share of Veritex common stock will receive, in lieu thereof, an amount in cash, rounded to the nearest cent (without interest), determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Veritex common stock that such holder would otherwise be entitled to receive by (ii) the average closing price.

        Green shareholders are being asked to approve the merger agreement. Veritex shareholders are being asked to approve the Veritex share issuance. See the section entitled "The Merger Agreement" for additional and more detailed information regarding the legal documents that govern the merger transactions, including information about the conditions to consummation of the merger transactions and the provisions for terminating or amending the merger agreement.

Background of the Merger Transactions

        From time to time, the Green board of directors has engaged in reviews and discussions of Green's long-term strategies and objectives, considering ways that it might enhance shareholder value and Green's performance and prospects in light of competitive and other relevant factors. Strategic options considered by the Green board of directors from time to time have included expanding organically and through acquisitions, raising additional capital through private placements or public offerings of equity or debt securities and merging with or selling to another banking organization. In connection with its ongoing review of strategic options, Green retained Goldman Sachs in May 2017 to serve as its financial advisor to, among other things, help it explore strategic alternatives. In connection with its review of strategic options, at the request of Green, Goldman Sachs contacted several potential transaction partners, including Veritex, but such discussions were preliminary and they did not progress beyond an introductory phase.

        On May 1, 2018, Manny Mehos, Chairman and Chief Executive Officer of Green, Geoff Greenwade, President of Green and Chief Executive Officer of Green Bank, and C. Malcolm Holland III, Chairman and Chief Executive Officer of Veritex, met in Houston, Texas, where

Mr. Holland was attending a banking conference. Messrs. Holland, Mehos and Greenwade discussed in general terms the merits of a potential transaction between Green and Veritex, and decided it was worth continuing a dialogue to explore a potential combination of Green and Veritex.

        On May 2, 2018, Veritex and Green entered into a customary mutual confidentiality agreement. Both Veritex and Green then began to provide each other with preliminary business and financial information to assist the other in evaluating a potential Green-Veritex combination. Green retained Goldman Sachs and Veritex engaged Stephens Inc., or Stephens, to serve as their respective financial advisors to, among other things, assist with their respective evaluation of such a transaction.

        On May 14, 2018, Mr. Holland, certain members of the Veritex senior management team, representatives of Stephens and Covington, legal counsel to Veritex, and certain other advisors to Veritex, met to discuss the structure of the potential Green-Veritex combination, as well as an overview of the due diligence review of Green that would need to be conducted. On May 15, 2018, representatives from Stephens and Covington met with Mr. Holland, Ms. Skelly, Chief Financial Officer of Veritex, Ms. Harper, Chief Risk Officer of Veritex, and certain members of the Veritex board of directors, to discuss an overview of the potential Green-Veritex combination and the process that the Veritex senior management team intended to follow in evaluating the potential Green-Veritex combination.

        Between May 11, 2018 and May 29, 2018, Mr. Holland, Ms. Skelly and certain members of the Veritex senior management team conducted preliminary financial due diligence on Green and met with representatives of Stephens to discuss the financial terms and possible impacts of the potential Green-Veritex combination. During this period, the Veritex senior management team discussed with certain of the independent directors of Veritex and representatives of Covington and Stephens the high-level terms of the potential Green-Veritex combination, and Mr. Holland directed Covington to draft a non-binding term sheet and an exclusivity agreement that could be presented to Green.

        On May 30, 2018, Messrs. Holland and Mehos met in Houston, Texas, and Mr. Holland presented Mr. Mehos the material terms of a non-binding term sheet from Veritex for Green and requested that Green enter into an exclusivity agreement with Veritex that would expire on August 15, 2018. Veritex's May 30, 2018 non-binding term sheet proposed, among other things, an all-stock transaction and an exchange ratio of 0.76 shares of Veritex common stock for each share of Green common stock. Based on the $30.49 closing price of Veritex common stock on May 29, 2018, this represented a 4.38% premium to the $22.20 closing price of Green common stock on such date. The non-binding term sheet also proposed a nine-member board of directors, with Green having the right to designate two members of the combined-company board of directors and Veritex agreeing to nominate such directors for election as directors of the combined company at the annual meeting immediately following the closing of the potential Green-Veritex combination. As set forth in the non-binding term sheet, Mr. Holland would remain chairman and CEO of the combined company, Mr. Greenwade would become the Houston Market President of the combined company and the remainder of the management team of the combined company would be determined based on "best in class." Mr. Holland verbally communicated to Mr. Mehos a desire to retain Terry Earley and Donald Perschbacher as executives of the combined company and to have such persons, along with Mr. Greenwade, execute employment agreements with Veritex to be effective upon the closing of the proposed transaction.

        Later on May 30, 2018, Mr. Mehos briefed the M&A Committee of the Green board of directors, or the M&A Committee, which consists of Green directors Mehos, Eisenstein, Lerner, Schaen and Weiss, regarding the non-binding expression of interest proposed by Veritex. The M&A Committee discussed, among other things, the pros and cons of the proposal and the strengths and weaknesses of Veritex as a prospective transaction partner. The M&A Committee also discussed other potential strategic-transaction partners and concluded that no other viable strategic-transaction partner more compelling than Veritex would be likely to emerge in the near term. The M&A Committee expressed support for exploring a potential Green-Veritex combination but deemed the current Veritex proposal inadequate. The M&A Committee directed Green senior management and Goldman Sachs to continue negotiations with Veritex and to not agree to exclusivity at this time.

        Later on May 30, 2018, following the meeting of the M&A Committee, representatives of Goldman Sachs communicated to representatives of Stephens that the M&A Committee was interested in exploring the potential Green-Veritex combination but had deemed the Veritex proposal inadequate. The representatives discussed potential changes to the Veritex proposal and next steps in the process.

        On May 31, 2018, Mr. Holland met with certain of the independent directors of Veritex to provide an update on the status of the negotiations with Green. On the same day, Mr. Holland met with representatives from Stephens and Covington to discuss potential changes to terms of the Veritex proposal, and Mr. Holland requested that Covington revise the non-binding term sheet to reflect changes to the Veritex proposal discussed with Stephens and Covington.

        On June 1, 2018, Mr. Holland proposed updated terms of Veritex's non-binding term sheet to Mr. Mehos, which included an exchange ratio of 0.78 shares of Veritex common stock for each share of Green common stock and Green's right to designate three members of the board of directors of the combined company. Based on the $30.74 closing price of Veritex common stock on May 31, 2018, this exchange ratio represented a 6.8% premium to the $22.45 closing price of Green common stock on May 31, 2018.

        On June 7, 2018, the M&A Committee convened telephonically to discuss the updated terms of the non-binding term sheet from Veritex, primarily the proposed exchange ratio. The M&A Committee expressed continued support for exploring a potential Green-Veritex combination but believed the improved exchange ratio and transaction consideration still slightly undervalued Green. The M&A Committee directed Green senior management and Goldman Sachs to continue negotiations with Veritex and to not agree to exclusivity at this time. On the same day, representatives of Goldman Sachs communicated this message from the M&A Committee to representatives of Stephens, who subsequently discussed this feedback with Mr. Holland

        On June 8, 2018, Mr. Holland met with certain of the independent directors of Veritex to provide an update on the discussions with Green. Mr. Holland also met with representatives of Stephens and Covington to discuss potential changes to the Veritex proposal based on feedback received from the M&A Committee. Following those discussions, Mr. Holland proposed further updated terms of Veritex's non-binding term sheet to Mr. Mehos, which included an exchange ratio of 0.79 shares of Veritex common stock for each share of Green common stock. Based on the $32.65 closing price of Veritex common stock on June 7, 2018, this exchange ratio represented a 11.18% premium to the $23.20 closing price of Green common stock on June 7, 2018. Mr. Holland communicated to Mr. Mehos that this was a best and final offer.

        On June 11, 2018, the Green board of directors convened telephonically to discuss the further updated non-binding term sheet proposed by Veritex. Representatives of Skadden, legal counsel to Green, and Goldman Sachs were also telephonically in attendance. Mr. Mehos briefed the Green board of directors about the discussions between Green and Veritex and representatives of Goldman Sachs discussed with the Green board of directors a preliminary financial analysis of the Veritex proposal. The Green board of directors discussed, among other things, the pros and cons of the Veritex proposal, the terms of the proposal compared to precedent transactions and the strengths and weaknesses of Veritex as a prospective transaction partner. The potential benefits and strengths included the proposed 10.06% premium for Green shareholders based on the $32.74 closing price of Veritex common stock and $23.50 closing price of Green common stock on June 8, 2018; that senior management viewed Veritex's culture as compatible with that of Green; that the combined company would include senior management and board members from Green senior management and the Green board of directors, respectively; that Green's and Veritex's geographic footprints were complementary and covered the two largest MSAs, in Texas; and that the proposed transaction would create a premier Texas community banking franchise in which Green shareholders would receive stock and have the opportunity to participate in the upside of the combined company. The Green board of directors authorized Green senior management to continue to explore a transaction with Veritex and to agree to exclusivity with Veritex.

        On June 12, 2018, Green and Veritex entered into a customary mutual exclusivity agreement with exclusivity through August 15, 2018. Following execution of such exclusivity agreement, Green and Veritex commenced their respective in-depth due diligence review of the other party.

        On June 13, 2018, Messrs. Mehos, Earley, Perschbacher and Greenwade met with members of the Veritex senior management team in Dallas, Texas and discussed the respective business of each party.

        On June 27, 2018, representatives of Covington provided initial drafts of the merger agreement and voting agreement to Green. The following day, representatives of Covington and Skadden discussed Covington's initial drafts of such agreements.

        Thereafter, Green and Veritex, with the assistance of their respective advisors, (i) continued their in-depth diligence review of the other party, including conducting a telephonic meeting on July 6, 2018 between certain members of Veritex senior management and certain members of Green senior management, (ii) proceeded to negotiate the terms of the merger agreement and voting agreement and (iii) exchanged drafts of the merger agreement, voting agreement and other ancillary agreements (e.g., subsidiary plan of reorganization).

        On June 29, 2018, Veritex engaged KBW solely to render an opinion to the Veritex board of directors as to the fairness, from a financial point of view, to Veritex of the exchange ratio pursuant to the merger agreement.

        On July 10, 2018, the Green board of directors telephonically convened, and Mr. Holland and certain other members of Veritex senior management joined telephonically. Representatives of Goldman Sachs and Skadden were also telephonically in attendance at the meeting. Mr. Holland provided the Green board of directors with a detailed background and history of Veritex (including Veritex's prior acquisitions and the integrations thereof), discussed the benefits of a transaction between Green and Veritex, highlighted the importance of retaining Mr. Mehos as a member of the board of directors of the combined company and Messrs. Earley, Perschbacher and Greenwade as employees of the combined company and responded to questions from members of the Green board of directors. On July 9, 2018, the last trading day before the meeting, the value of the proposed transaction consideration to Green shareholders was approximately $25.14 per share based on Veritex's 10-trading day trailing average stock price of $31.82 on July 9, 2018. The value of the proposed transaction consideration represented a premium of 12.2% over the closing price for Green common stock of $22.40 on July 9, 2018, based on the closing price of Veritex common stock on such date.

        Also on July 10, 2018, Mr. Holland provided Mr. Mehos with employment agreement term sheets for Messrs. Earley, Perschbacher and Greenwade and a separation agreement term sheet for Mr. Mehos.

        Thereafter, each of Green and Veritex, with the assistance of their respective advisors, continued to conduct in-depth due diligence on the other party and to negotiate the terms and provisions, and exchange drafts of, the merger agreement, voting agreement and other ancillary agreements to be entered into concurrently with the merger agreement (e.g., employment and separation agreements for certain members of Green's senior management). During the week of July 9, 2018, the parties and their respective representatives negotiated, among other things, the amount of the termination fee and circumstances in which it would become payable, the terms of the non-solicit and circumstances in which the Green board of directors could change its recommendation, the conditions to closing applicable to the proposed transaction and the severance-benefit terms in the employment agreements to be entered into with certain members of Green senior management upon a qualifying termination of employment following the closing of the proposed transaction.

        On July 16, 2018, the M&A Committee convened telephonically to review the reverse due diligence findings and the material terms and conditions in the most recent drafts of the merger agreement and voting agreement. Representatives of Skadden and Goldman Sachs were also telephonically in attendance. Members of Green senior management discussed the reverse due diligence findings with respect to Veritex. Skadden representatives provided a summary of the current terms of the merger agreement and voting agreement, as well as an update on the merger agreement negotiations to date. Based on the update, the M&A Committee expressed continued support for a transaction with Veritex and directed management and Green's advisors to continue to negotiate a transaction with Veritex.

        On July 17, 2018, the Veritex board of directors met in person, with some members participating telephonically, to review the due diligence findings and to discuss the status of the negotiations with Green. Representatives of Covington and Stephens were also in attendance at the meeting. Mr. Holland and other members of the Veritex senior management team discussed the due diligence that was performed on Green by the various operational teams at Veritex and its advisors. Covington provided an overview of the current terms of the most recent draft of the merger agreement, voting agreement and ancillary agreements (e.g., subsidiary plan of reorganization and employment and separation agreements for certain members of Green's senior management), as well as provided an update of the ongoing negotiations with Green and key open issues. Based on this update, the Veritex board of directors agreed that continued support for the Green-Veritex combination was appropriate at that time.

        Thereafter, Green and Veritex, with the assistance of their respective representatives, continued to negotiate the terms and provisions, and exchange drafts of, the merger agreement, voting agreement and other ancillary agreements to be entered into concurrently with the merger agreement (e.g., employment and separation agreements for certain members of Green's senior management).

        On July 23, 2018, at a special meeting of the Green board of directors attended telephonically by all Green directors and Green senior management, the Green board of directors reviewed and considered the proposed transaction with Veritex. Representatives of Goldman Sachs and Skadden were also telephonically in attendance at the meeting. Skadden representatives reviewed the Green board of directors' fiduciary duties in connection with its consideration of the proposed transaction and reviewed with the Green board of directors the terms of the proposed merger agreement and voting agreements. Goldman Sachs representatives reviewed with the Green board of directors Goldman Sachs's financial analysis summarized below under "—Opinion of Goldman Sachs & Co. LLC" and rendered to the Green board of directors the oral opinion of Goldman Sachs, subsequently confirmed by delivery of a written opinion dated July 23, 2018, to the Green board of directors, and attached to this joint proxy statement/prospectus as Annex E, to the effect that, as of July 23, 2018, and based on and subject to the various factors considered, procedures followed, limitations on the review undertaken and assumptions made, as set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders (other than Veritex and its affiliates) of shares of Green common stock. Green's board of directors then unanimously approved the merger agreement and the transactions contemplated thereby.

        On July 23, 2018, at a special meeting of the Veritex board of directors attended either in person or telephonically by all Veritex directors and Veritex senior management, the Veritex board of directors reviewed and considered the proposed transaction with Green. Representatives of Stephens and Covington were in attendance at the meeting. Representatives of KBW participated telephonically. Covington representatives reviewed the Veritex board of directors' fiduciary duties in connection with its consideration of the proposed transaction and reviewed with the Veritex board of directors the terms of the proposed merger agreement, the proposed voting agreements and the proposed ancillary agreements (e.g., subsidiary plan of reorganization and employment and separation agreements for certain members of Green's senior management). KBW reviewed with the Veritex board of directors the financial analysis summarized below under "—Opinion of Keefe, Bruyette & Woods Inc." and rendered to the Veritex board of directors its opinion, initially rendered verbally and confirmed by delivery of a written opinion dated July 23, 2018, to the Veritex board of directors, and attached to this joint proxy statement/prospectus as Annex F, to the effect that, as of July 23, 2018, and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in the written opinion, the exchange ratio was fair, from a financial point of view, to Veritex. The Veritex board of directors then unanimously approved the merger agreement and the transactions contemplated thereby as well as the voting agreements and ancillary agreements.

        On July 23, 2018, (1) Green, Veritex and merger sub executed and delivered the merger agreement, (2) the directors and certain shareholders of Green executed and delivered voting agreements, (3) Messrs. Earley, Perschbacher and Greenwade executed and delivered employment agreements with Veritex (conditioned upon and effective as of the closing of the merger transactions), (4) Mr. Mehos executed and delivered a separation and release agreement (conditioned upon and effective as of the closing of the merger transactions) and (5) the directors of Veritex executed and delivered voting agreements. On July 24, 2018, Green and Veritex issued a joint press release announcing the proposed transaction.

Recommendation of Green Board of Directors and Reasons for the Merger Transactions

        In reaching its decision to approve the merger agreement, the merger transactions and the other transactions contemplated by the merger agreement, and to recommend Green shareholders approve the Green merger proposal, the Green board of directors consulted with Green senior management, as well as its financial and legal advisors, and considered a number of factors, including, among others, the following material factors, which are not presented in order of priority:

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  the belief that the merger transactions will create, and enable Green shareholders to become shareholders of, one of the largest community banks headquartered in Texas, with a significant presence in both the Houston and Dallas-Fort Worth areas;

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  each of Green and Veritex's business, operations, financial condition, asset quality, earnings and future prospects;

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  the complementary aspects of the combined company's businesses, including revenue streams, customer focus, business orientation and compatibility of the companies' cultures, management, and operating styles;

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  the expected strategic benefits, economies of scale, cost savings and revenue synergies resulting from the merger transactions, and the related impact on the combined company's earnings;

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  the geographic diversity of the combined company within Texas;

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  a review of potential merger opportunities available to Green for the foreseeable future based on an assessment of financial institutions operating in Green's market area or in contiguous areas to engage in a transaction with Green;

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  the potential trading peer group for the combined company and expected increased trading multiples for the combined company compared to Green on a stand-alone basis;

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  the current and prospective environment in which Green and Veritex operate, including national and local economic conditions, the interest rate environment, the competitive and regulatory environments for financial institutions generally, and the likely effect of these factors on the combined company following the merger transactions;

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  a review of the risks and prospects of Green remaining at its current size, including the challenges and costs of maintaining a community bank of Green's size in the current financial and regulatory climate;

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  the historical performance of Green common stock, and the factors influencing its current trading value, as well as strengths and weaknesses of Green operating on an independent basis in the future;

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  the historical performance of Veritex and Veritex common stock;

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  publicly available information regarding Veritex's regulatory status;

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  the expanded possibilities, including organic growth and to acquire, be acquired or combine with other third parties, that would be available to the combined company, given its larger size, asset base, capital and footprint;

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  the implied value of the merger consideration of $25.29 per share as of July 20, 2018, which represented a premium of 13.9% over the closing price of Green common stock on such date, a premium to Green's tangible book value of 2.4x as of June 30, 2018, and a multiple on median analyst estimated 2018 Green earnings of 14.9x as of July 20, 2018;

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  the form of merger consideration, which consists solely of Veritex common stock, and the fact that Green shareholders will own approximately 55% of the outstanding shares of the combined company upon completion of the merger, thereby providing Green shareholders with the opportunity to participate in the future performance of the combined company;

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  the belief that the merger transactions are likely to provide substantial value to Green shareholders;

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  an enhanced management team and board of directors of the combined company with continued participation from both Veritex and Green, which enhances the likelihood that the expected benefits of the merger transactions will be realized;

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  the expected tax treatment of the holdco mergers as a "reorganization" for United States federal income tax purposes;

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  the financial analyses presented to the Green board of directors by Goldman Sachs, and the oral opinion rendered by Goldman Sachs, subsequently confirmed by delivery of a written opinion dated July 23, 2018, to the Green board of directors to the effect that, as of July 23, 2018, and based on and subject to the factors and assumptions set forth in Goldman Sachs' written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders (other than Veritex and its affiliates) of shares of Green common stock, summarized below under "—Opinion of Goldman Sachs & Co. LLC;"

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  the fact that the terms and conditions of the merger agreement, including, but not limited to, the representations, warranties and covenants of the parties, and the conditions to closing are fair and reasonable;

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  the comprehensive two-way due diligence process that included internal teams from both companies and external advisors, including third-party credit firms;

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  the greater market capitalization and anticipated trading liquidity of the common stock of the combined company after the merger transactions; and

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  the terms and conditions of the merger agreement and their comparability to those in other recent transactions in the banking industry.

        The Green board of directors also considered potential risks related to the merger transactions, but concluded that the anticipated benefits of the merger transactions were likely to substantially outweigh these risks. The potential risks considered include, among others:

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  the potential risks associated with integrating Green's and Veritex's operations, including integrating their workforces, and the ability to achieve anticipated synergies;

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  the transaction-related restructuring charges and other merger-related costs;

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  with all of the merger consideration consisting of Veritex common stock, the potential for the implied value of the merger consideration to be paid to Green shareholders to be adversely affected by a decrease in the trading price of Veritex common stock;

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  the interests of Green's executive officers and directors in connection with the merger transactions;

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  restrictions in the merger agreement that limit or impede Green's ability to explore other strategic opportunities;

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  Green's obligation to pay Veritex a termination fee of $40,000,000 in certain circumstances;

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  the potential for diversion of management and employee attention from the operation of Green's business and towards the completion of the merger transactions, as well as the potential for employee attrition and the potential effect on Green's relationships with employees, customers, counterparties, suppliers, service providers, vendors and other stakeholders during the pendency of the merger transactions;

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  the need to obtain approval of the shareholders of Green and Veritex, as well as regulatory approvals, to complete the merger transactions and the risk that such approvals will not be received in a timely manner or may impose unacceptable conditions; and

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  the potential for legal claims arising from the merger agreement or the transactions contemplated thereby.

        The foregoing discussion of the factors considered by the Green board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Green board of directors. In reaching its decision to approve the merger agreement, the merger transactions and the other transactions contemplated by the merger agreement, the Green board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Green board of directors considered all these factors as a whole, including discussions with, and questioning of, Green's senior management and Green's financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination to approve the merger agreement.

        It should be noted that this explanation of the Green board of directors' reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements."

        For the reasons set forth above, the Green board of directors unanimously approved the merger agreement and the transactions contemplated thereby and recommends that the Green shareholders vote "FOR" the Green merger proposal and "FOR" the Green adjournment proposal.

        Each of the directors and certain shareholders of Green has entered into a voting agreement with Veritex, pursuant to which such persons have agreed to vote "FOR" the Green merger proposal and

"FOR" any other matter required to be approved by the shareholders of Green in furtherance of the transactions contemplated by the merger agreement. For more information regarding the voting agreements, please see the section entitled "The Merger Agreement—Voting Agreements."

Opinion of Goldman Sachs & Co. LLC

        At a meeting of the Green board of directors held on July 23, 2018, Goldman Sachs rendered to the Green board of directors its oral opinion, subsequently confirmed by delivery of a written opinion dated July 23, 2018, to the Green board of directors, to the effect that, as of the date of its written opinion, and based on and subject to the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken, as set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders (other than Veritex and its affiliates) of shares of Green common stock.

        The full text of the written opinion of Goldman Sachs, dated July 23, 2018, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex E. The summary of the Goldman Sachs opinion contained in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Goldman Sachs' written opinion. Goldman Sachs' advisory services and opinion were provided for the information and assistance of the Green board of directors in connection with its consideration of the proposed merger transactions and the opinion does not constitute a recommendation as to how any holder of Green common stock should vote with respect to the proposed merger transactions or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

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  the merger agreement;

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  annual reports to shareholders and Annual Reports on Form 10-K of Green and Veritex for the four fiscal years ended December 31, 2017;

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  Green's Registration Statement on Form S-1, including the prospectus contained therein, dated August 7, 2014;

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  Veritex's Registration Statement on Form S-1, including the prospectus contained therein, dated October 8, 2014;

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  certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Green and Veritex;

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  certain other communications from Green and Veritex to their respective shareholders;

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  certain publicly available research analyst reports for Green and Veritex; and

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  certain internal financial analyses and forecasts for Veritex prepared by its management, certain internal financial analyses and forecasts for Green on a stand-alone basis prepared by its management and certain financial analyses and forecasts for Veritex on a pro forma basis giving effect to the proposed merger transactions prepared by the management of Veritex, in each case as approved for Goldman Sachs' use by Green, which we refer to in this section as the forecasts, including certain operating synergies projected by the management of Green to result from the proposed merger transactions, as approved for Goldman Sachs' use by Green, which we refer to in this section as the synergies.

        Goldman Sachs also held discussions with members of the senior managements of Green and Veritex regarding their assessment of the strategic rationale for, and the potential benefits of, the proposed merger transactions and the past and current business operations, financial condition and future prospects of Green and Veritex; reviewed the reported price and trading activity for the Green common stock and Veritex common stock; compared certain financial and stock market information for Green and Veritex with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the banking industry; and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.

        For purposes of rendering its opinion, Goldman Sachs, with the consent of the Green board of directors, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the Green board of directors that the forecasts, including the synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Green. In addition, Goldman Sachs did not review individual credit files or make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Green or Veritex or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto, and, accordingly, Goldman Sachs assumed that such allowances were, in the aggregate, adequate to cover such losses. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger transactions will be obtained without any adverse effect on Green or Veritex or on the expected benefits of the proposed merger transactions, in each case in any way meaningful to Goldman Sachs' analysis. Goldman Sachs assumed that the proposed merger transactions will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion did not address the underlying business decision of Green to engage in the proposed merger transactions, or the relative merits of the proposed merger transactions as compared to any strategic alternatives that may be available to Green; nor did it address any legal, regulatory, tax or accounting matters. Goldman Sachs' opinion addressed only the fairness from a financial point of view to the holders (other than Veritex and its affiliates) of shares of Green common stock, as of July 23, 2018, of the exchange ratio pursuant to the merger agreement. Goldman Sachs did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the proposed merger transactions or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the proposed merger transactions, including the fairness of the proposed merger transactions to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Green; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Green or Veritex, or any class of such persons, in connection with the proposed merger transactions, whether relative to the exchange ratio pursuant to the merger agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which the Veritex common stock will trade at any time or as to the impact of the proposed merger transactions on the solvency or viability of Green or Veritex or the ability of Green or Veritex to pay their respective obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs, as of July 23, 2018, the date of Goldman Sachs' opinion, and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after July 23, 2018. Goldman Sachs' advisory services and its opinion were provided for the information and assistance of the Green board of directors in connection with its consideration of the proposed merger transactions and Goldman Sachs' opinion does not constitute a recommendation as to how any Green shareholder should vote with respect to the proposed merger transactions or any other matter. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

  Summary of Financial Analyses

        The following is a summary of the material financial analyses presented by Goldman Sachs to the Green board of directors in connection with rendering to the Green board of directors the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent the relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 20, 2018, the last trading day before Goldman Sachs rendered its opinion to the Green board of directors, and is not necessarily indicative of current market conditions.

  Analysis of Implied Deal Premia and Multiples

        Goldman Sachs calculated and compared certain premia and multiples using the closing price for shares of Green common stock on July 20, 2018, the last trading day before Goldman Sachs rendered its opinion to the Green board of directors, and the implied value of the merger consideration to be paid by Veritex for each share of Green common stock pursuant to the merger agreement. For purposes of its analysis, Goldman Sachs calculated an implied value for the merger consideration of $25.29 by multiplying the exchange ratio pursuant to the merger agreement by $32.01, the closing price for the shares of Veritex common stock on July 20, 2018.

        Goldman Sachs calculated and/or compared the following:

  •
  the closing price of $22.20 for shares of Green common stock on July 20, 2018, and the implied premia represented by the $25.29 implied value of the merger consideration, in each case relative to:

  •
  the closing price for shares of Green common stock on July 20, 2018 (of $22.20),

  •
  the average trading price for shares of Green common stock over the 30-day, 60-day and 90-day periods ended July 20, 2018 (of $22.05, $22.57 and $22.74, respectively),

  •
  the high trading price for shares of Green common stock over the 52-week period ended July 20, 2018 (of $24.30), and

  •
  the all-time high trading price for shares of Green common stock (of $24.30 on July 20, 2018);

  •
  the closing price of $22.20 for shares of Green common stock on July 20, 2018 and the $25.29 implied value of the merger consideration, in each case as a multiple of the estimated earnings per share, or EPS, for 2018 and 2019 for Green, calculated using both the EPS estimates for Green reflected in the forecasts and median EPS estimates for Green published by Institutional Broker Estimate System, or IBES, as of July 20, 2018; and

  •
  the closing price of $22.20 for shares of Green common stock on July 20, 2018 and the $25.29 implied value of the merger consideration, in each case as a multiple of the tangible book value per share, or TBV per share, for Green, as of June 30, 2018, using TBV per share information provided by management of Green.

Premia

Difference/Implied Premium to following prices for Green:	Green July 20, 2018 Closing Price of $22.20	Implied Value of Merger Consideration of $25.29
July 20, 2018 Closing Price of $22.20	—	13.9%
30-Day Average Price of $22.05	0.7%	14.7%
60-Day Average Price of $22.57	(1.6)%	12.1%
90-Day Average Price of $22.74	(2.4)%	11.2%
52-Week High Price of $24.30	(8.6)%	4.1%
All-Time High Price of $24.30	(8.6)%	4.1%

Implied Multiples

	Management forecasts		IBES Median Estimates
	Green July 20, 2018 Closing Price of $22.20	Implied Value of Merger Consideration of $25.29	Green July 20, 2018 Closing Price of $22.20	Implied Value of Merger Consideration of $25.29
Price/2018E EPS	12.9x	14.7x	13.1x	14.9x
Price/2019E EPS	10.5x	12.0x	11.2x	12.7x

	Green July 20, 2018 Closing Price of $22.20	Implied Value of Merger Consideration of $25.29
Price/June 30, 2018 TBV per share	2.1x	2.4x

  Selected Companies Analyses for Green

        Goldman Sachs reviewed and compared certain financial information for Green to corresponding financial information and public market multiples for the nine selected publicly traded companies in the banking industry listed below. Although none of the selected companies is directly comparable to Green, the selected companies were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of Green.

        For each of Green and the selected companies, Goldman Sachs calculated and compared its closing price per share as of July 20, 2018 as a multiple of each of:

  •
  estimated EPS for the next twelve-month period, or the NTM period, ended June 30, 2019;

  •
  estimated EPS for calendar years 2018, 2019 and 2020; and

  •
  its stated book value, or SBV, per share and TBV per share as of its most recently completed fiscal quarter for which SBV per share and TBV per share information was publicly available as of July 20, 2018.

        In addition, Goldman Sachs reviewed the 2019 estimated return on average tangible common equity, or the 2019E ROATCE, for Green and the selected companies using the median estimates for such companies published by IBES as of July 20, 2018, as well as estimates reflected in the forecasts.

        For purposes of its calculations, Goldman Sachs used NTM period, 2018, 2019 and 2020 EPS estimates for Green and the selected companies reflecting the most recent median EPS estimates for such companies published by IBES as of July 20, 2018 or estimates derived from IBES estimates. For

Green, Goldman Sachs also used the NTM period, 2018, 2019 and 2020 EPS estimates reflected in the forecasts. Goldman Sachs used SBV per share and TBV per share information for Green and for the selected companies as publicly disclosed by each company as of July 20, 2018.

        The multiples calculated by Goldman Sachs for the selected companies and multiples calculated by Goldman Sachs for Green are as follows:

Company	Price/NTM Period EPS	Price/2018E EPS	Price/2019E EPS	Price/2020E EPS	Price/SBV per share	Price/TBV per share	2019E ROATCE
Allegiance Bancshares, Inc.	15.6x	17.9x	14.3x	12.3x	1.5x	2.5x	14.6%
Cadence Bancorporation	13.4x	14.4x	12.8x	11.4x	1.4x	2.5x	16.9%
CBTX, Inc.	19.4x	20.6x	18.6x	17.4x	1.8x	2.3x	11.0%
Cullen/Frost Bankers, Inc.	16.4x	17.2x	15.9x	14.4x	2.4x	3.0x	16.8%
Independent Bank Group, Inc.	13.1x	14.8x	12.1x	9.9x	1.3x	3.2x	20.3%
LegacyTexas Financial Group, Inc.	14.2x	16.2x	13.1x	12.4x	2.2x	2.5x	17.4%
Prosperity Bancshares	14.3x	15.1x	13.8x	12.8x	1.3x	2.5x	16.0%
Southside Bancshares Inc.	14.3x	15.3x	13.7x	12.2x	1.6x	2.3x	16.0%
Texas Capital Bancshares, Inc.	14.6x	15.8x	13.8x	12.8x	2.3x	2.3x	13.9%
Median	14.3x	15.8x	13.8x	12.4x	1.6x	2.5x	16.0%
Green
Management forecasts	11.5x	12.9x	10.5x	9.7x	—	—	17.9%
IBES Median Estimates/Public Information	11.9x	13.1x	11.2x	9.5x	1.7x	2.1x	16.3%

        Based on the foregoing and its judgment and experience, Goldman Sachs applied indicative multiple ranges of Price/2019E EPS, Price/2020E EPS and Price/TBV per share, to the estimated EPS for 2019 and 2020 for Green reflected in the forecasts, and the TBV per share as of June 30, 2018 for Green as provided by Green management, to derive ranges of illustrative values per share of Green common stock. The ranges of illustrative values per share of Green common stock calculated by Goldman Sachs are set forth below:

	Indicative Multiple Range	Range of Illustrative Values per Share of Green Common Stock
Price/2019E EPS	12.0x - 13.8x	$25.34 - $29.12
Price/2020E EPS	10.8x - 12.4x	$24.81 - $28.52
Price/TBV per share	2.4x - 2.6x	$24.86 - $26.94

  Regression Analysis for Green

        Goldman Sachs performed a regression analysis using the Price/TBV per share multiples for the selected companies calculated by Goldman Sachs as described above under "—Selected Companies Analyses for Green" compared to the 2019E ROATCE for those selected companies as described above under "—Selected Companies Analyses for Green" using the median estimates for such companies published by IBES as of July 20, 2018 to derive a regression line reflecting a range of Price/TBV per share multiples at a range of 2019E ROATCE for the selected companies. Goldman Sachs observed that the 2019E ROATCE for Green, as reflected in the forecasts, corresponded to an implied Price/TBV per share multiple of 2.8x on the regression line. Goldman Sachs calculated that the closing price for the Green common stock on July 20, 2018 reflected a multiple of approximately 2.1x the TBV per share as of June 30, 2018 for Green, as provided by Green management.

        Goldman Sachs applied implied Price/TBV per share multiples ranging from 2.1x to 2.8x to the TBV per share as of June 30, 2018 for Green as provided by Green management to derive regression implied values per share of Green common stock ranging from $22.20 to $28.54.

  Selected Transactions Analyses

        Goldman Sachs reviewed publicly available information relating to U.S. bank acquisition transactions announced between January 1, 2015 and July 20, 2018 with transaction values between $500 million and $1.5 billion, which we refer to in this section as the selected transactions. Although none of the target companies in the selected transactions is directly comparable to Green and none of the selected transactions is directly comparable to the proposed merger transactions, the selected transactions were chosen because the target companies were publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of Green, and as such, for purposes of the analysis, the selected transactions may be considered similar to the proposed merger transactions.

        Goldman Sachs calculated and compared with respect to each of the selected transactions:

  •
  the premium paid in the transaction over the closing share price of the target company one trading day prior to the public announcement of the transaction;

  •
  the implied value of the consideration per target company share paid in the transaction as a multiple of the target company's estimated EPS for its first full fiscal year after the announcement of the applicable transaction, or Price/FY + 1 EPS; and

  •
  the implied value of the consideration per target company share paid in the transaction as a multiple of each of the SBV per share and TBV per share, of the target company as of the last full fiscal quarter prior to the announcement of the applicable transaction, or Price/SBV per share and Price/TBV per share, respectively.

        For purposes of its calculations, Goldman Sachs used estimates for EPS for each target company's first full fiscal year after the announcement of the applicable transaction reflecting the most recent median estimates for such company published by SNL Financial prior to the announcement of the applicable transaction, and Goldman Sachs used SBV per share and TBV per share figures publicly disclosed for each target company for the last quarter end prior to the announcement of the applicable transaction.

        The multiples calculated by Goldman Sachs for the selected transactions are set forth below:

Announcement Date	Target	Acquirer	Implied Premium	Price/FY+1 EPS	Price/TBV per share
June 18, 2018	CoBiz Financial Inc.	BOK Financial Corporation	3.8%	18.6x	2.9x
May 22, 2018	Guaranty Bancorp	Independent Bank Group, Inc.	15.0%	18.5x	3.2x
May 13, 2018	State Bank Financial Corporation	Cadence Bancorporation	5.9%	15.8x	2.5x
February 26, 2018	Community Bank	CVB Financial Corp.	48.9%	—	2.5x
February 12, 2018	Grandpoint Capital, Inc.	Pacific Premier Bancorp, Inc.	(7.1)%	—	2.1x
July 26, 2017	USAmeriBancorp, Inc.	Valley National Bancorp	—	—	2.4x
July 25, 2017	MainSource Financial Group, Inc.	First Financial Bancorp	15.0%	18.2x	2.7x
May 22, 2017	Xenith Bankshares, Inc.	Union Bankshares Corporation	10.4%	27.5x	1.6x
April 27, 2017	Park Sterling Corporation	South State Corporation	2.8%	21.8x	2.4x
April 6, 2017	CU Bancorp	PacWest Bancorp	1.4%	22.9x	2.8x
March 27, 2017	Stonegate Bank	Home BancShares, Inc.	7.2%	19.7x	2.4x
February 28, 2017	Sabadell United Bank, N.A.	IBERIABANK Corporation	—	—	2.0x
January 9, 2017	Pacific Continental Corporation	Columbia Banking System, Inc.	33.9%	21.2x	3.1x
December 14, 2016	Southwest Bancorp, Inc.	Simmons First National Corporation	25.0%	25.1x	2.1x
November 17, 2016	Cascade Bancorp	First Interstate Bancsystem, Inc.	9.6%	20.1x	2.2x
August 18, 2016	Cardinal Financial Corporation	United Bankshares, Inc.	1.7%	17.5x	2.2x
July 21, 2016	Yadkin Financial Corporation	F.N.B. Corporation	9.7%	14.2x	2.2x
January 26, 2016	Talmer Bancorp, Inc.	Chemical Financial Corporation	0.7%	13.1x	1.5x
December 7, 2015	Wilshire Bancorp, Inc.	BBCN Bancorp, Inc.	10.4%	15.7x	2.2x
October 19, 2015	Community & Southern Holdings, Inc.	Bank of the Ozarks, Inc.	—	12.8x	2.0x
March 2, 2015	Square 1 Financial, Inc.	PacWest Bancorp	10.1%	22.0x	2.6x
Median (transactions announced since July 20, 2017)			10.4%	18.3x	2.5x
Median (all transactions)			9.6%	18.6x	2.4x

        Based on its review of the data summarized above and its judgment and experience, Goldman Sachs applied illustrative ranges of One-Day Offer Premia, Price/FY + 1 EPS and Price/TBV per share multiples indicated below to the closing price of $22.20 for shares of Green common stock on July 20, 2018, the last trading day before Goldman Sachs rendered its opinion to the Green board of directors; estimated EPS for 2018 for Green as reflected in the forecasts; and TBV per share of Green as of June 30, 2018 as provided by Green management; in each case to derive ranges of illustrative values per share of Green common stock.

        The indicative ranges of One-Day Offer Premia, Price/FY + 1 EPS and Price/TBV per share multiples, and the resulting ranges of illustrative values per share of Green common stock calculated by Goldman Sachs, are set forth below:

	Indicative Range	Range of Illustrative Values per Share of Green
One-Day Offer Premia	5.0% - 15.0%	$23.31 - $25.53
Price/FY + 1 EPS	15.8x - 18.6x	$27.24 - $32.07
Price/TBV per share	2.4x - 2.6x	$24.86 - $26.94

  Illustrative Discounted Dividend Analyses for Green on a Stand-Alone Basis

        Using the forecasts, Goldman Sachs performed an illustrative discounted dividend analysis for Green on a stand-alone basis, to derive a range of illustrative present values per share of the Green common stock on a stand-alone basis.

        Using discount rates ranging from 9.5% to 11.5%, reflecting estimates of the cost of equity for Green on a stand-alone basis, Goldman Sachs derived a range of illustrative equity values for Green on a stand-alone basis by discounting to present value as of June 30, 2018, (a) distributions to Green's shareholders over the period beginning June 30, 2018 through December 31, 2023 based on the forecasts and applying a total risk-based capital assumption of 12.5%, as directed by Green management, and (b) a range of illustrative terminal values for Green as of December 31, 2024, calculated by applying illustrative price to EPS multiples ranging from 12.4x to 14.3x (reflecting implied net income perpetuity growth rates ranging from 3.3% to 5.9%) to the estimate of Green's terminal year net income on a stand-alone basis, as reflected in the forecasts. Goldman Sachs derived the range of discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. To derive illustrative terminal values for Green, Goldman Sachs applied illustrative price to EPS multiples based on its professional judgment and experience and the multiples it calculated as described above under "—Selected Companies Analyses for Green."

        Goldman Sachs divided the range of illustrative equity values it derived for Green by the 38.9 million fully diluted shares of Green common stock outstanding as of July 20, 2018, as provided by Green management, to derive illustrative present values per share of Green common stock on a stand-alone basis ranging from $29.99 to $36.40 based on the forecasts.

  Selected Companies Analyses for Veritex on a Stand-Alone Basis

        Goldman Sachs reviewed and compared certain financial information for Veritex on a stand-alone basis to corresponding financial information and public market multiples for the nine selected publicly traded companies in the banking industry set forth above under "—Selected Companies Analyses for Green," which are referred to as the selected companies. Although none of the selected companies is directly comparable to Veritex, the selected companies were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of Veritex.

        For each of Veritex on a stand-alone basis and the selected companies, Goldman Sachs calculated and compared its closing price per share as of July 20, 2018 as a multiple of each of:

  •
  estimated EPS for the NTM period ended June 30, 2019;

  •
  estimated EPS for the calendar years 2018, 2019 and 2020; and

  •
  its SBV per share and TBV per share as of its most recently completed fiscal quarter for which SBV per share and TBV per share information was publicly available as of July 20, 2018.

        In addition, Goldman Sachs reviewed the 2019E ROATCE for Veritex and the selected companies using the median estimates for such companies published by IBES as of July 20, 2018, as well as estimates reflected in the forecasts.

        For purposes of its calculations, Goldman Sachs used NTM period, 2018, 2019 and 2020 EPS estimates for Veritex on a stand-alone basis and the selected companies reflecting the most recent median EPS estimates for such companies published by IBES as of July 20, 2018 or estimates derived from IBES estimates. For Veritex on a stand-alone basis, Goldman Sachs also used the NTM period, 2018, 2019 and 2020 EPS estimates reflected in the forecasts. Goldman Sachs used SBV per share and TBV per share information for Veritex on a stand-alone basis and for the selected companies and Veritex as publicly disclosed by each company as of July 20, 2018.

        The multiples calculated by Goldman Sachs for the selected companies are set forth above under "—Selected Companies Analyses for Green." The multiples calculated by Goldman Sachs for Veritex on a stand-alone basis are as follows:

Veritex	Price/NTM Period EPS	Price/ 2018E EPS	Price/ 2019E EPS	Price/ 2020E EPS	Price/SBV per share	Price/TBV per share	2019E ROATCE
Forecasts	16.0x	17.0x	15.3x	12.7x	—	—	14.2%
IBES Median Estimates/Public Information	16.2x	18.0x	15.2x	13.8x	1.5x	2.3x	14.2%

        Based on the multiples calculated by Goldman Sachs for the selected companies as set forth above under "—Selected Companies Analyses for Green," the multiples calculated by Goldman Sachs for Veritex on a stand-alone basis as set forth above and its professional judgment and experience, Goldman Sachs applied illustrative multiple ranges of Price/2019E EPS, Price/2020E EPS and Price/TBV per share, to the estimated EPS for 2019 and 2020 for Veritex on a stand-alone basis as reflected in the forecasts, and the TBV per share as of June 30, 2018 for Veritex on a stand-alone basis, as provided by Veritex management, to derive ranges of illustrative values per share of Veritex common stock on a stand-alone basis. The ranges of illustrative values per share of Veritex common stock on a stand-alone basis calculated by Goldman Sachs are set forth below:

	Indicative Multiple Range	Range of Illustrative Values per Share of Veritex Common Stock
Price/2019E EPS	13.8x to 15.0x	$28.84 - $31.44
Price/2020E EPS	12.4x - 13.5x	$31.25 - $34.06
Price/TBV per share	2.4x - 2.6x	$32.72 - $35.44

  Regression Analysis for Veritex on a Stand-Alone Basis

        Goldman Sachs observed that the 2019E ROATCE for Veritex on a stand-alone basis, as reflected in the forecasts, corresponded to an implied Price/TBV per share multiple of 2.4x on the regression line derived by Goldman Sachs reflecting a range of Price/TBV per share multiples at a range of 2019E ROATCEs for the selected companies, as described above under "—Regression Analysis for Green."

        Goldman Sachs applied implied Price/TBV per share multiples ranging from 2.3x (0.1x less than the 2019E ROATCE regression implied stand-alone Price/TBV per share multiple) to 2.5x (0.1x more than the 2019E ROATCE implied market stand-alone Price/TBV per share multiple) to the TBV per share as of June 30, 2018 for Veritex on a stand-alone basis, as provided by Veritex management, to derive regression implied values per share of Veritex common stock on a stand-alone basis ranging from $31.44 to $34.16.

  Illustrative Discounted Dividend Analyses for Veritex on a Stand-Alone Basis

        Using the forecasts, Goldman Sachs performed illustrative discounted dividend analyses for Veritex on a stand-alone basis, to derive a range of illustrative present values per share of Veritex common stock on a stand-alone basis.

        Using discount rates ranging from 8.5% to 10.5%, reflecting estimates of the cost of equity for Veritex on a stand-alone basis, Goldman Sachs derived a range of illustrative equity values for Veritex on a stand-alone basis by discounting to present value as of June 30, 2018, (a) estimated distributions to Veritex shareholders over the period beginning June 30, 2018 through December 31, 2023, on a stand-alone basis, based on the forecasts and applying a total risk-based capital assumption of 12.5%, as directed by Green management, and (b) a range of illustrative terminal values for Veritex on a stand-alone basis as of December 31, 2024, calculated by applying illustrative price to EPS multiples ranging from 14.3x to 15.6x (reflecting implied net income perpetuity growth rates ranging from 3.4% to 5.7%) to the estimate of Veritex's terminal year net income on a standalone basis, as reflected in the forecasts. Goldman Sachs derived the range of discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. To derive illustrative terminal values for Veritex on a stand-alone basis, Goldman Sachs applied illustrative price to EPS multiples based on its professional judgment and experience, the multiples it calculated for the selected companies as described above under "—Selected Companies Analyses for Green" and the multiples it calculated for Veritex on a stand-alone basis as set forth above under "—Selected Companies Analyses for Veritex on a Stand-Alone Basis."

        Goldman Sachs then divided the range of illustrative equity values it derived for Veritex on a stand-alone basis by the 24.4 million fully diluted shares of Veritex common stock outstanding as of July 20, 2018, as provided by Veritex management, to derive illustrative present values per share of Veritex common stock on a stand-alone basis ranging from $38.84 to $45.57.

  Selected Companies Analyses for Veritex on a Pro Forma Basis

        Based on its professional judgment and experience, Goldman Sachs applied an illustrative multiple range of 11.4x (1.0x less than the median Price/2020E EPS multiple calculated by Goldman Sachs as set forth above under "—Selected Companies Analyses for Green") to 13.4x (1.0x more than the median Price/2020E EPS multiple calculated by Goldman Sachs as set forth above under "—Selected Companies Analyses for Green") to the estimated EPS for 2020 for Veritex on a pro forma basis giving effect to the proposed merger transactions, as reflected in the forecasts, taking into account the synergies, to derive a range of illustrative values per share of Veritex common stock on a pro forma basis. Goldman Sachs then multiplied this range by the exchange ratio pursuant to the merger agreement to derive ranges of illustrative values per share of Green common stock on a pro forma basis of $28.41 to $33.39 for the 0.79 shares of Veritex common stock to be received for each share of Green common stock in the proposed merger transactions.

  Illustrative Present Value of Future Stock Price Analyses for Veritex on a Pro Forma Basis

        Goldman Sachs performed an illustrative analysis of the implied present value of the future value of the 0.79 shares of Veritex common stock to be received for each share of Green common stock in the proposed merger transactions.

        Goldman Sachs derived a range of theoretical future values per share for the shares of Veritex common stock on a pro forma basis (giving effect to the proposed merger transactions) as of December 31, 2019 and 2020 by applying illustrative price to EPS multiples of 13.3x and 15.3x to the estimates of the EPS of Veritex on a pro forma basis for 2020 and 2021, respectively, based on the forecasts, taking into account the synergies and applying a total risk-based capital assumption of 12.5%, as directed by Green management. By applying a discount rate of 10.0%, reflecting an estimate of Veritex's cost of equity on a pro forma basis, Goldman Sachs discounted to present value as of June 30, 2018 both the theoretical future values per share it derived for Veritex on a pro forma basis and the estimated dividends to be paid per share of Veritex common stock on a pro forma basis through the end of the applicable year as reflected in the forecasts to yield illustrative present values per share of Veritex common stock on a pro forma basis. Goldman Sachs then multiplied this range by the exchange ratio pursuant to the merger agreement to yield illustrative present values ranging from $28.80 to $33.58 for the 0.79 shares of Veritex common stock to be received for each share of Green common stock in the proposed merger transactions.

        Goldman Sachs derived the discount rate by blending the estimated cost of equity for each of Veritex and Green on a stand-alone basis, each derived by application of the capital asset pricing model, based on their respective net income contributions to the pro forma company. The illustrative price to EPS multiples used in the foregoing analysis ranged from 1.0x less to 1.0x more than the median Price/NTM Period EPS multiple calculated by Goldman Sachs as set forth above under "—Selected Companies Analyses for Green" and were selected by Goldman Sachs based on its professional judgment and experience.

        For reference purposes only, Goldman Sachs derived a range of theoretical future values per share for the shares of Green common stock as of December 31, 2019 and 2020 by applying illustrative price to EPS multiples of 12.4x and 14.3x to the estimates of EPS of Green for 2020 and 2021, respectively, reflected in the forecasts. By applying a discount rate of 10.5%, reflecting an estimate of Green's cost of equity on a stand-alone basis, Goldman Sachs discounted to present value as of June 30, 2018 the theoretical future values per share it derived for Green on a stand-alone basis and the estimated dividends to be paid per share of Green common stock through the end of the applicable year as reflected in the forecasts to yield illustrative present values per share of Green common stock ranging from $25.19 to $29.11.

        The illustrative price to EPS multiples used in the foregoing analysis were selected by Goldman Sachs based on the multiples calculated by Goldman Sachs as set forth above under "—Selected Companies Analyses for Green" and its professional judgment and experience.

        Goldman Sachs derived the range of discount rates used in these analyses by application of the capital asset pricing model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally.

  Illustrative Discounted Dividend Analyses for Veritex on a Pro Forma Basis

        Using the forecasts, Goldman Sachs performed illustrative discounted dividend analysis for Veritex on a pro forma basis giving effect to the proposed merger transactions. Using discount rates ranging from 9.0% to 11.0%, reflecting estimates of the cost of equity for Veritex on a pro forma basis, Goldman Sachs derived a range of illustrative equity values for Veritex on a pro forma basis by discounting to present value as of June 30, 2018, (a) estimated cash infusions and distributions to Veritex's shareholders on a pro forma basis from December 31, 2018 through December 31, 2023 as reflected in the forecasts taking into account the synergies, and (b) a range of illustrative terminal values for Veritex on a pro forma basis as of December 31, 2024, calculated by applying illustrative price to EPS multiples ranging from 13.3x to 15.3x (reflecting implied net income perpetuity growth rates ranging from 3.3% to 6.1%) to the estimate of Veritex's terminal year net income on a pro forma basis, as reflected in the forecasts and taking into account the synergies. Goldman Sachs derived the range of discount rates by blending the estimated cost of equity for each of Veritex and Green on a stand-alone basis, each derived by application of the capital asset pricing model, based on their respective net income contributions to the pro forma company. The illustrative price to EPS multiples used in the foregoing analysis ranged from 1.0x less to 1.0x more than the median Price/NTM Period EPS multiple calculated by Goldman Sachs as set forth above under "—Selected Companies Analyses for Green" and were selected by Goldman Sachs based on its professional judgment and experience.

        Goldman Sachs divided the range of illustrative equity values it derived for Veritex on a pro forma basis by the 55.4 million fully diluted shares of Veritex common stock expected to be outstanding after giving effect to the proposed merger transactions, as provided by Veritex and Green management, and approved for Goldman Sachs' use by Green's board of directors, to derive a range of illustrative present values per share of Veritex common stock on a pro forma basis. Goldman Sachs then multiplied this range by the exchange ratio pursuant to the merger agreement, to derive illustrative present values ranging from $30.70 to $37.91 for the 0.79 shares of Veritex common stock to be received for each share of Green common stock in the proposed merger transactions.

  Regression Analysis for Veritex on a Pro Forma Basis

        Goldman Sachs observed that the estimated FY 2020E ROATCE for Veritex on a pro forma basis as reflected in the forecasts, taking into account the synergies, corresponded to an implied Price/TBV per share multiple of 2.9 on the regression line derived by Goldman Sachs reflecting a range of Price/TBV per share multiples at a range of 2019E ROATCEs for the selected companies as described above under "—Regression Analysis for Green."

        Goldman Sachs applied implied Price/TBV per share multiples ranging from 2.8x (0.1x less than the 2020E ROATCE regression implied pro forma Price/TBV per share multiple) to 3.0x (0.1x more than the 2020E ROATCE implied market pro forma Price/TBV per share multiple) to the TBV per share as of December 31, 2018 for Veritex on a pro forma basis as reflected in the forecasts, taking into account the synergies, and discounting the results to present value as of June 30, 2018, using a discount rate of 10.0%, reflecting an estimate of Veritex's cost of equity on a pro forma basis (based on the estimated cost of equity for each of Veritex and Green on a stand-alone basis blended based on their respective net income contributions to the pro forma company), to derive a range of regression implied present values per share of Veritex common stock on a pro forma basis. Goldman Sachs multiplied this range by the exchange ratio pursuant to the merger agreement to derive regression implied present values ranging from $27.46 to $29.41 for the 0.79 shares of Veritex common stock to be received for each share of Green common stock in the proposed merger transactions.

  Illustrative Contribution Analysis

        Using the forecasts and publicly available information, Goldman Sachs analyzed the implied equity contributions of Veritex and Green to the pro forma combined company based on specific historical and estimated future operating and financial information of each company, including, among other things, estimated net income for 2018 through 2020; assets, loans, deposits, common equity and tangible common equity as of June 30, 2018; market capitalization of each company (calculated by multiplying the closing stock price of each company on July 20, 2018 by the number of fully diluted shares of common stock outstanding of each company as of July 20, 2018, as provided by each company's management and approved for Goldman Sachs' use by Green's management); and illustrative valuation of each company based on the analysis described above in "—Illustrative Discounted Dividend Analyses for Green" and "—Illustrative Discounted Dividend Analyses for Veritex on a Stand-Alone Basis."

        Based on the number of fully diluted shares of Veritex common stock and Green common stock outstanding as of July 20, 2018, as provided by each company's management, and approved for Goldman Sachs' use by Green's management, following the consummation of the proposed merger transactions, holders of Green common stock would hold approximately 55% of the fully diluted shares of the pro forma combined company, and holders of Veritex common stock would hold approximately

45% of the fully diluted shares of the pro forma combined company. The following table presents the results of this analysis:

	Veritex	Green
Projected Net Income
2018E Net Income	42%	58%
2019E Net Income	39%	61%
2020E Net Income	42%	58%
Balance Sheet (as of June 30, 2018)
Assets	42%	58%
Loans	43%	57%
Deposits	42%	58%
Common Equity	51%	49%
Tangible Common Equity	46%	54%
Market Capitalization and Discounted Dividend Analyses
Market Capitalization	48%	52%
Discounted Dividend Analyses	44%	56%

  General

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Green or Veritex or the proposed merger transactions.

        Goldman Sachs prepared these analyses for purposes of providing its opinion to the Green board of directors that, as of the date of the opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders (other than Veritex and its affiliates) of shares of Green Bank common stock. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Green, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The exchange ratio pursuant to the merger agreement and the resulting merger consideration to be paid by Veritex for each share of Green common stock pursuant to the merger agreement was determined through arm's-length negotiations between Green and Veritex and was approved by the Green board of directors. Goldman Sachs provided advice to Green during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio or amount of consideration to Green or that any specific exchange ratio or amount of consideration constituted the only appropriate consideration for the proposed merger transactions.

        As described above, Goldman Sachs' opinion was one of many factors taken into consideration by the Green board of directors in considering the proposed merger transactions. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the delivery of its fairness opinion to the Green board of directors and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex E to this joint proxy statement/prospectus.

        Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Green, Veritex and any of their respective affiliates and third parties, including Pine Brook Road Partners, LLC, a significant shareholder of Green, which is referred to as Pine Brook, or any currency or commodity that may be involved in the proposed merger transactions. Goldman Sachs acted as financial advisor to Green in connection with, and participated in certain of the negotiations leading to, the proposed merger transactions. During the two year period ended July 23, 2018, the Investment Banking Division of Goldman Sachs has not been engaged by Green, Veritex or any of their respective affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs provided certain financial advisory and/or underwriting services to Pine Brook and/or its affiliates from time to time, but during the two year period ended July 23, 2018, Goldman Sachs recognized no compensation for any such services provided by its Investment Banking Division to Pine Brook and/or its affiliates. Affiliates of Goldman Sachs also may have co-invested with Pine Brook and/or its affiliates from time to time and may have invested in limited partnership units of affiliates of Pine Brook from time to time and may do so in the future. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Green, Veritex, Pine Brook and their respective affiliates for which its Investment Banking Division may receive compensation.

        Green selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the proposed merger transactions. Pursuant to an engagement letter dated June 21, 2018, Goldman Sachs was engaged to serve as the financial advisor to the Green board of directors in connection with the proposed merger transactions. The engagement letter between Green and Goldman Sachs provides for a transaction fee that is estimated, based on the information available immediately prior to the date of announcement, to be approximately $9.8 million (plus an additional discretionary fee of up to $1.0 million), $1.5 million of which became payable upon the execution of the merger agreement, and the remainder of which is contingent upon consummation of the proposed merger transactions. In addition, Green agreed to reimburse Goldman Sachs for certain of its expenses, including reasonable attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Certain Unaudited Financial Projections Utilized by Green's Financial Advisor

        Green is including in this joint proxy statement/prospectus certain unaudited prospective financial information that Green provided to Goldman Sachs for the purpose of Goldman Sachs performing its financial analysis in connection with rendering its fairness opinion to the Green board of directors, as described in this proxy statement/prospectus under the section entitled "—Opinion of Goldman Sachs & Co. LLC." This unaudited prospective financial information was prepared solely by Green management and was not prepared, provided to, reviewed or approved by Veritex management or the Veritex board of directors, and Veritex management and the Veritex board of directors assume no responsibility for the unaudited prospective financial information. The inclusion of this information should not be regarded as an indication that any of Veritex, Green or Goldman Sachs, their respective representatives or any other recipient of this information considered, or now considers, to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

        The following unaudited prospective financial information was prepared solely by Green management for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made solely by Green management with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Veritex's and Green's respective businesses, all of which are difficult to predict and many of which are beyond Veritex's and Green's control. The unaudited prospective financial information reflects both assumptions solely by Green management as to certain business decisions that are subject to change and, in many respects, subjective judgment solely by Green management, and, therefore, is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. There can be no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Veritex's and Green's respective businesses, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in this joint proxy statement/prospectus and in Veritex's and Green's respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2017, and the other reports filed by each of Veritex and Green with the SEC.

        The unaudited prospective financial information was not prepared by Green management with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, the prevailing practices in the banking industry, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. This unaudited prospective financial information was not provided to or considered by KBW for the purposes of KBW performing its financial analysis in connection with its opinion to the Veritex board of directors. Neither Veritex's nor Green's independent registered public accounting firm, nor any other independent accountants, has compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the unaudited prospective financial information. The independent registered public accountant reports included in this joint proxy statement/prospectus relate to historical financial information of each of Veritex and Green. They do not extend to the unaudited prospective financial information and should not be read to do so.

        Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after July 23, 2018, the date of the merger agreement. There can be no assurance that, had the unaudited prospective financial information been prepared as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. Green does not intend to, and expressly disclaim any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on Veritex or Green of the merger transactions and does not attempt to predict or suggest future results of the combined company. The unaudited prospective financial information does not give effect to the merger transactions, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger transactions, the potential synergies that may be achieved by the combined company as a result of the merger transactions, the effect on Veritex or Green of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on Veritex or Green of any possible failure of the merger transactions to occur. None of Veritex, Green or Goldman Sachs or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of Veritex or Green or other person regarding Veritex's or Green's ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved.

        In light of the foregoing, and considering that Veritex's and Green's respective special meetings will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Veritex shareholders and Green shareholders are cautioned not to place unwarranted reliance on such information, and all Veritex shareholders and Green shareholders are urged to review Veritex's most recent SEC filings for a description of Veritex's reported financial results and to review Green's most recent SEC filings for a description of Green's reported financial results. See "Where You Can Find More Information."

  Certain Unaudited Financial Projections of Veritex on a Stand-Alone Basis

        The following table presents select unaudited prospective financial data of Veritex, prepared solely by Green management and approved for Goldman Sachs' use by the Green board of directors, for the fiscal years ending December 31, 2018 through December 31, 2024.

	Projected
	2018	2019	2020	2021	2022	2023	2024
Net Income to Veritex common stock*	$46.1	$51.6	$62.4	$68.6	$75.5	$83.1	$91.4
Diluted EPS	$1.88	$2.09	$2.52	$2.77	$3.05	$3.35	$3.69
Dividends per share of Veritex common stock	—	$0.40	$0.44	$0.48	$0.53	$0.58	$0.64

*
Amount in millions

  Certain Unaudited Financial Projections of Green on a Stand-Alone Basis

        The following table presents select unaudited prospective financial data of Green, prepared solely by Green management and approved for Goldman Sachs' use by the Green board of directors, for the fiscal years ending December 31, 2018 through December 31, 2024.

	Projected
	2018	2019	2020	2021	2022	2023	2024
Net Income to Green common stock*	$64.9	$79.6	$87.1	$95.8	$105.4	$115.9	$127.5
Diluted EPS	$1.72	$2.11	$2.30	$2.53	$2.78	$3.06	$3.37
Dividends per share of Green common stock	$0.30	$0.40	$0.44	$0.48	$0.53	$0.58	$0.64

*
Amount in millions

  Certain Unaudited Financial Projections of Veritex on a Pro Forma Basis

        The following table presents select unaudited prospective financial data of Veritex on a pro forma basis to give effect to the merger transactions, prepared solely by Green management and approved for

Goldman Sachs' use by the Green board of directors, for the fiscal years ending December 31, 2018 through December 31, 2024.

	Projected
	2018	2019	2020	2021	2022	2023	2024
Net Income to Veritex common stock*	—	$151.7	$175.0	$187.5	$196.4	$213.5	$236.9
Diluted EPS	—	$2.74	$3.15	$3.38	$3.54	$3.85	$4.27
Dividends per share of Veritex common stock	—	$0.40	$0.44	$0.48	$0.53	$0.58	$0.64

*
Amount in millions

Recommendation of the Veritex Board of Directors and Reasons for the Merger Transactions

        In reaching its decision to approve the merger agreement, the merger transactions and the other transactions contemplated by the merger agreement, the Veritex board of directors consulted with Veritex senior management, as well as its financial advisor, Stephens, and legal counsel, and considered a number of factors, including, among others, the following material factors, which are not presented in order of priority:

  •
  the fact that the merger transactions are expected to strengthen Veritex's position as one of the largest community banks headquartered in Texas;

  •
  each of Veritex's and Green's business, operations, financial condition, asset quality, earnings and prospects, and the combined company's expected business, operations, financial condition, asset quality, earnings and prospects;

  •
  the fact that Green's business and operations complement those of Veritex and that the merger would result in a combined company with a diversified revenue stream from diversified geographic markets, a well-balanced portfolio and an attractive funding base;

  •
  the potential to broaden the scale of Veritex's organization and the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital and footprint;

  •
  its existing knowledge of Green's business and its review and discussions with Veritex's management concerning the additional due diligence examination of Green conducted prior to the execution of the merger agreement;

  •
  the complementary nature of the cultures of the two companies, which Veritex senior management believes will facilitate a smooth integration and implementation of the merger transactions, enhancing the likelihood that the expected benefits of the merger transactions will be realized;

  •
  Green's market position within the Houston banking market;

  •
  the anticipated pro forma impact of the merger transactions on the combined company, including the expected positive impact on financial metrics, such as earnings, funding sources and capital;

  •
  the financial and other terms of the merger agreement, including the fixed exchange ratio, its expected tax treatment, deal protection and termination fee provisions, which the Veritex board of directors reviewed with Veritex senior management and their outside financial advisor, Stephens, and legal counsel;

  •
  the expectation of annual cost savings resulting from the merger transactions, enhancing efficiencies;

  •
  an enhanced management team and board with continued participation from both Veritex and Green, which enhances the likelihood that the expected benefits of the merger transactions will be realized;

  •
  its belief that the merger transactions will permit Veritex to improve offerings to existing clients of both Green and Veritex and expand its products and lending capacity;

  •
  Veritex's successful operating and acquisition track record, specifically Veritex's history of efficiently closing and integrating acquisitions;

  •
  its belief that the merger transactions are likely to provide substantial value to Veritex shareholders;

  •
  the opinion of KBW, dated July 23, 2018, to the Veritex board of directors as to the fairness, from a financial point of view and as of the date of such opinion, to Veritex of the exchange ratio provided for in the merger, which opinion is subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by KBW as more fully described below under "—Opinion of Keefe, Bruyette & Woods, Inc.;"

  •
  the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Green's business, operations and workforce with those of Veritex;

  •
  the potential risk of diverting management attention and resources from the operation of Veritex's business and towards the completion of the merger transactions;

  •
  certain anticipated merger-related costs;

  •
  the fact that the merger agreement restricts the conduct of Veritex's and Green's business between the date of the merger agreement and the date of the consummation of the merger;

  •
  the regulatory and other approvals required in connection with the merger transactions and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions, including a burdensome condition;

  •
  the potential risk of losing other acquisition opportunities while Veritex remains focused on completing the merger transactions; and

  •
  the nature and amount of payments and other benefits to be received by each of Veritex and Green management in connection with the merger transactions.

        The foregoing discussion of the factors considered by the Veritex board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Veritex board of directors. In reaching its decision to approve the merger agreement, the merger transactions and the other transactions contemplated by the merger agreement, the Veritex board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Veritex board of directors considered all these factors as a whole, including discussions with, and questioning of, Veritex's senior management and Veritex's financial advisor, Stephens, and legal counsel, and overall considered the factors to be favorable to, and to support, its determination to approve the merger agreement.

        It should be noted that this explanation of the Veritex board of directors' reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements."

        For the reasons set forth above, the Veritex board of directors unanimously approved the merger agreement and the transactions contemplated thereby, including the Veritex share issuance, and recommends that the Veritex shareholders vote "FOR" the Veritex share issuance proposal and "FOR" the Veritex adjournment proposal.

        Each of the directors of Veritex has entered into a voting agreement with Green, pursuant to which such persons have agreed to vote "FOR" the Veritex stock issuance proposal and "FOR" any other matters required to be approved by the shareholders of Veritex in furtherance of the Veritex share issuance. For more information regarding the voting agreements, please see the section entitled "The Merger Agreement—Voting Agreements."

Opinion of Keefe, Bruyette & Woods, Inc.

        Veritex engaged KBW to render an opinion to the Veritex board of directors as to the fairness, from a financial point of view, to Veritex of the exchange ratio. KBW did not act as financial advisor to Veritex, or as an advisor or agent of any other person in connection with the merger transactions. Veritex selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger transactions. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

        As part of its engagement, representatives of KBW attended the meeting of the Veritex board of directors held on July 23, 2018 at which the Veritex board of directors evaluated the merger transactions. At such meeting, KBW reviewed the financial aspects of the merger transactions and rendered an opinion to the Veritex board of directors to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio was fair, from a financial point of view, to Veritex. The Veritex board of directors unanimously approved the merger agreement at this meeting.

        The description of the opinion of KBW set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex F to this joint proxy statement/prospectus and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing its opinion.

        KBW's opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Veritex board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger transactions. The opinion addressed only the fairness, from a financial point of view, of the exchange ratio to Veritex. It did not address the underlying business decision of Veritex to engage in the merger transactions or enter into the merger agreement or constitute a recommendation to the Veritex board of directors in connection with the merger transactions, and it does not constitute a recommendation to any holder of Veritex common stock or any shareholder of any other entity as to how to vote in connection with the merger transactions or any other matter, nor does it constitute a recommendation as to whether or not any such shareholder should enter into a voting, shareholders', affiliates' or other agreement with respect to the merger transactions.

        KBW's opinion was reviewed and approved by KBW's Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority, Inc.

        In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Veritex and Green and bearing upon the merger transactions, including, among other things:

  •
  a draft of the merger agreement, dated July 21, 2018 (the most recent draft then made available to KBW);

  •
  the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of Veritex;

  •
  the unaudited quarterly financial statements and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 of Veritex;

  •
  certain unaudited quarterly financial results for the quarter ended June 30, 2018 of Veritex (provided by Veritex);

  •
  the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of Green;

  •
  the unaudited quarterly financial statements and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 of Green;

  •
  certain unaudited quarterly financial results for the quarter ended June 30, 2018 of Green (prepared by Green and provided to KBW by Veritex);

  •
  certain regulatory filings of Veritex, Veritex Bank, Green and Green Bank, including, as applicable, the quarterly reports on Form FRY-9C and quarterly call reports that were filed with respect to each quarter during the three year period ended December 31, 2017 as well as the quarter ended March 31, 2018;

  •
  certain other interim reports and other communications of Veritex and Green to their respective shareholders; and

  •
  other financial information concerning the respective businesses and operations of Veritex and Green that were furnished to KBW by Veritex or which KBW was otherwise directed to use for purposes of its analysis.

        KBW's consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

  •
  the historical and current financial position and results of operations of Veritex and Green;

  •
  the assets and liabilities of Veritex and Green;

  •
  the nature and terms of certain other merger transactions and business combinations in the banking industry;

  •
  a comparison of certain financial and stock market information of Veritex and Green with similar information for certain other companies, the securities of which were publicly traded;

  •
  publicly-available consensus "street estimates" of Green, as well as assumed Green long-term growth rates that were provided to KBW by Green management, all of which information was discussed with KBW by such management and used and relied upon by KBW based on such discussions, at the direction of Veritex management and with the consent of the Veritex board of directors;

  •
  publicly available consensus "street estimates" of Veritex, as well as assumed Veritex long-term growth rates that were provided to KBW by Veritex management, all of which information was discussed with KBW by such management and used and relied upon by KBW at the direction of such management and with the consent of the Veritex board of directors; and

  •
  estimates regarding certain pro forma financial effects of the merger transactions on Veritex (including without limitation the potential cost savings and related expenses expected to result or be derived from the merger transactions) that were prepared by Veritex management, provided to and discussed with KBW by such management, and used and relied upon by KBW at the direction of such management and with the consent of the Veritex board of directors;

        KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions that were held by the management of Veritex regarding the past and current business operations, regulatory relations, financial condition and future prospects of Veritex and Green and such other matters as KBW deemed relevant to its inquiry. KBW was not requested to, and KBW did not, assist Veritex with negotiating or structuring the merger transactions.

        In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it or that was publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied, with the consent of Veritex, upon the management of Green as to the reasonableness and achievability of the publicly available consensus "street estimates" of Green and the assumed Green long-term growth rates referred to above, and KBW assumed that such information was reasonably prepared and represented (or in the case of the publicly available consensus "street estimates" of Green that such estimates were consistent with) the best currently available estimates and judgments of Green management and that the forecasts, projections and estimates contained in all such information would be realized in the amounts and in the time periods estimated. KBW further relied upon the management of Veritex as to the reasonableness and achievability of the publicly available consensus "street estimates" of Veritex, the assumed Veritex long-term growth rates and the estimates regarding certain pro forma financial effects of the merger transactions on Veritex (including, without limitation, the potential cost savings and related expenses expected to result or be derived from the merger transactions), all as referred to above, and the assumptions and bases therefor, and KBW assumed that all of the foregoing information was reasonably prepared and represented (or in the case of the publicly available consensus "street estimates" of Veritex that such estimates were consistent with) the best currently available estimates and judgments of Veritex management and that the forecasts, projections and estimates reflected in all such information would be realized in the amounts and in the time periods estimated.

        It is understood that the portion of the foregoing financial information of Veritex and Green that was provided to and discussed with KBW was not prepared with the expectation of public disclosure, that all of the foregoing financial information, including the publicly available consensus "street estimates" of Veritex and Green referred to above, was based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of Veritex and Green and with the consent of the Veritex board of directors, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

        KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Veritex or Green since the date of the last financial statements of each such entity that were made available to KBW and that KBW was directed to use. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with Veritex's consent, that the aggregate allowances for loan and lease losses for each of Veritex and Green are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Veritex or Green, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of Veritex or Green under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

        KBW assumed, in all respects material to its analyses:

  •
  the merger transactions would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to its analyses from the draft version of the merger agreement that had been reviewed by KBW, as referred to above) with no adjustments to the exchange ratio and with no other consideration or payments in respect of Green common stock;

  •
  any related transactions will be completed substantially in accordance with the terms set forth in the merger agreement or as otherwise described to KBW by representatives of Veritex;

  •
  the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

  •
  each party to the merger agreement or any of the related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

  •
  there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger transactions or any related transaction and all conditions to the completion of the merger transactions and any related transactions would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

  •
  in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger transactions and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of Veritex, Green or the pro forma entity or the contemplated benefits of the merger transactions, including without limitation the cost savings and related expenses expected to result or be derived from the merger transactions.

        KBW assumed that the merger transactions would be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of Veritex that Veritex relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Veritex, Green, merger sub, the merger transactions and any related transaction, and the merger agreement. KBW did not provide advice with respect to any such matters.

        KBW's opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, of the exchange ratio to Veritex. KBW expressed no view or opinion as to any other terms or aspects of the merger transactions or any term or aspect of any related transaction, including without limitation, the form or structure of the merger transactions or any such related transaction, any consequences of the merger transactions to Veritex, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, retention, consulting, termination, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger transactions, any such related transaction, or otherwise. KBW's opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW's opinion may have affected, and may affect, the conclusion reached in KBW's opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW's opinion did not address, and KBW expressed no view or opinion with respect to:

  •
  the underlying business decision of Veritex to engage in the merger transactions or enter into the merger agreement;

  •
  the relative merits of the merger transactions as compared to any strategic alternatives that are, have been or may be available to or contemplated by Veritex or the Veritex board of directors;

  •
  any business, operational or other plans with respect to Green or the pro forma entity that may be contemplated by Veritex or the Veritex board of directors or that may be implemented subsequent to the closing of the merger transactions;

  •
  the fairness of the amount or nature of any compensation to any of Veritex's officers, directors or employees, or any class of such persons, relative to any compensation to the holders of Veritex common stock or relative to the exchange ratio;

  •
  the effect of the merger transactions or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Veritex, Green or any other party to any transaction contemplated by the merger agreement;

  •
  the actual value of Veritex common stock to be issued in connection with the merger transactions;

  •
  the prices, trading range or volume at which Veritex common stock or Green common stock would trade following the public announcement of the merger transactions or the prices, trading range or volume at which Veritex common stock would trade following the consummation of the merger transactions;

  •
  any advice or opinions provided by any other advisor to any of the parties to the merger transactions or any other transaction contemplated by the merger agreement; or

  •
  any legal, regulatory, accounting, tax or similar matters relating to Veritex, Green, any of their respective shareholders, merger sub, or relating to or arising out of or as a consequence of the merger transactions or any other related transaction, including whether or not the holdco mergers, taken together, would qualify as a tax-free reorganization for United States federal income tax purposes.

        In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Veritex and Green. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Veritex board of directors in making its determination to approve the merger agreement and the merger transactions. Consequently, the analyses described below should not be viewed as determinative of the decision of the Veritex board of directors with respect to the fairness of the exchange ratio. The type and amount of consideration payable in the merger transactions were determined through negotiation between Veritex and Green and the decision of Veritex to enter into the merger agreement was solely that of the Veritex board of directors.

        The following is a summary of the material financial analyses presented by KBW to the Veritex board of directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the Veritex board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

        For purposes of the financial analyses described below, KBW utilized an implied transaction value for the merger transactions of $25.29 per outstanding share of Green common stock, based on the exchange ratio and the closing price of Veritex common stock on July 20, 2018 of $32.01. In addition to the financial analyses described below, KBW reviewed with the Veritex board of directors for informational purposes, among other things, the implied transaction multiple for the merger transactions (based on the implied transaction value for the merger transactions of $25.29 per outstanding share of Green common stock) of 14.9x Green's estimated 2018 earnings per share, or EPS, using the 2018 EPS consensus "street estimate" for Green.

        Veritex and Green Selected Companies Analysis.    Using publicly available information, KBW compared the financial performance, financial condition and market performance of Veritex and Green to 16 selected major exchange-traded banks that were headquartered in Colorado, Louisiana, New Mexico, Oklahoma, Texas or Utah and had total assets between $1.0 billion and $10.0 billion, which we refer to in this section as the selected companies. Savings banks, thrifts and merger targets were excluded from the selected companies.

        The selected companies were as follows:

Allegiance Bancshares, Inc.	Independent Bank Group, Inc.
BancFirstCorporation	InvestarHolding Corporation
Business FirstBancshares, Inc.	LegacyTexas Financial Group, Inc.
CBTX, Inc.	MidSouth Bancorp, Inc.
FirstFinancial Bankshares, Inc.	National Bank Holdings Corporation
FirstGuarantyBancshares, Inc.	Origin Bancorp, Inc.
GuarantyBancshares, Inc.	People's Utah Bancorp
Home Bancorp, Inc.	Southside Bancshares, Inc.

        To perform this analysis, KBW used profitability and other financial information for the most recent completed fiscal quarter, or MRQ, or latest 12 months, or LTM, publicly available (which in the case of Veritex and Green, was the period ended March 31, 2018) or as of the end of such periods, and market price information as of July 20, 2018. KBW also used EPS estimates taken from consensus "street estimates" for Veritex, Green and the selected companies. Where consolidated holding company level financial data for Veritex, Green and the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios. Certain financial data prepared by KBW, as referenced in the tables presented below, may not correspond to the data presented in Veritex's or Green's historical financial statements, or the data prepared by Goldman Sachs presented under the section "The Merger Transactions—Opinion of Goldman Sachs & Co. LLC," as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

        KBW's analysis showed the following concerning the financial performance of Veritex, Green and the selected companies:

			Selected Companies
	Veritex	Green	75th Percentile	Average	Median	25th Percentile
MRQ Core Return on Average Assets(1)	1.73%	0.93%	1.46%	1.26%	1.21%	0.98%
MRQ Core Return on Average Equity(1)	10.50%	8.37%	11.78%	10.65%	10.24%	9.09%
MRQ Core Return on Average Tangible Common Equity(1)	16.48%	10.48%	16.02%	13.30%	12.75%	10.69%
MRQ Net Interest Margin	4.40%	3.82%	4.12%	3.90%	3.90%	3.64%
MRQ Fee Income / Revenue Ratio(2)	7.7%	12.2%	21.8%	16.5%	13.8%	10.4%
MRQ Efficiency Ratio	46.3%	49.9%	52.5%	59.9%	61.9%	66.4%

(1)
Core earnings excluded realized gain on sale of securities, nonrecurring revenue & expenses, goodwill impairment & amortization of intangibles and extraordinary items. Assumed 21% tax rate on adjustments.

(2)
Excluded gains/losses on sale of securities.

        KBW's analysis also showed the following concerning the financial condition of Veritex, Green and the selected companies:

			Selected Companies
	Veritex	Green	75th Percentile	Average	Median	25th Percentile
Tangible Common Equity / Tangible Assets	11.04%	9.09%	10.10%	9.55%	9.37%	9.03%
Total Capital Ratio	13.17%	13.27%	15.38%	14.61%	14.09%	12.52%
Loans / Deposits	92.9%	90.8%	75.5%	87.0%	89.9%	94.5%
Loan Loss Reserves / Loans	0.58%	1.22%	1.08%	1.01%	0.91%	0.81%
Nonperforming Assets / Loans and OREO	0.17%	2.52%	0.71%	1.40%	0.96%	1.30%
Net Charge-offs / Average Loans	0.02%	0.34%	0.01%	0.16%	0.05%	0.14%

        In addition, KBW's analysis showed the following concerning the market performance of Veritex, Green and the selected companies (excluding the impact of the LTM EPS multiples for four of the selected companies and 2018 EPS multiple for one of the selected companies, which multiples were considered to be not meaningful because they were greater than 30.0x, and also excluding the impact of the LTM dividend payout ratio of one of the selected companies, which ratio was considered to be not meaningful):

			Selected Companies
	Veritex	Green	75th Percentile	Average	Median	25th Percentile
One-Year Price Change	19.9%	10.2%	20.3%	16.7%	15.2%	11.5%
One-Year Total Return	19.9%	10.6%	20.6%	18.3%	17.0%	14.1%
Year-to-date Price Change	16.0%	9.4%	19.0%	12.8%	10.7%	6.8%
Price / Tangible Book Value	2.44x	2.20x	2.65x	2.36x	2.24x	1.95x
Price / LTM Core EPS(1)	25.2x	21.9x	25.1x	22.3x	22.1x	18.8x
Price / 2018 Estimated EPS	17.6x	13.1x	18.6x	17.6x	17.3x	15.6x
Price / 2019 Estimated EPS	15.4x	11.2x	17.3x	15.8x	14.3x	13.6x
Dividend Yield	0.0%	1.8%	1.5%	1.2%	1.3%	0.6%
LTM Dividend Payout Ratio	0.0%	0.0%	38.4%	29.7%	29.2%	14.2%

(1)
Core earnings excluded realized gain on sale of securities, nonrecurring revenue & expenses, goodwill impairment & amortization of intangibles and extraordinary items Assumed 21% tax rate on adjustments. Q4 2017 excluded one-time expense due to DTA revaluations.

        No company used as a comparison in the above selected companies analysis is identical to Veritex or Green. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

        Selected Transactions Analysis.    KBW reviewed publicly available information related to 17 selected whole bank transactions in the United States announced since January 1, 2017 with announced deal values between $500 million and $2.5 billion, which are referred to in this section as the selected transactions. Transactions with non-bank buyers, transactions with no reported deal value as reported by S&P Global, terminated transactions and transactions where the target was a thrift were excluded from the selected transactions. The selected transactions were as follows:

Acquirer	Acquired Company
People's United Financial, Inc.	First Connecticut Bancorp, Inc.
BOK Financial Corporation	CoBiz Financial Inc.
Independent Bank Group, Inc.	Guaranty Bancorp
Cadence Bancorporation	State Bank Financial Corporation
CVB Financial Corp.	Community Bank
Pacific Premier Bancorp, Inc.	Grandpoint Capital, Inc.
Banco de Credito e Inversiones SA	TotalBank
Valley National Bancorp	USAmeriBancorp, Inc.
First Financial Bancorp.	MainSource Financial Group, Inc.
Union Bankshares Corporation	Xenith Bankshares, Inc.
First Horizon National Corporation	Capital Bank Financial Corp.
South State Corporation	Park Sterling Corporation
PacWest Bancorp	CU Bancorp
Home BancShares, Inc.	Stonegate Bank
IBERIABANK Corporation	Sabadell United Bank, N.A.
Pinnacle Financial Partners, Inc.	BNC Bancorp
Columbia Banking System, Inc.	Pacific Continental Corporation

        For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company's then latest publicly available financial statements prior to the announcement of the respective transaction and, to the extent then publicly available, EPS consensus "street estimates" for the first full calendar year following the announcement of the respective transaction, or forward EPS:

  •
  Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

  •
  Price per common share to LTM core EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM core net income);

  •
  Price per common share to forward EPS of the acquired company in the 12 selected transactions in which consensus "street estimates" for the acquired company were then available; and

  •
  Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium.

        KBW also reviewed the price per common share paid for the acquired company for the 15 selected transactions in which the acquired company was publicly traded as a premium to the closing price of the acquired company one month prior to the announcement of the respective transaction (expressed as a percentage and referred to in this section as the one-month market premium). The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the merger transactions based on the implied transaction value for the merger transactions of $25.29 per share of Green common stock and using historical financial information for Green as of or for the twelve months ended March 31, 2018, the 2019 EPS consensus "street estimate" for Green and the closing price of Green common stock on July 20, 2018 of $22.20.

        The results of KBW's analysis are set forth in the following table (excluding the impact of the LTM EPS multiple for the CVB Financial Corp./Community Bank transaction, which multiple was considered to be not meaningful because it was greater than 30.0x):

		Selected Companies
	Veritex / Green
		75th Percentile	Average	Median	25th Percentile
Price / Tangible Book Value	2.44x	2.70x	2.38x	2.41x	2.03x
Price / LTM EPS	23.8x	26.5x	23.8x	24.5x	22.6x
Price / Forward EPS	12.7x	18.7x	17.6x	17.4x	16.4x
Core Deposit Premium	22.6%	21.6%	18.2%	18.4%	16.1%
One-Month Market Premium	9.9%	23.4%	17.4%	14.9%	4.0%

        No company or transaction used as a comparison in the above selected transaction analysis is identical to Green, Veritex or the merger transactions. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

        Relative Contribution Analysis.    KBW analyzed the relative standalone contribution of Veritex and Green to various pro forma balance sheet and income statement items of the combined company. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, KBW used (i) historical balance sheet data for Veritex and Green as of June 30, 2018, prepared by Veritex management and Green management, respectively, and (ii) publicly available consensus "street estimates" of Veritex and Green. The results of KBW's analysis are set forth in the following table, which also compares the results of KBW's analysis with the implied pro forma ownership percentages of Veritex and Green shareholders in the combined company based on the exchange ratio:

	Veritex as a % of Total	Green as a % of Total
Ownership
Pro Forma Ownership	44.8%	55.2%
Balance Sheet
Total Assets	41.6%	58.4%
Gross Loans	42.9%	57.1%
Total Deposits	42.1%	57.9%
Tangible Common Equity	46.0%	54.0%
Income Statement
Year-to-date Net Income	44.4%	55.6%
2018 Estimated Net Income	41.1%	58.9%
2019 Estimated Net Income	40.6%	59.4%

        Pro Forma Financial Impact Analysis.    KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Veritex and Green. Using closing balance sheet consensus "street estimates" as of December 31, 2018 for Veritex and Green, publicly available consensus "street estimates" of Veritex and Green, assumed Veritex and Green long-term growth rates provided by Veritex management and Green management, respectively, and pro forma assumptions (including, without limitation, the cost savings and related expenses expected to result from the merger transactions, certain accounting adjustments and restructuring charges) provided by Veritex management, KBW analyzed the estimated financial impact of the merger transactions on certain projected financial results. This analysis indicated that the merger transactions could be accretive to Veritex's estimated 2019 EPS and estimated 2020 EPS and dilutive to Veritex's estimated tangible book value per share at closing. Furthermore, the analysis indicated that, pro forma for the merger transactions, each of Veritex's tangible common equity to tangible assets ratio, common equity tier 1 ratio, leverage ratio and total risk-based capital ratio at closing could be lower. For all of the above analysis, the actual results achieved by Veritex following the merger transactions may vary from the projected results, and the variations may be material.

        Veritex Discounted Cash Flow Analysis.    KBW performed a discounted cash flow analysis to estimate a range for the implied equity value of Veritex. In this analysis, KBW used publicly available consensus "street estimates" of Veritex and assumed long term growth rates for Veritex provided by Veritex management, and assumed discount rates ranging from 9.0% to 13.0%. The range of values was derived by adding (i) the present value of the estimated excess cash flows that Veritex could generate over the period from June 30, 2018 through December 31, 2022 as a standalone company and (ii) the present value of Veritex's implied terminal value at the end of such period. KBW assumed that Veritex would maintain a tangible common equity to tangible assets ratio of 8.0% and would retain sufficient earnings to maintain that level. In calculating the terminal value of Veritex, KBW applied a range of 12.0x to 16.0x Veritex's estimated 2023 earnings. This discounted cash flow analysis resulted in a range of implied values per share of Veritex common stock of $28.75 per share to $40.47 per share.

        The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Veritex or the pro forma combined company.

        Green Discounted Cash Flow Analysis.    KBW performed a discounted cash flow analysis to estimate ranges for the implied equity value of Green, taking into account cost savings and related expenses expected to result from the merger transactions as well as certain purchase accounting adjustments and restructuring charges assumed with respect thereto. In this analysis, KBW used publicly available consensus "street estimates" of Green, assumed long term growth rates for Green provided by Green management and estimated cost savings and related expenses and purchase accounting adjustments and restructuring charges provided by Veritex management, and assumed discount rates ranging from 9.0% to 13.0%. The ranges of values were derived by adding (i) the present value of the estimated excess cash flows that Green could generate over the period from December 31, 2018 through December 31, 2023 as a standalone company, and (ii) the present value of Green's implied terminal value at the end of such period, in each case applying estimated cost savings and related expenses and certain estimated purchase accounting adjustments and restructuring charges provided by Veritex management. KBW assumed that Green would maintain a tangible common equity to tangible assets ratio of 8.0% and would retain sufficient earnings to maintain that level. In calculating the terminal value of Green, KBW applied a range of 12.0x to 16.0x Green's estimated 2024 earnings and also applied a lower range of 9.0x to 13.0x Green's estimated 2024 earnings. This discounted cash flow analysis resulted in ranges of implied values per share of Green common stock, taking into account cost savings and related expenses expected to result from the merger transactions as well as certain purchase accounting adjustments and restructuring charges assumed with respect thereto, of $30.99 to $44.70 and $25.26 to $37.96.

        The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Green or the pro forma combined company.

        Miscellaneous.    KBW was retained by Veritex solely to render the opinion described above to the Veritex board of directors, and KBW has not acted as a financial advisor or other advisor to, or as an agent of, Veritex or any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses (and further to existing sales and trading relationships between a KBW broker-dealer affiliate and each of Veritex and Green), may from time to time purchase securities from, and sell securities to, Veritex and Green. In addition, as market makers in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Veritex or Green for its and their own accounts and for the accounts of its and their respective customers and clients.

        Pursuant to the KBW engagement agreement, Veritex agreed to pay KBW a non-refundable cash fee equal to $750,000 payable in connection with the rendering of KBW's opinion. Veritex also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify KBW against certain liabilities relating to or arising out of KBW's engagement or KBW's role in connection therewith. Other than in connection with this present engagement, in the two years preceding the date of KBW's opinion, KBW has not provided investment banking and financial advisory services to Veritex. In the two years preceding the date of KBW's opinion, KBW has not provided investment banking or financial advisory services to Green. KBW may in the future provide investment banking and financial advisory services to Veritex or Green and receive compensation for such services.

Management and Board of Directors of Veritex After the Merger Transactions

        Pursuant to the merger agreement, following the consummation of the merger transactions, the board of directors of Veritex as the combined company will consist of nine members, with such board of directors of the combined company consisting of six members of the Veritex board of directors prior to the consummation of the merger transactions and Manuel Mehos, Steve Lerner and Don Ellis, each of whom is a member of the current Green board of directors. It is anticipated that, following the consummation of the merger transactions, Malcolm Holland, the current Chairman and Chief Executive Officer of Veritex, will be the Chairman and Chief Executive Officer of the combined company, and Terry Earley, current Chief Financial Officer of Green, will be the Chief Financial Officer of the combined company. Other executive officers of Green may assume positions as executive officers of the combined company following completion of the merger transactions.

        Terry Earley, Donald Perschbacher and Geoff Greenwade have entered into employment agreements with Veritex to be effective upon closing. For a description of these agreements, please see the section entitled "The Merger Transactions—Interests of Green Directors and Executive Officers in the Merger Transactions."

Interests of Green Directors and Executive Officers in the Merger Transactions

        The executive officers and directors of Green have certain interests in the merger transactions that may be different from, or in addition to, the interests of Green shareholders generally. The Green board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby and making its recommendation that Green shareholders vote to approve the Green merger proposal. These interests are described in further detail below.

Treatment of Equity Awards

        Green Stock Options.    At the effective time, each Green stock option, whether vested or unvested, outstanding immediately prior to the effective time will fully vest to the extent not previously vested (as if any performance vesting conditions were achieved at maximum levels), will cease to represent a right to purchase shares of Green common stock and will be converted automatically into an adjusted stock option to purchase a number of shares of Veritex common stock equal to the product of (i) the total number of shares of Green common stock subject to such Green stock option immediately prior to the effective time and (ii) the exchange ratio, with any fractional shares rounded down to the next lower whole number of shares. Each adjusted stock option will have an exercise price per share of Veritex common stock (rounded to the nearest whole cent) equal to (x) the exercise price per share of Green common stock underlying such Green stock option, divided by (y) the exchange ratio.

        The following table shows, with respect to each individual who served as an executive officer or director of Green since January 1, 2017, based on holdings as of October 5, 2018: (i) the number of shares of Green common stock underlying unvested outstanding Green stock options; (ii) the total number of shares of Green common stock underlying outstanding Green stock options; (iii) the weighted average exercise price of the Green stock options; (iv) the number of shares of Veritex common stock underlying the adjusted stock options as of the effective time; and (v) the weighted average exercise price of the adjusted stock options as of the effective time.

	Shares Underlying Unvested Green Options (#)(1)	Total Shares Underlying Green Options (#)	Weighted Average Option Exercise Price of Green Options	Total Shares Underlying Adjusted Stock Options (#)	Weighted Average Exercise Price of Adjusted Stock Options
Executive Officers
Manuel Mehos	175,837	345,033	$8.17	272,576	$10.34
Terry Earley	70,000	70,000	$17.30	55,300	$21.90
Geoff Greenwade	125,598	293,125	$8.25	231,569	$10.45
Donald Perschbacher	34,420	72,789	$9.99	57,503	$12.64
Non-Employee Directors
William (Don) Ellis	—	—	—	—	—
Stephen Eisenstein	—	—	—	—	—
Steven Lerner	5,664	11,748	$8.17	9,281	$10.34
Scott Schaen	—	—	—	—	—
Stephanie Shelley	5,664	11,748	$8.17	9,281	$10.34
Alan Silberstein	5,664	11,748	$8.17	9,281	$10.34
Robert B.B. Smith	5,664	11,748	$8.17	9,281	$10.34
Derek Weiss	—	—	—	—	—
Cas A. Schneller	—	—	—	—	—

(1)
Represents the number of shares underlying unvested Green stock options as of October 5, 2018, some of which may become vested on their terms prior to the effective date.

        Green RSU and SAR Awards.    At the effective time, each Green RSU award that is outstanding immediately prior to the effective time will fully vest (as if any performance vesting conditions were achieved at maximum levels) and will be cancelled and converted automatically into the right to receive the merger consideration. At the effective time, each Green SAR award that is outstanding immediately prior to the effective time will fully vest and will be cancelled and converted into the right to receive a cash payment, determined by multiplying (i) the number of shares of Green common stock underlying such Green SAR award by (ii) the excess, if any, of (x) the average closing price multiplied by the exchange ratio over (y) the exercise price per share of Green common stock underlying such Green SAR award. Any Green SAR Award with an exercise price that equals or exceeds the amount in clause (x) will be cancelled with no consideration being paid to the holder with respect to such Green SAR Award.

        The following table shows, with respect to each individual who served as an executive director or officer of Green since January 1, 2017, based on holdings as of October 5, 2018: (i) the number of shares of Green common stock underlying outstanding Green RSU awards; and (ii) the number of shares of Veritex common stock that will be issued in exchange for such Green RSU awards. No individual who served as an executive officer or director of Green since January 1, 2017, held any Green SAR awards as of October 5, 2018.

	Shares Underlying Green RSU Awards (#)(1)	Shares of Veritex Common Stock to be Issued in Exchange for the Green RSU Awards (#)
Executive Officers
Manuel Mehos	166,684	131,680
Terry Earley	10,000	7,900
Geoff Greenwade	131,381	103,791
Donald Perschbacher	71,729	56,666
Non-Employee Directors
William (Don) Ellis	—	—
Stephen Eisenstein	—	—
Steven Lerner	11,505	9,089
Scott Schaen	—	—
Stephanie Shelley	11,505	9,089
Alan Silberstein	11,505	9,089
Robert B.B. Smith	11,505	9,089
Derek Weiss	—	—
Cas A. Schneller	—	—

(1)
Represents the number of shares underlying unvested Green RSU awards as of October 5, 2018, some of which may become vested on their terms prior to the effective date. There are no vested Green RSU awards as of October 5, 2018.

Individual Agreements with Executive Officers

        As inducement for the parties to enter into the merger agreement, Terry Earley, Geoff Greenwade and Donald Perschbacher have entered into employment agreements with Veritex to be effective upon closing, and Manuel Mehos has entered into a separation agreement with Veritex to be effective upon closing. Each of the individual arrangements with Messrs. Earley, Greenwade, Perschbacher and Mehos are further described below.

        Earley Agreement.    Mr. Earley entered into an employment agreement with Veritex to be effective upon closing, or the Earley agreement. The Earley agreement provides for an indefinite term of employment following the closing date, an annual base salary equal to $400,000, a target annual bonus and a long term incentive equity grant opportunity each equal to 40% of base salary, reimbursement of rent expenses up to $2,000 per month and reasonable out-of-pocket airfare costs for up to two roundtrips per month between Dallas, Texas and Raleigh, North Carolina for the first 36 months following the closing date, reimbursement of certain moving expenses in connection with Mr. Earley's relocation from Houston to Dallas, Texas, reimbursement for reasonable business expenses in accordance with Veritex policies and eligibility to participate in Veritex's employee benefit plans and programs.

        The Earley agreement also provides for a special grant of 45,000 RSUs under the 2014 Equity Plan as soon as reasonably practicable following the closing date, of which one-third will vest on each of the first, second and third anniversaries of the closing date. Unvested RSUs will vest immediately upon (i) a change in control (as defined in the 2014 Equity Plan) or (ii) an involuntary termination, defined as termination by Veritex without Cause or a resignation by Mr. Earley for Good Reason (each as defined in the Earley agreement).

        The Earley agreement provides for certain severance payments and benefits upon any involuntary termination. The amount of the severance payments and benefits depends on whether the involuntary termination occurs either within or outside the CIC protection period, which is the period commencing on the earlier to occur of (i) execution of an acquisition agreement contemplating a change in control (as defined in the 2014 Equity Plan) and (ii) consummation of a change in control, and ending 18 months following a consummation of such change in control.

        Upon an involuntary termination that does not occur within the CIC protection period, Mr. Earley will be entitled to receive the following severance payments and benefits, subject to execution and non-revocation of a release of claims: (i) 12 months' base salary continuation; (ii) an amount equal to target annual bonus for the year of termination, prorated based on the number of days Mr. Earley was employed during the calendar year; and (iii) an amount equal to the annual cash bonus and annual long term incentive equity grant, if any, that is earned but unpaid for the year preceding the year in which the termination occurs, which we refer to collectively as the base severance benefits.

        Upon an involuntary termination that occurs within the CIC protection period, Mr. Earley will be entitled to receive the following severance payments and benefits, subject to execution and non-revocation of a release of claims: (a) an amount equal to 2.5 times the sum of Mr. Earley's annual base salary, target annual bonus and target annual long term incentive equity grant for the year of termination, which refer to as his severance payment; (b) an amount equal to the sum of target annual bonus and target annual long term incentive equity grant for the year of termination, prorated based on the number of calendar days Mr. Earley was employed during the calendar year; (c) an amount equal to 2.5 times the annual Green contribution to the cost for Mr. Earley (and if applicable, his spouse and/or dependents) to participate in Green's medical, dental and vision coverage; and (d) up to $25,000 of outplacement services.

        Assuming a closing of the merger and involuntary termination occurring on October 5, 2018, Mr. Earley would be entitled to receive: (i) an amount equal to approximately $1,800,000 in severance payment; (ii) a medical, dental and vision coverage payment equal to approximately $23,735 and (iii) $25,000 for outplacement services. Mr. Earley would also receive accelerated vesting on his special grant of 45,000 RSUs.

        The Earley agreement also imposes non-competition and non-solicitation of employees, independent contractors, customers, prospective customers, contractors or suppliers covenants for 12 months following termination.

        Greenwade Agreement.    Mr. Greenwade entered into an employment agreement with Veritex to be effective upon closing, or the Greenwade agreement. The Greenwade agreement provides for a two-year term of employment following the closing date, an annual base salary equal to $425,000, a target annual bonus opportunity equal to 30% of base salary, reimbursement of club membership dues of up to $700 per month, reimbursement for reasonable business expenses in accordance with Veritex policies and eligibility to participate in Veritex's employee benefit plans and programs.

        The Greenwade agreement provides that upon an involuntary termination prior to expiration of the two-year term, Mr. Greenwade will be entitled to receive the following severance payments and benefits, subject to execution and non-revocation of a release of claims: (i) 12 months' base salary continuation; (ii) an amount equal to target annual bonus for the year of termination, prorated based on the number of days Mr. Greenwade was employed during the calendar year; and (iii) an amount equal to the annual cash bonus, if any, that is earned but unpaid for the year preceding the year in which the termination occurs.

        Assuming a closing and involuntary termination occurring on October 5, 2018, Mr. Greenwade would be entitled to receive an amount equal to approximately $425,000 in respect of base salary continuation.

        The Greenwade agreement also imposes non-competition and non-solicitation of employees, independent contractors, customers, prospective customers, contractors or suppliers covenants for 12 months following termination.

        In addition, the Greenwade agreement also provides for Mr. Greenwade to receive his payments and benefits under the Green CIC Plan, which is described below. Please refer to the section entitled "The Merger Transactions—Interests of Green Directors and Executive Officers in the Merger Transactions—Green Chance in Control Severance Plan" below for further details regarding the Green CIC payments.

        Perschbacher Agreement.    Mr. Perschbacher entered into an employment agreement with Veritex to be effective upon closing, or the Perschbacher agreement. The Perschbacher agreement provides for a two-year term of employment following the closing date, annual base salary equal to $375,000, a target annual bonus opportunity equal to 30% of base salary, a target annual long term incentive equity grant opportunity equal to 40% of base salary, reimbursement of club membership dues of up to $700 per month, reimbursement for reasonable business expenses in accordance with Veritex policies and eligibility to participate in Veritex's employee benefit plans and programs.

        The Perschbacher agreement provides that upon an involuntary termination, Mr. Perschbacher will be entitled to receive the base severance benefits (as described in our discussion of the Earley agreement above), subject to execution and non-revocation of a release of claims.

        Assuming a closing and involuntary termination occurring on October 5, 2018, Mr. Perschbacher would be entitled to receive an amount equal to approximately $375,000 in respect of base salary continuation.

        The Perschbacher agreement also imposes non-competition and non-solicitation of employees, independent contractors, customers, prospective customers, contractors or suppliers covenants for 12 months following termination.

        The Perschbacher agreement also provides for Mr. Perschbacher to receive his payments and benefits under the Green CIC Plan. Please refer to the section entitled "The Merger Transactions—Interests of Green Directors and Executive Officers in the Merger Transactions—Green Chance in Control Severance Plan" below for further details regarding the Green CIC payments.

        Mehos Separation Agreement.    Mr. Mehos entered into a separation agreement with Veritex, to be effective upon closing, or the Mehos agreement, pursuant to which Mr. Mehos' employment with Green will terminate and Mr. Mehos will be appointed to serve as a member of the Veritex board of directors, each effective as of the closing date. In connection with Mr. Mehos' termination of employment with Green, Mr. Mehos will be entitled to receive the following severance payments and benefits (calculated in accordance with the Green CIC Plan, as described below), subject to execution and non-revocation of a release of claims: (i) 2.5 times the sum of Mr. Mehos' annual base salary and target bonus for the year of termination, which we refer to as his severance payment; (ii) a bonus for the year of termination based on actual achievement as of the closing date, prorated based on the number of calendar days Mr. Mehos was employed during the calendar year; (iii) a cash payment equal to 2.5 times the annual Green contribution to the cost for Mr. Mehos (and if applicable, his spouse and/or dependents) to participate in Green's medical, dental and vision coverage; (iv) a cash payment of $25,000 for outplacement services; and (v) full vesting of outstanding equity awards as of the closing date.

        Assuming a closing occurring on October 5, 2018, Mr. Mehos would be entitled to receive: (i) an amount equal to approximately $1,640,625 in severance payment; (ii) a prorated bonus equal to approximately $213,442; (iii) a medical, dental and vision coverage payment equal to approximately $22,376; and (iv) $25,000 for outplacement services. The value of the treatment of equity awards held by Mr. Mehos in connection with the completion of the merger is described above in the section entitled "—Interests of Green Directors and Executive Officers in the Merger Transactions—Treatment of Equity Awards."

        The Mehos agreement also imposes non-competition and non-solicitation of employees, customers, prospective customers, contractors or suppliers covenants for 12 months following the closing date.

Green Change in Control Severance Plan

        Messrs. Mehos, Earley, Greenwade and Perschbacher are participants in Green's Change in Control Severance Plan, which we refer to as the Green CIC Plan. The Green CIC Plan provides that upon an involuntary termination during the period commencing on the earlier to occur of (a) execution of an acquisition agreement contemplating a change in control and (b) consummation of a change in control, and ending 18 months following a consummation of such change in control, the executive officer will be entitled to receive the following severance payments and benefits, subject to the executive officer's execution and non-revocation of a separation agreement and release of claims: (i) cash payments equal to 2.5 times the sum of the executive officer's annual base salary and target bonus for the year of termination, which we refer to as the executive officer's severance payment; (ii) a bonus for the year of termination based on actual achievement as of the closing date, prorated based on the number of calendar days the executive officer was employed during the calendar year; (iii) a cash payment equal to 2.5 times the annual Green contribution to the cost for the executive officer and his dependents to participate in Green's medical, dental and vision coverage; and (iv) up to $25,000 of outplacement services, which, collectively, we refer to as the Green CIC payments. The Green CIC Plan also contains certain restrictive covenants barring solicitation of Green employees or customers for 12 months after termination of employment.

        Notwithstanding anything to the contrary in the Green CIC Plan, upon the closing of the merger: (i) the Green CIC Plan will terminate; (ii) Mr. Mehos will receive his payments and benefits under the Green CIC Plan pursuant to the Mehos agreement, as described above; (iii) pursuant to the Earley agreement, Mr. Earley will not receive or be eligible to receive any payments or benefits under the Green CIC Plan; and (iv) pursuant to the Greenwade agreement and Perschbacher agreement, Messrs. Greenwade and Perschbacher will receive their payments and benefits under the Green CIC Plan as described below.

        Pursuant to the Greenwade agreement and Perschbacher agreement and subject to their continued employment through specified date, which is defined as the later of the closing and January 1, 2019, Messrs. Greenwade and Perschbacher will receive their Green CIC payments (calculated as if the severance event occurred on the closing date) on the earliest date following the specified date that would be permitted under Section 409A of the Code without incurring penalty or accelerated taxes under Section 409A of the Code. In the event the closing occurs prior to January 1, 2019, and the executive incurs a termination of employment following the closing other than by Veritex for Cause or by the executive for Good Reason, then the executive will receive his Green CIC payments (calculated as if the severance event occurred on the closing date) on the earliest date permitted under Section 409A of the Code following his termination date.

        Assuming a closing and involuntary termination occurring on October 5, 2018, Messrs. Greenwade and Perschbacher would be entitled to receive: (i) an amount equal to approximately $1,806,875 and $1,596,875, respectively, in severance payments; (ii) a prorated bonus equal to approximately $235,071 and $207,750, respectively; (iii) a medical, dental and vision coverage payment equal to approximately $34,399 and $31,015, respectively; and (iv) $25,000 each for outplacement services.

        The Green CIC Plan provides that in the event any payments or benefits received by an executive officer in connection with a change in control would not be deductible by Green under Section 280G of the Code, the amount of such payments and benefits provided would be reduced, but only to the extent such reduction would result in a greater after-tax benefit to the named executive officer.

Interests of Veritex Directors and Executive Officers in the Merger Transactions

        The executive officers and directors of Veritex have interests in the merger transactions that may be different from, or in addition to, the interests of Veritex shareholders generally. The Veritex board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby and making its recommendation that Veritex shareholders vote to approve the Veritex share issuance proposal. These interests are described in further detail below. Please note that, except as otherwise noted, the amounts specified below have been calculated assuming (i) the merger transactions were consummated on October 5, 2018 and (ii) a per share price of Veritex common stock of $30.95, which is the average closing price per share of Veritex common stock over the first five business days following the public announcement of the merger transactions.

Treatment of Equity Awards

        The consummation of the merger transactions will constitute a "change in control" of Veritex under certain compensation and incentive plans. Each of the named executive officers of Veritex has been granted equity awards under two equity incentive plans, the 2010 Equity Plan and the 2014 Equity Plan. The option awards include time-based options, which vest in three equal annual installments on each of the first three anniversaries of the grant date, and restricted share units, which require conditions to be met in determining the number of awards that may vest over a three-year period. The terms of the 2010 Equity Plan require that all unvested stock options and restricted share units issued under the 2010 Equity Plan fully vest as of the consummation of the merger transactions. Under the terms of the 2014 Equity Plan, accelerated vesting upon a change in control is permissible, and the Veritex board of directors has determined that all unvested stock options and restricted share units issued under the 2014 Equity Plan will fully vest as of the consummation of the merger transactions.

        The following table shows the value of the acceleration for each individual who served as an executive officer or director of Veritex since January 1, 2017, based on holdings as of October 5, 2018 and a stock price of $30.95 per share of Veritex common stock (as described above):

	Shares Underlying Unvested Options	Weighted-Average Option Exercise Price	Value of Options Subject to Vesting Acceleration	Unvested Restricted Share Units	Value of Restricted Share Units Subject to Vesting Acceleration	Total Value of Accelerated Equity
C. Malcolm Holland III	24,872	$23.50	$185,216	24,298	$752,023	$937,239
Jeff Kesler	13,684	$20.85	$138,174	6,324	$195,722	$333,896
William C. Murphy	2,444	$16.21	$36,025	3,739	$115,724	$151,749
Clay Riebe	15,020	$23.04	$118,811	7,293	$225,729	$344,540
Noreen E. Skelly	10,811	$23.50	$80,503	6,794	$210,281	$290,784
Angela Harper	8,548	$23.50	$63,657	5,667	$175,400	$239,056
LaVonda Renfro	8,432	$23.50	$62,788	5,954	$184,289	$247,077
Michael Bryan	15,987	$26.89	$64,907	10,090	$312,286	$377,193
Pat S. Bolin	—	—	—	677	$20,947	$20,947
April Box	—	—	—	500	$15,475	$15,475
Blake Bozman	—	—	—	677	$20,947	$20,947
Gordon Huddleston	500	$10.85	$10,050	661	$20,464	$30,514
Ned N. Fleming, III	—	—	—	500	$15,475	$15,475
Mark C. Griege	—	—	—	677	$20,947	$20,947
Gregory B. Morrison	—	—	—	500	$15,475	$15,475
John T. Sughrue	—	—	—	677	$20,947	$20,947
Thomas J. Mastor	—	—	—	—	—	—
T.J. Falgout	—	—	—	—	—	—

Employee Stock Ownership Plan

        The consummation of the merger transactions will constitute a "change in control" of Veritex under the Veritex Community Bank Employee Stock Ownership Plan, or the ESOP. As a result, each ESOP participant will become 100% vested in his or her account as of the consummation of the merger transactions. The following table shows the shares of Veritex stock held in each executive officer's ESOP account that will become vested as a result of the merger transactions:

	Unvested Shares Subject to Vesting Acceleration	Value of Shares Subject to Vesting Acceleration	Total Value of ESOP Shares Acceleration
C. Malcolm Holland III	—	—	—
William C. Murphy	—	—	—
Jeff Kesler	—	—	—
Clay Riebe	213	$31.07	$6,618
Noreen E. Skelly	—	—	—
Angela Harper	—	—	—
LaVonda Renfro	—	—	—
Michael Bryan	—	—	—

Skelley Change in Control Letter Agreement

        Veritex has entered into a letter agreement, dated June 18, 2012, with Noreen Skelly, the Executive Vice President and the Chief Financial Officer of Veritex, which provides that in the case of a change in control, if the gross amount of proceeds from Ms. Skelly's equity awards is less than $200,000, then Veritex will supplement the deficiency to provide a minimum of at least $200,000. Veritex does not anticipate that any payment will be made to Ms. Skelly under the terms of this letter agreement with respect to the merger transactions.

Combined Company's Officers and Directors.

        Pursuant to the merger agreement, following the consummation of the merger transactions, the board of directors of Veritex as the combined company will consist of nine members, with such board of directors of the combined company consisting of six members of the Veritex board of directors prior to the consummation of the merger transactions. Following the consummation of the merger transactions, Malcolm Holland, the current Chairman and Chief Executive Officer of Veritex, will continue to be the Chairman and Chief Executive Officer of Veritex as the combined company.

Regulatory Approvals Required for the Merger Transactions

        The completion of the merger transactions is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities. These approvals include approvals from, among others, the Federal Reserve and the TDB. Subject to the terms of the merger agreement, both Green and Veritex have agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all applications, notices and filings to obtain all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement.

        On August 15, 2018, Veritex filed an application with the TDB for approval under the Texas Finance Code for the acquisition of control of Green and the merger of Green Bank with and into Veritex Bank as a result of the merger transactions. On September 13, 2018, Veritex filed applications with the Federal Reserve Bank of Dallas for approval under the Bank Holding Company Act of the acquisition of control of Green as a result of the merger transactions.

        In addition, the merger of Green Bank with and into Veritex Bank requires the approval of the Federal Reserve under the Bank Merger Act and notice to the OCC. On September 13, 2018, Veritex Bank filed the required applications with the Federal Reserve Bank of Dallas. On September 21, 2018, Green Bank filed the required notice with the OCC.

        Although neither Green nor Veritex knows of any reason why Veritex cannot obtain regulatory approvals required to consummate the merger transactions in a timely manner, Green and Veritex cannot be certain when or if such approvals will be obtained.

        The U.S. Department of Justice has between 15 and 30 days following approval of the merger transactions by the Federal Reserve to challenge the approval on antitrust grounds. While Veritex and Green do not know of any basis on which the Department of Justice would challenge regulatory approval by the Federal Reserve and believe that the likelihood of such action is remote, there can be no assurance that the Department of Justice will not initiate such a proceeding, or if such a proceeding is initiated, as to the result of any such challenge.

        Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

        The approval of any notice or application merely implies satisfaction of regulatory criteria for approval, and does not include review of the merger from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approval does not constitute an endorsement or recommendation of the proposed transaction.

        Veritex and Green are not aware of any material governmental approvals or actions that are required prior to the parties' completion of the merger transactions other than those described in this joint proxy statement/prospectus. If any additional governmental approvals or actions are required, the parties presently intend to seek those approvals or actions. However, the parties cannot assure you that any of these additional approvals or actions will be obtained.

Accounting Treatment

        The merger will be accounted for as an acquisition by Veritex using the acquisition method of accounting in accordance with FASB ASC Topic 805, "Business Combinations." Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Green as of the effective time will be recorded at their respective fair values and added to those of Veritex. Any excess of purchase price over the net fair values is recorded as goodwill.

Public Trading Markets

        Veritex common stock is listed on the Nasdaq Global Market under the symbol "VBTX." Green common stock is listed on the Nasdaq Global Select Market under the symbol "GNBC." Upon completion of the merger transactions, Green common stock will be delisted from the Nasdaq Global Select Market and thereafter will be deregistered under the Exchange Act. The Veritex common stock issuable in the merger will be listed on the Nasdaq Global Market.

Appraisal and Dissenters' Rights

        Under Texas law, Green shareholders will not be entitled to exercise any appraisal or dissenters' rights in connection with the merger transactions.

Litigation Related to the Merger Transactions

        On September 19, 2018, one purported Green shareholder filed a putative shareholder derivative and class action lawsuit against Green, the members of the Green board, Veritex and Merger Sub in the District Court of Harris County, Texas, captioned Parshall v. Mehos, et al., C.A. No. 2018-65838. This action generally alleges that members of the Green board breached their fiduciary duties by approving the merger agreement and failing to disclose material information to Green shareholders. Plaintiff further alleges that Veritex and Merger Sub aided and abetted such alleged breaches.

        On September 25, 2018, one purported Green shareholder filed a putative class action complaint against Green and the members of the Green board in the United States District Court, Southern District of Texas, Houston Division, captioned Bushansky v. Green Bancorp, Inc., et al., Case 4:18-cv-03430. This action generally alleges that members of the Green board violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 by omitting material information about the merger transactions. These actions seeks injunctive relief, unspecified damages, and an award of attorneys' fees and expenses.

THE MERGER AGREEMENT

        The following describes certain material provisions of the merger agreement, but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger transactions.

Structure of the Merger Transactions

        Under the terms and subject to the conditions of the merger agreement, (i) merger sub will merge with and into Green, with Green continuing as the surviving corporation and a wholly owned subsidiary of Veritex, (ii) immediately following the completion of the merger, Green, as the surviving corporation in the merger, will merge with and into Veritex, with Veritex as the surviving corporation, and (iii) immediately following the holdco mergers, Green Bank will merge with and into Veritex Bank, with Veritex Bank as the surviving bank.

  The Merger Consideration

        At the effective time, each outstanding share of Green common stock, except for certain shares of Green common stock owned by Green or Veritex, will be converted into the right to receive the merger consideration.

  Fractional Shares

        Veritex will not issue any fractional shares of Veritex common stock in the merger. Instead, a Green shareholder who would otherwise be entitled to receive a fraction of a share of Veritex common stock will receive, in lieu thereof, an amount in cash, rounded to the nearest cent (without interest), determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Veritex common stock that such holder would otherwise be entitled to receive by (ii) the average closing price.

Treatment of Equity Awards

        Green Stock Options.    At the effective time, each Green stock option, whether vested or unvested, outstanding immediately prior to the effective time will fully vest to the extent not previously vested (as if any performance vesting conditions were satisfied at maximum levels), will cease to represent a right to purchase shares of Green common stock and will be converted automatically into an adjusted stock option to purchase a number of shares of Veritex common stock equal to the product of (i) the total number of shares of Green common stock subject to such Green stock option immediately prior to the effective time and (ii) the exchange ratio, with any fractional shares rounded down to the next lower whole number of shares. Each adjusted stock option will have an exercise price per share of Veritex common stock (rounded to the nearest whole cent) equal to (x) the exercise price per share of Green common stock underlying such Green stock option, divided by (y) the exchange ratio.

        Green RSU and SAR Awards.    At the effective time, each Green RSU award that is outstanding immediately prior to the effective time will fully vest (as if any performance vesting conditions were satisfied at maximum levels) and will be cancelled and converted automatically into the right to receive the merger consideration. At the effective time, each Green SAR award that is outstanding immediately prior to the effective time will fully vest and will be cancelled and converted into the right to receive a cash payment, determined by multiplying (i) the number of shares of Green common stock underlying such Green SAR award and (ii) the excess, if any, of (x) the average closing price multiplied by the exchange ratio over (y) the exercise price per share of Green common stock underlying such Green SAR award. Any Green SAR Award with an exercise price that equals or exceeds the amount in clause (x) will be cancelled with no consideration being paid to the holder with respect to such Green SAR Award.

Surviving Corporation Governing Documents, Directors and Officers

        At the effective time, the certificate of formation and bylaws of Veritex in effect immediately prior to the effective time will be the certificate of formation and bylaws of Veritex as the surviving corporation of the holdco mergers, until the same are amended and changed as provided therein or by law.

        Pursuant to the merger agreement, following the consummation of the merger transactions, the board of directors of Veritex as the combined company will consist of nine members, with such board of directors of the combined company consisting of six members of the Veritex board of directors prior to the consummation of the merger transactions and Manuel Mehos, Steve Lerner and Don Ellis, each of whom is a member of the current Green board of directors. It is anticipated that, following the consummation of the merger transactions, Malcolm Holland, the current Chairman and Chief Executive Officer of Veritex, will continue to be the Chairman and Chief Executive Officer of Veritex as the combined company, and Terry Earley, current Chief Financial Officer of Green, will be the Chief Financial Officer of the combined company. Other executive officers of Green may assume positions as executive officers of the combined company following completion of the merger transactions.

Closing and Effective Time

        The merger transactions will be completed only if all conditions to the merger transactions set forth in the merger agreement, as discussed in this joint proxy statement/prospectus, are either satisfied or waived (subject to applicable law). See the section entitled "—Conditions to Consummation of the Merger" below.

        The merger will become effective as of the date and time specified in the applicable certificate of merger to be filed with the Secretary of State of the State of Texas. The merger of Green, as the surviving corporation in the merger, with and into Veritex will become effective as of the date and time specified in the applicable certificate of merger to be filed with the Secretary of State of the State of Texas. The merger of Green Bank with and into Veritex Bank will become effective immediately following the holdco mergers.

        In the merger agreement, we have agreed to cause the effective time to occur on the third business day following the satisfaction or waiver (subject to applicable law) of the last of the conditions specified in the merger agreement, or on another mutually agreed date. It is anticipated that the effective time will occur in the first quarter of 2019, subject to the receipt of regulatory and shareholder approvals and waivers and other customary closing conditions, but we cannot guarantee when or if the merger transactions will be completed.

        As described below, if the merger transactions have not closed by July 23, 2019, the merger agreement may be terminated by either Veritex or Green, subject to certain limitations.

Conversion of Shares; Exchange Procedures

        The conversion of Green common stock into the right to receive the merger consideration will occur automatically at the effective time.

  Exchange Agent

        Veritex will appoint an exchange agent reasonably acceptable to Green, which we refer to as the exchange agent, for the purpose of exchanging shares of Green common stock for the merger consideration, pursuant to an exchange agent agreement entered into between Veritex and the exchange agent.

  Exchange Procedures

        As soon as reasonably practicable after the effective time (and in any event within five business days), Veritex will instruct the exchange agent to provide to holders of record of Green common stock immediately prior to the effective time transmittal materials and instructions on how to surrender shares of Green common stock in exchange for the merger consideration such holder is entitled to receive under the merger agreement.

  Withholding

        Veritex, the surviving corporation or the exchange agent, as applicable, will be entitled to deduct and withhold from any cash in lieu of fractional shares of Veritex common stock, cash dividends, distributions payable or any other cash amounts otherwise payable pursuant to the merger agreement to any person such amounts or property (or portions thereof) it is required to deduct and withhold under the Code or any provision of applicable tax law. To the extent that any amounts are so withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made.

  Dividends and Distributions

        Whenever a dividend or other distribution is declared by Veritex on Veritex common stock, with a record date after the effective time, the declaration will include dividends or other distributions on all shares of Veritex common stock issuable pursuant to the merger agreement, but such dividends or other distributions will not be paid to the holder thereof until such holder has duly surrendered its certificate or book-entry share in accordance with the merger agreement. Following surrender of any such certificate or book-entry share, the record holder will be paid the whole shares of Veritex common stock issued in exchange therefor, without interest.

Representations and Warranties

        The merger agreement contains representations and warranties made by, on the one hand, Green to Veritex and, on the other hand, by Veritex and merger sub to Green, which were made only for purposes of the merger agreement and as of specific dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the merger agreement, and in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Veritex, Green or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Veritex's or Green's public disclosures. The representations and warranties contained in the merger agreement do not survive the effective time. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or conditions of Veritex, merger sub or Green or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read in conjunction with the other information provided elsewhere in, or incorporated by reference into, this joint proxy statement/prospectus and the other information contained in the reports, statements and filings that Veritex or Green publicly files with the SEC. For more information regarding these documents, please see the section entitled "Where You Can Find More Information."

        In the merger agreement, Green has made customary representations and warranties to Veritex with respect to, among other things:

  •
  the due organization, valid existence, good standing and power and authority of Green and Green Bank;

  •
  Green's authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against Green in accordance with its terms;

  •
  the absence of conflicts with or breaches of Green's or its subsidiaries' governing documents, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the transactions contemplated thereby;

  •
  the required consents of regulatory authorities in connection with the transactions contemplated by the merger agreement;

  •
  the capitalization of Green;

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  ownership of subsidiaries;

  •
  reports filed with regulatory authorities;

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  financial matters;

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  books and records;

  •
  the absence of certain undisclosed liabilities;

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  the absence, since December 31, 2017, of an event that has had a material adverse effect on Green, and Green and its subsidiaries have carried out their respective businesses in all material respects only in the ordinary course since December 31, 2017;

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  tax matters;

  •
  the assets of Green and its subsidiaries;

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  intellectual property and privacy matters;

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  environmental matters;

  •
  compliance with laws and permits;

  •
  compliance with the Community Reinvestment Act;

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  labor relations;

  •
  matters relating to employee benefit plans and ERISA;

  •
  matters with respect to certain of Green's material contracts;

  •
  agreements with regulatory authorities;

  •
  investment securities;

  •
  derivative transactions entered into for the account of Green and its subsidiaries;

  •
  legal proceedings;

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  the accuracy of the information supplied by Green in this joint proxy statement/prospectus;

  •
  the inapplicability of state anti-takeover statutes;

  •
  receipt by the Green board of directors of the fairness opinion from Goldman Sachs;

  •
  the lack of action by Green that is reasonably likely to prevent the holdco mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or materially impede or delay receipt of any of the requisite regulatory approvals;

  •
  loan matters;

  •
  allowance for loan and lease losses;

  •
  insurance matters;

  •
  the absence of undisclosed brokers' fees and expenses;

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  affiliate transactions; and

  •
  investment advisor or broker-dealer registrations and conducting insurance operations.

        In the merger agreement, Veritex and merger sub made customary representations and warranties to Green with respect to, among other things:

  •
  the due organization, valid existence, good standing and power and authority of Veritex, merger sub and Veritex Bank;

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  Veritex and merger sub's authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against Veritex and merger sub in accordance with its terms;

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  the absence of conflicts with or breaches of Veritex or merger sub's governing documents, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the transactions contemplated by the merger agreement;

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  the required consents of regulatory authorities in connection with the transactions contemplated by the merger agreement;

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  the capitalization of Veritex;

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  ownership of subsidiaries;

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  reports filed with regulatory authorities;

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  financial matters;

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  books and records;

  •
  the absence of certain undisclosed liabilities;

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  the absence, since December 31, 2017, of an event that has had a material adverse effect on Veritex, and Veritex and its subsidiaries have carried out their respective businesses in all material respects only in the ordinary course since December 31, 2017;

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  tax matters;

  •
  the assets of Veritex and its subsidiaries;

  •
  intellectual property and privacy matters;

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  environmental matters;

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  compliance with laws and permits;

  •
  compliance with the Community Reinvestment Act;

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  matters relating to employee benefit plans and ERISA;

  •
  matters with respect to certain of Veritex's material contracts;

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  agreements with regulatory authorities;

  •
  derivative transactions entered into for the account of Veritex and its subsidiaries;

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  legal proceedings;

  •
  the accuracy of the information supplied by Veritex in this joint proxy statement/prospectus;

  •
  the inapplicability of state anti-takeover statutes;

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  receipt by the Veritex board of directors of the fairness opinion from KBW;

  •
  the lack of action by Veritex that is reasonably likely to prevent the holdco mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or materially impede or delay receipt of any of the requisite regulatory approvals;

  •
  loan matters;

  •
  allowance for loan and lease losses;

  •
  the absence of undisclosed brokers' fees and expenses; and

  •
  affiliate transactions.

        The representations and warranties in the merger agreement do not survive the effective time and, as described below under the section entitled "—Effect of Termination," if the merger agreement is validly terminated, the merger agreement will become void and have no effect (except with respect to designated provisions of the merger agreement, including, but not limited to, those related to payment of fees and expenses and the confidential treatment of information), unless a party breached the merger agreement.

        Many of the representations and warranties in the merger agreement made by Green, Veritex and merger sub are qualified by a materiality or material adverse effect standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect).

        Under the merger agreement, a "material adverse effect" is defined, with respect to a party and its subsidiaries, as any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, (i) has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operation, assets, liabilities or business of such party and its subsidiaries taken as a whole or (ii) prevents or materially impairs the ability of such party to timely consummate the transactions contemplated by the merger agreement; provided, that in the case of the foregoing clause (i), a material adverse effect will not be deemed to include effects to the extent resulting from the following (except, in certain instances, to the extent that the effect of such change disproportionately affect such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate):

  •
  changes after the date of the merger agreement in GAAP, regulatory accounting requirements or laws of general applicability to companies in the financial services industry;

  •
  changes after the date of the merger agreement in global, national or regional political conditions or general economic or market conditions in the United States (and with respect to both Green and Veritex, the State of Texas), including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities markets affecting other companies in the financial services industry;

  •
  after the date of the merger agreement, general changes in the credit markets or general downgrades in the credit markets;

  •
  failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded under the merger agreement, or changes in the trading price of a party's common stock, in and of itself, but not including any underlying causes unless separately excluded under the merger agreement;

  •
  the public disclosure of the merger agreement and the impact thereof on relationships with customers or employees;

  •
  any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism; or

  •
  actions or omissions taken with the prior written consent of the other party or expressly required by the merger agreement.

Covenants and Agreements

  Conduct of Business Prior to the Effective Time

        Each party has agreed that, prior to the effective time or the termination of the merger agreement, unless the prior written consent of the other party has been obtained (such consent may not to be unreasonably withheld, delayed or conditioned) and except for certain exceptions and as otherwise expressly contemplated by the merger agreement or required by law, it will, and will cause each of its subsidiaries to, (1) operate its business in the ordinary course, (2) use its reasonable best efforts to preserve intact its business (including its organization, assets, goodwill and insurance coverage), and maintain its rights, authorizations, franchises, advantageous business relationships with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and the services of its officers and key employees, (3) take no action that is intended to or which would reasonably be expected to materially impede or materially delay (i) the receipt of any approval of any regulatory authority required to consummate the transactions contemplated by the merger agreement, (ii) the consummation of the transactions contemplated by the merger agreement, or (iii) performance of its covenants and agreements in the merger agreement, and (4) use its reasonable best efforts to maintain the validity and effectiveness of the employment agreements and separation agreement discussed below in the section entitled "Employment Agreements; Separation Agreement."

        Additionally, Green agreed that until the earlier of the effective time or the termination of the merger agreement, unless the prior written consent of Veritex has been obtained (which consent Veritex may not unreasonably withhold, delay or condition) and except for certain exceptions and as otherwise expressly contemplated in the merger agreement or required by law, Green will not, and will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

  •
  amend Green's certificate of formation, bylaws or other governing instruments of Green or any of its subsidiaries;

  •
  incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any additional debt obligation or other obligation for borrowed money (other than indebtedness incurred in the ordinary course) (it being understood and agreed that incurrence of indebtedness in the ordinary course includes the creation of deposit liabilities, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposit, and entry into repurchase agreements);

  •
  (1) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of Green or any of its subsidiaries, or (2) make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect to Green's capital stock or other equity interests;

  •
  issue, grant, sell, pledge, dispose of, encumber, authorize or propose the issuance of, enter into any contract to issue, grant, sell, pledge, dispose of, encumber, or authorize or propose the issuance of, or otherwise permit to become outstanding, any additional shares of Green common stock or any other capital stock of Green or any of its subsidiaries, or any stock appreciation rights, or any option, warrant, or other equity right, in each case, other than (i) pursuant to the settlement of equity-based awards granted under Green equity plans prior to the date of merger agreement or (ii) any grants in the ordinary course to Green employees in connection with customary annual reviews and promotions or the hiring of new employees and subject to the limitation on annual salaries and wages set forth in the merger agreement;

  •
  directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of Green or any of its subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Green common stock, or sell, transfer, lease, mortgage, permit any lien on, or otherwise dispose of, discontinue or otherwise encumber, (1) any shares of capital stock or other equity interests of Green or any of its subsidiaries (unless any such shares of capital stock or other equity interests are sold or otherwise transferred to Green or any of its subsidiaries), or (2) any asset other than pursuant to contracts in force at the date of the merger agreement or sales of investment securities, in the case of subclause (ii), other than in the ordinary course;

  •
  (1) purchase any securities or make any acquisition of or investment in (except in the ordinary course), either by purchase of stock or other securities or equity interests, contributions to capital, asset transfers, purchase of any assets (including any investments or commitments to invest in real estate or any real estate development project) or other business combination, or by formation of any joint venture or other business organization or by contributions to capital (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business), any person other than a wholly owned subsidiary of Green, or otherwise acquire direct or indirect control over any person, or (2) enter into a plan of consolidation, merger, share exchange, share acquisition, reorganization or complete or partial liquidation with any person (other than consolidations, mergers or reorganizations solely among wholly owned subsidiaries of Green), or a letter of intent, memorandum of understanding or agreement in principle with respect thereto;

  •
  (1) grant any increase in compensation or benefits to the employees or officers of Green or any of its subsidiaries, except for increases for employees (other than directors or executive officers of Green) in the ordinary course that do not exceed, in the aggregate 3% of the aggregate cost of all employee annual base salaries and wages in effect as of the date of the merger agreement, (2) pay any (x) severance or termination pay or (y) any bonus, in either case other than pursuant to a Green benefit plan in effect on the date of the merger agreement and in the case of clause (x) subject to receipt of an effective release of claims from the employee, and in the case of clause (y) to the extent required under the terms of the Green benefit plan without the exercise of any upward discretion; (3) enter into, amend, or increase the benefits payable under any severance, change in control, retention, bonus guarantees or similar agreement or arrangement with employees or officers of Green or any of its subsidiaries; (4) fund any rabbi trust or similar arrangement; (5) terminate the employment or services of any officer or any key employee who has annual base salary greater than $100,000, other than for cause; or (6) hire any officer or employee (who is a natural person) who has annual base salary greater than $100,000;

  •
  enter into, renew or amend any employment or independent contractor contract requiring payments in any 12-month period greater than $100,000, or enter into any collective-bargaining agreements;

  •
  except as required by the terms of any Green benefit plan as in effect on the date of the merger agreement, (1) adopt or establish any plan, policy, program or arrangement that would be considered a Green benefit plan if such plan, policy, program or arrangement were in effect as of the date of the merger agreement, amend in any material respect any existing Green benefit plan, or terminate or withdraw from any existing Green benefit plan; (2) make any distributions from such Green benefit plans; or (3) fund or in any other way secure the payment of compensation or benefits under any Green benefit plan;

  •
  other than commencement or settlement of foreclosure or debt collection actions in the ordinary course, commence any litigation, or settle, waive or release or agree or consent to the issuance of any order in connection with any litigation involving any liability of Green or any of its subsidiaries for money damages in excess of $500,000 or that would impose any material restriction on the operations, business or assets of Green or any of its subsidiaries, or the surviving corporation;

  •
  enter into, renew, extend, modify, amend in a manner adverse to Green or any of its subsidiaries or terminate specified contracts, make any material amendment or modifications to specified contracts, other than in the ordinary course, or waive, release, compromise or assign any material rights or claims under specified contracts;

  •
  enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof) or change its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service loans;

  •
  make, or commit to make, any capital expenditures in excess of $100,000 individually or $500,000 in the aggregate;

  •
  materially change or restructure its investment securities portfolio policy, its hedging practices or policies, or change its policies with respect to the classification or reporting of such portfolios;

  •
  make any change or revoke any material tax election, change any material method of tax or accounting principles, practices, or methods or systems of internal accounting controls, adopt or change any taxable year or period, file any amended material tax returns, agree to an extension or waiver of any statute of limitation with respect to the assessment or determination of taxes settle or compromise any material tax liability of Green or any of its subsidiaries, enter into any closing agreement with respect to any material tax or surrender any right to claim a material tax refund;

  •
  take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the holdco mergers, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  make or acquire any loan or issue a commitment (including a letter of credit) or renew or extend an existing commitment for any loan, or amend or modify in any material respect any loan (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by Green), except (1) new loans not in excess of $10,000,000 or (2) existing loans or commitments for loans not in excess of $10,000,000;

  •
  take any action that would reasonably be expected to prevent or materially delay consummation of the transactions contemplated in the merger agreement;

  •
  knowingly take any action that is reasonably likely to result in any of the conditions to closing not being satisfied, or materially impair its ability to perform its obligation under the merger agreement or to consummate the transactions contemplated in the merger agreement; or

  •
  agree to take, make any commitment to take or adopt any resolutions of the Green board of directors in support of any of the above prohibited actions.

        Veritex also agreed that until the earlier of the effective time or the termination of the merger agreement, unless the prior written consent of Green has been obtained (which consent Green may not unreasonably withhold, delay or condition) and except for certain exceptions and as otherwise expressly contemplated in the merger agreement or required by law, Veritex will not, and will not do or commit to do, or permit any of its subsidiaries to undertake the following actions or commit to undertake the following actions:

  •
  amend the certificate of formation, articles of incorporation, bylaws or other governing documents of Veritex or any significant subsidiaries (as defined in Regulation S-X promulgated by the SEC) of Veritex in a manner that would reasonably be expected to adversely affect Green or the holders of Green common stock relative to holders of Veritex common stock relative to holders of Veritex common stock;

  •
  incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any additional debt obligation or other obligation for borrowed money (other than indebtedness incurred in the ordinary course) (it being understood and agreed that incurrence of indebtedness in the ordinary course includes the creation of deposit liabilities, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposit, and entry into repurchase agreements);

  •
  (1) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of Veritex or any of its subsidiaries, (2) make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of Veritex's capital stock or other equity interests;

  •
  issue, grant, sell, pledge, dispose of, encumber, authorize or propose the issuance of, enter into any contract to issue, grant, sell, pledge, dispose of, encumber, or authorize or propose the issuance of, or otherwise permit to become outstanding, any additional shares of Veritex common stock or any other capital stock of any Veritex or any of its subsidiaries, or any stock appreciation rights, or any option, warrant, or other equity right;

  •
  directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of Veritex or any of its subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Veritex common stock;

  •
  make, change or revoke any material tax election, change any material method of tax or accounting principles, practices or methods or systems of internal accounting control, adopt or change any taxable year or period, file any amended material tax returns, agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of taxes, settle or compromise any material tax liability of Veritex or any of its subsidiaries, enter into any closing agreement with respect to any material tax or surrender any right to claim a material tax refund;

  •
  take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the holdco mergers, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  take any action that would reasonably be expected to prevent or materially delay consummation of the transactions contemplated by the merger agreement;

  •
  enter into a definitive agreement related to or consummate a material acquisition;

  •
  knowingly take any action that is reasonably likely to result in any of the conditions to closing not being satisfied, or materially impair its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated hereby; or

  •
  agree to take, make any binding commitment to take or adopt any resolutions of Veritex's board of directors in support of, any of the above prohibited actions.

  Regulatory Matters

        Veritex and Green have agreed to cooperate with each other and all regulatory authorities and use their respective reasonable best efforts to promptly prepare and file all documentation, to effect all applications, notices and filings to obtain all permits, consents, approvals and authorizations of all third parties and regulatory authorities that are necessary or advisable to consummate the transactions contemplated in the merger agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and regulatory authorities. Each of Veritex and Green have agreed to use its reasonable best efforts to resolve objections (if any) that may be asserted with respect to the merger agreement or the transactions contemplated thereby under any applicable law or order or by any applicable regulatory authority.

        Notwithstanding the foregoing, in no event is Veritex or any of its subsidiaries required, and Green and its subsidiaries are not be permitted (without Veritex's prior written consent in its sole discretion), to take any action, or commit to take any action, or to accept any restriction, commitment or condition, involving Veritex or its subsidiaries or Green or its subsidiaries, which would reasonably be expected to be materially financially burdensome to the business, operations, financial condition or results of operations of the surviving corporation and its subsidiaries taken as a whole, which restriction, commitment or condition we refer to as a burdensome condition.

        For a more complete discussion of the regulatory approvals required to complete the merger transactions and the terms of the merger agreement related to regulatory approvals, see the section entitled "The Merger Transactions—Regulatory Approvals Required for the Merger Transactions."

  Tax Matters

        Veritex and Green have agreed to use their respective reasonable best efforts to cause the holdco mergers, taken together, to qualify as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes.

  Employee Matters

        For one year after the effective time, Veritex will, or will cause the surviving corporation to, provide to employees who are employed by Green or its subsidiaries immediately prior to the effective time who continue to be employed by Veritex or the surviving corporation immediately following the effective time with employee benefits under Veritex benefit plans, on terms and conditions which are, in the aggregate, substantially comparable to those provided by Veritex entities to their similarly situated employees.

  D&O Indemnification and Insurance

        For six years after the effective time, Veritex will maintain Green's existing directors' and officers' liability insurance policy or a comparable policy, capped at 250% of the annual premium payments paid on Green's current policy. Veritex and the surviving corporation will indemnify, defend and hold harmless each the present and former directors or officers or employees of Green and its subsidiaries against all costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages or liability incurred in connection with any threatened or actual claim, action, suit, arbitration, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of pertaining to, the fact that such person is or was a director or officer of the Green Entities, or at Green's request of another corporation, partnership, limited liability company, joint venture, trust or other enterprise and pertaining to matters, acts or omissions arising, existing or occurring at or prior to the effective time (including matters, acts or omissions occurring in connection with the approval of the merger agreement and the transactions contemplated by the merger agreement), whether asserted or claimed prior to, at or after the effective time, to the fullest extent permitted under applicable law. The surviving corporation will also advance expenses as incurred to the fullest extent permitted under applicable law.

  Certain Additional Covenants

        The merger agreement also contains additional covenants, including, but not limited to, covenants relating to the filing of this joint proxy statement/prospectus, obtaining required consents, the declaration of dividends, the listing of the shares of Veritex common stock to be issued in the merger and public announcements with respect to the transactions contemplated by the merger agreement.

Agreement Not to Solicit Other Offers

        Green has agreed that it and its subsidiaries will not, and will cause their respective representatives not to, directly or indirectly:

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  solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any acquisition proposal;

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  engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any person any confidential or nonpublic information or data with respect to, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

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  approve, agree to, accept, endorse or recommend any acquisition proposal; or

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  approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any acquisition agreement contemplating or otherwise relating to any acquisition transaction.

        Green and its subsidiaries have agreed to, and to direct its representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any third party conducted prior to the date of the merger agreement, with respect to any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal, to request the prompt return or destruction of all confidential information previously furnished to any person (other than Veritex and its subsidiaries) that has made or indicated an intention to make an acquisition proposal and not to waive or amend any "standstill" provision or provisions of similar effect to which it is a party or of which it is a beneficiary, and to strictly enforce any such provisions.

        Notwithstanding Green's non-solicitation obligations described above, if Green or any of its representatives receives an unsolicited written bona fide acquisition proposal by any person at any time prior to the Green shareholder approval that did not result from or arise in connection with a breach of its non-solicitation obligations then Green may, prior to (but not after) the Green special meeting, furnish information to and enter into discussions and negotiations with respect to such acquisition proposal if the Green board of directors (or any duly and properly authorized committee thereof) has (i) determined, in its good faith judgment (after consultation with its financial advisors and outside legal counsel) that such acquisition proposal constitutes, or would reasonably be expected to lead to a superior proposal and that the failure to take such actions would reasonably likely cause it to violate its fiduciary duties under applicable law and (ii) obtained from such person an executed confidentiality agreement containing terms at least as restrictive with respect to such person as the terms of the confidentiality agreement with respect to Veritex. However, Green may not terminate the merger agreement and is required to call a shareholder meeting to consider and vote upon the merger transactions.

        For purposes of the merger agreement,

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  an "acquisition agreement" means a letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement;

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  an "acquisition proposal" means any offer, inquiry, proposal or indication of interest (whether communicated to Green or announced publicly to Green's shareholders and whether binding or non-binding) by any person (other than Veritex or its subsidiaries) for an acquisition transaction;

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  an "acquisition transaction" means any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving (1) any acquisition or purchase, direct or indirect, by any person (other than Veritex or its subsidiaries) of 25% or more in interest of the total outstanding voting securities of Green or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Green and its subsidiaries, or any tender offer or exchange offer that, if consummated, would result in any person (other than Veritex or its subsidiaries) beneficially owning 25% or more in interest of the total outstanding voting securities of Green or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of the Green and its subsidiaries, or any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Green or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Green and its subsidiaries; or (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of 25% or more of the consolidated assets of Green and its subsidiaries; and

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  a "superior proposal" means an unsolicited bona fide written acquisition proposal which the Green board of directors determines in its good faith judgment is reasonably likely to be consummated in accordance with its terms, and if consummated, would result in a transaction more favorable, from a financial point of view, to Green's shareholders than the merger transactions (as they may be proposed to be amended by Veritex), taking into account all relevant factors; provided that, for purposes of the definition of superior proposal, the references to "25%" in the definitions of acquisition proposal and acquisition transaction will be deemed to be references to "50%.".

Shareholder Meetings and Recommendation of Veritex and Green Boards of Directors

        Each of Veritex and Green have agreed to hold a meeting of its shareholders as promptly as reasonably practicable after this joint proxy statement/prospectus is declared effective for the purpose of the Green shareholder approval, in the case of Green shareholders, and the Veritex shareholder approval, in the case of Veritex shareholders.

        The board of directors of each of Green and Veritex has agreed to recommend to its respective shareholders the approval of the Green merger proposal, in the case of Green, and the Veritex share issuance proposal, in the case of Veritex, and to include such recommendation in this joint proxy statement/prospectus and to use its respective reasonable best efforts to obtain, in the case of Green, the Green shareholder approval, and, in the case of Veritex, the Veritex shareholder approval. The board of directors of each of Green and Veritex and any committee thereof agreed to not withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify) such recommendation in any manner adverse to Veritex or Green, respectively, take any action or make any public statement, filing or release inconsistent with such recommendation, or submit their respective merger proposals to its shareholders without such recommendation, which we refer to as a change in recommendation.

        However, the Green board of directors may make a change in recommendation (including approving, endorsing or recommending any acquisition proposal), if Green has received a superior proposal (after giving effect to any revised offer from Veritex) and the Green board of directors has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be a violation of the directors' fiduciary duties under applicable law; provided, that the Green board of directors may not make a change in recommendation unless:

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  Green has complied in all material respects with its non-solicit obligations described above;

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  Green gives Veritex at least five days' notice of its intention to make a change in recommendation and a reasonable description of the events or circumstances giving rise to its determination to take such action;

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  during such five-day period, Green has and has caused its financial advisors and outside legal counsel to consider and negotiate with Veritex in good faith (to the extent Veritex desires to do so) regarding any proposals, adjustments or modifications to the terms and conditions of the merger agreement proposed by Veritex; and

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  the Green board of directors has determined in good faith, after consultation with outside legal counsel, considering the results of the negotiations described above and giving effect to any proposals, amendments or modifications proposed by Veritex that such superior proposal remains a superior proposal and that the failure to make a change in recommendation would be a violation of the directors' fiduciary duties under applicable law and, in which event, the Green board of directors may communicate the basis for its lack of recommendation to its shareholders.

Any material amendment to any superior proposal will require a new determination and notice period.

Conditions to Consummation of the Merger Transactions

        The respective obligation of each party to consummate the merger transactions is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

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  the approval of the Green merger proposal by the Green shareholders and the approval of the Veritex share issuance proposal by the Veritex shareholders;

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  the receipt of all required regulatory approvals from the Federal Reserve, TDB, the OCC, the Federal Deposit Insurance Corporation and any other regulatory authority, and any other regulatory approvals or consents contemplated by the merger agreement, the failure of which to obtain would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Veritex and Green (considered as a consolidated entity), in each case required to consummate the transactions contemplated by the merger agreement, including the merger transactions, which we refer to as the requisite regulatory approvals, and expiration of all related statutory waiting periods;

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  the absence of any law or order (whether temporary, preliminary or permanent) by any court or regulatory authority of competent jurisdiction prohibiting, restricting or making illegal consummation of the transactions contemplated by the merger agreement (including the merger transactions);

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  the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part under the Securities Act, and no stop order, action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement has been initiated and be continuing;

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  the approval of the listing on the Nasdaq Global Market of the Veritex common stock to be issued pursuant to the merger; and

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  the receipt of requisite regulatory approvals without the imposition of a burdensome condition.

        Each party's obligation to consummate the merger transactions is also subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

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  the accuracy of the representations and warranties of the other party in the merger agreement as of the date of the merger agreement and, in some instances, as of the effective time, subject to the materiality standards provided in the merger agreement;

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  the performance by the other party in all material respects of all obligations of such party required to be performed by it under the merger agreement at or prior to the effective time;

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  the receipt of a certificate from the other party to the effect that the two conditions described above have been satisfied; and

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  in the case of Veritex, receipt of an opinion of Covington, and, in the case of Green, receipt of an opinion of Skadden, in each case, to the effect that the holdco mergers, taken together, will qualify as a "reorganization" within the meaning of the Code.

        We cannot be certain when, or if, the conditions to the merger transactions will be satisfied or waived, or that the merger transactions will be completed in the first quarter of 2019 or at all. As of the date of this joint proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

        The merger agreement may be terminated and the merger transactions abandoned at any time prior to the effective time (regardless of whether the Veritex shareholder approval and/or the Green shareholder approval have been obtained) by mutual written agreement, or by either party in the following circumstances:

  •
  any regulatory authority denies a requisite regulatory approval and such denial is final and nonappealable, or any regulatory authority has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger transactions, and such order, decree, ruling or other action is final and nonappealable, so long as such denial is not as a result of a failure of the terminating party to comply with its obligations under the merger agreement;

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  the Green shareholders fail to approve the Green merger proposal, which we refer to as a no-vote termination;

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  the Veritex shareholders fail to approve the Veritex share issuance proposal;

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  the merger transactions have not been consummated by July 23, 2019, or the outside date, if the failure to consummate the transactions contemplated by the merger agreement on or before that date is not caused by the terminating party's breach of such merger agreement, which we refer to as an "outside date termination;

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  if there was a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of Green, in the case of a termination by Veritex, or Veritex, in the case of a termination by Green, which breach or failure to be true, individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of a Green or Veritex condition to closing, and is not cured within 30 days following written notice or by its nature or timing cannot be cured during such period; provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, which we refer to as a breach termination;

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  if either or both of the Federal Reserve or TDB grants a requisite regulatory approval but such requisite regulatory approval contains a burdensome condition; provided, that the terminating party may only terminate the merger agreement pursuant to this section if such party uses its reasonable best efforts until the earlier of (i) 60 days following the grant of such requisite regulatory approval containing a burdensome condition, or (ii) the outside date, to cause the terms and/or conditions of such requisite regulatory approval containing such burdensome condition to be deleted or removed; or

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  if the Federal Reserve or TDB requests in writing that Veritex, Veritex Bank, Green, Green Bank, or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to any requisite regulatory approval with such regulatory authority.

        In addition, Veritex may terminate the merger agreement if the Green board of directors fails to recommend that the Green shareholders approve the Green merger proposal, effects a change in its recommendation, breaches its non-solicitation obligations with respect to acquisition proposals or fails to call, provide notice of, convene or hold the Green special meeting.

        In addition, Green may terminate the merger agreement if the Veritex board of directors fails to recommend that the Veritex shareholders approve the Veritex share issuance proposal or fails to call, provide notice of, convene or hold the Veritex special meeting.

Effect of Termination

        If the merger agreement is terminated or abandoned, it will become void and have no effect, except that (1) designated provisions of the merger agreement will survive the termination, including, but not limited to, those relating to payment of fees and expenses and the confidential treatment of information and (2) both Veritex and Green will remain liable for any liability resulting from fraud or breach of the merger agreement occurring prior to termination or abandonment.

Termination Fee

        Green will pay Veritex a $40,000,000 termination fee if:

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  (1) either Green or Veritex effects a no-vote termination or outside date termination (and the approval of the Green merger proposal has not been obtained), or (2) Veritex effects a breach termination and, in each case, prior to such termination, an acquisition proposal for Green has been made or an intention to make an acquisition proposal has been publicly announced, and, within 12 months of such termination, any acquisition proposal results in a definitive agreement or a completed transaction; or

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  Veritex terminates the merger agreement because the Green board of directors has failed to recommend that the Green shareholders approve the Green merger proposal, effected a change in its recommendation, breached its non-solicitation obligations with respect to acquisition proposals or failed to call, provide notice of, convene or hold the Green special meeting.

        Veritex will pay Green a $40,000,000 million termination fee if:

  •
  either Green or Veritex terminates the merger agreement as a result of the failure of Veritex shareholders to approve the Veritex share issuance proposal and, prior to such termination, an acquisition proposal for Veritex has been made or an intention to make an acquisition proposal has been publicly announced, and within 12 months of such termination, any acquisition proposal results in a definitive agreement or a completed transaction; or

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  Green terminates the merger agreement because the Veritex board of directors failed to recommend that the Veritex shareholders approve the Veritex share issuance proposal or failed to call, provide notice of, convene or hold the Veritex special meeting.

        If Green or Veritex, as applicable, fails to pay any termination fee payable when due, then Green or Veritex, as applicable, must pay to Veritex or Green, as applicable, its costs and expenses (including attorneys' fees) in connection with collecting such fee, together with interest on the amount of such fee at the prime rate of Citibank, N.A. from the date such payment was due under the merger agreement until the date of payment.

Expenses and Fees

        Each of Veritex and Green will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the merger agreement. The costs and expenses of printing this joint proxy statement/prospectus, and all filing fees paid to the SEC in connection with this joint proxy statement/prospectus will be borne equally by Veritex and Green.

Amendments and Waivers

        To the extent permitted by law, the merger agreement may be amended by a subsequent writing executed by all of the parties, whether before or after the Green shareholder approval or the Veritex shareholder approval are obtained, provided that after obtaining such approvals, no amendment may be made that requires further approval by Green or Veritex shareholders under applicable law.

        At any time prior to the effective time, the parties, by action taken or authorized by their respective boards of directors, may, to the extent permitted by applicable law, (1) extend the time for the performance of any of the obligations or other acts of the other parties, (2) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and (3) waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement; provided, that after the Green shareholder approval or the Veritex shareholder approval are obtained, there may not be, without further approval of such shareholders, any extension or waiver of the merger agreement or any portion thereof that requires further shareholder approval under applicable law.

Voting Agreements

  Green Voting Agreements

        Each member of the Green board of directors and certain shareholders of Green, in his, her or its capacity as a shareholder of Green, has separately entered into a voting agreement with Veritex, which we refer to collectively as the Green voting agreements, pursuant to which such person has agreed to vote (or cause to be voted), in person or by proxy, all covered shares that he, she or it controls the right to vote, (1) in favor of the Green merger proposal, (2) against any action that would reasonably result in a breach of any covenant, representation or warranty or any other obligation under the merger agreement, (3) against any acquisition proposal and (4) against any agreement that would reasonably be expected to prevent, impede, interfere with, delay or postpone the consummation of the merger transactions, subject to certain exceptions. In addition, the Green voting agreements provide that such shareholders will not sell or transfer any of their shares of Green common stock, subject to certain exceptions, prior to the termination of the Green voting agreements. The Green voting agreements will terminate upon the earlier of the approval of the Green merger proposal, the effective time, the date of termination of the merger agreement or an amendment, waiver or modification of the merger agreement that reduces or has the effect of reducing the exchange ratio, changes the form of the merger consideration or imposes any material condition to the receipt of the merger consideration.

        As of the Green record date, these shareholders beneficially owned, in the aggregate, 10,888,718 shares of the common stock of Green, allowing them to exercise approximately 29.1% of the voting power of Green common stock (which does not include shares issuable upon the exercise of stock options that were not outstanding as of the record date).

        The foregoing description of the Green voting agreements is subject to, and qualified in its entirety by reference to, the Green voting agreements, forms of which are attached to this joint proxy statement/prospectus as Annex B and Annex C and are incorporated by reference into this joint proxy statement/prospectus.

  Veritex Voting Agreements

        Each member of the Veritex board of directors, in his or her capacity as a shareholder of Veritex, has separately entered into a voting agreement with Green, which we refer to collectively as the Veritex voting agreements, pursuant to which such person has agreed to vote (or cause to be voted), in person or by proxy, all covered shares that he or she controls the right to vote, (1) in favor of the Veritex share issuance proposal, (2) against any action that would reasonably result in a breach of any covenant, representation or warranty or any other obligation under the merger agreement, (3) against any acquisition proposal and (4) against any agreement that would reasonably be expected to prevent, impede, interfere with, delay or postpone the consummation of the merger transactions. In addition, the Veritex voting agreements provide that such shareholders will not sell or transfer any of their shares of Veritex common stock, subject to certain exceptions, prior to the termination of the Veritex voting agreements. The Veritex voting agreements will terminate upon the earlier of the approval of the Veritex share issuance proposal, the effective time and the date of termination of the merger agreement.

        As of the Veritex record date, these shareholders beneficially owned, in the aggregate, 545,613 shares of the common stock of Veritex, allowing them to exercise approximately 2.3% of the voting power of Veritex common stock (which does not include shares issuable upon the exercise of stock options that were not outstanding as of the record date).

        The foregoing description of the Veritex voting agreement is subject to, and qualified in its entirety by reference to, the Veritex voting agreement, a form of which is attached to this joint proxy statement/prospectus as Annex D and is incorporated by reference into this joint proxy statement/prospectus.

Employment Agreements; Separation Agreement

        As inducement for the parties to enter into the merger agreement, each of Terry Earley, Donald Perschbacher and Geoff Greenwade entered into an employment agreement with Veritex to be effective upon closing, and Manuel Mehos has entered into a separation agreement with Veritex to be effective upon closing. For a description of these agreements, please see the section entitled "The Merger Transactions—Interests of Green Directors and Executive Officers in the Merger Transactions."

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of the material U.S. federal income tax consequences of the holdco mergers to a U.S. holder of Green common stock that receives Veritex common stock pursuant to the merger. For purposes of this discussion, a "U.S. holder" means any beneficial owner of Green common stock that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate, the income of which is subject to U.S. federal income tax regardless of its source.

        This discussion applies only to a U.S. holder who holds its shares of Green common stock as a capital asset and exchanges those shares for the merger consideration in the merger. Further, this discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that might be relevant to a U.S. holder of Green common stock in light of its particular circumstances and does not apply to a U.S. holder of Green common stock subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, regulated investment companies and real estate investment trusts, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, S corporations, holders whose functional currency is not the U.S. dollar, holders who hold shares of Green common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who exercise appraisal rights, or holders required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to Veritex common stock as a result of such item being taken into account in an applicable financial statement). This discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (including any U.S. federal estate, gift, Medicare or alternative minimum taxes) or any U.S. state or local, or non-U.S. tax consequences.

        If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds Green common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Green common stock, and any partners in such partnership, are strongly urged to consult their tax advisors about the tax consequences of the merger transactions to them.

        This discussion, and the tax opinions referred to below, is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings, and decisions, all as in effect on the date of this joint proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

        The opinions described below will not be binding on the IRS or any court. Veritex and Green have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger transactions, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which the opinion is based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger transactions could be adversely affected.

        Determining the actual tax consequences of the holdco mergers, taken together, to you may be complex and will depend on your specific situation and on factors that are not within our control. You are strongly urged to consult with your tax advisor as to the specific tax consequences of the merger transactions in your particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, state and local, foreign and other tax laws and of changes in those laws.

  General

        Veritex and Green intend for the holdco mergers, taken together, to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. It is a condition to the obligations of Veritex to complete the merger transactions that it receives an opinion from Covington & Burling LLP and a condition to the obligations of Green to complete the merger transactions that it receives an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, in forms reasonably satisfactory to Veritex and Green, respectively, to the effect that the holdco mergers, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Veritex nor Green currently intends to waive these respective opinion conditions to its obligation to consummate the merger transactions. In the event that Veritex or Green waives the condition to receive such tax opinion and the tax consequences of the holdco mergers, taken together, materially change, then Veritex and Green will recirculate appropriate soliciting materials and seek new approval of the merger transactions from the shareholders of Veritex and Green.

        These opinions will be based on customary assumptions and representations from Veritex and Green, as well as certain covenants and undertakings by Veritex and Green. If any of the assumptions, representations, covenants or undertakings is incorrect, incomplete, inaccurate or is violated, the validity of the opinions described above may be affected and the U.S. federal income tax consequences of the holdco mergers, taken together, could differ materially from those described in this joint proxy statement/prospectus.

        An opinion of counsel represents counsel's legal judgment but is not binding on the IRS or any court, so there can be no certainty that the IRS will not challenge the conclusions reflected in the opinions or that a court would not sustain such a challenge. Neither Veritex nor Green intends to obtain a ruling from the IRS with respect to the tax consequences of the holdco mergers. If the IRS were to successfully challenge the "reorganization" status of the holdco mergers, taken together, the tax consequences would be different from those set forth in this joint proxy statement/prospectus.

        The following discussion assumes that the holdco mergers, taken together, qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

  U.S. Federal Income Tax Consequences of the Holdco Mergers to U.S. Holders

        Upon the exchange of a U.S. holder's Green common stock for Veritex common stock in the merger, a U.S. holder generally will not recognize gain or loss, except with respect to cash received instead of fractional shares of Veritex common stock (as discussed below). Further, such holder will have the same aggregate tax basis and holding period in the Veritex common stock received in the merger (including any fractional shares of Veritex common stock deemed received and exchanged for cash as described below) equal to such holder's tax basis and holding period in the Green common stock surrendered in exchange therefor.

        A U.S. holder that acquired different blocks of Green common stock at different times or different prices should consult its tax advisor regarding the manner in which the basis and holding period should be allocated among the U.S. holder's Green common stock in the holder's particular circumstance.

  Cash Instead of Fractional Shares

        If a U.S. holder receives cash instead of a fractional share of Veritex common stock, the U.S. holder will be treated as having received such fractional share of Veritex common stock pursuant to the merger and then as having received cash in exchange for such fractional share of Veritex common stock. As a result, the U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the U.S. holder's basis in the fractional share of Veritex common stock as set forth above. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective time, the U.S. holder's holding period for such fractional share (including the holding period of shares of Green common stock surrendered therefor) exceeds one year.

  Certain Reporting Requirements

        If a U.S. holder receives Veritex common stock pursuant to the merger and is considered a "significant holder," it will be required (1) to file a statement its U.S. federal income tax return providing certain facts pertinent to the merger, including its tax basis in, and the fair market value of, the Green common stock that it surrendered, and (2) to retain permanent records of these facts relating to the merger. A holder of Green common stock is considered a "significant holder" if, immediately before the merger, such holder (a) owned at least 5% (by vote or value) of the outstanding stock of Green, or (b) owned Green securities with a tax basis of $1.0 million or more.

        This discussion of certain material U.S. federal income tax consequences is for general information purposes only and is not intended to be, and may not be construed as, tax advice. Holders of Green common stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

 DESCRIPTION OF VERITEX'S CAPITAL STOCK

        As a result of the merger transactions, Green shareholders who receive shares of Veritex common stock in the merger transactions will become shareholders of Veritex. Your rights as a shareholder of Veritex will be governed by Texas law, Veritex's certificate of formation and Veritex's bylaws. The following briefly summarizes the material terms of Veritex common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding Veritex's capital stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code, or the TBOC, Veritex's certificate of formation and Veritex's bylaws, copies of which are filed with the SEC as exhibits to this joint proxy statement/prospectus, and applicable law, which Veritex and Green urge you to read. Copies of Veritex's governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, as well as the copies of Green's governing documents, see "Where You Can Find More Information."

Overview

        Veritex's certificate of formation authorizes it to issue up to 75,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. The authorized but unissued shares of Veritex's capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

        As of October 5, 2018, there were 24,190,122 shares of Veritex common stock issued and outstanding. All issued and outstanding shares at that date were, and the shares of Veritex common stock upon completion of the merger transactions will be, fully paid and nonassessable. Based on the shares of Veritex common stock outstanding and the shares of Green common stock outstanding, reserved for issuance pursuant to outstanding Green stock options and subject to outstanding Green RSU awards, in each case as of October 5, 2018, immediately following the completion of the merger transactions, Veritex expects to have approximately 55,473,970 shares of Veritex common stock outstanding. Also, as of October 5, 2018, there were 10,000 shares of Veritex common stock reserved for issuance upon the exercise of outstanding warrants, 559,284 shares of Veritex common stock reserved for issuance upon the exercise of outstanding stock options and restricted share units under the 2014 Equity Plan and 2010 Equity Plan and 9,771 shares of Veritex common stock reserved for issuance pursuant to the ESOP.

Veritex Common Stock

        The following discussion summarizes some of the important rights of the holders of shares of Veritex common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding Veritex common stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the TBOC and Veritex's certificate of formation and Veritex's bylaws.

Voting Rights

        Subject to any special voting rights that may be given to any series of preferred stock that Veritex may issue in the future, holders of Veritex common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of Veritex shareholders. Shareholders are not entitled to cumulate their votes with respect to the election of directors. Directors are elected by a plurality of the votes cast.

Dividend Rights

        Holders of Veritex common stock are entitled to dividends when, as and if declared by the Veritex board of directors out of funds legally available therefor.

Liquidation Rights

        Upon any voluntary or involuntary liquidation, dissolution or winding up of Veritex's affairs, all shares of Veritex common stock will be entitled to share equally in all remaining assets after the holders of shares of preferred stock or other senior securities have received the liquidation preference of their shares plus any declared but unpaid dividends, if any, and after all other indebtedness has been retired.

Other

        Veritex common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.

Listing

        Veritex's common stock is listed on the Nasdaq Global Market under the symbol "VBTX."

Transfer Agent and Registrar

        The transfer agent and registrar for Veritex's common stock is Continental Stock Transfer & Trust Company, whose address is 17 Battery Place, 8th Floor, New York NY 10004.

Business Combinations under Texas Law

        A number of provisions of Texas law, Veritex's certificate of formation and Veritex's bylaws could have an anti-takeover effect and make more difficult the acquisition of Veritex by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Veritex to negotiate first with the Veritex board of directors.

        Veritex is subject to the affiliated business combinations provisions of Title 2, Chapter 21, Subchapter M of the TBOC (Sections 21.601 through 21.610), which provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an "affiliated shareholder." For purposes of this law, an "affiliated shareholder" is generally defined as the holder of 20% or more of the corporation's voting shares, for a period of three years from the date that person became an affiliated shareholder. The law's prohibitions do not apply if:

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  the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

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  the business combination was approved by the affirmative vote of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

        Veritex has more than 100 shareholders and is considered to be an "issuing public corporation" for purposes of this law. The affiliated business combinations provisions of the TBOC do not apply to the following:

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  the business combination of an issuing public corporation where: (a) the corporation's original certificate of formation or bylaws contain a provision expressly electing not to be governed by the affiliated business combinations provisions of the TBOC; (b) the corporation adopted an amendment to the certificate of formation or bylaws expressly electing not to be governed by the affiliated business combinations provisions of the TBOC before December 31, 1997; (c) the corporation adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of, other than affiliated shareholders, at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the affiliated business combinations provisions of the TBOC, so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

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  a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder: (a) divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder; and (b) would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

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  a business combination with an affiliated shareholder that was the beneficial owner of 20% or more of the outstanding voting shares of the corporation on December 31, 1996, and continuously until the announcement date of the business combination;

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  a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

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  a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder's beneficial ownership of voting shares of the corporation.

        Neither Veritex's certificate of formation nor its bylaws contain any provision expressly providing that Veritex will not be subject to the affiliated business combinations provisions of the TBOC. The affiliated business combinations provisions of the TBOC may have the effect of inhibiting a non-negotiated merger or other business combination involving Veritex, even if that event would be beneficial to Veritex shareholders.

Action by Written Consent

        Under Texas law, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the certificate of formation specifically allows action to be taken by a written consent of the shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though such consent is not signed by all of the corporation's shareholders. Veritex's certificate of formation provides for shareholder action by less than unanimous written consent.

Certain Certificate of Formation and Bylaw Provisions Potentially Have an Anti-Takeover Effect

        Veritex's certificate of formation and bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for

Veritex shareholders to change management or receive a premium for their shares. These provisions include:

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  authorization for the Veritex board of directors to issue shares of one or more series of preferred stock without shareholder approval;

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  a requirement that directors only be removed from office for cause and only upon the affirmative vote of the holders of at least four-fifths of the outstanding shares of Veritex common stock;

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  a provision that vacancies on the Veritex board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

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  a provision that any special meeting of Veritex shareholders may be called only by a majority of the board of directors, the Chairman, the President or a holder or group of holders of at least 10% of Veritex shares entitled to vote at the meeting;

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  no provision providing for the cumulative voting in the election of directors; and

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  a limitation on the ability of shareholders to call special meetings to those shareholders owning at least 10% of all shares entitled to vote in the election of directors at a meeting.

Limitation of Liability and Indemnification of Officers and Directors

        Veritex's certificate of formation provides that its directors and officers will be indemnified by Veritex to the fullest extent permitted by the TBOC, against all expenses incurred in connection with their service for or on Veritex's behalf. In addition, Veritex's amended and restated certificate of formation will provide that Veritex's directors and officers will not be personally liable for monetary damages to Veritex to the fullest extent permitted by the TBOC.

        Veritex has entered into indemnification agreements with its officers and directors pursuant to which they will be indemnified as described above and will be advanced costs and expenses subject to the condition that such officers and directors will reimburse Veritex for all advancements paid if a final judicial determination is made that such officer or director is not entitled to indemnification under applicable law or regulation.

Veritex Preferred Stock

        Veritex is authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share. There are currently no shares of Veritex preferred stock outstanding. Veritex's certificate of formation, subject to limitations prescribed in Veritex's bylaws and subject to limitations prescribed by Texas law, authorizes the Veritex board of directors, from time to time by resolution or duly authorizing committee of the Veritex board of directors and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares of a series including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation, establishment of the terms, and issuance of shares of a series of Veritex's preferred stock without shareholder approval, the Veritex board of directors could adversely affect the voting power of the holders of Veritex common stock or another series of preferred stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of Veritex.

COMPARISON OF SHAREHOLDERS' RIGHTS

        If the merger transactions are completed, holders of Green common stock will have a right to receive shares of Veritex common stock for their shares of Green common stock. Green and Veritex are organized under the laws of the State of Texas. The following is a summary of the material differences between (1) the current rights of Green shareholders under the TBOC, Green's certificate of formation and bylaws, each as amended to date, or the Green certificate of formation and the Green bylaws, respectively, and (2) the current rights of Veritex shareholders under the TBOC, Veritex's certificate of formation and Veritex's bylaws.

        The following summary is not a complete statement of the rights of shareholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the TBOC and Green's and Veritex's governing documents, which we urge Green shareholders to read. Copies of Veritex's governing documents and copies of Green's governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see "Where You Can Find More Information."

	Green	Veritex
Capitalization:	The Green certificate of formation authorizes it to issue up to 90,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.	The Veritex certificate of formation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share.
Corporate Governance:	The rights of Green shareholders are governed by Texas law and the certificate of formation and bylaws of Green.	The rights of Veritex shareholders are governed by Texas law and the certificate of formation and bylaws of Veritex.
Size of Board of Directors:

The Green bylaws provide that the number and class of directors will be fixed by the affirmative vote of a majority of the entire board. The Green certificate currently provides that subject to the rights of the holders of any series of preferred stock then outstanding, the size of the Green board will be fixed from time to time exclusively by the Green board pursuant to a resolution adopted by the Green board. The Green board of directors currently has eight members.

The Veritex bylaws provide that the number of directors which will constitute the whole Veritex board of directors, which will not be less than three, will be determined from time to time by a resolution adopted by a majority of the Veritex board; provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Veritex board. The Veritex board currently has ten members.

Classes of Directors:

The Green bylaws provide that the Green board is divided into three classes, with each class of directors serving for successive three-year terms so that each year the term of only one class of directors expires.

The Veritex bylaws provide that each Veritex director will hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified or, if earlier, until the director's death, resignation, or removal from office.

Election and Removal of Directors:

Under Texas law, directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, unless otherwise provided in the certificate of formation or the bylaws of a corporation.

Under Texas law, directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, unless otherwise provided in the certificate of formation or the bylaws of a corporation.

	Green	Veritex

Directors of Green are elected by a plurality of the votes cast by the holders entitled to vote at the meeting. Each share of Green stock has one vote for each nominee for director. The Green certificate of formation does not provide for cumulative voting.

Unless otherwise provided in the certificate of formation or the bylaws of a corporation, Texas law provides that at any meeting of shareholders called expressly for the purpose of removing a director, any director or the entire board of directors may be removed, with or without cause, by a vote of at least a majority of the shares then entitled to vote at any election of directors.

The Green bylaws provide that directors may be removed from office only for cause and only by the affirmative vote of holders of the majority of shares entitled to vote in the election of directors. When shareholders of any class or series of shares are entitled to elect a director(s), only shareholders of that class or series are entitled to vote for or against removal of any director elected by shareholders of that class or series.

Directors of Veritex are elected by a plurality of the votes cast by the holders entitled to vote at the meeting. Each share of Veritex stock has one vote for each nominee for director. The Veritex certificate of formation does not provide for cumulative voting.

Unless otherwise provided in the certificate of formation or the bylaws of a corporation, Texas law provides that at any meeting of shareholders called expressly for the purpose of removing a director, any director or the entire board of directors may be removed, with or without cause, by a vote of at least a majority of the shares then entitled to vote at any election of directors.

The Veritex bylaws provide that any director or the entire board of directors may be removed, but only for cause, by the affirmative vote of the holders of four-fifths (4/5) of all the shares of stock outstanding and entitled to vote in the election of directors.

Board Vacancies:

Texas law provides that, unless otherwise authorized by a corporation's certificate of formation, a vacancy on a corporation's board of directors which the holders of a class or series of shares, or group of classes or series of shares, are entitled to elect, may be filled only by (i) the affirmative vote of the majority of directors in office elected by such class, series or group; (ii) the sole remaining director elected in that manner; or (iii) the affirmative vote of the holders of the outstanding shares of such class, series or group.

Texas law provides that, unless otherwise authorized by a corporation's certificate of formation, a vacancy on a corporation's board of directors which the holders of a class or series of shares, or group of classes or series of shares, are entitled to elect, may be filled only by (i) the affirmative vote of the majority of directors in office elected by such class, series or group; (ii) the sole remaining director elected in that manner; or (iii) the affirmative vote of the holders of the outstanding shares of such class, series or group.

Any vacancy occurring on the Green board, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office or by a sole remaining director, and any director so chosen will hold office for the remainder of the term to which the director has been selected and until such director's successor will have been elected and qualified.

Any vacancies occurring on the Veritex board may be filled by the remaining Veritex directors; and any directors so chosen will hold office until the expiration of the term of his predecessor, or, if elected to fill a vacancy created by an increase in the number of directorships, until the next annual meeting of shareholders.

	Green	Veritex
Vote Required for Certain Shareholder Actions and Quorum Requirement:

Texas law provides that on matters other than the election of directors, the affirmative vote of at least a majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to the matter, will be the act of the shareholders, unless the vote of a greater number is required by law, the certificate of formation or the bylaws.

Texas law provides that on matters other than the election of directors, the affirmative vote of at least a majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to the matter, will be the act of the shareholders, unless the vote of a greater number is required by law, the certificate of formation or the bylaws.

Under Texas law, the affirmative vote of at least two-thirds of the outstanding shares of the corporation entitled to vote is required to approve a fundamental business transaction, unless a different vote but not less than a majority of the shares entitled to vote on the matter, is specified in the certificate of formation.

Under Texas law, the affirmative vote of at least two-thirds of the outstanding shares of the corporation entitled to vote is required to approve a fundamental business transaction, unless a different vote but not less than a majority of the shares entitled to vote on the matter, is specified in the certificate of formation.

The Green bylaws provide that the act of the shareholders will be decided, in all matters other than the election of directors, by a majority of votes present in person or by proxy and entitled to vote on such matter.

Under the Green bylaws, except as otherwise required by law or the Green certificate, at any annual or special meeting of shareholders, a majority of the outstanding capital stock entitled to vote at such meeting, present either in person or by proxy, will constitute a quorum. If a quorum fails to attend any meeting, at least a majority of the shares of stock of Green entitled to vote who are present, in person or by proxy, may adjourn the meeting.

The Veritex bylaws provide that a majority of votes actually cast will decide any matter properly before the Veritex shareholders, except that directors will be elected by plurality of the votes actually cast. The Veritex certificate of formation provides that the affirmative vote of at least a majority of the outstanding shares or, if applicable, a majority of the outstanding shares of a class or series entitled to vote on or approve any matter or action as to which the TBOC requires a vote of at least two-thirds or any other specified portion of the shares will be sufficient to effect the matter or action subject to that vote, notwithstanding the vote required by the TBOC.

Under the Veritex bylaws, a majority of the outstanding capital stock entitled to vote at a meeting, present either in person or by proxy, will constitute a quorum. If a quorum fails to attend any meeting, at least a majority of the shares of stock of Veritex entitled to vote who are present, in person or by proxy, may adjourn the meeting.

	Green	Veritex
Amendment of Certificate of Formation:

Under Texas law, a corporation's certificate of formation may be amended by the affirmative vote of at least two-thirds of the outstanding shares entitled to vote on the amendment, and, if entitled to vote by class or series of shares, by at least two-thirds of the outstanding shares of each class or series entitled to vote on the amendment, unless a different number, not less than a majority of shares entitled to vote on the matter or class or series entitled to vote on the matter, is specified in the corporation's certificate of formation.

The Green certificate of formation may be amended upon (i) a resolution adopted by the affirmative vote of a majority of the Green board of directors and (ii) the approval by the affirmative vote of a majority of the voting shares, voting together as a single class, as well as such additional vote of any preferred stock as may be required by the provisions of any series thereof; provided that no amendment, alteration, change or repeal may be made to articles regarding (i) directors, (ii) liability of directors and officers, (iii) indemnification, (iv) special meetings of shareholders, (v) action by shareholders in lieu of a meeting, (vi) election to be governed by Section 21.606 of TBOC and (vii) amendment of the Green certificate of formation and bylaws without the affirmative vote of the holders of at least two-thirds of the voting shares.

Under Texas law, a corporation's certificate of formation may be amended by the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote on the amendment, and, if entitled to vote by class or series of shares, by at least two-thirds of the outstanding shares of each class or series entitled to vote on the amendment, unless a different number, not less than a majority of shares entitled to vote on the matter or class or series entitled to vote on the matter, is specified in the corporation's certificate of formation.

The Veritex certificate of formation may be amended upon the affirmative vote of at least a majority of the issued and outstanding shares of Veritex common stock entitled to vote thereon.

Amendment of Bylaws:

Under Texas law, unless a corporation's certificate of formation or a bylaw adopted by the shareholders provides otherwise, a corporation's shareholders may amend the bylaws regardless of whether they may also be amended by the board of directors.

The Green certificate of formation provides that the bylaws may be amended by the affirmative vote of a majority of the Green board of directors or the affirmative vote of at least two-thirds of the voting shares, as well as such additional vote of any preferred stock as may be required by the provisions of any series thereof.

Under Texas law, unless a corporation's certificate of formation or a bylaw adopted by the shareholders provides otherwise, a corporation's shareholders may amend the bylaws regardless of whether they may also be amended by the board of directors.

The Veritex bylaws provide that the bylaws may be amended only by Veritex's board unless the shareholders, in amending, repealing or adopting a particular bylaw, will have expressly provided in the bylaws that the board of directors may not amend or repeal that bylaw.

	Green	Veritex
Special Meetings of Shareholders:

Under Texas law, special meetings of the shareholders of a corporation may be called by the president, by the board of directors or by any other person authorized to call special meetings by the certificate of formation or bylaws of the corporation. A special meeting may also be called by the holder of the percentage of shares specified in the certificate of formation, not to exceed 50% of the shares entitled to vote, or if no percentage is specified, at least 10% of all of the shares of the corporation entitled to vote at the proposed special meeting.

The Green certificate of formation provides that special meetings of the shareholders may be called only by the chairman of the Green board, by the president of Green, by the Green board pursuant to a resolution adopted by at least a majority of the directors then in office, or by the shareholders owning not less than 50% of the then outstanding Green voting shares.

Under Texas law, special meetings of the shareholders of a corporation may be called by the president, by the board of directors or by any other person authorized to call special meetings by the certificate of formation or bylaws of the corporation. A special meeting may also be called by the holder of the percentage of shares specified in the certificate of formation, not to exceed 50% of the shares entitled to vote, or if no percentage is specified, at least 10% of all of the shares of the corporation entitled to vote at the proposed special meeting.

The Veritex bylaws provide that special meetings of the shareholders may be called at any time by the Veritex board, the Chairman or the President, or by the Chairman, the President or the Secretary at the written request of shareholders owning at least 10% of all shares of capital stock issued and outstanding and entitled to vote at the meeting.

Notice:

Under Texas law, notice of a meeting of shareholders must be given as required in a corporation's governing documents, and must state the date of time of the meeting, and the location or conference information used for the meeting.

The Green bylaws provide that written notice of any meeting of shareholders must be given not less than 10 days and not more than 60 days before the date on which the meeting is to be held to each shareholder entitled to vote at such meeting, and must include the place, date and time of the meeting, and in the case of special meetings, the purpose of the meeting. When any shareholders' meeting is adjourned for 30 days or more, or if a new record date is fixed for an adjourned meeting of shareholders, notice of the adjourned meeting will be given as in the case of an original meeting. Any notice will be effective if given by electronic transmission in the manner provided in the TBOC.

Under Texas law, notice of a meeting of shareholders must be given as required in a corporation's governing documents, and must state the date of time of the meeting, and the location or conference information used for the meeting.

The Veritex bylaws provide that written notice of any meeting of shareholders will be given not less than 10 nor more than 60 days before the day of the meeting and will include the place, date and time of the meeting, and in the case of special meetings, the purpose of the meeting. When a meeting is adjourned for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the original meeting.

A written waiver of any notice signed by a shareholder, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to the notice required to be given to such shareholder.

	Green	Veritex

A written waiver of any notice signed by a shareholder, or waiver by electronic transmission by such person, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to the notice required to be given to such shareholder.

Shareholder Proposal of Business:

Proposals for business to be brought before any shareholder meeting may be made by the board of directors or by any shareholder entitled to vote in such meeting. If a proposal is made by a shareholder, the shareholder must give timely written notice. To be timely, notice given in the context of an annual meeting must be received by Green not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, if the date of the annual meeting is not within 25 days before or after such anniversary date, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Notice given in the context of a special meeting called for the purpose of electing directors, notice must be received by Green not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. The adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, will in no event commence a new time period (or extend any time period) for the giving of a shareholder's notice.

Proposals for business to be brought before any shareholder meeting may be made by the board of directors or by any shareholder entitled to vote in such meeting. If a proposal is made by a shareholder, the shareholder must give timely written notice. To be timely, notice given in the context of an annual meeting must be received by Veritex not less than 120 days in advance of the date of the Veritex proxy statement released to shareholders in connection with the previous year's annual meeting. Notice given in the context of a special meeting must be received by Veritex's secretary no later than 90 days prior to such meeting or 10 days following the date the public announcement is made regarding the special meeting. The chairman of any meeting of shareholders will determine whether the business was properly brought before the meeting.

	Green	Veritex
Shareholder Action without a Meeting:

Under the Green bylaws, any action required to be taken by the shareholders at any annual or special meeting of such shareholders, or any action which may be taken at any annual or special meeting of shareholders of Green, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, will be signed by every holder of shares entitled to vote thereon and will be delivered to Green by delivery to its principal office or an officer or agent of Green having custody of the book in which proceedings of meetings of shareholders are recorded.

Under the Veritex bylaws, any action required to be taken by the shareholders at any annual or special meeting of such shareholders, or any action which may be taken at any annual or special meeting of shareholders of Green, may be taken without a meeting, without prior notice and without a vote, if (i) a consent or consents in writing, setting forth the action so taken, will be signed by every holder of shares entitled to vote thereon, or (ii) a consent or consents in writing, setting forth the action so taken, will be signed by shareholders having at least the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Limitation of Director Liability; Indemnification:

Texas law provides that the certificate of formation of a corporation may provide that a director of the corporation is not liable, or is liable only to the extent provided by the certificate of formation to the corporation or its shareholders for monetary damages for an act or omission by the person in the person's capacity as a director.

Texas law provides that the certificate of formation of a corporation may provide that a director of the corporation is not liable, or is liable only to the extent provided by the certificate of formation to the corporation or its shareholders for monetary damages for an act or omission by the person in the person's capacity as a director.

The Green certificate of formation provides that the personal liability of the directors and officers of Green for monetary damages will be eliminated to the fullest extent permitted by the TBOC. No amendment, modification or repeal of this provision will adversely affect the rights provided therein with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

The Veritex certificate of formation provides that no director of Veritex will be liable to Veritex or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent the foregoing exemption from liability is not permitted under Texas law

Green	Veritex

Under Texas law, a corporation must indemnify a director for his service at the corporation and for service at the corporation as a representative of another entity against reasonable expenses actually incurred by the director in connection with a proceeding because of such service if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding. If a court determines that a director, former director or representative is entitled to indemnification, the court will order indemnification by the corporation and award the person expenses incurred in securing the indemnification. Texas law also permits corporations to indemnify present or former directors and representatives of other entities serving as such directors in certain situations where indemnification is not mandated by law; however, such permissive indemnification is subject to various limitations. Under Texas law, a court may also order indemnification under various circumstances, and officers must be indemnified to the same extent as directors. The Green bylaws provide that Green will indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of Green or; (ii) while a director or officer of Green, is or was serving at the request of Green as a director, officer, partner, manager, managing member, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding to the fullest extent permitted under the TBOC, the Green certificate and the Green bylaws.

Any indemnification under the Green bylaws (unless ordered by a court) will be made by Green only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in the TBOC. In addition, the Green certificate provides that all indemnification payments will be consistent with the requirements of the FDIA and the implementing regulations thereunder.

Under Texas law, a corporation must indemnify a director for his service at the corporation and for service at the corporation as a representative of another entity against reasonable expenses actually incurred by the director in connection with a proceeding because of such service if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding. If a court determines that a director, former director or representative is entitled to indemnification, the court will order indemnification by the corporation and award the person expenses incurred in securing the indemnification. Texas law also permits corporations to indemnify present or former directors and representatives of other entities serving as such directors in certain situations where indemnification is not mandated by law; however, such permissive indemnification is subject to various limitations. Under Texas law, a court may also order indemnification under various circumstances, and officers must be indemnified to the same extent as directors.

The Veritex certificate of formation and bylaws provide for mandatory indemnification to the fullest extent allowed by Texas law for all former or present directors or officers and all persons who were serving at the request of Veritex as a director, officer, partner or trustee of another entity. In addition, the Veritex bylaws provide that all indemnification payments will be consistent with the requirements of the FDIA and the implementing regulations thereunder.

	Green	Veritex

Green will not indemnify any persons enumerated above against expenses, penalties or other payments incurred in respect of an administrative proceeding or action instituted by an appropriate bank regulatory agency if such proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to Green, except that in this instance, Green may indemnify for reasonable expenses actually incurred in connection with such proceeding. In addition, no indemnification will be made of any person pursuant to the Green bylaws if any banking regulatory agency, in connection with a review of such indemnification, determines through appropriate administrative action that such indemnification will not be made.

Texas Anti-Takeover Statutes:

The affiliated business combinations provisions of Chapter 21, Subchapter M of the TBOC (Sections 21.601 through 21.610) provide that a Texas corporation may not engage in certain business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of such person, who is an "Affiliated Shareholder" (generally defined as the holder of 20% or more of the corporation's voting shares) for a period of three years from the date such person became an Affiliated Shareholder unless: (1) the business combination or purchase or acquisition of shares made by the Affiliated Shareholder was approved by the board of directors of the corporation before the Affiliated Shareholder became an Affiliated Shareholder or (2) the business combination was approved by the affirmative vote of at least two-thirds majority of the outstanding voting shares of the corporation not beneficially owned by the Affiliated Shareholder, at a meeting of shareholders called for that purpose (and not by written consent), not less than six months after the Affiliated Shareholder became an Affiliated Shareholder.

The affiliated business combinations provisions of Chapter 21, Subchapter M of the TBOC (Sections 21.601 through 21.610) provide that a Texas corporation may not engage in certain business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of such person, who is an "Affiliated Shareholder" (generally defined as the holder of 20% or more of the corporation's voting shares) for a period of three years from the date such person became an Affiliated Shareholder unless: (1) the business combination or purchase or acquisition of shares made by the Affiliated Shareholder was approved by the board of directors of the corporation before the Affiliated Shareholder became an Affiliated Shareholder or (2) the business combination was approved by the affirmative vote of at least two-thirds majority of the outstanding voting shares of the corporation not beneficially owned by the Affiliated Shareholder, at a meeting of shareholders called for that purpose (and not by written consent), not less than six months after the Affiliated Shareholder became an Affiliated Shareholder.

Green	Veritex

Although a Texas corporation may elect not to be governed by Section 21.606 of the TBOC, Green has expressly elected to be governed by the three-year moratorium on certain business combinations of the TBOC.

Neither the Veritex certificate of formation nor the Veritex bylaws contain any provision expressly providing that Veritex will not be subject to the affiliated business combinations provisions of the TBOC; the three-year moratorium on certain business combinations of the TBOC therefore applies to Veritex. The affiliated business combinations provisions of the TBOC may have the effect of inhibiting a non-negotiated merger or other business combination involving Veritex, even if such event(s) would be beneficial to its shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF VERITEX

        The following table sets forth certain information regarding the beneficial ownership of Veritex's common stock as of October 5, 2018, by (1) current directors and named executive officers of Veritex, (2) each person who is known by Veritex to own beneficially 5% or more of Veritex's common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of Veritex believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Beneficially Owned(3)
Directors and Named Executive Officers:
C. Malcolm Holland, III(4)	250,663	1.0%
William C. Murphy(5)	160,937	*
Jeff Kesler(6)	56,509	*
Pat S. Bolin(7)	104,649	*
April Box(8)	3,000	*
Blake Bozman(9)	117,390	*
Ned N. Fleming, III(10)	2,375	*
Mark Griege(11)	43,172	*
Gordon Huddleston(12)	7,641	*
Gregory Morrison(13)	3,000	*
John Sughrue(14)	49,209	*
All Directors and Executive Officers as a Group (16 persons)	930,185	3.8%
Principal Shareholders:
5% Security Holders:
FJ Capital Management LLC as a group(15)	2,149,700	8.9%

*
Indicates ownership that does not exceed 1%.

(1)
Except as otherwise indicated, the address for each of the following is 8214 Westchester Drive, Suite 400, Dallas, Texas 75225. The addresses of the persons or entities shown in the foregoing table who are beneficial owners of more than 5% of the common stock are provided in footnote (15).

(2)
Beneficial ownership does not include certain officers' restricted share units granted pursuant to the 2010 Equity Plan and 2014 Equity Plan that will not vest within 60 days.

(3)
Based upon a total of 24,190,122 shares of Veritex common stock outstanding as of October 5, 2018. Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all options and warrants to acquire shares of Veritex common stock held by such person that are currently exercisable. The ownership percentage of all executive officers and directors, as a group, assumes that all 16 persons, but no other persons, exercise all options and warrants to acquire shares of Veritex common stock held by such persons that are currently exercisable or exercisable within 60 days.

(4)
Includes (i) 82,252 shares held in Mr. Holland's name, (ii) 10,000 shares held by Pershing LLC IRA for his benefit, (iii) 3,250 shares held by The Holland III FLP, and (iv) stock options to purchase 149,155 shares of Veritex common stock and (v) 6,006 restricted share units that will vest within 60 days.

(5)
Includes (i) 37,282 shares held in Mr. Murphy's name, (ii) 97,259 shares held by William C. Murphy Pension & Profit Sharing Plan & Trust, (iii) stock options to purchase 25,269 shares of Veritex common stock and (iv) 1,127 restricted share units that will vest within 60 days.

(6)
Includes (i) 27,429 shares held in Mr. Kesler's name, (ii) 10,000 held by Charles Schwab IRA for his benefit, (iii) stock options to purchase 18,823 shares of Veritex common stock and (iv) 257 restricted share units that will vest within 60 days.

(7)
Includes (i) 5,584 shares held in Mr. Bolin's name, (ii) 18,249 shares held by the DHB Family Partnership, LP, which is controlled by Mr. Bolin, (iii) 18,250 shares held by the PSB Family Trust II, of which Mr. Bolin's wife is the trustee, (iv) 33,308 shares held by Anasazi Capital, LP, which is controlled by Mr. Bolin, (v) 16,670 shares held by Bolin Investments, LP, which is controlled by Mr. Bolin, (vi) 88 restricted share units that will vest within 60 days, (vii) options to purchase 2,500 shares and (viii) a warrant to purchase 10,000 shares of Veritex common stock presently exercisable, issued to Red Star Yield Holdings, Inc., an entity controlled by Mr. Bolin.

(8)
Includes 3,000 shares held in Mrs. Box's name.

(9)
Includes (i) 87,497 shares held in Mr. Bozman's name, (ii) 27,305 shares held by Bozman DFS Partnership, (iii) 88 restricted share units that will vest within 60 days and (iv) options to purchase 2,500 shares of Veritex common stock.

(10)
Includes (i) 2,375 shares held by Ned N. Fleming, III together with certain entities of SunTx Veritex Holdings, LP, a Delaware limited partnership, or the Fund, as described herein. Mr. Fleming serves as director of SunTx Capital II Management Corp., or the Fund GP Corp, which acts as the general partner of SunTx Capital Partners II GP, LP, or the Fund GP, the general partner of the Fund, and which serves as the investment manager to the Fund. As a result of this relationship, Mr. Fleming serves on Veritex's board of directors as a representative of the Fund and received restricted share units in such capacity. Pursuant to the offering documents of the Fund, the Fund is entitled to an indirect pecuniary interest in these shares. Solely as a result of his ownership interest in the Fund, including through the Fund GP Corp, Mr. Fleming may be deemed to have an indirect pecuniary interest in these 2,375 shares (i.e., no direct pecuniary interest). Mr. Fleming has the sole right to vote and dispose of these shares held by him individually. Mr. Fleming disclaims beneficial ownership of these securities, except to the extent of Mr. Fleming's pecuniary interest in the securities. The business address of each of the entities and Mr. Fleming is 5420 LBJ Freeway, Suite 1000, Dallas, Texas 75240.

(11)
Includes (i) 4,584 shares held in Mr. Griege's name, (ii) 36,000 shares held jointly by Mr. Griege and his spouse, (iii) 88 restricted share units that will vest within 60 days and (iv) options to purchase 2,500 shares of Veritex common stock.

(12)
Includes (i) 5,560 shares held individually by Mr. Huddleston, (ii) 81 restricted share units that will vest within 60 days and (iii) options to purchase 2,000 shares of Veritex common stock.

(13)
Includes 3,000 shares held in Mr. Morrison's name.

(14)
Includes (i) 39,654 shares held individually by Mr. Sughrue, (ii) 6,912 share held by Mr. Sughrue's wife, (iii) 55 shares held by Mr. Sughrue's son, (iv) 88 restricted share units that will vest within 60 days and (v) options to purchase 2,500 shares of Veritex common stock.

(15)
Based on a Schedule 13G/A filed with the SEC on February 14, 2018 by or on behalf of each of Financial Opportunity Fund LLC, Financial Opportunity Long/Short Fund LLC, Bridge Equities III, LLC, Bridge Equities VIII, LLC, Bridge Equities IX, LLC, Bridge Equities X, LLC, Bridge Equities XI, LLC, FJ Capital Management LLC, Martin S. Friedman, SunBridge Manager LLC, SunBridge Holdings, LLC and Realty Investment Company, Inc., reporting as a group. Consists of 2,149.700 shares over which FJ Capital Management, LLC and Mr. Friedman each claim shared voting power, of which 1,284,190 shares are held by Financial Opportunity Fund LLC and 15,970 shares are held by Financial Opportunity Long/Short Fund LLC, of which FJ Capital Management LLC is the managing member, 144,092 shares are held by Bridge Equities III, LLC, 76,405 shares are held by Bridge Equities VIII, LLC, 103,860 shares are held by Bridge Equities IX, LLC, 134,540 shares are held by Bridge Equities X, LLC, and 229,819 shares are held by Bridge Equities XI, LLC, of which FJ Capital Management LLC is the sub-investment advisor, and 160,824 shares are held by a managed account that FJ Capital Management LLC manages. Mr. Friedman is the Managing Member of FJ Capital Management LLC. Consists of 1,460,984 shares over which FJ Capital Management LLC and Mr. Friedman each claim shared dispositive power, of which 1,284,190 shares are held by Financial Opportunity Fund LLC and 15,970 shares are held by Financial Opportunity Long/Short Fund LLC, of which FJ Capital Management LLC is the managing member, and 160,824 shares are owned by a managed account that FJ Capital Management LLC manages. Mr. Friedman is the Managing Member of FJ Capital Management LLC. The address of Financial Opportunity Fund LLC, Financial Opportunity Long/Short Fund LLC, FJ Capital Management LLC and Martin S. Friedman is 1313 Dolley Madison Blvd., Suite 306, McLean, Virginia 22101. The address of Bridge Equities III, LLC, Bridge Equities VIII, LLC, Bridge Equities IX, LLC, Bridge Equities X, LLC, Bridge Equities XI, LLC, SunBridge Manager, LLC, SunBridge Holdings, LLC and Realty Investment Company, Inc. is 8171 Maple Lawn Blvd, Suite 375, Fulton, Maryland 20759.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GREEN

        The following table sets forth information with respect to the beneficial ownership of Green common stock, as of October 5, 2018, subject to certain assumptions set forth in the footnotes thereto, for: (1) each shareholder, or group of affiliated shareholders, who Green knows beneficially owns more than 5% of the outstanding shares of Green common stock, (2) each current director and named executive officer of Green and (3) all of Green's executive officers and directors as a group

        Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of Green common stock subject to options and warrants currently exercisable or exercisable within 60 days or subject to restricted stock units that will settle within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, Green believes the beneficial owners of the Green common stock listed below, based on information furnished by such persons, have sole voting and investment power with respect to the number of shares listed opposite their names.

        Unless otherwise indicated, the address of each of the individuals and entities named in the table below under "Executive Officers and Directors" is c/o Green Bancorp, Inc., 4000 Greenbriar Street, Houston, Texas 77098.

        As of October 5, 2018, 37,370,188 shares of Green common stock were outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Executive Officers and Directors:
Manuel J. Mehos(1)	566,146	1.51%
Geoffrey D. Greenwade(2)	298,283	*
Terry S. Earley	20,000	*
Stephen Eisenstein(3)	3,005,895	8.04%
William D. Ellis	242,797	*
Steven D. Lerner(4)	19,494	*
Scott Schaen(5)	123	*
Stefanie L. Shelley(6)	10,207	*
Alan M. Silberstein(7)	22,932	*
Robert B.B. Smith(8)	9,206	*
Derek L. Weiss(9)	123	*
All Executive Officers and Directors as a group (12 persons)	4,195,329	11.12%
5% Shareholders:
Investment funds affiliated with Friedman Fleischer & Lowe, LLC(10)	3,005,898	8.04%
Investment funds affiliated with Harvest Partners, LP(3)	3,005,895	8.04%
Investment funds affiliated with Pine Brook Road Partners, LLC(11)	4,005,897	10.72%

*
Amount represents less than 1% of outstanding Green common stock.

(1)
Includes stock options to purchase 169,196 shares of Green common stock.

(2)
Includes stock options to purchase 167,527 shares of Green common stock.

(3)
Consists of 2,978,198 shares of Green common stock held by Harvest Partners V, L.P., or HP V, and 27,697 shares of Green common stock held by Harvest Strategic Associates V, L.P., or HSA V, which are collectively refer to as Harvest Funds. Harvest Associates V, L.P. is the general partner of HP V. Harvest Associates V, L.L.C. is the general partner of Harvest Associates V, L.P. and HSA V. Harvest Partners, LP provides management services for HP V and HSA V. ISTM Associates, L.L.C., or ISTM, is the managing member of Harvest Associates V, L.L.C. and HP Holding, L.L.C., or HP Holding, is the general partner of Harvest Partners, LP. ISTM has four members who may be deemed to share beneficial ownership of the shares of Green common stock owned by HP V and HSA V. The four members are Stephen Eisenstein, who is a member of the Green board of directors and a Partner of Harvest Partners, LP, Ira Kleinman, Thomas Arenz and Michael DeFlorio. Each of Messrs. Eisenstein, Kleinman, Arenz and DeFlorio disclaims beneficial ownership of the shares of Green common stock owned by HP V and HSA V. HP Holding has five members who may be deemed to share beneficial ownership of the shares of Green common stock owned by HP V and HSA V. The five members are Messrs. Eisenstein, Kleinman, Arnez, DeFlorio and Jay Wilkins, all partners of Harvest Partners, L.P. The address of each of the entities and persons identified in this note is c/o Harvest Partners, LP, 280 Park Avenue, 25th Floor, New York, NY, 10017.

(4)
Includes stock options to purchase 6,084 shares of Green common stock.

(5)
Consists of director qualifying shares related to Mr. Schaen's service as a director of Green Bank.

(6)
Includes stock options to purchase 6,084 shares of Green common stock.

(7)
Includes stock options to purchase 6,084 shares of Green common stock.

(8)
Includes stock options to purchase 6,084 shares of Green common stock.

(9)
Consists of director qualifying shares related to Mr. Weiss's service as a director of Green Bank.

(10)
Consists of 1,764,678 shares of Green common stock held by Friedman Fleischer & Lowe Capital Partners III, L.P., 1,169,425 shares of Green common stock held by Friedman Fleischer & Lowe Parallel Fund III, L.P., 37,383 shares of Green common stock held by FFL Individual Partners III, L.P. and 34,412 shares of Green common stock held by FFL Executive Partners III, L.P., which we collectively refer to as the FFL Funds. The FFL Funds are controlled by Friedman Fleischer & Lowe GP III, L.P., their general partner, which is controlled by Friedman Fleischer & Lowe GP III, LLC, its general partner. Friedman Fleischer & Lowe GP III, LLC is controlled by Tully M. Friedman and Spencer C. Fleischer, its two managing members. Accordingly, Friedman Fleischer & Lowe GP III, L.P., Friedman Fleischer & Lowe GP III, LLC and Messrs. Friedman, Fleischer and Masto, or the FFL Related Parties, may be deemed to beneficially own the shares of Green common stock owned by the FFL Funds. Each FFL Related Party expressly disclaims beneficial ownership of the shares of Green common stock shown as beneficially owned by the FFL Funds in which such FFL Related Party does not have a pecuniary interest. Investment, disposition and voting decisions with respect to shares of Green common stock held by each of the FFL Funds are made by an investment committee of certain limited partners of Friedman Fleischer & Lowe GP III, L.P., currently consisting of seven individuals, which we refer to as the Investment Committee, including Tully Friedman, Spencer Fleischer, Chris Harris, Greg Long, Rajat Duggal, Aaron Money, and Cas Schneller. All members of the Investment Committee expressly disclaim beneficial ownership of the shares of Green common stock shown as beneficially owned by the FFL Funds in which such members do not have a pecuniary interest. The address of each of the entities and persons identified in this note is c/o Friedman Fleischer & Lowe, LLC, One Maritime Plaza, Ste. 2200, San Francisco, CA 94111.

(11)
Consists of 3,214,028 shares of Green common stock held by Pine Brook Capital Partners, L.P., 567,405 shares of Green common stock held by Pine Brook Capital Partners (SSP), L.P., and 224,464 shares of Green common stock held by Green PB-4, LLC, which we collectively refer to as the Pine Brook Funds. Pine Brook Capital Partners (Cayman), L.P. is the sole member of Green PB-4 LLC. Pine Brook Road Associates, L.P. is the general partner of Pine Brook Capital

  Partners, L.P., Pine Brook Capital Partners (SSP), L.P. and Pine Brook Capital Partners (Cayman), L.P. PBRA, LLC controls Pine Brook Road Associates, L.P. in its capacity as General Partner. Howard Newman is the sole member of PBRA LLC, and has investment and voting control over the shares of Green common stock held or controlled by the Pine Brook Funds. Howard Newman, PBRA, L.L.C., Pine Brook Associates, L.P., and Pine Brook Capital Partners, L.P. each disclaims beneficial ownership of the Green securities reported herein, except to the extent of its pecuniary interest therein, if any. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all of the reported securities by any reporting person for purposes of Section 16 or for any other purpose. The address of each of the entities identified in this note is c/o Pine Brook Road Partners, LLC, 60 East 42nd street, 50th Floor, New York, NY 10165.

LEGAL MATTERS

        The validity of the Veritex common stock to be issued in connection with the merger transactions will be passed upon for Veritex by Norton Rose Fulbright US LLP. Covington & Burling LLP and Skadden, Arps, Slate, Meagher & Flom LLP will deliver at the effective time their opinions to Veritex and Green, respectively, as to certain United States federal income tax consequences of the holdco mergers. Please see the section entitled "Material U.S. Federal Income Tax Consequences."

EXPERTS

        The audited consolidated financial statements of Veritex Holdings, Inc. incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The audited consolidated financial statements of Sovereign Bancshares, Inc. as of and for the years ended December 31, 2016 and 2015, which are incorporated by reference into this joint proxy statement/prospectus, have been so incorporated by reference in reliance upon the report of RSM US LLP, independent public accountants, upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements incorporated in this joint proxy statement/prospectus by reference from Green's Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

OTHER MATTERS

        As of the date of this document, neither the Veritex nor the Green boards of directors knows of any matters that will be presented for consideration at their respective special meetings other than as described in this document. However, if any other matter shall properly come before either the Veritex special meeting or the Green special meeting, or for each, any adjournment or postponement thereof and shall be voted upon, the proposed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notices of special meetings.

VERITEX ANNUAL MEETING SHAREHOLDER PROPOSALS

        To be eligible under Rule 14a-8 under the Exchange Act and under Veritex's bylaws for inclusion in the proxy statement for Veritex's 2019 annual meeting of shareholders, a proper shareholder proposal and supporting statements, if any, must have been received by Veritex at its principal offices at 8214 Westchester Drive, Suite 400, Dallas, Texas 75225, no later than December 3, 2018. The notice must be in the manner and form required by Veritex's bylaws and Rule 14a-8 under the Exchange Act.

        Shareholder proposals to be presented at Veritex's 2019 annual meeting of shareholders, other than shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for Veritex's 2019 annual meeting of shareholders, must be received in writing at Veritex's principal executive offices no later than February 16, 2019.

GREEN ANNUAL MEETING SHAREHOLDER PROPOSALS

        Green does not anticipate holding a 2019 annual meeting of Green shareholders if the merger transactions are completed before the second quarter of 2019. However, if the merger transactions are not completed within the expected time frame, or at all, Green may hold an annual meeting of its shareholders in 2019.

        To be eligible under Rule 14a-8 under the Exchange Act and under the Green bylaws for inclusion in the proxy statement for Green's 2019 annual meeting of shareholders, a proper shareholder proposal and supporting statements, if any, must have been received by Green at its principal offices at 4000 Greenbriar Street, Houston, Texas 77098, Attn: Elizabeth Vandervoort, no later than December 24, 2018. The notice must be in the manner and form required by the Green bylaws and Rule 14a-8 under the Exchange Act.

        In addition, the Green bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Green board of directors to be properly made at a meeting by a shareholder, notice must be received by the secretary of Green at its offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Green annual meeting of shareholders; provided, however, that in the event that the Green annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Green annual meeting was mailed or such public disclosure of the date of the Green annual meeting was made, whichever first occurs. Such notice to Green must also provide certain information set forth in the Green bylaws. A copy of the Green bylaws may be obtained upon written request to the secretary of Green.

WHERE YOU CAN FIND MORE INFORMATION

        Veritex is filing with the SEC this registration statement under the Securities Act to register the issuance of the shares of Veritex common stock to be issued in connection with the merger transactions. This joint proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Veritex in addition to being a proxy statement for Veritex shareholders and Green shareholders. The registration statement, including this joint proxy statement/prospectus and the attached exhibits and schedules, contains additional relevant information about Veritex and Veritex common stock.

        Veritex and Green also file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

        The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as Veritex and Green, who file electronically with the SEC. The address of the site is www.sec.gov. The reports and other information filed by the Veritex with the SEC are also available at Veritex's website at www.veritexbank.com. The reports and other information filed by Green with the SEC are also available at Green's website at www.greenbank.com. The web addresses of the SEC, Veritex and Green are included as inactive textual references only. Except as specifically incorporated by reference into this joint proxy statement/prospectus, information on those websites is not part of this joint proxy statement/prospectus.

        The SEC allows Veritex and Green to incorporate by reference information in this joint proxy statement/prospectus. This means that Veritex and Green can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.

        This joint proxy statement/prospectus incorporates by reference the documents listed below that Veritex or Green previously filed with the SEC. They contain important information about the companies and their financial condition.

Veritex SEC Filings (SEC File No. 001-36682)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2017, filed with the SEC on March 14, 2018.
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2018, filed with the SEC on April 27, 2018, and Quarter ended June 30, 2018, filed with the SEC on July 27, 2018.
Current Reports on Form 8-K
Filed with the SEC on August 1, 2017 (which includes the audited consolidated financial statements of Sovereign as of and for the years ended December 31, 2016 and 2015), April 27, 2018, May 16, 2018, May 17, 2018, July 24, 2018 (only with respect to information filed under items 8.01 and 9.01), July 24, 2018 (regarding entry into a material definitive agreement) and August 1, 2018 (only with respect to information filed under items 8.01 and 9.01) (other than those portions of the documents deemed to be furnished and not filed).
Description of Veritex common stock
The description of Veritex common stock contained in Veritex's Registration Statement on Form 8-A, filed with the SEC on October 8, 2014, including any amendment or report filed with the SEC for the purpose of updating this description.

Green SEC Filings (SEC File No. 001-36580)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2017, filed with the SEC on March 15, 2018.
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2018, filed with the SEC on May 10, 2018, and Quarter ended June 30, 2018, filed with the SEC on August 8, 2018.
Current Reports on Form 8-K
Filed with the SEC on February 5, 2018, April 26, 2018 (regarding dividends), May 24, 2018, May 29, 2018, July 24, 2018 (only with respect to information filed under items 8.01 and 9.01 regarding a joint press release), July 24, 2018 (regarding dividends) and July 24, 2018 (regarding entry into a material definitive agreement) (other than those portions of the documents deemed to be furnished and not filed).

        In addition, Veritex and Green also incorporate by reference additional documents filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and, in the case of Veritex, the date of the Veritex special meeting, and, in the case of Green, the date of the Green special meeting, provided that Veritex and Green are not incorporating by reference any information furnished to, but not filed with, the SEC.

        Except where the context otherwise indicates, information contained in this document regarding Veritex has been provided by Veritex and information contained in this document regarding Green has been provided by Green.

        Documents incorporated by reference into this joint proxy statement/prospectus are available from Veritex and Green, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain documents incorporated by reference into this joint proxy statement/prospectus or other relevant corporate documents referenced in this joint proxy statement/prospectus related to Veritex by requesting them in writing or by telephone at the following address and phone number:

Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
Attention: Investor Relations
Telephone: (972) 349-6200

        You can obtain documents incorporated by reference into this joint proxy statement/prospectus or other relevant corporate documents referenced in this joint proxy statement/prospectus related to Green by requesting them in writing or by telephone at the following address and phone number:

Green Bancorp, Inc.
4000 Greenbriar Street
Houston, Texas 77098
Attention: Investor Relations
Telephone: (713) 275-8220

        You will not be charged for any of these documents that you request. To receive timely delivery of these documents in advance of your special meeting, you must make your request no later than five business days before your special meeting. This means that you must request the information no later than November 8, 2018 in order to receive them before the Veritex special meeting and the Green special meeting. If you request any incorporated documents from Veritex or Green, Veritex or Green will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in that jurisdiction. You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus to vote your shares of Veritex common stock at the Veritex special meeting and/or your shares of Green common stock at the Green special meeting. Veritex and Green have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus.

        This joint proxy statement/prospectus is dated October 12, 2018, and you should assume that the information contained in this joint proxy statement/prospectus is accurate only as of such date, or such other date if specified in this joint proxy statement/prospectus.

        Except where the context otherwise indicates, information contained in this document regarding Veritex has been provided by Veritex and information contained in this document regarding Green has been provided by Green.

Annex A

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

VERITEX HOLDINGS, INC.,

MUSTMS, INC.

AND

GREEN BANCORP, INC.

Dated as of July 23, 2018

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of July 23, 2018, by and among Veritex Holdings, Inc. ("Veritex"), a Texas corporation, MustMS, Inc. ("Merger Sub"), a Texas corporation and a wholly owned subsidiary of Veritex, and Green Bancorp, Inc. ("Green"), a Texas corporation.

Preamble

        The respective boards of directors of Green, Merger Sub and Veritex have approved this Agreement and determined and declared that this Agreement and the transactions contemplated hereby are advisable and in the best interests of their respective companies and their respective shareholders.

        Upon the terms and subject to the conditions of this Agreement and in accordance with the Texas Business Organizations Code (the "TBOC"), (i) Merger Sub will merge with and into Green (the "Merger"), with Green as the surviving corporation in the Merger and a wholly owned Subsidiary of Veritex and (ii) immediately thereafter, Green, as the surviving corporation in the Merger, shall merge with and into Veritex (the "Second Merger" and, together with the Merger, the "Holdco Mergers"), with Veritex as the surviving corporation (sometimes referred to in such capacity as the "Surviving Corporation").

        Immediately following the Holdco Mergers, Green Bank, N.A., a national banking association and wholly owned subsidiary of Green ("Green Bank"), shall merge with and into Veritex Community Bank, a Texas state-chartered bank and wholly owned subsidiary of Veritex ("Veritex Bank"), with Veritex Bank as the surviving bank (the "Bank Merger," and together with the Holdco Mergers, the "Merger Transactions").

        As an inducement for Veritex to enter into this Agreement, (i) each of the directors of Green have simultaneously herewith entered into a Voting Agreement (each a "Green Director Voting Agreement") substantially in the form of Exhibit A-1 and (ii) certain greater than 5% shareholders of Green have simultaneously herewith entered into a Voting Agreement (each a "Green Shareholder Voting Agreement" and together with the Green Director Voting Agreements, the "Green Voting Agreements") substantially in the form of Exhibit A-2.

        As an inducement for Green to enter into this Agreement, each of the directors of Veritex have simultaneously herewith entered into a Voting Agreement (each a "Veritex Voting Agreement" and together with the Green Voting Agreements, the "Voting Agreements"), substantially in the form of Exhibit B hereto.

        As an inducement for the Parties to enter into this Agreement, certain individuals set forth on Exhibit C hereto have simultaneously herewith entered into either (i) an employment agreement with Veritex (collectively, the "Employment Agreements"), or (ii) a termination agreement with Veritex (together with the Employment Agreements, the "Key Individuals Agreements"), in each case to be effective upon the Closing.

        It is the intention of the Parties that for federal income tax purposes the Holdco Mergers, taken together, shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and this Agreement is intended to be and is adopted as a "plan of reorganization" for purposes of Sections 354, 361 and 368 of the Internal Revenue Code and within the meaning of Treasury Regulations Section 1.368-2(g).

        The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger Transactions and also to prescribe certain conditions precedent to the Merger Transactions.

        Capitalized terms used in this Agreement and not otherwise defined herein are defined in Section 10.1 of this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants, and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1
TRANSACTIONS AND TERMS OF MERGER

1.1.    Holdco Mergers; Effective Time.

        (a)   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into Green in accordance with the provisions of the TBOC. Green shall be the surviving corporation resulting from the Merger and shall (i) continue its corporate existence under the laws of Texas and (ii) succeed to and assume all the rights and obligations of Merger Sub in accordance with the TBOC. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate. The Merger shall (A) be consummated pursuant to the terms of this Agreement and (B) become effective as of the date and time specified in the applicable certificate of merger to be filed with the Secretary of State of the State of Texas (such date and time, the "Effective Time").

        (b)   Immediately following the Merger, Green, as the surviving corporation in the Merger, shall be merged with and into Veritex in accordance with the provisions of the TBOC. Veritex shall be the surviving corporation resulting from the Second Merger and shall (i) continue its corporate existence under the laws of Texas and (ii) succeed to and assume all the rights and obligations of Green in accordance with the TBOC. Upon the consummation of the Second Merger, the separate corporate existence of Green shall terminate. The Second Merger shall (A) be consummated pursuant to the terms of this Agreement and (B) become effective as of the date and time specified in the certificate of merger to be filed with the Secretary of State of the State of Texas.

1.2.    Time and Place of Closing.

        The closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 A.M., Eastern Time, on the date that the Effective Time occurs, or at such other date and time as the Parties may mutually agree in writing (the "Closing Date"). The Closing shall be held at the offices of Covington & Burling LLP, located at 850 Tenth Street NW, Washington, DC 20001, unless another location is mutually agreed upon by the Parties.

1.3.    Effective Time.

        Subject to the terms and conditions herein, unless otherwise mutually agreed upon in writing by the Parties, the Parties shall cause the Effective Time to occur no later than the third Business Day following satisfaction or waiver (subject to applicable Law) of the last to occur of the conditions set forth in ARTICLE 8 (other than those conditions that by their nature are to be satisfied or waived at the Effective Time).

1.4.    Charter.

        (a)   The certificate of formation of Merger Sub in effect immediately prior to the Effective Time shall be the certificate of formation of Green, as the surviving corporation in the Merger, until duly amended or repealed in accordance with its terms and applicable Law.

        (b)   The certificate of formation of Veritex in effect immediately prior to the effective time of the Second Merger shall be the certificate of formation of the Surviving Corporation, until duly amended or repealed in accordance with its terms and applicable Law.

1.5.    Bylaws.

        (a)   The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of Green, as the surviving corporation in the Merger, until duly amended or repealed in accordance with its terms and applicable Law.

        (b)   The bylaws of Veritex in effect immediately prior to the effective time of the Second Merger shall be the bylaws of the Surviving Corporation, until duly amended or repealed in accordance with its terms and applicable Law.

1.6.    Directors and Officers.

        (a)   The directors of Merger Sub in office immediately prior to the Effective Time shall serve as the directors of Green, as the surviving corporation in the Merger, from and after the Effective Time in accordance with the bylaws of Green, as the surviving corporation in the Merger. The officers of Merger Sub in office immediately prior to the Effective Time shall serve as the officers of Green, as the surviving corporation in the Merger, from and after the Effective Time in accordance with the bylaws of Green, as the surviving corporation in the Merger.

        (b)   Subject to the terms herein (including Section 7.16), the directors of Veritex in office immediately prior to the effective time of the Second Merger shall serve as the directors of the Surviving Corporation from and after the effective time of the Second Merger in accordance with the bylaws of the Surviving Corporation. Subject to the terms herein (including Section 7.16), the officers of Veritex in office immediately prior to the effective time of the Second Merger shall serve as the officers of the Surviving Corporation from and after the effective time of the Second Merger in accordance with the bylaws of the Surviving Corporation.

1.7.    Bank Merger.

        Immediately following the Holdco Mergers, Green Bank, will merge with and into Veritex Bank, with Veritex Bank as the surviving bank (sometimes referred to in such capacity as the "Surviving Bank"). Following the Bank Merger, the separate existence of Green Bank shall terminate. The Bank Merger shall be implemented pursuant to a subsidiary plan of merger, attached as Exhibit D hereto (the "Subsidiary Plan of Merger"). In order to obtain the necessary regulatory approvals for the Bank Merger, the Parties shall cause the following to be accomplished prior to the filing of applications for regulatory approval of the Bank Merger: (a) Green shall (i) cause Green Bank to approve the Subsidiary Plan of Merger, (ii) as the sole shareholder of Green Bank, approve the Subsidiary Plan of Merger and (iii) cause the Subsidiary Plan of Merger to be duly executed by Green Bank and delivered to Veritex, and (b) Veritex shall (i) cause Veritex Bank to approve the Subsidiary Plan of Merger, (ii) as the sole shareholder of Veritex Bank, approve the Subsidiary Plan of Merger and (iii) cause the Subsidiary Plan of Merger to be duly executed by Veritex Bank and delivered to Green. Prior to the effective time of the Bank Merger, Green shall cause Green Bank, and Veritex shall cause Veritex Bank, in each case to execute and file applicable articles or certificates of merger, and such other documents and certificates, as are necessary to make the Bank Merger effective immediately following the Holdco Mergers.

 ARTICLE 2
MANNER OF CONVERTING SHARES

2.1.    Conversion of Shares.

        Subject to the provisions of this ARTICLE 2, at the Effective Time, by virtue of the Merger and without any action on the part of Veritex, Merger Sub, Green or the shareholders of any of the foregoing, the shares of the relevant corporations shall be converted as follows:

        (a)   Each share of capital stock of Veritex issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

        (b)   Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of Green, as the surviving corporation in the Merger.

        (c)   Each share of Green Common Stock issued and outstanding immediately prior to the Effective Time that is held by Green, any Green Subsidiary, Veritex or any Veritex Subsidiary (in each case other than shares held in any Employee Benefit Plans or related trust accounts or otherwise held in any fiduciary or agency capacity or as a result of debts previously contracted) (collectively, the "Canceled Shares") shall automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

        (d)   Each share of Green Common Stock issued and outstanding immediately prior to the Effective Time (excluding the Canceled Shares) shall be converted into the right to receive 0.79 shares (the "Exchange Ratio") of Veritex Common Stock (the "Merger Consideration").

        (e)   All shares of Green Common Stock, when so converted pursuant to Section 2.1(d), shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") or book-entry share (a "Book-Entry Share") registered in the transfer books of Green that immediately prior to the Effective Time represented shares of Green Common Stock shall cease to have any rights with respect to such Green Common Stock other than the right to receive the Merger Consideration in accordance with ARTICLE 3, including the right (if any) to receive pursuant to Section 2.4, cash in lieu of fractional shares of Veritex Common Stock into which such shares of Green Common Stock have been converted together with the amounts (if any) payable pursuant to Section 3.1(e).

        (f)    At the effective time of the Second Merger, each share of (a) Veritex Common Stock issued and outstanding immediately prior to such time shall remain issued and outstanding and shall not be affected by the Second Merger and (b) common stock of Green, as the surviving corporation in the Merger, issued and outstanding immediately prior to such time shall be canceled and shall cease to exist and neither the Merger Consideration nor any other consideration shall be delivered in exchange therefor.

2.2.    Anti-Dilution Provisions.

        Without limiting the other provisions of this Agreement and subject to Sections 6.2(d) and (e) and Sections 6.3(d) and (e), if at any time during the period between the date of this Agreement and the Effective Time, the issued and outstanding shares of Green Common Stock or securities convertible or exchangeable into or exercisable for shares of Green Common Stock or the issued and outstanding shares of Veritex Common Stock or securities convertible or exchangeable into or exercisable for shares of Veritex Common Stock, shall have been changed into a different number of shares or a different class by reasons of any reclassification, stock split (including reverse stock split), stock dividend or distribution, reorganization, readjustment, recapitalization, redenomination, merger, issuer tender or exchange offer or other similar transaction, then, the Exchange Ratio shall be equitably and proportionately adjusted, if necessary and without duplication, to reflect fully the effect of any such change. Notwithstanding any other provisions of this Section 2.2, and subject to Section 6.2 and Section 6.3, no adjustment shall be made in the event of the issuance of additional shares of Green Common Stock or Veritex Common Stock pursuant to the exercise of stock options awarded under any director, employee or affiliate stock option plans of Green or Veritex (or their respective Subsidiaries), as applicable, or upon the grant or sale of shares or rights to receive shares to or for the account of any director, employee, or Affiliate of Green or Veritex (or their respective Subsidiaries), as applicable, in each case, pursuant to any stock option or other compensation or benefit plans of Green or Veritex, as applicable, in effect as of the date hereof.

2.3.    Treatment of Green Equity Awards.

        (a)   At the Effective Time, each Green Stock Option that is outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, fully vest, to the extent not previously vested (and assuming satisfaction of any performance vesting conditions at maximum levels with respect to any Green Stock Options that do not vest under such option's terms as a result of the consummation of the Merger), shall cease to represent a right to purchase shares of Green Common Stock and shall be converted automatically into an option to purchase a number of shares of Veritex Common Stock (each, an "Adjusted Stock Option") equal to the product obtained by multiplying (x) the total number of shares of Green Common Stock subject to such Green Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each Adjusted Stock Option shall have an exercise price per share of Veritex Common Stock (rounded up to the nearest whole cent) equal to (1) the per share exercise price for the shares of Green Common Stock subject to such Green Stock Option divided by (2) the Exchange Ratio. In the case of any Green Stock Option that is intended to qualify as an incentive stock option under Section 421 of the Internal Revenue Code, the adjustments described above will be made in accordance with Treas. Reg. 1.424-1(a), and for each other Green Stock Option in accordance with Treas. Reg. 1.409A-1(b)(5)(v)(D). Except as specifically provided above, following the Effective Time, each Adjusted Stock Option shall otherwise be subject to the same terms and conditions applicable to the converted Green Stock Option under the applicable Green Equity Plan and the agreements evidencing grants thereunder, other than with respect to vesting.

        (b)   At the Effective Time, each Green RSU Award that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, fully vest (assuming satisfaction of any performance vesting conditions at maximum levels) and shall be canceled and converted automatically into the right to receive the Merger Consideration pursuant to Section 2.1(d) payable in accordance with ARTICLE 3 (including subject to any required Tax withholding pursuant to Section 2.3(e)), treating the shares of Green Common Stock subject to such Green RSU Award in the same manner as all other shares of Green Common Stock for such purposes.

        (c)   At the Effective Time, each Green SAR Award that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, fully vest and shall be canceled and converted into the right to receive a cash payment payable as soon as practicable following the Effective Time (but in any event no later than five Business Days following the Effective Time) equal to the product obtained by multiplying (i) the number of shares of Green Common Stock underlying such Green SAR Award by (ii) the excess, if any, of the Per Share Cash Equivalent Consideration over the exercise price per share of Green Common Stock underlying to such Green SAR Award (subject to any required Tax withholding pursuant to Section 2.3(e)). Any Green SAR Award with an exercise price that equals or exceeds the Per Share Cash Equivalent Consideration shall be canceled with no consideration being paid to the holder with respect to such Green SAR Award.

        (d)   At or prior to the Effective Time, Green, the board of directors of Green or its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 2.3.

        (e)   Each of Green, Veritex, the Surviving Corporation or the Exchange Agent, as applicable and without duplication, shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any holder of Green Stock Option, Green RSU Award or Green SAR Award such amounts as are required to be deducted and withheld under the Internal Revenue Code, or any applicable provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld and remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

2.4.    Fractional Shares.

        No certificate, book-entry share or scrip representing fractional shares of Veritex Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, no dividend or distribution of Veritex shall be payable on or with respect to any such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Veritex. Notwithstanding any other provision of this Agreement, each holder of shares of Green Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Veritex Common Stock (after taking into account all Certificates or Book-Entry Shares delivered by such holder) shall receive, in lieu thereof, a cash payment, rounded up to the nearest cent (without interest), which payment shall be determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Veritex Common Stock that such holder of shares of Green Common Stock would otherwise have been entitled to receive pursuant to Section 2.1(d) by (ii) the Average Closing Price.

ARTICLE 3
EXCHANGE OF SHARES

3.1.    Exchange Procedures.

        (a)    Deposit of Merger Consideration.    At or prior to the Effective Time, Veritex shall deposit, or shall cause to be deposited, with an exchange agent reasonably acceptable to Green (the "Exchange Agent"), for the benefit of the holders of shares of Green Common Stock (excluding the Canceled Shares) issued and outstanding immediately prior to the Effective Time (the "Holders"), for exchange in accordance with this ARTICLE 3, (i) certificates or, at Veritex's option, evidence of Veritex Common Stock in book-entry form issuable pursuant to Section 2.1(d) (collectively referred to as "Veritex Certificates") for shares of Veritex Common Stock equal to the aggregate Merger Consideration and (ii) immediately available funds, to the extent then reasonably determinable, equal to any cash payable in lieu of fractional shares pursuant to Section 2.4 (collectively, the "Exchange Fund"). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Veritex; provided, that no such investment or losses thereon shall affect the amount of Merger Consideration and other amounts payable to the Holders. Any interest and other income resulting from such investments shall be paid to Veritex. To the extent the cash in the Exchange Fund is insufficient for any reason to make prompt cash payment in lieu of fractional shares pursuant to Section 2.4, Veritex shall promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments.

        (b)    Transmittal Materials.    As soon as reasonably practicable after the Effective Time and in any event not later than five days following the Effective Time, Veritex shall instruct and direct the Exchange Agent to mail, or otherwise provide in the case of Book-Entry Shares, to each Holder (i) notice advising such Holders of the effectiveness of the Merger, (ii) transmittal materials that shall specify that delivery of the Merger Consideration shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon (A) with respect to shares evidenced by Certificates, proper delivery of the Certificates and the transmittal materials, duly, completely and validly executed in accordance with the instructions thereto, to the Exchange Agent (and such other documents as the Exchange Agent may reasonably request) and (B) with respect to Book-Entry Shares, proper delivery of an "agent's message" regarding the book-entry transfer of Book-Entry Shares (or such other evidence (if any) of the transfer as the Exchange Agent may reasonably request) and (iii) instructions for effecting the surrender of Book-Entry Shares or Certificates in exchange for the applicable Merger Consideration.

        (c)    Delivery of Merger Consideration.    Upon proper surrender of a Certificate or Book-Entry Shares for exchange and cancellation to the Exchange Agent together with the appropriate transmittal materials, duly completed and validly executed in accordance with the instructions thereto, or the receipt of an "agent's message" for exchange and cancellation by the Exchange Agent, in each case together with such other documents as may reasonably be required by the Exchange Agent for exchange and cancellation, the Holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor (and Veritex shall instruct and direct the Exchange Agent to promptly provide such Holder) (i) the Merger Consideration in non-certificated book-entry form and (ii) a check representing the amount of (A) any cash in lieu of fractional shares that such Holder has the right to receive pursuant to Section 2.4 in respect of the Certificate or Book-Entry Share surrendered pursuant to the provisions of this ARTICLE 3 and (B) any dividends or distributions that the Holder thereof has the right to receive pursuant to Section 3.1(e), and the Certificate or Book-Entry Share so surrendered shall forthwith be canceled. No interest will be paid or accrued for the benefit of Holders on the Merger Consideration or any cash in lieu of fractional shares or dividends or distributions that the Holder thereof has the right to reserve pursuant to Section 3.1(e) payable upon the surrender of the Certificates or Book-Entry Shares.

        (d)    Share Transfer Books.    At the Effective Time, there shall be no further registration of transfers of shares of Green Common Stock. From and after the Effective Time, Holders who held shares of Green Common Stock immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. Until surrendered for exchange in accordance with the provisions of this Section 3.1, each Certificate or Book-Entry Share theretofore representing shares of Green Common Stock (other than the Canceled Shares) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in ARTICLE 2 in exchange therefor, subject, however, to Veritex's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Green in respect of such shares of Green Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. On or after the Effective Time, any Certificates or Book-Entry Shares presented to the Exchange Agent or the Surviving Corporation for any reason shall be canceled and exchanged for the Merger Consideration, any cash in lieu of fractional shares (if any) pursuant to Section 2.4 and any dividends or distributions (if any) pursuant to Section 3.1(e) with respect to the shares of Green Common Stock formerly represented thereby.

        (e)    Dividends with Respect to Veritex Common Stock.    No dividends or other distributions declared with respect to Veritex Common Stock with a record date after the Effective Time shall be paid to any Holder of any unsurrendered Certificate or Book-Entry Share with respect to the whole shares of Veritex Common Stock issuable with respect to such Certificate or Book-Entry Share in accordance with this Agreement until the surrender of such Certificate or Book-Entry Share (or affidavit of loss in lieu thereof) in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate or Book-Entry Share (or affidavit of loss in lieu thereof), there shall be paid to the record holder of the whole shares of Veritex Common Stock (if any) issued in exchange therefor, without interest, (i) all dividends and other distributions payable in respect of any such whole shares of Veritex Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Veritex Common Stock.

        (f)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including any interest and other income received with respect thereto) which remains undistributed to the former Holders on the first anniversary of the Closing Date shall be delivered to the Surviving Corporation, and any former Holders who have not theretofore received any Merger Consideration (including any cash in lieu of fractional shares and any applicable dividends or other distributions pursuant to Section 3.1(e) with respect to Veritex Common Stock) to which they are entitled under this ARTICLE 3 shall thereafter look only to the Surviving Corporation for payment of their claims with respect thereto.

        (g)    No Liability.    None of Veritex, Green, the Surviving Corporation or the Exchange Agent, or any employee, officer, director, agent or Affiliate of any of them, shall be liable to any Holder in respect of any cash that would have otherwise been payable in respect of any Certificate or Book-Entry Shares from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        (h)    Withholding Rights.    Each and any of Veritex, the Surviving Corporation or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from cash in lieu of fractional shares of Veritex Common Stock, cash dividends or distributions payable pursuant to Section 3.1(e) or any other cash amounts otherwise payable pursuant to this Agreement to any Person such amounts or property (or portions thereof) as Veritex, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or distribution under the Internal Revenue Code, and the rules and regulations promulgated thereunder, or any provision of applicable Tax Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Regulatory Authority by Veritex, the Surviving Corporation, or the Exchange Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Veritex, the Surviving Corporation, or the Exchange Agent, as applicable.

        (i)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such Person of a bond in such reasonable and customary amount as the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, any cash in lieu of fractional shares and dividend or distributions pursuant to Section 3.1(e) to which the holder thereof is entitled pursuant to this Agreement.

        (j)    Change in Name on Certificate.    If any Veritex Certificate representing shares of Veritex Common Stock is to be issued in a name other than that in which the Certificates or Book-Entry Shares surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Certificates or Book-Entry Shares so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a Veritex Certificate representing shares of Veritex Common Stock in any name other than that of the registered holder of the Certificates or Book-Entry Shares surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

        (k)    Rights of Former Green Shareholders.    If any Certificates shall not have been surrendered, any Book-Entry Shares have not been canceled or any amounts of the Merger Consideration shall remain unclaimed on the date that is three years after the Effective Time (or immediately prior to such earlier date on which such Merger Consideration would escheat to or become the property of any Regulatory Authority), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person or his, her or its successors, assigns or personal representatives previously entitled thereto.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF GREEN

        Except as Previously Disclosed, Green hereby represents and warrants to Veritex as follows:

4.1.    Organization, Standing, and Power.

        (a)    Status of Green.    Green is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Texas, has the corporate power and authority necessary to carry on its business as now conducted and to own, lease and operate its Assets. Green is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except where failure to be so qualified or licensed has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Green. Green is duly registered with the Board of Governors of the Federal Reserve System as a bank holding company under the BHC Act. True, complete and correct copies of the certificate of formation of Green, as amended, and the bylaws of Green, as amended, each as in effect as of the date of this Agreement, have been made available to Veritex.

        (b)    Status of Green Bank.    Green Bank is a wholly owned Subsidiary of Green, is duly organized, validly existing and in good standing under the Laws of the United States of America, is authorized under the Laws of the United States of America to engage in its business and has the requisite power and authority to own or lease all of its Assets and to conduct its business in the manner in which its business is now being conducted. Green Bank is authorized by the Office of the Comptroller of the Currency ("OCC") to engage in the business of banking as a national banking association. Green Bank is in good standing in each jurisdiction in which its ownership of Assets or conduct of business requires such qualification except where failure to be so qualified has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Green. True, complete and correct copies of the articles of association and bylaws of Green Bank, each as in effect as of the date of this Agreement, have been made available to Veritex.

4.2.    Authority of Green; No Breach By Agreement.

        (a)    Authority.    Green has the corporate power and authority necessary to execute, deliver, and, other than with respect to the Merger Transactions, perform this Agreement, and with respect to the Merger, upon the approval of this Agreement and the Merger by the affirmative vote of at least two-thirds of the outstanding shares of Green entitled to vote on this Agreement and the Merger as contemplated by Section 7.1 (the "Green Shareholder Approval"), to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger Transactions, have been duly and validly authorized by the board of directors of Green and approved by all necessary corporate action in respect thereof on the part of Green and Green Bank (including, approval by, and a determination by all of the members of the boards of directors of Green and Green Bank that this Agreement and the Subsidiary Plan of Merger are advisable and in the best interests of Green's and Green Bank's shareholders and directing the submission of this Agreement to a vote at a meeting of shareholders), subject to the receipt of the Green Shareholder Approval. Subject to the receipt of the Green Shareholder Approval, and assuming the due authorization, execution and delivery by Veritex, this Agreement represents a legal, valid, and binding obligation of Green, enforceable against Green in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

        (b)    No Conflicts.    Subject to the receipt of the Green Shareholder Approval, neither the execution and delivery of this Agreement by Green, nor the consummation by Green of the transactions contemplated hereby, nor compliance by Green with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Green's certificate of formation, bylaws or other governing instruments, or the certificate of formation, articles of association, bylaws or other governing instrument of any Green Entity, or any resolution adopted by the board of directors or the shareholders of, any Green Entity, or (ii) subject to receipt of the Requisite Regulatory Approvals, (x) violate any Law applicable to any Green Entity or any of their respective Assets or (y) violate, conflict with, constitute or result in a Default under or the loss of any benefit under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective Assets of any Green Entity under any of the terms, conditions or provisions of any Contract or Permit of any Green Entity or under which any of their respective Assets may be bound, except (in the case of clause (y) above) where such violations, conflicts, or Defaults have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Green.

        (c)    Consents.    Other than in connection or compliance with the provisions of the Securities Laws (including the filing and declaration of effectiveness of the Registration Statement), applicable state corporate and securities Laws, the rules of Nasdaq, the TBOC, the Texas Finance Code, the BHC Act and the Requisite Regulatory Approvals, no notice to, filing with, or Consent of, any applicable Regulatory Authority is necessary for the consummation by Green or Green Bank, as applicable, of the Merger Transactions and other transactions contemplated in this Agreement. As of the date hereof, Green does not have any Knowledge of any event that would reasonably be expected to prevent or materially delay receipt of any Requisite Regulatory Approvals.

4.3.    Capitalization of Green.

        (a)    Ownership.    The authorized capital stock of Green consists of (i) 90,000,000 shares of Green Common Stock, $0.01 par value per share and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share. As of the close of business on July 20, 2018, (i) 37,296,012 shares of Green Common Stock (excluding treasury shares) were issued and outstanding, (ii) 178,000 shares of Green Common Stock were held by Green in its treasury, (iii) 710,000 shares of Green Common Stock were reserved for issuance upon the vesting of outstanding Green RSU Awards (assuming satisfaction of performance vesting conditions at maximum levels), (iv) 1,401,225 shares of Green Common Stock were reserved for issuance upon the exercise of outstanding Green Stock Options, and (v) zero shares of Green preferred stock were issued and outstanding or held by Green in its treasury.

        (b)    Other Rights or Obligations.    All of the issued and outstanding shares of capital stock of Green have been duly authorized and validly issued, and are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the outstanding shares of capital stock of Green has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of Green.

        (c)    Outstanding Equity Rights.    Other than Green Stock Options and Green RSU Awards, in each case, outstanding as of the date of this Agreement and set forth in Sections 4.3(a)(iii) and (iv), there are no (i) existing Equity Rights with respect to the securities of Green or Green Bank as of the date hereof, (ii) Contracts under which Green or Green Bank are or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any securities of Green, except as permitted under Section 6.2, (iii) shareholder agreements, voting trusts or other agreements, arrangements or understandings to which Green or Green Bank is a party or of which Green has Knowledge, that may reasonably be expected to affect the exercise of voting or any other rights with respect to the capital stock of Green, or (iv) outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of Green may vote. Other than the Green SAR Awards outstanding as of the date of this Agreement, as of the date hereof, there are no stock appreciation, phantom stock, profit participation or other similar rights with respect to the common stock of Green or Green Bank.

        (d)    Voting Debt.    No bonds, debentures, notes or other indebtedness having the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Green may vote are issued or outstanding. There are no Contracts pursuant to which any Green Entity is or could be required to register shares of Green's capital stock or other securities under the Securities Act or to issue, deliver, transfer or sell any shares of capital stock, Equity Rights or other securities of any Green Entity. No Green Subsidiary owns any capital stock of Green.

        (e)    Green Trust Preferred Securities.    Section 4.3(e) of Green's Disclosure Memorandum sets forth a true and complete schedule, as of the date hereof, of the outstanding capital securities (the "Green Trust Preferred Securities") issued by Green to each of Patriot Bancshares Capital Trust I and Patriot Bancshares Capital Trust II, which schedule is in the same form as the table labeled "Subordinated Debentures Trust Preferred Securities" that is included in Green's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

4.4.    Green Subsidiaries.

        (a)   Green has no direct or indirect Subsidiaries nor owns any equity interests in any other Person, other than Green Bank and the entities set forth in Section 4.4(a)(i) of Green's Disclosure Memorandum and indirect ownership through Green Bank of the entities set forth in Section 4.4(a)(ii) of Green's Disclosure Memorandum. The authorized capital stock of Green Bank consists of 20,000,000 shares of common stock, par value $0.01 per share (the "Green Bank Common Stock"), and 5,697,223 shares of Green Bank Common Stock are outstanding as of the date of this Agreement. All of the outstanding shares of Green Bank Common Stock are directly and beneficially owned and held by Green. Green, directly or indirectly, or Green Bank owns all of the issued and outstanding shares of capital stock (or other equity interests) of the Green Subsidiaries. No capital stock (or other equity interest) of a Green Subsidiary is or may become required to be issued (other than to another Green Entity) by reason of any Equity Rights, and there are no Contracts by which a Green Subsidiary is bound to issue (other than to another Green Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Green Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of a Green Subsidiary (other than to another Green Entity). There are no Contracts relating to the rights of any Green Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of a Green Subsidiary. All of the shares of capital stock (or other equity interests) of each Green Subsidiary held by a Green Entity are fully paid under the Laws of the applicable jurisdiction of formation and are owned by the Green Entity free and clear of any Lien.

        (b)    Other Rights or Obligations.    All of the issued and outstanding shares of capital stock of each Green Subsidiary are duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of any Green Subsidiary have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of the Green Bank and each other Green Subsidiary. The deposits in Green Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Deposit Insurance Fund to the maximum amount permitted by applicable Law and all premiums and assessments required to be paid in connection therewith have been paid when due. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of Green, threatened. The certificate of formation, articles of incorporation or association, bylaws, or other governing documents of each Green Subsidiary comply with applicable Law in all material respects.

        (c)    Outstanding Equity Rights.    There are no (i) shareholder agreements, voting trusts or other agreements, arrangements or understandings to which any Green Entity is a party or of which Green has Knowledge, that would reasonably be expected to affect the exercise of voting or any other rights with respect to the capital stock of any Green Subsidiary, or (ii) outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of any Green Subsidiary may vote.

4.5.    Regulatory Reports.

        (a)    Green's Reports.    Since January 1, 2015, Green has filed on a timely basis, all forms, filings, registrations, submissions, statements, certifications, reports and documents required to be filed or furnished by it with any applicable Regulatory Authority, including any and all federal and state banking Laws, and such reports (at the time filed) were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law. Green is in material compliance with the applicable listing and corporate governance rules and regulations of Nasdaq.

        (b)    Green SEC Reports.    An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by any Green Entity pursuant to the Securities Act or the Exchange Act, as the case may be, since January 1, 2015 (the "Green SEC Reports") is publicly available. No such Green SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements, prospectuses and proxy statements, on the dates of effectiveness, dates of first sale of securities and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Green SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Green has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no material outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Green SEC Reports.

        (c)    Green Bank's Reports.    Green Bank has duly filed with the OCC, FDIC and any other applicable Regulatory Authorities, as the case may be, all reports, returns, filings, information, data, registrations, submissions and statements required to be filed under any applicable Law, including any and all federal and state banking Laws, and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law. Except for normal examinations conducted by a Regulatory Authority in the Ordinary Course, (i) there is no material unresolved violation, criticism, or exception by any Regulatory Authority with respect to any report or statement relating to any examinations, inspections or investigations of any Green Entity and

(ii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority and any Green Entity with respect to the business, operations, policies or procedures of any Green Entity since January 1, 2015, in each case, which would be material to any Green Entity.

4.6.    Financial Matters.

        (a)    Financial Statements.    The Green Financial Statements (after giving effect to any amendments or corrections filed after such Financial Statements were originally filed but prior to the date hereof) included or incorporated by reference in the Green SEC Reports (i) are true, accurate and complete in all material respects, and have been prepared from, and are in accordance with the books and records of the Green Entities, (ii) have been prepared in accordance with GAAP, regulatory accounting principles and the applicable accounting requirements and with the published rules and regulations of the SEC, in each case, consistently applied except as may be otherwise indicated in the notes thereto and except with respect to the interim financial statements for the omission of footnotes and (iii) fairly present in all material respects the consolidated financial condition of the Green Entities as of the respective dates set forth therein and the consolidated results of operations, shareholders' equity and cash flows of the Green Entities for the respective periods set forth therein, subject in the case of the interim financial statements to year-end adjustments. The consolidated financial statements of Green to be prepared after the date of this Agreement and prior to the Closing will be true, accurate and complete in all material respects and will fairly present in all material respects the consolidated financial condition of Green as of the respective dates set forth therein and the results of operations, shareholders' equity and cash flows of Green for the respective periods set forth therein, subject in the case of unaudited financial statements to year-end adjustments.

        (b)    Call Reports.    The financial statements contained in the Call Reports of Green Bank for the periods ended March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017 (i) are true, accurate and complete in all material respects, (ii) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes and (iii) fairly present in all material respects the financial condition of Green Bank as of the respective dates set forth therein and the results of operations and shareholders' equity for the respective periods set forth therein, subject to year-end adjustments. The financial statements contained in the Call Reports of Green Bank to be prepared after the date of this Agreement and prior to the Closing will be true, accurate and complete in all material respects and will fairly present in all material respects the financial condition of Green Bank as of the respective dates set forth therein and the results of operations and shareholders' equity of Green Bank for the respective periods set forth therein, subject to year-end adjustments.

        (c)    Systems and Processes.    Since January 1, 2015, neither Green nor Green Bank nor, to Green's Knowledge, any employee, auditor, accountant or representative of any Green Entity has received any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of Green Financial Statements or the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of any Green Entity or their respective internal accounting controls, including any complaint, allegation, assertion or claim that any Green Entity has engaged in questionable accounting or auditing practices. Since January 1, 2015, no attorney representing any Green Entity, whether or not employed by a Green Entity, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by Green or any of its officers, directors or employees to the board of directors of Green or any committee thereof or to any director or officer of Green (in their capacity as such). To Green's Knowledge, there has been no instance of fraud by any Green Entity, whether or not material, that occurred during any period covered by Green.

        (d)    Records.    The records, systems, controls, data and information of the Green Entities are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Green Entities or accountants (including all means of access thereto and therefrom), except where such non-exclusive ownership and non-direct control has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Green. Green (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15 or 15d-15, as applicable, of the Exchange Act) to ensure the reliability of the Green Financial Statements and to ensure that information relating to the Green Entities is made known to the chief executive officer and chief financial officer by others within those entities as appropriate (A) to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), (B) which allow for maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Assets of Green, (C) that provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Green are being made only in accordance with authorizations of management and directors of Green and (D) that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Green's Assets that could have a material effect on its financial statements and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Green's outside auditors and the audit committee of the board of directors of Green (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that would be reasonably likely to adversely affect Green's ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Green's internal controls over financial reporting. To the Knowledge of Green, there is no reason to believe that Green's outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due, if required.

        (e)    Auditor Independence.    The independent registered public accounting firm engaged to express its opinion with respect to the Green Financial Statements included in the Green SEC Reports is, and has been throughout the periods covered thereby, "independent" within the meaning of Rule 2-01 of Regulation S-X. As of the date hereof, the external auditor for Green and the Green Bank has not resigned or been dismissed as a result of or in connection with any disagreements with Green or Green Bank on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

4.7.    Books and Records.

        Since January 1, 2015, the Books and Records have been and are being maintained in the Ordinary Course in all material respects with all applicable accounting requirements and Laws and are complete and accurate in all material respects to reflect corporate action by Green and Green Bank.

4.8.    Absence of Undisclosed Liabilities.

        No Green Entity has incurred any Liability, except for Liabilities (a) incurred in the Ordinary Course since December 31, 2017, (b) incurred in connection with this Agreement and the transactions contemplated hereby, or (c) that are accrued or reserved against in the consolidated balance sheet of Green as of March 31, 2018 included in the Green Financial Statements at and for the period ending March 31, 2018.

4.9.    Absence of Certain Changes or Events.

        (a)   Since December 31, 2017, there has not been a Material Adverse Effect on Green.

        (b)   Since December 31, 2017, except with respect to the transactions contemplated hereby, (i) the Green Entities have carried on their respective businesses in all material respects only in the Ordinary Course, (ii) there has not been any material damage, destruction or other casualty loss with respect to any material Asset owned, leased or otherwise used by any Green Entity whether or not covered by insurance, (iii) Green has not made, declared, paid or set aside for payment any dividend or set any record date for or declared or made any other distribution in respect of Green's capital stock or other equity interests (except for regular quarterly cash dividends by Green at a rate not in excess of $0.10 per share of Green Common Stock); (iv) there has not been any change in any Green Entity's material Tax or accounting principles, practices or methods or systems of internal accounting controls, except as may be required to conform to changes in Tax Laws or regulatory accounting requirements or GAAP, and (v) there has not been any increase in the compensation payable or that could become payable by any Green Entity to any officer or key employee thereof or any amendment of any of the Green Benefit Plans other than increases or amendments in the Ordinary Course.

4.10.    Tax Matters.

        (a)   All Green Entities have timely filed or caused to be filed (giving effect to all applicable extensions) with the appropriate taxing authorities all material Tax Returns in all jurisdictions in which such Tax Returns are required to be filed, and such Tax Returns are true, correct and complete in all material respects. None of the Green Entities is the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the Ordinary Course). All material Taxes of the Green Entities (whether or not shown on any Tax Return) that are due have been fully and timely paid to the relevant Regulatory Authority. There are no Liens for any material amount of Taxes (other than a Lien for Taxes not yet due and payable) on any of the Assets of any of the Green Entities. No material claim has been made in the last six years in writing by an authority in a jurisdiction where any Green Entity does not file a Tax Return that such Green Entity may be subject to Taxes by that jurisdiction.

        (b)   None of the Green Entities has received any written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations, investigations or other proceedings regarding any material Taxes of any Green Entity which have not been paid, settled or withdrawn or for which adequate reserves have not been established on the Assets of any Green Entity. None of the Green Entities has waived any statute of limitations in respect of any Taxes.

        (c)   Each Green Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate Regulatory Authority.

        (d)   The unpaid Taxes of each Green Entity (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Green Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Green Entities in filing their Tax Returns.

        (e)   None of the Green Entities is a party to any Tax indemnity, allocation or sharing agreement (other than any agreement solely between the Green Entities and other than any customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes) and none of the Green Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Green) or has any Tax Liability of any Person under Treasury Regulation

Section 1.1502-6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which Green is parent), or as a transferee or successor, by contract or otherwise.

        (f)    During the two-year period ending on the date hereof, none of the Green Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code. Green was not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

        (g)   No Tax authority has required any of the Green Entities to include after the Effective Time any material adjustment in taxable income pursuant to Section 481 of the Internal Revenue Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Effective Time. None of the Green Entities have participated in any "listed transactions" within the meaning of Treasury Regulation Section 1.6011-4.

        (h)   No Green Entity owns any Veritex Common Stock.

4.11.    Assets.

        Each Green Entity has good and marketable title to those Assets reflected in the most recent Green Financial Statements as being owned by such Green Entity or acquired after the date thereof (except Assets sold or otherwise disposed of since the date thereof in the Ordinary Course), free and clear of all Liens, except (a) statutory Liens securing payments not yet due, (b) Liens for real property Taxes not yet due and payable, (c) easements, rights of way, and other similar encumbrances that do not materially affect the use of the Assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (d) such imperfections or irregularities of title or Liens as do not materially affect the use of the Assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, "Permitted Liens"). Green is the fee simple owner of all owned real property and the lessee of all leasehold estates reflected in the most recent Green Financial Statements, free and clear of all Liens of any nature whatsoever, except for Permitted Liens, and each such lease is valid without default thereunder by the lessee or, to the Knowledge of Green, the lessor.

4.12.    Intellectual Property; Privacy.

        (a)   Each Green Entity owns or has a valid license to use (in each case, free and clear of any Liens other than any Permitted Liens) all of the Intellectual Property used or held for use to carry on the business of such Green Entity as it is currently conducted. To the extent a Green Entity engages in the sale or licensing to a third party of any Intellectual Property in connection with its business operations, such Green Entity is the owner of or has a license, with the right to sublicense, such Intellectual Property as such Intellectual Property is sold or licensed in the conduct of its business. No Green Entity is in Default under any material Contract pursuant to which it licenses Intellectual Property. Since January 1, 2015, no proceedings have been instituted, or are pending or to the Knowledge of Green threatened, which challenge the rights of any Green Entity with respect to Intellectual Property used, sold or licensed by such Green Entity in the course of its business, nor has any person claimed or alleged any rights to any such Intellectual Property owned or purported to be owned by a Green Entity. To the Knowledge of Green, the conduct of the business of each Green Entity, including any Green Entity's use of any Intellectual Property used or held for use by such Green Entity, does not infringe, misappropriate, dilute or otherwise violate the Intellectual Property rights of any other Person. Since January 1, 2015, no Green Entity has received any written notice from any Person (i) alleging that any Green Entity has infringed, misappropriated, diluted or otherwise violated the Intellectual Property rights of such Person or (ii) challenging the scope, validity, enforceability, registrability, use or ownership of any Intellectual Property owned or purported to be owned by any Green Entity.

        (b)   To the Knowledge of Green, no Person is infringing, misappropriating, diluting or otherwise violating any Intellectual Property owned, used, or held for use by any Green Entity in the conduct of the respective businesses of the Green Entities as currently conducted, and no such claims have been asserted or threatened against any Person by any Green Entity since January 1, 2015.

        (c)   Green takes reasonable measures to protect the confidentiality of trade secrets, including requiring all Persons having access thereto to execute written non-disclosure agreements. To the Knowledge of Green, there has not been any disclosure of or access to any trade secret of any Green Entity (including any such information of any other Person disclosed in confidence to such Green Entity) to any Person in a manner that has resulted or is likely to result in the loss of trade secret or other rights in and to such information.

        (d)   (i) The computer, information technology and data processing systems, facilities and services used by the Green Entities, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the "Systems"), are reasonably sufficient for the conduct of the respective businesses of the Green Entities as currently conducted and (ii) the Systems are in sufficiently good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of the Green Entities as currently conducted. To Green's Knowledge, no third party has gained unauthorized access to any Systems owned or controlled by any Green Entity since January 1, 2015. The Green Entities have taken commercially reasonable steps and implemented commercially reasonable safeguards (A) to protect the Systems from unauthorized access and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials and (B) that are designed to reasonably mitigate the risks of cybersecurity breaches and attacks. Each Green Entity has implemented reasonably appropriate backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards and sufficient to reasonably mitigate the risk of a material disruption to the operation of the respective businesses of the Green Entities in all material respects.

        (e)   Each Green Entity has (i) complied in all material respects with (A) all applicable Laws which govern the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure or transfer of the personal information of customers or other individuals and similar Laws governing data privacy, and (B) all of its published privacy and data security policies and internal privacy and data security policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information and (ii) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To Green's Knowledge, there has been no material loss, damage, or unauthorized access, use, modification, or other misuse of any such information by any Green Entity or any other Person since January 1, 2015.

4.13.    Environmental Matters.

        (a)   Each Green Entity, its Participation Facilities, and its Operating Properties are, and have been since January 1, 2015, in compliance, in all material respects, with all applicable Environmental Laws.

        (b)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Green, since January 1, 2015, no Litigation is or has been pending or, to the Knowledge of Green, threatened before any court, governmental agency, or authority or other forum in which any Green Entity or any of its Operating Properties or Participation

Facilities (or Green in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any Green Entity or any of its Operating Properties or Participation Facilities, nor, to the Knowledge of Green, is there any reasonable basis for any Litigation of a type described in this sentence. Since January 1, 2015, no Green Entity is or has been subject to any Order imposing any Liability or obligation with respect to any Environmental Law that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Green.

4.14.    Compliance with Laws and Permits.

        (a)   Each Green Entity has, and since January 1, 2015, has had, in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted (and have paid all fees and assessments due and payable in connection therewith), except where the failure to have in effect any such Permit has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Green. Since January 1, 2015, there has occurred no material Default under any such Permit and, to the Knowledge of Green, no suspension or cancellation of any such Permit is threatened. None of the Green Entities:

            (i)  is in material Default under any of the provisions of its certificate of formation, articles of incorporation or association or bylaws (or other governing instruments);

           (ii)  is in material Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business; or

          (iii)  since January 1, 2015, has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof asserting that any Green Entity is not in compliance with any Laws or Orders or engaging in an unsafe or unsound activity.

        (b)   Each Green Entity is in material compliance with all applicable Laws, regulatory capital requirements, or Orders to which they or their Assets may be subject, including, but not limited to, the Securities Laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Foreign Corrupt Practices Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the Bank Secrecy Act, the USA PATRIOT Act of 2001, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, Fair Debt Collections Practices Act, the Electronic Funds Transfer Act, the Consumer Credit Protection Act, the Truth-in-Lending Act and Regulation Z, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act of 1974 and Regulation X, the Equal Credit Opportunity Act and Regulation B, Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Gramm-Leach-Bliley Act, the National Bank Act, the BHC Act, the Federal Deposit Insurance Act (the "FDIA"), the Sarbanes-Oxley Act, any Laws promulgated by the Bureau of Consumer Financial Protection, Laws administered or enforced by the Federal Reserve, the FDIC, the OCC, the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other Regulatory Authority, and any other applicable Law related to data protection or privacy, bank secrecy, financing or leasing practices, money laundering prevention, fair lending and fair housing, discrimination (including, without limitation, discriminatory lending, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures or consumer credit, all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans, and all applicable regulations under the foregoing. Green and Green Bank are "well-capitalized" and "well managed" (as those terms are defined in applicable regulations).

        (c)   Green Bank (i) has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts, (ii) has timely and properly filed and maintained all requisite currency transaction reports and other related forms, including any requisite custom reports required by any agency of the U.S. Department of the Treasury, including the IRS, and (iii) has timely filed all suspicious activity reports with the Financial Crimes Enforcement Network (bureau of the U.S. Department of the Treasury) required to be filed by it pursuant to applicable Laws and regulations referenced in this Section 4.14.

        (d)   Since January 1, 2015, each Green Entity has properly administered all accounts for which it acts as a fiduciary, including accounts for which any Green Entity serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the applicable governing documents and applicable Laws, except where the failure to so administer such accounts has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Green. Since January 1, 2015, no Green Entity nor, to Green's Knowledge, any director, officer, or employee of any Green Entity, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Green.

4.15.    Community Reinvestment Act Performance.

        Green Bank is an "insured depository institution" as defined in the FDIA and applicable regulations thereunder, is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder and has received a Community Reinvestment Act rating of "satisfactory" or better in its most recently completed examination, and Green has no Knowledge of the existence of any fact or circumstance or set of facts or circumstances which could reasonably be expected to result in Green Bank having its current rating lowered such that it is no longer "satisfactory" or better.

4.16.    Labor Relations.

        (a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on a Green entity or Affiliate of a Green Entity, no Green Entity is the subject of any pending or, to the Knowledge of Green, threatened Litigation asserting that it or any other Green Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other Green Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment. No Green Entity or Affiliate of a Green Entity is (nor, since January 1, 2015, has been) a party to any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to Green's relationship or dealings with its employees, any labor organization or any other employee representative, and no Green Entity or Affiliate of a Green Entity is currently negotiating any collective bargaining agreement. To the Knowledge of Green, since January 1, 2015, there has not been any attempt by any Green Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any Green Entity. The employment of each employee of Green Entity are terminable at will by the relevant Green Entity without any penalty, liability or severance obligation incurred by any Green Entity.

        (b)   Section 4.16(b) of Green's Disclosure Memorandum separately sets forth all of Green's employees, including for each such employee: name, job title, hire date, full- or part-time status, Fair Labor Standards Act designation, work location, current compensation paid or payable, all wage arrangements, fringe benefits (other than employee benefits applicable to all employees, which benefits are set forth on Section 4.17(a) of Green's Disclosure Memorandum), bonuses, incentives, or commissions paid the past three years, and visa and greencard application status. To Green's Knowledge, no employee of any Green Entity is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non-competition agreement, that in any way adversely affects or restricts the performance of such employee's duties. No key employee of any Green Entity has provided written notice to a Green Entity of his or her intent to terminate his or her employment with the applicable Green Entity as of the date hereof, and, as of the date hereof, to Green's Knowledge, no key employee intends to terminate his or her employment with Green before Closing.

        (c)   Section 4.16(c) of Green's Disclosure Memorandum contains a complete and accurate listing of the name (if an entity, including the name of the individuals employed by or providing services on behalf of such entity) and contact information of each individual who is currently provided personal services to any Green Entity as an independent contractor, consultant, freelancer or other service provider (collectively, "Independent Contractors"). A copy of each Contract relating to the services provided by any such Independent Contractor to a Green Entity has been made available to Veritex prior to the date hereof. The engagement of each Independent Contractor of each Green Entity is terminable at will by the relevant Green Entity without any penalty, liability or severance obligation incurred by any Green Entity.

        (d)   The Green Entities have, or will have no later than the Closing Date, paid all accrued salaries, bonuses, commissions, and other wages due to be paid through the Closing Date. Each of the Green Entities is and at all times has been in material compliance with all Law governing the employment of labor, including but not limited to, all contractual commitments and all such Laws relating to wages, hours, affirmative action, collective bargaining, discrimination, civil rights, disability accommodation, employee leave, unemployment, worker classification, immigration, safety and health, and workers' compensation.

        (e)   Since January 1, 2015, there have not been any wage and hour claims, discrimination, disability accommodation, or other employment claims or charges by any employee of any Green Entity or by any individual who has applied for employment with any Green Entity, nor, to Green's Knowledge, are there any such claims or charges currently threatened by any employee or applicant of any Green Entity. To Green's Knowledge, there are no governmental investigations open with or under consideration by the United States Department of Labor ("DOL"), Equal Employment Opportunity Commission, or any other federal or state governmental body charged with administering or enforcing employment related Laws.

        (f)    All of the Green Entities' employees are employed in the United States and are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed. Each individual who renders services to any Green Entity is properly classified as having the status of an employee or independent contractor or other non-employee status (including for purposes of taxation and Tax reporting and under Green Benefit Plans).

4.17.    Employee Benefit Plans.

        (a)   A complete and accurate list of each material Green Benefit Plan, as of the date hereof, is set forth in Section 4.17(a) of Green's Disclosure Memorandum. No Green Benefit Plan is subject to any Laws other than those of the United States or any state, county, or municipality in the United States. With respect to each material Green Benefit Plan, Green has made available to Veritex a true and complete copy of the plan document (including all amendments thereto), or if such plan is not in writing, a written description of such Green Benefit Plan, and to the extent applicable: (i) all current trust agreements or other funding arrangements; (ii) the most recently received determination letter, opinion letter or advisory opinion issued by the U.S. Internal Revenue Service ("IRS"); (iii) the most recently filed annual report on IRS Form 5500; (iv) the most recent summary plan description and summary of material modifications thereto; (v) any material correspondence with the DOL, IRS, Pension Benefit Guaranty Corporation ("PBGC") or any other governmental entity within the last three years; and (vi) the most recent financial statement and actuarial valuation or other valuation report. Section 4.17(a) of Green's Disclosure Memorandum separately lists each participant in the Green Change in Control Severance Plan.

        (b)   Each Green Benefit Plan is and has been maintained in all material respects in compliance with the terms of such Green Benefit Plan and in all material respects in compliance with the applicable requirements of the Internal Revenue Code, ERISA, and any other applicable Laws. Each Green Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter, or for a prototype plan, opinion letter, from the IRS that is still in effect and applies to the Green Benefit Plan and on which such Green Benefit Plan is entitled to rely. No event has occurred and no circumstance exists that would reasonably be expected to adversely affect the qualified status of such Green Benefit Plan.

        (c)   There are no pending or, to the Knowledge of Green, threatened claims or disputes under the terms of, or in connection with, the Green Benefit Plans (other than routine claims for benefits), and no action, proceeding, prosecution, inquiry or hearing has been commenced with respect to any Green Benefit Plan.

        (d)   No Green Entity has engaged in any "prohibited transaction" (within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA) for which there is not an exemption with respect to any Green Benefit Plan, and in any case, no prohibited transaction has occurred with respect to any Green Benefit Plan that would reasonably be expected to result in any material liability or excise Tax under ERISA or the Internal Revenue Code being imposed on any Green Entity. No Green Entity has breached its fiduciary duty with respect to a Green Benefit Plan in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Green Benefit Plan that would reasonably be expected to result in any material liability or excise Tax under ERISA or the Internal Revenue Code being imposed on any Green Entity. To Green's Knowledge, no other "fiduciary," within the meaning of Section 3(21) of ERISA, has breached his, her or its fiduciary duty with respect to a Green Benefit Plan or otherwise has any liability in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Green Benefit Plan that would reasonably be expected to result in any material liability or excise Tax under ERISA or the Internal Revenue Code being imposed on any Green Entity. All Green Stock Options, and any other stock options granted by a Green Entity and outstanding at any time within the last six years, were granted at no less than "fair market value" for purposes of Section 409A of the Internal Revenue Code, and each such stock option has at all times been in compliance with or exempt from Section 409A of the Internal Revenue Code.

        (e)   Neither Green nor any Green ERISA Affiliate has at any time been a party to or maintained, sponsored, contributed to or has been obligated to contribute to, or had any material liability with respect to, or would reasonably be expected to have any such obligation to contribute to or material liability with respect to: (i) any plan subject to Title IV of ERISA, including a "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA); (ii) a "multiple employer plan" (within the meaning of Section 413(c) of the Internal Revenue Code); or (iii) any voluntary employees' beneficiary association (within the meaning of Section 501(c)(9) of the Internal Revenue Code). Neither Green nor any Green ERISA Affiliate currently provides any health benefits that are not fully insured by a third party insurance company.

        (f)    Each Green Benefit Plan or other arrangement of a Green Entity that constitutes a "nonqualified deferred compensation plan" subject to Section 409A of the Internal Revenue Code has been written, executed and operated in compliance with Section 409A of the Internal Revenue Code and the regulations thereunder.

        (g)   Each Green Benefit Plan that is a group health plan is in compliance in all material respects with applicable requirements of the Affordable Care Act, as defined in Treasury Regulation Section 54.4980H-1(a)(3). No Green Entity has or could reasonably be expected to have any material liability for Taxes under Chapter 43 of the Internal Revenue Code. No Green Entity has any Liability or obligation to provide health, medical or life insurance benefits to any current or former employee, officer, or director or other service provider (or any dependent or beneficiary thereof) of any Green Entity after his or her termination of employment or service with the Green Entities, except as otherwise required under state or federal benefits continuation Laws and for which the covered individual pays the full cost of coverage.

        (h)   No Green Benefit Plan is subject to Title VI of ERISA or Section 412 of the Internal Revenue Code.

        (i)    All contributions required to be made to any Green Benefit Plan by applicable Law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Green Benefit Plan, for any period through the date hereof, have been timely made or paid in full.

        (j)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event): (i) entitle any employee, officer, director or other service provider of any Green Entity to any severance pay, change in control payments or any other payment; (ii) require any contributions or payments to fund any benefits under any Green Benefit Plan or cause any Green Entity to set aside benefits in a trust (including a rabbi trust); (iii) limit the right of any Green Entity to amend, merge, terminate or transfer or receive a reversion of assets from any Green Benefit Plan or related trust; or (iv) accelerate the time of payment or vesting of any such payment, right, compensation or benefit to any employee, officer, director or other service provider of any Green Entity. No amount paid or payable (whether in cash, in property, or in the form of benefits) by the Green Entities in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code. No Green Benefit Plan provides for the gross-up or reimbursement of Taxes under Sections 4999 or 409A of the Internal Revenue Code.

        (k)   No Green Benefit Plan is an "employee stock ownership plan" within the meaning of Section 407(d)(6)(A) of ERISA.

4.18.    Material Contracts.

        None of the Green Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound by any Contract, (a) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) required to have been filed as an exhibit to one of the Green SEC Reports and that has not yet been filed, (b) that prohibits or materially restricts any Green Entity (or, following consummation of the transactions contemplated by this Agreement, the Surviving Corporation) from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (c) that limits the payment of dividends by any Green Entity, (d) pursuant to which any Green Entity has agreed with any third party to a change of control transaction such as an acquisition, divestiture or merger or contains a put, call or similar right involving the purchase or sale of any equity interests or Assets of any Person and that contains representations, covenants, indemnities or other obligations (including indemnification, "earn-out" or other contingent obligations) that are still in effect, (e) between any Green Entity, on the one hand, and (i) any officer or director of any Green Entity, or (ii) to the Knowledge of Green, any (x) record or beneficial owner of five percent or more of the voting securities of Green, (y) Affiliate or family member of any such officer, director or record or beneficial owner or (z) any other Affiliate of Green, on the other hand, in each case, except the Green Benefit Plans or other Contracts of a type available to employees of Green generally, (f) that provides for ongoing indemnification obligations by any Green Entity of any Person, except for non-material Contracts entered into in the Ordinary Course, (g) with or to a labor union or guild (including any collective bargaining agreement), (h) that grants any "most favored nation" right, right of first refusal, right of first offer or similar right with respect to any material Assets, or rights of any Green Entity, (i) between Green and any other Green Entities, (j) that relates to the incurrence of indebtedness by Green or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the Ordinary Course) in the principal amount of $2,000,000 or more including any sale and leaseback transactions, capitalized leases and other similar financing transactions and including any Contract relating to the Green Trust Preferred Securities, (k) that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $250,000 per annum (other than any such contracts that are terminable by a Green Entity on 60 days or less notice without any required payment or other conditions, other than the condition of notice), (l) any partnership or joint venture Contract, (m) that involves aggregate payments or receipts by or to Green or any of its Subsidiaries in excess of $250,000 in any 12-month period, other than those terminable on 60 days or less notice without payment by Green or any Subsidiary of Green of any material penalty or (n) any other Contract or amendment thereto that is material to any Green Entity or their respective business or Assets and not otherwise entered into in the Ordinary Course. Each Contract of the type described in this Section 4.18, whether or not set forth in Green's Disclosure Memorandum, are referred to herein as the "Green Contracts". With respect to each Green Contract: (i) the Contract is legal, valid and binding on a Green Entity and is in full force and effect and is enforceable in accordance with its terms; (ii) no Green Entity is in Default thereunder; (iii) no Green Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Green, in Default or has repudiated or waived any provision thereunder, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Green. All of the Green Contracts have been Previously Disclosed. All of the indebtedness of any Green Entity for money borrowed is prepayable at any time by such Green Entity without penalty or premium.

4.19.    Agreements with Regulatory Authorities.

        No Green Entity is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter, safety and soundness compliance plan, or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in Green's Disclosure Memorandum, a "Green Regulatory Agreement"), nor has any Green Entity been advised in writing or, to Green's Knowledge, orally, since January 1, 2015, by any Regulatory Authority that it is considering issuing, initiating, ordering, or requesting any such Green Regulatory Agreement.

4.20.    Investment Securities.

        (a)   Each Green Entity has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements, borrowings of federal funds or borrowings from the Federal Reserve Banks or Federal Home Loan Banks or held in any fiduciary or agency capacity), free and clear of any Lien, except (i) as set forth in the financial statements included in the

Green SEC Reports and (ii) to the extent such securities or commodities are pledged in the Ordinary Course to secure obligations of a Green Entity. Such securities are valued on the books of Green in accordance with GAAP in all material respects.

        (b)   Each Green Entity employs, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that Green believes are prudent and reasonable in the context of their respective businesses, and each Green Entity has, since January 1, 2015, been in compliance with such policies, practices and procedures in effect at such time in all material respects.

4.21.    Derivative Instruments and Transactions.

        All Derivative Transactions whether entered into for the account of any Green Entity or for the account of a customer of any Green Entity (a) were entered into in the Ordinary Course and in accordance with prudent banking practice and applicable rules, regulations and policies of all applicable Regulatory Authorities, (b) are legal, valid and binding obligations of the Green Entity party thereto and, to the Knowledge of Green, each of the counterparties thereto, and (c) are in full force and effect and enforceable in accordance with their terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The Green Entities and, to the Knowledge of Green, the counterparties to all such Derivative Transactions, have duly performed, in all material respects, their obligations thereunder to the extent that such obligations to perform have accrued. To the Knowledge of Green, there are no material breaches, violations or Defaults or allegations or assertions of such by any party pursuant to any such Derivative Transactions. The financial position of the Green Entities on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the Books and Records of the Green Entities in accordance with GAAP.

4.22.    Legal Proceedings.

        (a)   There is no Litigation instituted or pending, or, to the Knowledge of Green, threatened against any Green Entity, or against any current or former director, officer or employee of a Green Entity in their capacities as such or Employee Benefit Plan of any Green Entity, or against any Asset, interest, or right of any of them, nor are there any Orders outstanding against any Green Entity, in each case, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Green. Section 4.22(a) of Green's Disclosure Memorandum sets forth a list of all Litigation as of the date of this Agreement to which any Green Entity is a party. Section 4.22(a) of Green's Disclosure Memorandum sets forth a list of all Orders to which any Green Entity is subject.

        (b)   There is no Order imposed upon any Green Entity or the Assets of any Green Entity (or that, upon consummation of the Merger Transactions, would apply to any Green Entity) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any Green Entity.

4.23.    Statements True and Correct.

        (a)   None of the information supplied or to be supplied by any Green Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Registration Statement to be filed by Veritex with the SEC will, when supplied or when the Registration Statement becomes effective (or when incorporated by reference), be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. The portions of the Registration Statement and the Joint Proxy/Prospectus relating to Green Entities and other portions within the reasonable control of Green Entities will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

        (b)   None of the information supplied or to be supplied by any Green Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Joint Proxy/Prospectus, and any other documents to be filed by a Green Entity or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such information is supplied and such documents are filed (or when incorporated by reference), and with respect to the Joint Proxy/Prospectus, when first mailed to the shareholders of Green, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy/Prospectus or any amendment thereof or supplement thereto, at the time of the Green Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Green Meeting.

4.24.    State Takeover Statutes and Takeover Provisions.

        Green has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "fair price," "affiliate transaction," "business combination," "control share acquisition" or similar provision of any state anti-takeover Law (collectively, "Takeover Statutes"). No Green Entity is the beneficial owner (directly or indirectly) of more than 10% of the outstanding capital stock of Veritex entitled to vote in the election of Veritex's directors.

4.25.    Opinion of Financial Advisor.

        Green has received the opinion of Goldman Sachs & Co. LLC, which, if initially rendered verbally will be confirmed by a written opinion, dated the date of this Agreement, to the effect that, as of the date of such opinion and subject to the factors, assumptions and limitations set forth therein, the Exchange Ratio in the Merger is fair, from a financial point of view, to holders of Green Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.26.    Tax and Regulatory Matters.

        No Green Entity has taken or agreed to take any action, and Green does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to prevent the Holdco Mergers, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. No Green Entity or, to the Knowledge of Green, any Affiliate thereof has taken or agreed to take any action, and Green does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to materially impede or delay receipt of any of the Requisite Regulatory Approvals.

4.27.    Loan Matters.

        (a)   No Green Entity is a party to any Loan in which any Green Entity is a creditor that as of March 31, 2018, had an outstanding balance of $250,000 or more and under the terms of which the obligor was, as of June 30, 2018, over 90 days or more delinquent in payment of principal or interest. Except as such disclosure may be limited by any applicable Law, Section 4.27(a) of Green's Disclosure Memorandum sets forth a true, correct and complete list of all of the Loans of the Green Entities that, as of March 31, 2018 had an outstanding balance of $250,000 or more and were classified by Green as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the aggregate principal amount of and accrued and unpaid interest on such Loans as of such date.

        (b)   Each Loan currently outstanding (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected, and (iii) is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The notes or other credit or security documents with respect to each such outstanding Loan were in compliance in all material respects with all applicable Laws at the time of origination or purchase by a Green Entity and are valid and enforceable in all material respects.

        (c)   Each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, Green's written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards (if any) of the applicable investors) and with all applicable requirements of Laws.

        (d)   None of the Contracts pursuant to which any Green Entity has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

        (e)   (i) Section 4.27(e) of Green's Disclosure Memorandum sets forth a list of all Loans as of the date hereof by Green to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve (12 C.F.R. Part 215)) of any Green Entity, (ii) there are no employee, officer, director, principal shareholder or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O, and (iii) all such Loans are and were originated in compliance in all material respects with all applicable Laws.

        (f)    No Green Entity is now nor has it been since January 1, 2015 subject to any material fine, suspension, settlement or other Contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Regulatory Authority relating to the origination, sale or servicing of mortgage or consumer Loans.

4.28.    Allowance for Loan and Lease Losses.

        The allowance for loan and lease losses ("ALLL") reflected in the Green Financial Statements was, as of the date of each of the Green Financial Statements, in the reasonable opinion of management of Green, (a) in compliance with Green's existing methodology for determining the adequacy of the ALLL and in compliance in all material respects with the standards established by the applicable Regulatory Authority, the Financial Accounting Standards Board and GAAP and (b) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates.

4.29.    Insurance.

        Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Green, Green Entities are insured with reputable insurers against such risks and in such amounts as the management of Green reasonably has determined to be prudent and consistent with industry practice. The Green Entities are in material compliance with their insurance policies and are not in Default under any of the material terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Green Entities, Green or Green Bank is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all material claims thereunder have been filed in due and timely fashion. To Green's Knowledge, no Green Entity has received any written notice of cancellation or non-renewal of any such policies, and no counterparty thereto has threatened to terminate any such policy.

4.30.    Brokers and Finders.

        Except for Goldman Sachs & Co. LLC, neither Green nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees that would be borne by any Green Entity prior to the Closing or the Surviving Corporation following the Merger Transactions in connection with this Agreement or the transactions contemplated hereby.

4.31.    Transactions with Affiliates.

        There are no Contracts, plans, arrangements or other transactions between any Green Entity, on the one hand, and (a) any officer or director of any Green Entity, (b) to Green's Knowledge, any (i) record or beneficial owner of five percent or more of the voting securities of Green or (ii) Affiliate or family member of any such officer, director or record or beneficial owner, or (c) any other Affiliate of Green, on the other hand, in each case, except those of a type available to employees of Green generally and the Green Benefit Plans.

4.32.    Investment Adviser Subsidiary.

        No Green Entity provides investment management, investment advisory or sub-advisory services to any Person (including management and advice provided to separate accounts and participation in wrap fee programs) and that is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended.

4.33.    No Broker-Dealer Subsidiary.

        No Green Entity is a "broker" or "dealer" (in each case, as defined in the Exchange Act) required to be registered under the Exchange Act with the SEC.

4.34.    No Insurance Subsidiary.

        No Green Entity conducts insurance operations that require a license from any national, state or local governmental authority or Regulatory Authority under any applicable Law.

4.35.    No Other Representations and Warranties

        (a)   Except for the representations and warranties in this ARTICLE 4 Green does not make any express or implied representation or warranty with respect to the Green Entities, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Green hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, and except for the representations and warranties made by Green in this ARTICLE 4, Green does not make and has not made any representation to Veritex or any of Veritex's Affiliates or Representatives with respect to any oral or written information presented to Veritex or any of Veritex's Affiliates or Representatives in the course of their due diligence investigation of Green (including any financial projections or forecasts), the negotiation of this Agreement or in the course of the transactions contemplated hereby.

        (b)   Veritex acknowledges and agrees that Green has not made and is not making any express or implied representation or warranty other than those contained in this ARTICLE 4.

 ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF VERITEX AND MERGER SUB

        Except as Previously Disclosed, Veritex and Merger Sub hereby represent and warrant to Green as follows:

5.1.    Organization, Standing, and Power.

        (a)    Status of Veritex and Merger Sub.    Each of Veritex and Merger Sub is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Texas, has the corporate power and authority necessary to carry on its business as now conducted and to own, lease and operate its Assets. Each of Veritex and Merger Sub is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except where failure to be so qualified or licensed has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Veritex. Veritex is duly registered with the Board of Governors of the Federal Reserve System as a bank holding company under the BHC Act. True, complete and correct copies of the certificate of formation of Veritex and the bylaws of Veritex, and the certificate of formation of Merger Sub and the bylaws of Merger Sub, each as in effect as of the date of this Agreement, have been made available to Green.

        (b)    Status of Veritex Bank.    Veritex Bank is a wholly owned Subsidiary of Veritex, is duly organized, validly existing and in good standing under the Laws of the State of Texas, is authorized under the Laws of the State of Texas to engage in its business and has the requisite power and authority to own or lease all of its Assets and to conduct its business in the manner in which its business is now being conducted. Veritex Bank is authorized by the Texas Department of Banking and the FDIC to engage in the business of banking as a commercial bank. Veritex Bank is in good standing in each jurisdiction in which its ownership of Assets or conduct of business requires such qualification except where failure to be so qualified has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Veritex. True, complete and correct copies of the certificate of formation and bylaws of Veritex Bank, each as in effect as of the date of this Agreement, have been made available to Green.

5.2.    Authority of Veritex and Merger Sub; No Breach By Agreement.

        (a)    Authority.    Each of Veritex and Merger Sub has the corporate power and authority necessary to execute, deliver, and, other than with respect to the Merger Transactions, perform this Agreement, and with respect to the Merger, upon the approval of the issuance of Veritex Common Stock pursuant to this Agreement by a majority of the votes cast by holders of shares of Veritex Common Stock at the Veritex Meeting to approve the Veritex Share Issuance as contemplated by Section 7.1 (the "Veritex Shareholder Approval"), to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger Transactions, have been duly and validly authorized by the board of directors of Veritex and approved by all necessary corporate action in respect thereof on the part of Veritex, Veritex Bank and Merger Sub (including, approval by, and a determination by all of the members of the boards of directors of Veritex and Veritex Bank that this Agreement and the Subsidiary Plan of Merger are advisable and in the best interests of Veritex's and Veritex Bank's shareholders and directing the submission of the Veritex Share Issuance proposal to a vote at a meeting of shareholders, and approval by, and a determination by all of the members of the board of directors of Merger Sub that this Agreement is advisable and in the best interests of Merger Sub's shareholders, and approval, by Veritex as Merger Sub's sole shareholder, of this Agreement at a duly held meeting or by unanimous written consent), subject to the receipt of the Veritex Shareholder Approval. Subject to the receipt of the Veritex Shareholder Approval, and assuming the due authorization, execution and delivery by Green, this Agreement represents a legal, valid, and binding obligation of Veritex and Merger Sub, enforceable against Veritex and Merger Sub in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

        (b)    No Conflicts.    Subject to the receipt of the Veritex Shareholder Approval, neither the execution and delivery of this Agreement by Veritex and Merger Sub, nor the consummation by Veritex and Merger Sub of the transactions contemplated hereby, nor compliance by Veritex and Merger Sub with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Veritex's certificate of formation, bylaws or other governing instruments, Merger Sub's certificate of formation, bylaws or other governing instruments, or the certificate of formation, articles of association, bylaws or other governing instruments of any Veritex Entity or any resolution adopted by the board of directors or the shareholders of any Veritex Entity, or (ii) subject to receipt of the Requisite Regulatory Approvals, (x) violate any Law applicable to any Veritex Entity or any of their respective Assets or (y) violate, conflict with, constitute or result in a Default under or the loss of any benefit under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective Assets of any Veritex Entity under any of the terms, conditions or provisions of any Contract or Permit of any Veritex Entity or under which any of their respective Assets may be bound, except (in the case of clause (y) above) where such violations, conflicts or Defaults have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Veritex.

        (c)    Consents.    Other than in connection or compliance with the provisions of the Securities Laws (including the filing and declaration of effectiveness of the Registration Statement), applicable state corporate and securities Laws, the rules of Nasdaq, the TBOC, the Texas Finance Code, the BHC Act, and the Requisite Regulatory Approvals, no notice to, filing with, or Consent of, any applicable Regulatory Authority is necessary for the consummation by Veritex, Merger Sub or Veritex Bank, as applicable, of the Merger Transactions and other transactions contemplated in this Agreement. As of the date hereof, Veritex does not have any Knowledge of any event that would reasonably be expected to prevent or materially delay receipt of any Requisite Regulatory Approvals.

5.3.    Capitalization of Veritex.

        (a)    Ownership.    The authorized capital stock of Veritex consists of (i) 75,000,000 shares of Veritex Common Stock, $0.01 par value per share and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share. As of the close of business on July 23, 2018, (i) 23,955,396 shares of Veritex Common Stock (excluding treasury shares and Veritex Restricted Stock Awards) were issued and outstanding, (ii) 10,000 shares of Veritex Common Stock were held by Veritex in its treasury, (iii) no shares of Veritex Common Stock were issued and outstanding in respect of Veritex Restricted Stock Awards, (iv) 226,228 shares of Veritex Common Stock were reserved for issuance upon the vesting of outstanding Veritex RSU Awards (assuming satisfaction of performance vesting conditions at maximum levels), (v) 419,465 shares of Veritex Common Stock were reserved for issuance upon the exercise of outstanding Veritex Stock Options, (vi) 9,771 shares of Veritex Common Stock reserved for issuance pursuant to the Veritex Community Bank Employee Stock Ownership Plan (the "Veritex ESOP"), (vii) 25,000 shares of Veritex Common Stock reserved for issuance upon the exercise of outstanding warrants to purchase shares of Veritex Common Stock and (viii) no shares of Veritex preferred stock were issued and outstanding or held by Veritex in its treasury.

        (b)    Other Rights or Obligations.    All of the issued and outstanding shares of capital stock of Veritex and Merger Sub have been duly authorized and validly issued, and are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the outstanding shares of capital stock of Veritex has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of Veritex.

        (c)    Outstanding Equity Rights.    Other than Veritex Stock Options and Veritex RSU Awards, in each case, outstanding as of the date of this Agreement and set forth in Sections 5.3(a)(v) and (iv), there are no (i) existing Equity Rights with respect to the securities of Veritex, Merger Sub or Veritex Bank as of the date hereof, (ii) Contracts under which Veritex, Merger Sub or Veritex Bank are or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any securities of Veritex, except as permitted under Section 6.3 or (iii) shareholder agreements, voting trusts or other agreements, arrangements or understandings to which Veritex, Merger Sub or Veritex Bank is a party or of which Veritex has Knowledge, that may reasonably be expected to affect the exercise of voting or any other rights with respect to the capital stock of Veritex. As of the date hereof, there are no stock appreciation, phantom stock, profit participation or other similar rights with respect to the common stock of Veritex, Merger Sub or Veritex Bank.

        (d)    Voting Debt.    No bonds, debentures, notes or other indebtedness having the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Veritex or Merger Sub may vote are issued or outstanding. There are no Contracts pursuant to which Veritex or any Veritex Subsidiaries is or could be required to register shares of Veritex's capital stock or other securities under the Securities Act or to issue, deliver, transfer or sell any shares of capital stock, Equity Rights or other securities of any Veritex Entity. No Veritex Subsidiary owns any capital stock of Veritex.

5.4.    Veritex Subsidiaries.

        All of the issued and outstanding shares of capital stock of each Veritex Subsidiary are duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of any Veritex Subsidiary have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of the Veritex Bank and each other Veritex Subsidiary. The deposits in Veritex Bank are insured by the FDIC through the Deposit Insurance Fund to the maximum amount permitted by applicable Law and all premiums and assessments required to be paid in connection therewith have been paid when due. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of Veritex, threatened. The certificate of formation, articles of incorporation or association, bylaws, or other governing documents of each Veritex Subsidiary comply with applicable Law in all material respects.

5.5.    Regulatory Reports.

        (a)    Veritex's Reports.    Since January 1, 2015, Veritex has filed on a timely basis, all forms, filings, registrations, submissions, statements, certifications, reports and documents required to be filed or furnished by it with any applicable Regulatory Authority, including any and all federal and state banking Laws, and such reports (at the time filed) were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law. Veritex is in material compliance with the applicable listing and corporate governance rules and regulations of Nasdaq.

        (b)    Veritex SEC Reports.    An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by any Veritex Entity pursuant to the Securities Act or the Exchange Act, as the case may be, since January 1, 2015 (the "Veritex SEC Reports") is publicly available. No such Veritex SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements, prospectuses and proxy statements, on the dates of effectiveness, dates of first sale of securities and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Veritex SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Veritex has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no material outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Veritex SEC Reports.

        (c)    Veritex Bank's Reports.    Veritex Bank has duly filed with the Federal Reserve and the Texas Department of Banking and any other applicable Regulatory Authorities, as the case may be, all reports, returns, filings, information, data, registrations, submissions and statements required to be filed under any applicable Law, including any and all federal and state banking Laws, and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law. Except for normal examinations conducted by a Regulatory Authority in the Ordinary Course, (i) there is no material unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement relating to any examinations, inspections or investigations of any Veritex Entity and (ii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority and any Veritex Entity with respect to the business, operations, policies or procedures of any Veritex Entity since January 1, 2015, in each case, which would be material to the Veritex Entities.

5.6.    Financial Matters.

        (a)    Financial Statements.    The Veritex Financial Statements (after giving effect to any amendments or corrections filed after such Financial Statements were originally filed but prior to the date hereof) included or incorporated by reference in the Veritex SEC Reports (i) are true, accurate and complete in all material respects, and have been prepared from, and are in accordance with the books and records of the Veritex Entities, (ii) have been prepared in accordance with GAAP, regulatory accounting principles and the applicable accounting requirements and with the published rules and regulations of the SEC, in each case, consistently applied except as may be otherwise indicated in the notes thereto and except with respect to the interim financial statements for the omission of footnotes and (iii) fairly present in all material respects the consolidated financial condition of the Veritex Entities as of the respective dates set forth therein and the consolidated results of operations, shareholders' equity and cash flows of the Veritex Entities for the respective periods set forth therein, subject in the case of the interim financial statements to year-end adjustments. The consolidated financial statements of Veritex to be prepared after the date of this Agreement and prior to the Closing will be true, accurate and complete in all material respects and will fairly present in all material respects the consolidated financial condition of Veritex as of the respective dates set forth therein and the results of operations, shareholders' equity and cash flows of Veritex for the respective periods set forth therein, subject in the case of unaudited financial statements to year-end adjustments.

        (b)    Call Reports.    The financial statements contained in the Call Reports of Veritex Bank for the periods ended March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017 (i) are true, accurate and complete in all material respects, (ii) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes and (iii) fairly present in all material respects the financial condition of Veritex Bank as of the respective dates set forth therein and the results of operations and shareholders' equity for the respective periods set forth therein, subject to year-end adjustments. The financial statements contained in the Call Reports of Veritex Bank to be prepared after the date of this Agreement and prior to the Closing will be true, accurate and complete in all material respects and will fairly present in all material respects the financial condition of Veritex Bank as of the respective dates set forth therein and the results of operations and shareholders' equity of Veritex Bank for the respective periods set forth therein, subject to year-end adjustments.

        (c)    Systems and Processes.    Since January 1, 2015, neither Veritex nor Veritex Bank nor, to Veritex's Knowledge, any employee, auditor, accountant or representative of any Veritex Entity has received any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of Veritex Financial Statements or the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of any Veritex Entity or their respective internal accounting controls, including any complaint, allegation, assertion or claim that any Veritex Entity has engaged in questionable accounting or auditing practices. Since January 1, 2015, no attorney representing any Veritex Entity, whether or not employed by a Veritex Entity, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by Veritex or any of its officers, directors or employees to the board of directors of Veritex or any committee thereof or to any director or officer of Veritex (in their capacity as such). To Veritex's Knowledge, there has been no instance of fraud by any Veritex Entity, whether or not material, that occurred during any period covered by Veritex.

        (d)    Records.    The records, systems, controls, data and information of the Veritex Entities are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Veritex Entities or accountants (including all means of access thereto and therefrom), except where such non-exclusive ownership and non-direct control has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Veritex. Veritex (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15 or 15d-15, as applicable, of the Exchange Act) to ensure the reliability of the Veritex Financial Statements and to ensure that information relating to the Veritex Entities is made known to the chief executive officer and chief financial officer by others within those entities as appropriate (A) to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, (B) which allow for maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Assets of Veritex, (C) that provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Veritex are being made only in accordance with authorizations of management and directors of Veritex and (D) that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Veritex's Assets that could have a material effect on its financial statements and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Veritex's outside auditors and the audit committee of the board of directors of Veritex (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that would be reasonably likely to adversely affect Veritex's ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Veritex's internal controls over financial reporting. To the Knowledge of Veritex, there is no reason to believe that Veritex's outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due, if required.

        (e)    Auditor Independence.    The independent registered public accounting firm engaged to express its opinion with respect to the Veritex Financial Statements included in the Veritex SEC Reports is, and has been throughout the periods covered thereby, "independent" within the meaning of Rule 2-01 of Regulation S-X. As of the date hereof, the external auditor for Veritex and the Veritex Bank has not resigned or been dismissed as a result of or in connection with any disagreements with Veritex or Veritex Bank on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

5.7.    Books and Records.

        Since January 1, 2015, the Books and Records have been and are being maintained in the Ordinary Course in all material respects with all applicable accounting requirements and Laws and are complete and accurate in all material respects to reflect corporate action by Veritex and Veritex Bank.

5.8.    Absence of Undisclosed Liabilities.

        No Veritex Entity has incurred any Liability, except for Liabilities (a) incurred in the Ordinary Course since December 31, 2017, (b) incurred in connection with this Agreement and the transactions contemplated hereby, or (c) that are accrued or reserved against in the consolidated balance sheet of Veritex as of March 31, 2018 included in the Veritex Financial Statements at and for the period ending March 31, 2018.

5.9.    Absence of Certain Changes or Events.

        (a)   Since December 31, 2017, there has not been a Material Adverse Effect on Veritex.

        (b)   Since December 31, 2017, except with respect to the transactions contemplated hereby, (i) the Veritex Entities have carried on their respective businesses in all material respects only in the Ordinary Course, (ii) there has not been any material damage, destruction or other casualty loss with respect to any material Asset owned, leased or otherwise used by any Veritex Entity whether or not covered by insurance, (iii) Veritex has not made, declared, paid or set aside for payment any dividend or set any record date for or declared or made any other distribution in respect of Veritex's capital stock or other equity interests; (iv) there has not been any change in any Veritex Entity's material Tax or accounting principles, practices or methods or systems of internal accounting controls, except as may be required to conform to changes in Tax Laws or regulatory accounting requirements or GAAP, and (v) there has not been any increase in the compensation payable or that could become payable by any Veritex Entity to any officer or key employee thereof or any amendment of any of the Veritex Benefit Plans other than increases or amendments in the Ordinary Course.

5.10.    Tax Matters.

        (a)   All Veritex Entities have timely filed or caused to be filed (giving effect to all applicable extensions) with the appropriate taxing authorities all material Tax Returns in all jurisdictions in which such Tax Returns are required to be filed, and such Tax Returns are true, correct and complete in all material respects. None of the Veritex Entities is the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the Ordinary Course). All material Taxes of the Veritex Entities (whether or not shown on any Tax Return) that are due have been fully and timely paid to the relevant Regulatory Authority. There are no Liens for any material amount of Taxes (other than a Lien for Taxes not yet due and payable) on any of the Assets of any of the Veritex Entities. No material claim has been made in the last six years in writing by an authority in a jurisdiction where any Veritex Entity does not file a Tax Return that such Veritex Entity may be subject to Taxes by that jurisdiction.

        (b)   None of the Veritex Entities has received any written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations, investigations or other proceedings regarding any material Taxes of any Veritex Entity which have not been paid, settled or withdrawn or for which adequate reserves have not been established on the Assets of any Veritex Entity. None of the Veritex Entities has waived any statute of limitations in respect of any Taxes.

        (c)   Each Veritex Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate Regulatory Authority.

        (d)   The unpaid Taxes of each Veritex Entity (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Veritex Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Veritex Entities in filing their Tax Returns.

        (e)   None of the Veritex Entities is a party to any Tax indemnity, allocation or sharing agreement (other than any agreement solely between the Veritex Entities and other than any customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes) and none of the Veritex Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Veritex) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502 6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which Veritex is parent), or as a transferee or successor, by contract or otherwise.

        (f)    During the two-year period ending on the date hereof, none of the Veritex Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code. Veritex was not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

        (g)   No Tax authority has required any of the Veritex Entities to include after the Effective Time any material adjustment in taxable income pursuant to Section 481 of the Internal Revenue Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Effective Time. None of the Veritex Entities have participated in any "listed transactions" within the meaning of Treasury Regulation Section 1.6011-4.

        (h)   No Veritex Entity owns any Green Common Stock.

5.11.    Assets.

        Each Veritex Entity has good and marketable title to those Assets reflected in the most recent Veritex Financial Statements as being owned by such Veritex Entity or acquired after the date thereof (except Assets sold or otherwise disposed of since the date thereof in the Ordinary Course), free and clear of all Liens, except Permitted Liens. Veritex is the fee simple owner of all owned real property and the lessee of all leasehold estates reflected in the most recent Veritex Financial Statements, free and clear of all Liens of any nature whatsoever, except for Permitted Liens, and each such lease is valid without default thereunder by the lessee or, to the Knowledge of Veritex, the lessor.

5.12.    Intellectual Property; Privacy.

        (a)   Each Veritex Entity owns or has a valid license to use (in each case, free and clear of any Liens other than any Permitted Liens) all of the Intellectual Property used or held for use to carry on the business of such Veritex Entity as it is currently conducted. To the extent a Veritex Entity engages in the sale or licensing to a third party of any Intellectual Property in connection with its business operations, such Veritex Entity is the owner of or has a license, with the right to sublicense, such Intellectual Property as such Intellectual Property is sold or licensed in the conduct of its business. No Veritex Entity is in Default under any material Contract pursuant to which it licenses Intellectual Property. Since January 1, 2015, no proceedings have been instituted, or are pending or to the Knowledge of Veritex threatened, which challenge the rights of any Veritex Entity with respect to Intellectual Property used, sold or licensed by such Veritex Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property owned or purported to be owned by a Veritex Entity. To the Knowledge of Veritex, the conduct of the business of each Veritex Entity, including any Veritex Entity's use of any Intellectual Property used or held for use by such Veritex Entity does not infringe, misappropriate, dilute or otherwise violate the Intellectual Property rights of any other Person. Since January 1, 2015, no Veritex Entity has received any written notice from any Person (i) alleging that any Veritex Entity has infringed, misappropriated, diluted or otherwise violated the Intellectual Property rights of such Person or (ii) challenging the scope, validity, enforceability, registrability, use or ownership of any Intellectual Property owned or purported to be owned by any Veritex Entity.

        (b)   To the Knowledge of Veritex, no Person is infringing, misappropriating, diluting or otherwise violating any Intellectual Property owned, used, or held for use by any Veritex Entity in the conduct of the respective businesses of the Veritex Entities as currently conducted, and no such claims have been asserted or threatened against any Person by any Veritex Entity since January 1, 2015.

        (c)   Veritex takes reasonable measures to protect the confidentiality of trade secrets, including requiring all Persons having access thereto to execute written non-disclosure agreements. To the Knowledge of Veritex, there has not been any disclosure of or access to any trade secret of any Veritex Entity (including any such information of any other Person disclosed in confidence to such Veritex Entity) to any Person in a manner that has resulted or is likely to result in the loss of trade secret or other rights in and to such information.

        (d)   (i) The computer, information technology and data processing systems, facilities and services used by the Veritex Entities, including all Systems, are reasonably sufficient for the conduct of the respective businesses of the Veritex Entities as currently conducted and (ii) the Systems are in sufficiently good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of the Veritex Entities as currently conducted. To Veritex's Knowledge, no third party has gained unauthorized access to any Systems owned or controlled by any Veritex Entity since January 1, 2015. The Veritex Entities have taken commercially reasonable steps and implemented commercially reasonable safeguards (A) to protect the Systems from unauthorized access and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials and (B) that are designed to reasonably mitigate the risks of cybersecurity breaches and attacks. Each Veritex Entity has implemented reasonably appropriate backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards and sufficient to reasonably mitigate the risk of a material disruption to the operation of the respective businesses of the Veritex Entities in all material respects.

        (e)   Each Veritex Entity has (i) complied in all material respects with (A) all applicable Laws which govern the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure or transfer of the personal information of customers or other individuals and similar Laws governing data privacy, and (B) all of its published privacy and data security policies and internal privacy and data security policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information and (ii) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To Veritex's Knowledge, there has been no material loss, damage, or unauthorized access, use, modification, or other misuse of any such information by any Veritex Entity or any other Person since January 1, 2015.

5.13.    Environmental Matters.

        (a)   Each Veritex Entity, its Participation Facilities, and its Operating Properties are, and have been since January 1, 2015, in compliance, in all material respects, with all applicable Environmental Laws.

        (b)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Veritex, since January 1, 2015, no Litigation is or has been pending or, to the Knowledge of Veritex, threatened before any court, governmental agency, or authority or other forum in which any Veritex Entity or any of its Operating Properties or Participation Facilities (or Veritex in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any Veritex Entity or any of its Operating Properties or Participation Facilities, nor, to the Knowledge of Veritex, is there any reasonable basis for any Litigation of a type described in this sentence. Since January 1, 2015, no Veritex Entity is or has been subject to any Order imposing any Liability or obligation with respect to any Environmental Law that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Veritex.

5.14.    Compliance with Laws and Permits.

        (a)   Each Veritex Entity has, and since January 1, 2015, has had, in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted (and have paid all fees and assessments due and payable in connection therewith), except where the failure to have in effect any such Permit has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Veritex. Since January 1, 2015, there has occurred no material Default under any such Permit and to the Knowledge of Veritex no suspension or cancellation of any such Permit is threatened. None of the Veritex Entities:

            (i)  is in material Default under any of the provisions of its certificate of formation, articles of incorporation or association or bylaws (or other governing instruments);

           (ii)  is in material Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business; or

          (iii)  since January 1, 2015, has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof asserting that any Veritex Entity is not in compliance with any Laws or Orders or engaging in an unsafe or unsound activity.

        (b)   Each Veritex Entity is in material compliance with all applicable Laws, regulatory capital requirements, or Orders to which they or their Assets may be subject, including, but not limited to, the Securities Laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Foreign Corrupt Practices Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the Bank Secrecy Act, the USA PATRIOT Act of 2001, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, Fair Debt Collections Practices Act, the Electronic Funds Transfer Act, the Consumer Credit Protection Act, the Truth-in-Lending Act and Regulation Z, the SAFE Mortgage Licensing Act of 2008, the Real

Estate Settlement Procedures Act of 1974 and Regulation X, the Equal Credit Opportunity Act and Regulation B, Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Gramm-Leach-Bliley Act, the National Bank Act, the BHC Act, the FDIA, the Sarbanes-Oxley Act, any Laws promulgated by the Bureau of Consumer Financial Protection, Laws administered or enforced by the Federal Reserve, the FDIC, the OCC, the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other Regulatory Authority, and any other applicable Law related to data protection or privacy, bank secrecy, financing or leasing practices, money laundering prevention, fair lending and fair housing, discrimination (including, without limitation, discriminatory lending, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures or consumer credit, all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans, and all applicable regulations under the foregoing. Veritex and Veritex Bank are "well-capitalized" and "well managed" (as those terms are defined in applicable regulations).

        (c)   Veritex Bank (i) has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts, (ii) has timely and properly filed and maintained all requisite currency transaction reports and other related forms, including any requisite custom reports required by any agency of the U.S. Department of the Treasury, including the IRS, and (iii) has timely filed all suspicious activity reports with the Financial Crimes Enforcement Network (bureau of the U.S. Department of the Treasury) required to be filed by it pursuant to applicable Laws and regulations referenced in this Section 5.14.

        (d)   Since January 1, 2015, each Veritex Entity has properly administered all accounts for which it acts as a fiduciary, including accounts for which any Veritex Entity serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the applicable governing documents and applicable Laws, except where the failure to so administer such accounts has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Veritex. Since January 1, 2015, no Veritex Entity nor, to Veritex's Knowledge, any director, officer, or employee of any Veritex Entity, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Veritex.

5.15.    Community Reinvestment Act Performance.

        Veritex Bank is an "insured depository institution" as defined in the FDIA and applicable regulations thereunder, is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder and has received a Community Reinvestment Act rating of "satisfactory" or better in its most recently completed examination, and Veritex has no Knowledge of the existence of any fact or circumstance or set of facts or circumstances which could reasonably be expected to result in Veritex Bank having its current rating lowered such that it is no longer "satisfactory" or better.

5.16.    Employee Benefit Plans.

        (a)   A complete and accurate list of each material Veritex Benefit Plan, as of the date hereof, is set forth in Section 5.16(a) of Veritex's Disclosure Memorandum. No Veritex Benefit Plan is subject to any Laws other than those of the United States or any state, county, or municipality in the United States. With respect to each material Veritex Benefit Plan, Veritex has made available to Green, or will make available to Green within 30 days of the date of this Agreement (and in all events, prior to Closing), to the extent not previously provided, a true and complete copy of the plan document (including all amendments thereto), or if such plan is not in writing, a written description of such Veritex Benefit Plan.

        (b)   Each Veritex Benefit Plan is and has been maintained in all material respects in compliance with the terms of such Veritex Benefit Plan and in all material respects in compliance with the applicable requirements of the Internal Revenue Code, ERISA and any other applicable Laws. Each Veritex Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter, or for a prototype plan, opinion letter, from the IRS that is still in effect and applies to the Veritex Benefit Plan and on which such Veritex Benefit Plan is entitled to rely. No event has occurred and no circumstance exists that would reasonably be expected to adversely affect the qualified status of such Veritex Benefit Plan.

        (c)   There are no pending or, to the Knowledge of Veritex, threatened claims or disputes under the terms of, or in connection with, the Veritex Benefit Plans (other than routine claims for benefits) and no action, proceeding, prosecution, inquiry or hearing has been commenced with respect to any Veritex Benefit Plan.

        (d)   No Veritex Entity has engaged in any "prohibited transaction" (within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA) for which there is not an exemption with respect to any Veritex Benefit Plan, and in any case, no prohibited transaction has occurred with respect to any Veritex Benefit Plan that would reasonably be expected to result in any material liability or excise Tax under ERISA or the Internal Revenue Code being imposed on any Veritex Entity. No Veritex Entity has breached its fiduciary duty with respect to a Veritex Benefit Plan in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Veritex Benefit Plan that would reasonably be expected to result in any material liability or excise Tax under ERISA or the Internal Revenue Code being imposed on any Veritex Entity. To Veritex's Knowledge, no other "fiduciary," within the meaning of Section 3(21) of ERISA, has breached his, her or its fiduciary duty with respect to a Veritex Benefit Plan or otherwise has any liability in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Veritex Benefit Plan that would reasonably be expected to result in any material liability or excise Tax under ERISA or the Internal Revenue Code being imposed on any Veritex Entity. All Veritex Stock Options, and any other stock options granted by a Veritex Entity and outstanding at any time within the last six years, were granted at no less than "fair market value" for purposes of Section 409A of the Internal Revenue Code, and each such stock option has at all times been in compliance with or exempt from Section 409A of the Internal Revenue Code.

        (e)   Neither Veritex nor any Veritex ERISA Affiliate has at any time been a party to or maintained, sponsored, contributed to or has been obligated to contribute to, or had any material liability with respect to, or would reasonably be expected to have any such obligation to contribute to or material liability with respect to: (i) any plan subject to Title IV of ERISA, including a "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA); (ii) a "multiple employer plan" (within the meaning of Section 413(c) of the Internal Revenue Code); or (iii) any voluntary employees' beneficiary association (within the meaning of Section 501(c)(9) of the Internal Revenue Code). Neither Veritex nor any Veritex ERISA Affiliate currently provides any health benefits that are not fully insured by a third party insurance company.

        (f)    Each Veritex Benefit Plan or other arrangement of a Veritex Entity that constitutes a "nonqualified deferred compensation plan" subject to Section 409A of the Internal Revenue Code has been written, executed and operated in compliance with Section 409A of the Internal Revenue Code and the regulations thereunder.

        (g)   Each Veritex Benefit Plan that is a group health plan is in compliance in all material respects with applicable requirements of the Affordable Care Act, as defined in Treasury Regulation Section 54.4980H-1(a)(3). No Veritex Entity has or could reasonably be expected to have any material liability for Taxes under Chapter 43 of the Internal Revenue Code. No Veritex Entity has any Liability or obligation to provide health, medical or life insurance benefits to any current or former employee, officer, or director or other service provider (or any dependent or beneficiary thereof) of any Veritex Entity after his or her termination of employment or service with the Veritex Entities, except as otherwise required under state or federal benefits continuation Laws and for which the covered individual pays the full cost of coverage.

        (h)   No Veritex Benefit Plan is subject to Title VI of ERISA or Section 412 of the Internal Revenue Code.

        (i)    All contributions required to be made to any Veritex Benefit Plan by applicable Law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Veritex Benefit Plan, for any period through the date hereof, have been timely made or paid in full.

        (j)    Except as set forth on Section 5.16(j) of Veritex's Disclosure Memorandum, to be completed within thirty (30) days following the date of this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will entitle any employee, officer, director or other service provider of any Veritex Entity to any transaction bonus, change in control payment or other similar payment, or accelerate the time of payment or vesting of any such payment that would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code). No Veritex Benefit Plan provides for the gross-up or reimbursement of Taxes under Sections 4999 or 409A of the Internal Revenue Code.

        (k)   There are no loans outstanding between the Veritex ESOP and any other Person, other than participant loans in accordance with the participant loan policies of the Veritex ESOP. The Veritex ESOP has at all times been primarily invested in "employer securities" as defined in Section 409(l) of the Internal Revenue Code, and has never acquired or held any employer security that was not a "qualifying employer security" as defined in Section 407(d)(5) of ERISA.

5.17.    Material Contracts.

        None of the Veritex Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound by any Contract, (a) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) required to have been filed as an exhibit to one of the Veritex SEC Reports and that has not yet been filed, (b) that prohibits or materially restricts any Veritex Entity (or, following consummation of the transactions contemplated by this Agreement, the Surviving Corporation) from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (c) that limits the payment of dividends by any Veritex Entity, (d) pursuant to which any Veritex Entity has agreed with any third party to a change of control transaction such as an acquisition, divestiture or merger or contains a put, call or similar right involving the purchase or sale of any equity interests or Assets of any Person and that contains representations, covenants, indemnities or other obligations (including indemnification, "earn-out" or other contingent obligations) that are still in effect, (e) between any Veritex Entity, on the one hand, and (i) any officer or director of any Veritex Entity, or (ii) to the Knowledge of Veritex, any (x) record or beneficial owner of five percent or more of the voting securities of Veritex, (y) Affiliate or family member of any such officer, director or record or beneficial owner or (z) any other Affiliate of Veritex, on the other hand, in each case, except the Veritex Benefit Plans or other Contracts of a type available to employees of Veritex generally, (f) that provides for ongoing indemnification obligations by any Veritex Entity of any Person, except for non-material Contracts entered into in the Ordinary Course, (g) with or to a labor union or guild (including any collective bargaining agreement), (h) that grants any "most favored nation" right, right of first refusal, right of first offer or similar right with respect to any material Assets, or rights of any Veritex Entity, (i) between Veritex and any other Veritex Entities, (j) that relates to the incurrence of indebtedness by Veritex or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the Ordinary

Course) in the principal amount of $2,000,000 or more including any sale and leaseback transactions, capitalized leases and other similar financing transactions, (k) that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $250,000 per annum (other than any such contracts that are terminable by a Veritex Entity on 60 days or less notice without any required payment or other conditions, other than the condition of notice), (l) any partnership or joint venture Contract, (m) that involves aggregate payments or receipts by or to Veritex or any of its Subsidiaries in excess of $250,000 in any 12-month period, other than those terminable on 60 days or less notice without payment by Veritex or any Subsidiary of Veritex of any material penalty or (n) any other Contract or amendment thereto that is material to any Veritex Entity or their respective business or Assets and not otherwise entered into in the Ordinary Course. Each Contract of the type described in this Section 5.17, whether or not set forth in Veritex's Disclosure Memorandum, are referred to herein as the "Veritex Contracts". With respect to each Veritex Contract: (i) the Contract is legal, valid and binding on a Veritex Entity and is in full force and effect and is enforceable in accordance with its terms; (ii) no Veritex Entity is in Default thereunder; (iii) no Veritex Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Veritex, in Default or has repudiated or waived any provision thereunder, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Veritex. All of the Veritex Contracts have been Previously Disclosed. All of the indebtedness of any Veritex Entity for money borrowed is prepayable at any time by such Veritex Entity without penalty or premium.

5.18.    Agreements with Regulatory Authorities.

        No Veritex Entity is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter, safety and soundness compliance plan, or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in Veritex's Disclosure Memorandum, a "Veritex Regulatory Agreement"), nor has any Veritex Entity been advised in writing or, to Veritex's Knowledge, orally, since January 1, 2015, by any Regulatory Authority that it is considering issuing, initiating, ordering, or requesting any such Veritex Regulatory Agreement.

5.19.    Derivative Instruments and Transactions.

        All Derivative Transactions whether entered into for the account of any Veritex Entity or for the account of a customer of any Veritex Entity (a) were entered into in the Ordinary Course and in accordance with prudent banking practice and applicable rules, regulations and policies of all applicable Regulatory Authorities, (b) are legal, valid and binding obligations of the Veritex Entity party thereto and, to the Knowledge of Veritex, each of the counterparties thereto, and (c) are in full force and effect and enforceable in accordance with their terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The Veritex Entities and, to the Knowledge of Veritex, the counterparties to all such Derivative Transactions, have duly performed, in all material respects, their obligations thereunder to the extent that such obligations to perform have accrued. To the Knowledge of Veritex, there are no material breaches, violations or Defaults or allegations or assertions of such by any party pursuant to any such Derivative Transactions. The financial position of the Veritex Entities on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the Books and Records of the Veritex Entities in accordance with GAAP.

5.20.    Legal Proceedings.

        (a)   There is no Litigation instituted or pending, or, to the Knowledge of Veritex, threatened against any Veritex Entity, or against any current or former director, officer or employee of a Veritex Entity in their capacities as such or Employee Benefit Plan of any Veritex Entity, or against any Asset, interest, or right of any of them, nor are there any Orders outstanding against any Veritex Entity, in each case, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Veritex. Section 5.20(a) of Veritex's Disclosure Memorandum sets forth a list of all Litigation as of the date of this Agreement to which any Veritex Entity is a party. Section 5.20(a) of Veritex's Disclosure Memorandum sets forth a list of all Orders to which any Veritex Entity is subject.

        (b)   There is no Order imposed upon any Veritex Entity or the Assets of any Veritex Entity (or that, upon consummation of the Merger Transactions, would apply to any Veritex Entity) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any Veritex Entity.

5.21.    Statements True and Correct.

        (a)   None of the information supplied or to be supplied by any Veritex Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Registration Statement to be filed by Veritex with the SEC will, when supplied or when the Registration Statement becomes effective (or when incorporated by reference), be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. The portions of the Registration Statement and the Joint Proxy/Prospectus relating to Veritex Entities and other portions within the reasonable control of Veritex Entities will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

        (b)   None of the information supplied or to be supplied by any Veritex Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Joint Proxy/Prospectus, and any other documents to be filed by a Veritex Entity or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such information is supplied and such documents are filed (or when incorporated by reference), and with respect to the Joint Proxy/Prospectus, when first mailed to the shareholders of Veritex, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy/Prospectus or any amendment thereof or supplement thereto, at the time of the Veritex Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Veritex Meeting.

5.22.    State Takeover Statutes and Takeover Provisions.

        Veritex has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Statutes. No Veritex Entity is the beneficial owner (directly or indirectly) of more than 10% of the outstanding capital stock of Green entitled to vote in the election of Green's directors.

5.23.    Opinion of Financial Advisor.

        Veritex's board of directors has received an opinion from Keefe, Bruyette & Woods, Inc., which, if initially rendered verbally has been or will be confirmed by a written opinion, dated the same date, to the effect that, as of the date of such opinion and subject to the factors, assumptions and limitations set forth therein, the Exchange Ratio in the Merger is fair, from a financial point of view, to Veritex. Such opinion has not been amended or rescinded as of the date of this Agreement.

5.24.    Tax and Regulatory Matters.

        No Veritex Entity has taken or agreed to take any action, and Veritex does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to prevent the Holdco Mergers, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. No Veritex Entity or, to the Knowledge of Veritex, any Affiliate thereof has taken or agreed to take any action, and Veritex does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to materially impede or delay receipt of any of the Requisite Regulatory Approvals.

5.25.    Loan Matters.

        (a)   No Veritex Entity is a party to any Loan in which any Veritex Entity is a creditor that as of March 31, 2018, had an outstanding balance of $250,000 or more and under the terms of which the obligor was, as of June 30, 2018, over 90 days or more delinquent in payment of principal or interest. Except as such disclosure may be limited by any applicable Law, Section 5.25(a) of Veritex's Disclosure Memorandum sets forth a true, correct and complete list of all of the Loans of the Veritex Entities that, as of March 31, 2018 had an outstanding balance of $250,000 or more and were classified by Veritex as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the aggregate principal amount of and accrued and unpaid interest on such Loans as of such date.

        (b)   Each Loan currently outstanding (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected, and (iii) is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The notes or other credit or security documents with respect to each such outstanding Loan were in compliance in all material respects with all applicable Laws at the time of origination or purchase by a Veritex Entity and are valid and enforceable in all material respects.

        (c)   Each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, Veritex's written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards (if any) of the applicable investors) and with all applicable requirements of Laws.

        (d)   None of the Contracts pursuant to which any Veritex Entity has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

        (e)   (i) Section 5.25(e) of Veritex's Disclosure Memorandum sets forth a list of all Loans as of the date hereof by Veritex to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve (12 C.F.R. Part 215)) of any Veritex Entity, (ii) there are no employee, officer, director, principal shareholder or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O, and (iii) all such Loans are and were originated in compliance in all material respects with all applicable Laws.

        (f)    No Veritex Entity is now nor has it been since January 1, 2015 subject to any material fine, suspension, settlement or other Contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Regulatory Authority relating to the origination, sale or servicing of mortgage or consumer Loans.

5.26.    Allowance for Loan and Lease Losses.

        The ALLL reflected in the Veritex Financial Statements was, as of the date of each of the Veritex Financial Statements, in the reasonable opinion of management of Veritex, (a) in compliance with Veritex's existing methodology for determining the adequacy of the ALLL and in compliance in all material respects with the standards established by the applicable Regulatory Authority, the Financial Accounting Standards Board and GAAP and (b) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates.

5.27.    Brokers and Finders.

        Except for Stephens Inc. and Keefe, Bruyette & Woods, Inc., neither Veritex nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees that would be borne by any Veritex Entity prior to the Closing or the Surviving Corporation following the Merger Transactions in connection with this Agreement or the transactions contemplated hereby.

5.28.    Transactions with Affiliates.

        There are no Contracts, plans, arrangements or other transactions between any Veritex Entity, on the one hand, and (a) any officer or director of any Veritex Entity, (b) to Veritex's Knowledge, any (i) record or beneficial owner of five percent or more of the voting securities of Veritex or (ii) Affiliate or family member of any such officer, director or record or beneficial owner, or (c) any other Affiliate of Veritex, on the other hand, in each case, except those of a type available to employees of Veritex generally and the Veritex Benefit Plans.

5.29.    No Other Representations and Warranties

        (a)   Except for the representations and warranties in this ARTICLE 5, Veritex and Merger Sub do not make any express or implied representation or warranty with respect to the Veritex Entities, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Veritex hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, and except for the representations and warranties made by Veritex and Merger Sub in this ARTICLE 5, Veritex does not make and has not made any representation to Green or any of Green's Affiliates or Representatives with respect to any oral or written information presented to Green or any of Green's Affiliates or Representatives in the course of their due diligence investigation of Veritex (including any financial projections or forecasts), the negotiation of this Agreement or in the course of the transactions contemplated hereby.

        (b)   Green acknowledges and agrees that Veritex has not made and is not making any express or implied representation or warranty other than those contained in this ARTICLE 5.

ARTICLE 6
CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1.    Affirmative Covenants.

        From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms herein, unless (x) in the case of Veritex, the prior written consent of Green shall have been obtained (such consent not to be unreasonably withheld, delayed or conditioned) or (y) in the case of Green, the prior written consent of Veritex shall have been obtained (such consent not to be unreasonably withheld, delayed or conditioned), and except as otherwise expressly contemplated by this Agreement, as required by Law or as set forth in Section 6.1 of each Party's respective Disclosure Memorandum, each Party shall, and shall cause each of its Subsidiaries to, (a) operate its business in the Ordinary Course, (b) use its reasonable best efforts to preserve intact its business (including its organization, Assets, goodwill and insurance coverage), and maintain its rights, authorizations, franchises, advantageous business relationships with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and the services of its officers and key employees, (c) take no action that is intended to or which would reasonably be expected to materially impede or materially delay (i) the receipt of any approval of any Regulatory Authority required to consummate the transactions contemplated by this Agreement, (ii) the consummation of the transactions contemplated by this Agreement, or (iii) performance of its covenants and agreements in this Agreement, and (d) use its reasonable best efforts to maintain the validity and effectiveness of the Key Individuals Agreements.

6.2.    Negative Covenants of Green.

        From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms herein, unless the prior written consent of Veritex shall have been obtained (such consent not to be unreasonably withheld, delayed or conditioned), and except as otherwise expressly contemplated herein, as required by Law or as set forth in Section 6.2 of Green's Disclosure Memorandum, Green covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

          (a)   amend the certificate of formation, articles of incorporation or association, bylaws or other governing instruments of any Green Entity;

          (b)   incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any additional debt obligation or other obligation for borrowed money (other than indebtedness incurred in the Ordinary Course) (it being understood and agreed that incurrence of indebtedness in the Ordinary Course shall include the creation of deposit liabilities, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposit, and entry into repurchase agreements);

          (c)   (i) repurchase, redeem, or otherwise acquire or exchange (other than in accordance with the terms of this Agreement), directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of any Green Entity (except for the acceptance of shares of Green Common Stock as payment for the exercise of Green Stock Options or for withholding taxes incurred in connection with the exercise of Green Stock Options or the vesting or settlement of Green RSU Awards and dividend equivalents thereon, in each case in the Ordinary Course and in accordance with the terms of the applicable award agreements in effect on the date hereof), or (ii) make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of Green's capital stock or other equity interests (except with respect to (x) regular quarterly cash dividends by Green at a rate not in excess of $0.10 per share of Green Common Stock, (y) dividends paid by any of the Green Subsidiaries to Green or to any of its wholly owned subsidiaries or (z) the acceptance of shares of Green Common Stock as payment for the exercise of Green Stock Options or for withholding taxes incurred in connection with the exercise of Green Stock Options or the vesting or settlement of Green RSU Awards and dividend equivalents thereon, solely in the case of (z), in the Ordinary Course and in accordance with the terms of the applicable award agreements in effect on the date hereof);

          (d)   issue, grant, sell, pledge, dispose of, encumber, authorize or propose the issuance of, enter into any Contract to issue, grant, sell, pledge, dispose of, encumber, or authorize or propose the issuance of, or otherwise permit to become outstanding, any additional shares of Green Common Stock or any other capital stock of any Green Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right, in each case other than (i) pursuant to the settlement of equity-based awards granted under the Green Equity Plans prior to the date of this Agreement or (ii) any grants in the Ordinary Course to Green employees in connection with customary annual reviews and promotions or the hiring of new employees and subject to the limitation on annual salaries and wages set forth in Section 6.2(g)(i); provided that, not later than ten days following the end of each calendar month, Green shall provide Veritex a written notice setting forth the shares of (A) Green Common Stock (w) issued and outstanding, (x) held by Green in its treasury, (y) reserved for issuance upon the vesting of outstanding Green RSU Awards (assuming satisfaction of performance vesting conditions at maximum levels) and (z) reserved for issuance upon the exercise of outstanding Green Stock Options, and (B) shares of Green preferred stock issued and outstanding or held by Green in its treasury, in each case as of the end of the calendar month immediately preceding the date of such notice;

          (e)   directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of any Green Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Green Common Stock, or sell, transfer, lease, mortgage, permit any Lien, or otherwise dispose of, discontinue or otherwise encumber (i) any shares of capital stock or other equity interests of any Green Entity (unless any such shares of capital stock or other equity interest are sold or otherwise transferred to one of the Green Entities) or (ii) any Asset other than pursuant to Contracts in force at the date of the Agreement or sales of investment securities, in the case of subclause (ii), other than in the Ordinary Course; provided, that prior approval is not required for transactions with respect to any real estate valued at less than $1,000,000 so long as the sale or transfer price is at least 90% of the carrying value for such real estate on Green's financial statements as of March 31, 2018; provided, further, that if Green or any of its Subsidiaries shall request in writing the prior approval of Veritex to sell, transfer or dispose of any "Other Real Estate Owned" of Green, and Veritex shall not have disapproved such request in writing within three Business Days of receipt of such request, then such request shall be deemed to be approved by Veritex;

          (f)    (i) purchase any securities or make any acquisition of or investment in (except in the Ordinary Course), either by purchase of stock or other securities or equity interests, contributions to capital, Asset transfers, purchase of any Assets (including any investments or commitments to invest in real estate or any real estate development project) or other business combination, or by formation of any joint venture or other business organization or by contributions to capital (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course), any Person other than a wholly owned Subsidiary of Green, or otherwise acquire direct or indirect control over any Person or (ii) enter into a plan of consolidation, merger, share exchange, share acquisition, reorganization or complete or partial liquidation with any Person (other than consolidations, mergers or reorganizations solely among wholly owned Green Subsidiaries), or a letter of intent, memorandum of understanding or agreement in principle with respect thereto;

          (g)   (i) grant any increase in compensation or benefits to the employees or officers of any Green Entity, except for increases for employees (other than directors or executive officers of Green) in the Ordinary Course that do not exceed, in the aggregate 3% of the aggregate cost of all employee annual base salaries and wages in effect as of the date hereof, (ii) pay any (x) severance or termination pay or (y) any bonus, in either case other than pursuant to a Green Benefit Plan in effect on the date hereof and in the case of clause (x) subject to receipt of an effective release of claims from the employee, and in the case of clause (y) to the extent required under the terms of the Green Benefit Plan without the exercise of any upward discretion; (iii) enter into, amend, or increase the benefits payable under any severance, change in control, retention, bonus guarantees or similar agreement or arrangement with employees or officers of any Green Entity; (iv) fund any rabbi trust or similar arrangement; (v) terminate the employment or services of any officer or any key employee who has annual base salary greater than $100,000, other than for cause; or (vi) hire any officer or employee (who is a natural person) who has annual base salary greater than $100,000;

          (h)   enter into, renew or amend any employment or independent contractor Contract requiring payments in any 12-month period greater than $100,000, or enter into any collective-bargaining agreements;

          (i)    except as required by the terms of any Green Benefit Plan as in effect on the date of this Agreement, (i) adopt or establish any plan, policy, program or arrangement that would be considered a Green Benefit Plan if such plan, policy, program or arrangement were in effect as of the date of this Agreement, amend in any material respect any existing Green Benefit Plan, or terminate or withdraw from any existing Green Benefit Plan; (ii) make any distributions from such Green Benefit Plans; or (iii) fund or in any other way secure the payment of compensation or benefits under any Green Benefit Plan;

          (j)    other than commencement or settlement of foreclosure or debt collection actions in the Ordinary Course or as permitted by Section 7.11, commence any Litigation, or settle, waive or release or agree or consent to the issuance of any Order in connection with any Litigation involving any Liability of any Green Entity for money damages in excess of $500,000 or that would impose any material restriction on the operations, business or Assets of any Green Entity or the Surviving Corporation;

          (k)   (i) enter into, renew, extend, modify, amend in a manner adverse to any Green Entity or terminate any Green Contract or any Contract which would be a Green Contract if it were in existence on the date hereof, other than renewals of Contracts in the Ordinary Course and leases without material adverse changes of terms, (ii) make any material amendment or modification to any Contract described in clause (i), other than in the Ordinary Course, or (iii) waive, release, compromise or assign any material rights or claims under any Contract described in clause (i);

          (l)    (i) enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof) or (ii) change its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service Loans except as required by rules or policies imposed by a Regulatory Authority (or, solely in the case of policies and practices with respect to buying or selling rights to service Loans, in the Ordinary Course);

          (m)  make, or commit to make, any capital expenditures in excess of $100,000 individually or $500,000 in the aggregate;

          (n)   materially change or restructure its investment securities portfolio policy, its hedging practices or policies, or change its policies with respect to the classification or reporting of such portfolios;

          (o)   other than as required by GAAP (or as required to conform to any changes in statutory or regulatory accounting rules (including GAAP or regulatory requirements with respect thereto)), make, change or revoke any material Tax election, change any material method of Tax or accounting principles, practices or methods or systems of internal accounting controls, adopt or change any taxable year or period, file any amended material Tax Returns, agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of Taxes, settle or compromise any material Tax Liability of any Green Entity, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund;

          (p)   take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Holdco Mergers, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

          (q)   make or acquire any Loan or issue a commitment (including a letter of credit) or renew or extend an existing commitment for any Loan, or amend or modify in any material respect any Loan (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by Green), except (i) new Loans not in excess of $10,000,000 or (ii) existing Loans or commitments for Loans not in excess of $10,000,000; provided, that, if Green shall request in writing the prior approval of Veritex in accordance with this Section 6.2(q) and Veritex shall not have disapproved such request within two Business Days from the date on which Veritex received such request and all information which would be necessary for Green to make a determination in the Ordinary Course to underwrite the Loan requested by Green, then such request shall be deemed to be approved by Veritex; provided, further, that, if Veritex provides approval in accordance with this Section 6.2(q) with respect to such Loan, no further approval from Veritex shall be required with respect to such Loan unless the terms of such Loan are materially altered or modified;

          (r)   take any action that would reasonably be expected to prevent or materially delay consummation of the transactions contemplated by this Agreement;

          (s)   notwithstanding any other provision hereof, knowingly take any action that is reasonably likely to result in any of the conditions set forth in ARTICLE 8 not being satisfied, or materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; or

          (t)    agree to take, make any binding commitment to take, or adopt any resolutions of Green's board of directors in support of, any of the actions prohibited by this Section 6.2.

6.3.    Negative Covenants of Veritex.

        From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms herein, unless the prior written consent of Green shall have been obtained (such consent not to be unreasonably withheld, delayed or conditioned), and except as otherwise expressly contemplated herein, as required by Law or as set forth in Section 6.3 of Veritex's Disclosure Memorandum, Veritex covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

          (a)   amend the certificate of formation, articles of incorporation or association, bylaws or other governing instruments of Veritex or any Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) of Veritex in a manner that would reasonably be expected to adversely affect Green or the holders of Green Common Stock relative to holders of Veritex Common Stock;

          (b)   incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any additional debt obligation or other obligation for borrowed money (other than indebtedness incurred in the Ordinary Course) (it being understood and agreed that incurrence of indebtedness in the Ordinary Course shall include the creation of deposit liabilities, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposit, and entry into repurchase agreements);

          (c)   (i) repurchase, redeem, or otherwise acquire or exchange (other than in accordance with the terms of this Agreement), directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of any Veritex Entity (except for the acceptance of shares of Veritex Common Stock as payment for the exercise of Veritex Stock Options or for withholding taxes incurred in connection with the exercise of Veritex Stock Options or the vesting or settlement of Veritex RSU Awards and dividend equivalents thereon, in each case in the Ordinary Course or in connection with the consummation of the Merger Transactions and in accordance with the terms of the applicable award agreements in effect on the date hereof), (ii) make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of Veritex's capital stock or other equity interests (except with respect to (A) dividends paid by any of the Veritex Subsidiaries to Veritex or to any of its wholly owned subsidiaries or (B) the acceptance of shares of Veritex Common Stock as payment for the exercise of Veritex Stock Options or for withholding taxes incurred in connection with the exercise of Veritex Stock Options or the vesting or settlement of Veritex RSU Awards and dividend equivalents thereon, solely in the case of (B), in the Ordinary Course or in connection with the consummation of the Merger Transactions and in accordance with the terms of the applicable award agreements in effect on the date hereof);

          (d)   issue, grant, sell, pledge, dispose of, encumber, authorize or propose the issuance of, enter into any Contract to issue, grant, sell, pledge, dispose of, encumber, or authorize or propose the issuance of, or otherwise permit to become outstanding, any additional shares of Veritex Common Stock or any other capital stock of any Veritex Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right, in each case other than (i) pursuant to the settlement of equity-based awards granted under the Veritex Equity Plans prior to the date of this Agreement or (ii) any grants in the Ordinary Course to Veritex employees in connection with customary annual reviews and promotions or the hiring of new employees;

          (e)   directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of any Veritex Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Veritex Common Stock;

          (f)    other than as required by GAAP (or as required to conform to any changes in statutory or regulatory accounting rules (including GAAP or regulatory requirements with respect thereto)), make, change or revoke any material Tax election, change any material method of Tax or accounting principles, practices or methods or systems of internal accounting controls, adopt or change any taxable year or period, file any amended material Tax Returns, agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of Taxes, settle or compromise any material Tax Liability of any Veritex Entity, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund;

          (g)   take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Holdco Mergers, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

          (h)   take any action that would reasonably be expected to prevent or materially delay consummation of the transactions contemplated by this Agreement;

          (i)    enter into a definitive agreement related to or consummate a Veritex Material Acquisition;

          (j)    notwithstanding any other provision hereof, knowingly take any action that is reasonably likely to result in any of the conditions set forth in ARTICLE 8 not being satisfied, or materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; or

          (k)   agree to take, make any binding commitment to take, or adopt any resolutions of Veritex's board of directors in support of, any of the actions prohibited by this Section 6.3.

ARTICLE 7
ADDITIONAL AGREEMENTS

7.1.    Registration Statement; Joint Proxy/Prospectus; Shareholder Approval.

        (a)   Veritex and Green shall promptly prepare and file with the SEC (no later than 40 days after the date of this Agreement) the Joint Proxy/Prospectus and Veritex shall prepare and file with the SEC the Registration Statement (including the joint proxy statement and prospectus (the "Joint Proxy/Prospectus")) as promptly as reasonably practicable after the date of this Agreement, subject to the immediately following sentence. Veritex and Green agree to cooperate, and to cause their respective Subsidiaries to cooperate, with the other and its counsel and its accountants in the preparation of the Registration Statement and the Joint Proxy/Prospectus. Each of Veritex and Green agrees to (i) use its respective reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof, (ii) keep the Registration Statement effective for so long as necessary to consummate the transactions contemplated by this Agreement and (iii) promptly thereafter mail or deliver the Joint Proxy/Prospectus to its respective shareholders. Veritex also agrees to use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Green shall, to the extent permitted by applicable Law, furnish all information concerning Green and the holders of Green Common Stock as may be reasonably requested in connection with any such action.

        (b)   Each of Green and Veritex shall duly call, give notice of, establish a record date for, convene and hold a shareholders' meeting (the "Green Meeting" and the "Veritex Meeting" respectively), to be held as promptly as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of obtaining the Green Shareholder Approval and the Veritex Shareholder Approval and the approval of such other matters of the type customarily brought before an annual or special meeting of shareholders. Green and Veritex shall use their respective reasonable best efforts to cooperate to hold the Green Meeting and the Veritex Meeting on the same day and at the same time and to set the same record date for each such meeting.

        (c)   Subject to Section 7.2, the board of directors of each of Green and Veritex shall (i) recommend to its respective shareholders the approval of (A) this Agreement and the transactions contemplated hereby, in the case of Green (the "Green Recommendation"), and (B) the Veritex Share Issuance, in the case of Veritex (the "Veritex Recommendation"), (ii) include such Green Recommendation and Veritex Recommendation in the Joint Proxy/Prospectus, and (iii) use its respective reasonable best efforts to obtain (x) in the case of Green, the Green Shareholder Approval, and (y) in the case of Veritex, the Veritex Shareholder Approval.

        (d)   Subject to Section 7.2(d), neither the board of directors of Green nor any committee thereof shall withhold, withdraw, qualify or modify, or propose publicly to withhold, withdraw, qualify or modify, in a manner adverse to Veritex, the Green Recommendation or take any action, or make any public statement, filing or release inconsistent with the Green Recommendation, or submit this Agreement to the Green's shareholders without recommendation (any of the foregoing being a "Change in the Green Recommendation").

        (e)   Neither the board of directors of Veritex nor any committee thereof shall withhold, withdraw, qualify or modify, or propose publicly to withhold, withdraw, qualify or modify, in a manner adverse to Green, the Veritex Recommendation or take any action, or make any public statement, filing or release inconsistent with the Veritex Recommendation, or submit the Veritex Share Issuance to the Veritex's shareholders without recommendation.

        (f)    Green or Veritex, as applicable, shall adjourn or postpone its respective shareholders' meeting if, as of the time for which such meeting is scheduled there are insufficient shares of Green Common Stock or Veritex Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. Green or Veritex shall also adjourn or postpone its respective shareholders' meeting if, as of the time for which such meeting is scheduled, Green or Veritex, as the case may be, has not recorded proxies representing a sufficient number of shares necessary to obtain the Green Shareholder Approval or the Veritex Shareholder Approval, respectively. Notwithstanding anything to the contrary herein, each of the Veritex Meeting and Green Meeting shall be convened and this Agreement shall be submitted to the shareholders of each of Veritex and Green at the Veritex Meeting and Green Meeting, respectively, for the purpose of voting on the approval of this Agreement and the Veritex Share Issuance, as applicable, and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve either Veritex or Green of such obligation.

7.2.    Acquisition Proposals.

        (a)   Subject to Sections 7.2(b) and 7.2(d), no Green Entity shall, and they shall cause their Representatives not to, directly or indirectly, (i) solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any Acquisition Proposal, (ii) engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any Person any confidential or nonpublic information or data with respect to, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (iii) approve, agree to, accept, endorse or recommend any Acquisition Proposal, or (iv) approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any Acquisition Agreement contemplating or otherwise relating to any Acquisition Transaction. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.2 by any Subsidiary or Representative of Green shall constitute a breach of this Section 7.2 by Green. Subject to Sections 7.2(b) and 7.2(d), in addition to the foregoing, Green shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger.

        (b)   Notwithstanding anything to the contrary in Section 7.2(a), if Green or any of its Representatives receives an unsolicited, bona fide written Acquisition Proposal by any Person at any time prior to the Green Shareholder Approval that did not result from or arise in connection with a breach of Section 7.2(a), the Green Entities and their Representatives may, prior to (but not after) the Green Shareholder Approval, take the following actions if the board of directors of Green (or any duly and properly authorized committee thereof) has (i) determined, in its good faith judgment (after consultation with Green's financial advisors and outside legal counsel), that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and that the failure to take such actions by the board of directors of Green (or any duly and properly authorized committee thereof) would reasonably likely cause it to violate its fiduciary duties under applicable Law, and (ii) obtained from such Person an executed confidentiality agreement containing terms (with respect to each provision) at least as restrictive with respect to such Person as the terms of the Confidentiality Agreement with respect to Veritex (and such confidentiality agreement shall not provide such Person with any exclusive right to negotiate with Green): (A) furnish information to (but only if Green shall have provided such information to Veritex prior to furnishing it to any such Person), and (B) enter into discussions and negotiations with, such Person with respect to such unsolicited, bona fide written Acquisition Proposal.

        (c)   Promptly (but in no event more than 24 hours) following receipt of any Acquisition Proposal or any request for nonpublic information or any inquiry that would reasonably be expected to lead to any Acquisition Proposal, Green shall advise Veritex in writing of the receipt of such Acquisition Proposal, request or inquiry, and the terms and conditions of such Acquisition Proposal, request or inquiry (including, in each case, the identity of the Person making any such Acquisition Proposal, request or inquiry), and Green shall as promptly as practicable provide to Veritex (i) a copy of such Acquisition Proposal, request or inquiry, if in writing, or (ii) a written summary of the material terms of such Acquisition Proposal, request or inquiry, if oral. Green shall provide Veritex as promptly as practicable (but in no event more than 24 hours) with notice setting forth all such information as is necessary to keep Veritex informed on a current basis of all developments, discussions, negotiations and communications regarding (including amendments or proposed amendments to) such Acquisition Proposal, request or inquiry.

        (d)   Notwithstanding anything herein to the contrary, at any time prior to the Green Meeting, the board of directors of Green may make a Change in the Green Recommendation (including, for the avoidance of doubt, approving, endorsing or recommending any Acquisition Proposal), if (A) Green has received a Superior Proposal (after giving effect to the terms of any revised offer by Veritex pursuant to this Section 7.2(d)), and (B) the board of directors of Green has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be a violation of the directors' fiduciary duties under applicable Law; provided, that the board of directors of Green may not take the actions set forth in this Section 7.2(d) unless:

            (i)  Green has complied in all material respects with the terms of this Section 7.2 applicable to Green;

           (ii)  Green has provided Veritex at least five days prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action (including all necessary information under Section 7.2(c));

          (iii)  during such five-day period, Green has and has caused its financial advisors and outside legal counsel to, consider and negotiate with Veritex in good faith (to the extent Veritex desires to so negotiate) regarding any proposals, adjustments or modifications to the terms and conditions of this Agreement proposed by Veritex; and

          (iv)  the board of directors of Green has determined in good faith, after consultation with outside legal counsel, considering the results of the negotiations contemplated in Section 7.2(d)(iii) and giving effect to any proposals, amendments or modifications proposed by Veritex (if any) that such Superior Proposal remains a Superior Proposal and that failure to make a Change in the Green Recommendation would be a violation of the directors' fiduciary duties under applicable Law and, in which event, the board of directors of Green may communicate the basis for its lack of Green Recommendation to its shareholders in the Joint Proxy/Prospectus or an appropriate amendment or supplement thereto to the extent required by Law; provided, that the resolution approving this Agreement as of the date hereof may not be rescinded or amended.

        Any material amendment to any Superior Proposal (including any amendment to the value of, or change to the type of, consideration that would be payable to holders of Green Common Stock in the Superior Proposal), will be deemed to be a new Superior Proposal for purposes of this Section 7.2(d) and will require a new determination and notice period as referred to in this Section 7.2(d).

        (e)   Promptly (but in no event more than 24 hours) following receipt of any Veritex Acquisition Proposal or any request for nonpublic information or any inquiry that would reasonably be expected to lead to any Veritex Acquisition Proposal, Veritex shall advise Green in writing of the receipt of such Veritex Acquisition Proposal, request or inquiry, and the terms and conditions of such Veritex Acquisition Proposal, request or inquiry (including, in each case, the identity of the Person making any such Veritex Acquisition Proposal, request or inquiry), and Veritex shall, as promptly as practicable provide to Green a written summary of the material terms of such Veritex Acquisition Proposal, request or inquiry. Veritex shall provide Green as promptly as practicable (but in no event more than 24 hours) with notice setting forth all such information as is necessary to keep Green informed on a current basis of all developments, discussions, negotiations and communications regarding (including amendments or proposed amendments to) such Veritex Acquisition Proposal, request or inquiry.

        (f)    Green and the Green Subsidiaries shall, and Green shall direct its Representatives to, (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) request the prompt return or destruction of all confidential information previously furnished to any Person (other than Veritex and its Representatives) that has made or indicated an intention to make an Acquisition Proposal, and (iii) not waive or amend any "standstill" provision or provisions of similar effect to which it is a party or of which it is a beneficiary and shall strictly enforce any such provisions.

        (g)   Nothing contained in this Agreement shall prevent Green or its board of directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or Item 1012(a) of Regulation M-A with respect to an Acquisition Proposal or from making any legally required disclosure to the shareholders of Green; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

7.3.    Exchange Listing.

        Veritex shall use its reasonable best efforts to list, prior to the Effective Time, on Nasdaq, subject to official notice of issuance, the shares of Veritex Common Stock to be issued to the holders of Green Common Stock pursuant to the Merger, and Veritex shall give all notices and make all filings with Nasdaq required in connection with the transactions contemplated herein.

7.4.    Consents of Regulatory Authorities.

        (a)   Veritex and Green shall, and shall cause their respective Subsidiaries to, cooperate with each other and all Regulatory Authorities and use their respective reasonable best efforts to promptly prepare and file all documentation (and, in the case of the regulatory applications to the Federal Reserve, within 30 days after the date of this Agreement or such later time period as a Regulatory Authority may advise), to effect all applications, notices and filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger Transactions), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Regulatory Authorities. Each of Veritex and Green shall use its reasonable best efforts to resolve objections (if any) that may be asserted with respect to this Agreement or the transactions contemplated hereby under any applicable Law or Order or by any applicable Regulatory Authority. Notwithstanding the foregoing, in no event shall any Veritex Entities be required, and the Green Entities shall not be permitted (without Veritex's prior written consent in its sole discretion), to take any action, or commit to take any action, or to accept any restriction, commitment or condition, involving the Veritex Entities or the Green Entities, which would reasonably be expected to be materially financially burdensome to the business, operations, financial condition or results of operations of the Surviving Corporation and its Subsidiaries taken as a whole (any such restriction, commitment or condition, a "Burdensome Condition").

        (b)   Each of Veritex and Green shall have the right to review in advance, and to the extent practicable each will consult with (and consider in good faith the comments and input of) the other, in each case subject to applicable Laws relating to the exchange of information, with respect to, all written information submitted to any third party or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties agrees to act reasonably and as promptly as practicable. Each Party agrees that it will consult with the other Party with respect to the obtaining of all Permits and Consents of third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other Party apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly advising the other Party upon receiving any communication (whether written or oral) from a Regulatory Authority the Consent of which is required for the consummation of the Merger Transactions and/or the other transactions contemplated by this Agreement, which communication causes such Party to believe that there is a reasonable likelihood that any required consent or approval from a Regulatory Authority will not be obtained or that the receipt of such consent or approval may be materially delayed. Each Party shall consult with the other Party in advance of any meeting or conference with any Regulatory Authority in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Regulatory Authority, give the other Party and its counsel the opportunity to attend and participate in such meetings and conferences.

        (c)   Each Party agrees, upon request, subject to applicable Laws, to promptly furnish the other Party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of its Subsidiaries to any third party and/or Regulatory Authority.

7.5.    Access to Information; Confidentiality and Notification of Certain Matters.

        (a)   Green and Veritex shall each promptly advise the other of any fact, change, event or circumstance (i) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in ARTICLE 8; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 7.5(a) or the failure of any condition set forth in Section 8.2 or 8.3 to be satisfied, or otherwise constitute a breach of this Agreement by the Party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 8.2 or 8.3 to be satisfied.

        (b)   Prior to the Effective Time, each of Green and Veritex shall, and shall cause each of their respective Subsidiaries to, afford to the Representatives of the other Party, access during normal business hours to its books, records, Contracts, properties and personnel and such other information as the other Party may reasonably request and furnish to the other Party promptly all other information concerning its business, properties and personnel as the other Party may reasonably request, provided that such access or requests shall not unreasonably interfere with normal operations of the Party. No investigation by either Party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to such Party's obligation to consummate the transactions contemplated by this Agreement. Neither Green nor Veritex nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Green's or Veritex's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the Parties) or contravene any Law, fiduciary duty or binding Contract entered into prior to the date of this Agreement. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

        (c)   Each Party shall, and shall cause its Subsidiaries and Representatives to, hold and use any information obtained in connection with this Agreement and in pursuit of the transactions contemplates hereby in accordance with the terms of the Confidentiality Agreement, dated May 2, 2018, between Veritex and Green (the "Confidentiality Agreement").

7.6.    Press Releases.

        Green and Veritex shall consult with each other before issuing any press release or other public disclosure or communication (including communications to employees, agents and contractors) related to this Agreement or the transactions contemplated hereby and shall not issue such press release or other public disclosure without the prior written consent of the other Party (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that nothing in this Section 7.6 shall be deemed to prohibit any Party from making any press release or other public disclosure (i) required by Law or the rules or regulations of any United States or non-United States securities exchange, in which case the Party required to make the release or disclosure shall use its reasonable best efforts to allow the other Party reasonable time to comment on such release or disclosure in advance of the issuance thereof, or (ii) substantially similar to communications previously approved pursuant to this Section 7.6. The Parties have agreed upon the form of a joint press release announcing the execution of this Agreement.

7.7.    Tax Treatment.

        (a)   Each of the Parties intends, and undertakes and agrees to, (1) use its reasonable best efforts to cause the Holdco Mergers, taken together, and (2) to take no action which would cause the Holdco Mergers, taken together, not, in each case, to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. The Parties adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g) and for purposes of Sections 354, 361 and 368 of the Internal Revenue Code.

        (b)   Each of the Parties shall use its reasonable best efforts to cause their appropriate officers to execute and deliver to Covington & Burling LLP and Skadden, Arps, Slate, Meagher & Flom LLP, respectively, certificates containing appropriate representations and covenants, reasonably satisfactory in form and substance to such counsel, at such time or times as may be reasonably requested by such counsel, including as of the effective date of the Joint Proxy/Prospectus and the Closing Date, in connection with such counsel's deliveries of opinions with respect to the Tax treatment of the Holdco Mergers.

        (c)   Unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Internal Revenue Code, each of Veritex and Green shall report the Holdco Mergers, taken together, as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and shall not take any inconsistent position therewith in any Tax Return.

7.8.    Employee Benefits and Contracts.

        (a)   For a period of one year following the Effective Time (or, if earlier, until the date of termination of the applicable Covered Employee following the Effective Time), Veritex shall, or shall cause the Surviving Corporation to, provide to employees who are employed by a Green Entity immediately prior to the Effective Time who continue to be employed by Veritex or the Surviving Corporation immediately following the Effective Time ("Covered Employees") with employee benefits under Veritex Benefit Plans, on terms and conditions which are, in the aggregate, substantially comparable to those provided by Veritex Entities to their similarly situated employees, including severance benefits (other than to any Covered Employee who is party to individual agreements or letters that entitle such person to different severance or termination benefits); provided, that in no event shall any Covered Employee be eligible to participate in any Veritex Entity to the extent such plan is closed or frozen as of the date hereof. In addition, without limiting the foregoing, Veritex shall pay the amount of any cash bonus or commission that may become payable to the Covered Employees pursuant to the terms of the applicable Green Benefit Plans for fiscal year 2018, to the extent not paid as of Closing, to be paid in accordance with the terms of such applicable Green Benefit Plan. Until such time as Veritex shall cause the Covered Employees to participate in the applicable Veritex Benefit Plans, the continued participation of the Covered Employees in the Green Benefit Plans shall be deemed to satisfy the foregoing provisions of this clause (it being understood that participation in Veritex Benefit Plans may commence at different times with respect to each of Veritex Benefit Plans). For purposes of determining eligibility to participate and vesting under Veritex Benefit Plans, and for purposes of determining a Covered Employee's entitlement to paid time off under Veritex's paid time off program, the service of the Covered Employees with a Green Entity prior to the Effective Time shall be treated as service with a Veritex Entity participating in such Veritex Benefit Plans, to the same extent that such service was recognized by the Green Entities for purposes of a similar benefit plan; provided, that such recognition of service shall not (i) operate to duplicate any benefits of a Covered Employee with respect to the same period of service or (ii) apply for purposes of any plan, program or arrangement (x) under which Veritex has not previously provided such recognition of service to similarly situated acquired employees in acquisition transactions, (y) that is grandfathered or frozen, either with respect to level of benefits or participation, or (z) for purposes of retiree medical benefits or level of benefits under a defined benefit pension plan.

        (b)   From and after the Effective Time, without limiting the generality of Section 7.8(a), with respect to each Covered Employee (and their beneficiaries) Veritex shall use commercially reasonable efforts to cause each life, disability, medical, dental or health plan of Veritex or its Subsidiaries in which each such Covered Employee becomes eligible to participate (collectively, the "Veritex Welfare Benefit Plans") (to the extent permitted by the applicable carrier) to (i) waive any preexisting condition limitations to the extent such conditions were covered under an analogous plan of the Green Entities, (ii) provide credit under the applicable Veritex Welfare Benefit Plan for any deductibles, co-payment and out-of-pocket expenses incurred by the Covered Employees (and their beneficiaries) under an analogous plan of the Green Entities prior to the Effective Time during the portion of the applicable plan year prior to participation, and (iii) waive any waiting period limitation, actively-at-work requirement or evidence of insurability requirement that would otherwise be applicable to such Covered Employees and their beneficiaries on or after the Effective Time to the extent such employee or beneficiary had satisfied any similar limitation or requirement under an analogous plan of the Green Entities prior to the Effective Time.

        (c)   If requested by Veritex in a writing delivered to Green following the date hereof and no later than ten Business Days prior to the Closing Date, the Green Entities shall take all necessary action (including without limitation the adoption of resolutions and plan amendments and the delivery of any required notices) to terminate, effective as of no later than the day before the Closing Date and contingent upon the occurrence of the Closing, any Green Benefit Plan that is intended to constitute a tax-qualified defined contribution plan under Section 401(a) of the Internal Revenue Code with a cash or deferred feature under Section 401(k) of the Internal Revenue Code (a "401(k) Plan"). Green shall provide Veritex with an advance copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the termination of the 401(k) Plans and give Veritex a reasonable opportunity to comment on such documents (which comments shall be considered in good faith), and prior to the Closing Date, Green shall provide Veritex with the final documentation evidencing that the 401(k) Plans have been terminated. If a 401(k) Plan is terminated, Veritex shall designate a tax-qualified defined contribution retirement plan with a cash or deferred arrangement that is sponsored by the Veritex or one of its Subsidiaries (the "Veritex 401(k) Plan") that will cover Green employees effective within 60 Business Days following the Closing Date. In connection with the termination of the 401(k) Plan, Veritex shall make commercially reasonable efforts, except as would endanger the qualified status of the Veritex 401(k) Plan, to cause the Veritex 401(k) Plan to accept from each terminated 401(k) Plan the "direct rollover" of the account balance (including the in-kind rollover of promissory notes evidencing all outstanding participant loans and after-tax and Roth amounts if such contributions types are permitted by the terms of the applicable Veritex plan) of each Green employee who participated in a terminated 401(k) Plan as of the date such plan is terminated and who elects such direct rollover in accordance with the terms of such 401(k) Plan and the Internal Revenue Code. Veritex and Green shall cooperate in good faith to take commercially reasonable actions needed, except as would endanger the qualified status of the Veritex 401(k) Plan, to permit each Green employee with an outstanding loan balance under terminated 401(k) Plan as of the date such plan is terminated to continue to make scheduled loan payments to such 401(k) Plan after the Closing, pending the distribution and in-kind rollover of the promissory notes evidencing such loans from the terminated 401(k) Plan to the Veritex 401(k) Plan, as provided in the preceding sentence, such as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.

        (d)   Subject to compliance with Section 7.8(a), upon request by Veritex in writing prior to the Closing Date, the Green Entities shall cooperate in good faith with Veritex prior to the Closing Date to amend, freeze, terminate or modify any other Green Benefit Plan to the extent and in the manner determined by Veritex effective upon the Closing Date (or at such different time mutually agreed to by the parties) and consistent with applicable Law. Green shall provide Veritex with a copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the actions contemplated by this Section 7.8(d), as applicable, and give Green a reasonable opportunity to comment on such documents (which comments shall be considered in good faith), and prior to the Closing Date, Green shall provide Veritex with the final documentation evidencing that the actions contemplated herein have been effectuated.

        (e)   The parties hereto acknowledge and agree that all provisions contained in this Section 7.8 are included for the sole benefit of the parties hereto and that nothing in this Section 7.8, expressed or implied, is intended to confer upon any Person, including any current or former employee, officer, director or consultant of Green or any of its Subsidiaries or affiliates, any third-party beneficiary or other rights under or by reason of this Section 7.8. In no event shall the terms of this Section 7.8: (i) establish, amend, or modify any Green Benefit Plan, Veritex Benefit Plan or any other benefit plan, program, agreement or arrangement maintained or sponsored by Veritex, Green or any of their respective Affiliates; (ii) alter or limit the ability of Surviving Corporation, Veritex or any of their Subsidiaries or affiliates to amend, modify or terminate any Green Benefit Plan, employment agreement or any other benefit or employment plan, program, agreement or arrangement after the Closing Date; or (iii) confer upon any current or former employee, officer, director or consultant of Green or any of its Subsidiaries or affiliates, any right to employment or continued employment or continued service with Veritex or any Veritex Subsidiaries, the Surviving Corporation or the Green Entities, or constitute or create an employment agreement with any employee, or interfere with or restrict in any way the rights of the Surviving Corporation, Green, Veritex or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Green or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause.

7.9.    Indemnification.

        (a)   From and after the Effective Time, each of Veritex and the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors or officers or employees of the Green Entities (each, an "Indemnified Party"), against all costs or expenses (including reasonable attorneys' fees), judgements, fines, losses, claims, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, arbitration, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to, the fact that such person is or was a director or officer of the Green Entities or, at Green's request, of another corporation, partnership, limited liability company, joint venture, trust or other enterprise and pertaining to matters, acts or omissions arising, existing or occurring at or prior to the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement) (each a "Claim"), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided that the Indemnified Party to whom expenses are advanced provides a written undertaking to repay such advances if it is determined in a final determination or judgment by a court of competent jurisdiction that such Indemnified Party is not entitled to indemnification.

        (b)   Veritex shall maintain in effect for a period of six years after the Effective Time Green's existing directors' and officers' liability insurance policy (provided that Veritex may substitute therefor (i) policies with a reputable insurer of at least the same coverage and amounts and containing terms and conditions which are substantially no less advantageous to the insured or (ii) with the written consent of Green given prior to the Effective Time, any other policy) with respect to Claims arising from facts or events which occurred at or prior to the Effective Time; provided, that Veritex shall not be obligated to make aggregate premium payments for such six-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Green's directors and officers, 250% of the annual premium payments currently paid on Green's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premium payments necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Veritex shall use its reasonable best efforts to maintain the policies of directors' and officers' liability insurance that are the most advantageous to the insured and obtainable for a premium less than or equal to the Maximum Amount. In lieu of the foregoing, Veritex, or Green in consultation with Veritex, may obtain on or prior to the Effective Time, a six-year "tail" prepaid policy providing equivalent coverage to that described in this Section 7.9(b) at a premium not to exceed the Maximum Amount. If the premium necessary to purchase such "tail" prepaid policy exceeds the Maximum Amount, Veritex (or Green in consultation with Veritex) may purchase the "tail" prepaid policy that is the most advantageous to the insured and obtainable for a premium less than or equal to the Maximum Amount, and in each case, Veritex shall have no further obligations under this Section 7.9(b) other than to maintain in full force and effect such "tail" prepaid policy.

        (c)   If Veritex or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or if Veritex (or any successors or assigns) shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Veritex shall expressly assume the obligations set forth in this Section 7.9.

        (d)   The provisions of this Section 7.9 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and Representatives.

7.10.    Operating Functions.

        To the extent permitted by applicable Law, Green and Green Bank shall cooperate with Veritex and Veritex Bank in connection with planning for the efficient and orderly combination of the Parties and the operation of the Surviving Bank, and in preparing for the consolidation of appropriate operating functions to be effective at the Effective Time or such later date as Veritex may decide. Each Party shall cooperate with the other Party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with such service providers or the other Party). Nothing contained in this Agreement shall give any Party, directly or indirectly, the right to control or direct the operations of any other Party prior to the Effective Time. Prior to the Effective Time, each Party shall exercise, consistent with the terms and conditions of this Agreement, including Article 6, complete control and supervision over its and its Subsidiaries' respective operations.

7.11.    Shareholder Litigation.

        Each of Green and Veritex shall promptly notify the other in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Regulatory Authority or arbitrator pending or, to the Knowledge of Green or Veritex, as applicable, threatened against Green, Veritex or any of their respective Subsidiaries that (a) questions or would reasonably be expected to question the validity of this Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by Green, Veritex or their respective Subsidiaries with respect hereto or thereto or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. Green or Veritex, as applicable, shall give the other Party a reasonable opportunity to participate (at such other Party's own expense) in the defense or settlement of any shareholder litigation against Green or Veritex or their respective directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without such other Party's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

7.12.    Legal Conditions to Merger Transactions; Additional Agreements.

        (a)   Subject to Sections 7.1 and 7.4 of this Agreement, each of Green and Veritex shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal and regulatory requirements that may be imposed on such party or its Subsidiaries with respect to the Merger Transactions and, subject to the conditions set forth in ARTICLE 8 hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other Party to obtain) any Consent or Order by, any Regulatory Authority and any other third party that is required to be obtained by Green or Veritex or any of their respective Subsidiaries in connection with, or to effect, the Merger Transactions and the other transactions contemplated by this Agreement. In the event that at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, any merger between a Subsidiary of Veritex, on the one hand, and a Subsidiary of Green, on the other hand) or to vest the Surviving Corporation and the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the Parties to the Merger Transactions, the proper officers and directors of each Party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Veritex.

        (b)   Green shall terminate, effective as of the Effective Time, each Investor Agreement; provided that any indemnification obligations arising under such Investor Agreement prior to the Effective Time shall survive such termination in accordance with their terms.

        (c)   Green shall (i) place "stop orders" on its books to prevent any transfer of Green Common Stock held by any Green shareholder party to a Green Voting Agreement and (ii) decline to make (and instruct any duly appointed transfer agent for the registration or transfer of Green Common Stock to decline to make) any such transfer of Green Common Stock, in each case if such transfer would constitute a violation or breach of such shareholder's applicable Green Voting Agreement.

7.13.    Dividends.

        After the date of this Agreement, each of Veritex and Green shall coordinate with the other regarding the declaration of any dividends in respect of Veritex Common Stock and Green Common Stock and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of Green Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Green Common Stock and any shares of Veritex Common Stock any such holder receives in exchange therefor in the Merger.

7.14.    Change of Method.

        Either Party may at any time change the method of effecting the combination of Green and Veritex (including by providing for the merger of Green with and into Veritex) if and to the extent requested by either Party, and the other party agrees to enter into such amendments to this Agreement as such Party may reasonably request in order to give effect to such restructuring; provided, that no such change or amendment shall (i) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (ii) adversely affect the Tax treatment of the Holdco Mergers with respect to Green's shareholders, or (iii) materially delay or impede the consummation of the transactions contemplated by this Agreement.

7.15.    Restructuring Efforts.

        If either Green or Veritex shall have failed to obtain the Green Shareholder Approval or the Veritex Shareholder Approval, as applicable, at the duly convened Green Meeting or Veritex Meeting, as applicable, or any adjournment or postponement thereof, each of the Parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transaction provided for herein (it being understood that neither Party shall have any obligation to alter or change any material terms, including the amount or kind of the Merger Consideration, in a manner adverse to such Party or its shareholders or adversely affect the Tax treatment of the Merger Transactions with respect to the Green's shareholders) and/or resubmit this Agreement or the transactions contemplated hereby (or as restructured pursuant to this Section 7.15) to its respective shareholders for approval).

7.16.    Corporate Governance.

        Effective as of the Effective Time, Veritex shall take all actions necessary to cause the size of the board of directors of Veritex to be nine directors, with such reconstituted board of directors of Veritex consisting of six members of the board of directors of Veritex as of the Effective Time and three members of the board of directors of Green as of the Effective Time (which shall be Manuel Mehos, Steve Lerner and Don Ellis (the "Green Continuing Directors")). The board of directors of the Surviving Corporation (or the appropriate committee thereof) shall cause the Green Continuing Directors to be nominated for election at the next annual meeting of shareholders of the Surviving Corporation following the Effective Time.

7.17.    Takeover Statutes.

        Neither Veritex, Merger Sub nor Green shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger Transactions, or any of the other transactions contemplated hereby, and each of Veritex, Merger Sub and Green shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger Transactions and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each of Veritex, Merger Sub and Green will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

7.18.    Exemption from Liability Under Section 16(b).

        Green and Veritex agree that, in order to most effectively compensate and retain those officers and directors of Green subject to the reporting requirements of Section 16(a) of the Exchange Act (the "Green Insiders"), both prior to and after the Effective Time, it is desirable that Green Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Law in connection with the conversion of shares of Green Common Stock in the Merger and the other transactions contemplated by this Agreement, and for that compensatory and retentive purposes agree to the provisions of this Section 7.18. The boards of directors of Veritex and of Green, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall promptly, and in any event prior to the Effective Time, take all such steps as may be necessary or appropriate to cause (i) any dispositions of Green Common Stock and (ii) any acquisitions of Veritex Common Stock, in each case, pursuant to the transactions contemplated by this Agreement (including the treatment of the Green equity awards under Section 2.4) and by any Green Insiders who, immediately following the Merger, will be employees, officers or directors of the Surviving Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable Law.

7.19.    Assumption of Green Subordinated Notes.

        Simultaneous with the consummation of the Merger Transactions, Veritex shall assume Green's 8.5% Fixed to Floating Subordinated Notes due 2026 in accordance with the provisions governing such notes.

ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1.    Conditions to Obligations of Each Party.

        The respective obligation of each Party to consummate the Merger Transactions is subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by both Parties pursuant to Section 10.6:

          (a)    Shareholder Approval.    Each of the Veritex Shareholder Approval and the Green Shareholder Approval shall have been obtained.

          (b)    Regulatory Approvals.    (i) All required regulatory approvals from the Federal Reserve, the Texas Department of Banking, the OCC, the FDIC, and any other Regulatory Authority and (ii) any other regulatory approvals or consents contemplated by Sections 4.2(c) and 5.2(c) the failure of which to obtain has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Veritex and Green (considered as a consolidated entity), in each case required to consummate the transactions contemplated by this Agreement, including the Merger Transactions, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the "Requisite Regulatory Approvals").

          (c)    Legal Proceedings.    No court or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement (including the Merger Transactions), in each case that remains in effect.

          (d)    Registration Statement.    The Registration Statement shall be effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

          (e)    Exchange Listing.    The shares of Veritex Common Stock issuable pursuant to the Merger shall have been approved for listing on Nasdaq.

          (f)    Burdensome Condition.    No Requisite Regulatory Approval shall contain a Burdensome Condition.

8.2.    Conditions to Obligations of Veritex.

        The obligation of Veritex to consummate the Merger Transactions is subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by Veritex pursuant to Section 10.6:

          (a)    Representations and Warranties.    For purposes of this Section 8.2(a), the accuracy of the representations and warranties of Green set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties that speak to a specified date shall speak only as of such date). The representations and warranties set forth in Sections 4.3(a), 4.3(c), 4.4(a) (second and third sentences only), 4.4(b) (first sentence only), 4.9(a), and 4.30 shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties set forth in Sections 4.1, 4.2(a), 4.2(b), 4.3(b), 4.3(d), 4.4(a) (other than the second and third sentences), 4.4(b) (other than the first sentence) and 4.4(c) shall be true and correct in all material respects. The representations and warranties set forth in each other section in ARTICLE 4 shall, in the aggregate, be true and correct in all respects except where the failure of such representations and warranties to be true and correct has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b)    Performance of Agreements and Covenants.    Green shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)    Certificates.    Green shall have delivered to Veritex a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as such conditions relate to Green and in Sections 8.2(a) and 8.2(b) have been satisfied.

          (d)    Tax Matters.    Veritex shall have received a written opinion of Covington & Burling LLP, dated as of the Closing Date and in form and substance reasonably satisfactory to Veritex, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income Tax purposes, the Holdco Mergers, taken together, will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. In rendering such opinion, such counsel shall be entitled to rely upon representations and covenants contained in certificates of officers of Green and Veritex reasonably satisfactory in form and substance to such counsel.

8.3.    Conditions to Obligations of Green.

        The obligation of Green to consummate the Merger Transactions is subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by Green pursuant to Section 10.6:

          (a)    Representations and Warranties.    For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Veritex set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties that speak to a specified date shall speak only as of such date). The representations and warranties of Veritex set forth in Sections 5.3(a), 5.3(c), 5.4 (first sentence only), 5.9(a) and 5.27 shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Veritex set forth in Sections 5.1, 5.2(a), 5.2(b),

  5.3(b), 5.3(d) and 5.4 (other than the first sentence) shall be true and correct in all material respects. The representations and warranties set forth in each other section in ARTICLE 5 shall, in the aggregate, be true and correct in all respects except where the failure of such representations and warranties to be true and correct has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b)    Performance of Agreements and Covenants.    Veritex shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)    Certificates.    Veritex shall have delivered to Green a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as such conditions relate to Veritex and in Sections 8.3(a) and 8.3(b) have been satisfied.

          (d)    Tax Matters.    Green shall have received a written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated as of the Closing Date and in form and substance reasonably satisfactory to Green, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income Tax purposes, the Holdco Mergers, taken together, will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. In rendering such opinion, such counsel shall be entitled to rely upon representations and covenants contained in certificates of officers of Green and Veritex reasonably satisfactory in form and substance to such counsel.

ARTICLE 9
TERMINATION

9.1.    Termination.

        Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the Merger Transactions abandoned at any time prior to the Effective Time (regardless of whether the Veritex Shareholder Approval and/or the Green Shareholder Approval have been obtained):

          (a)   by mutual written agreement of Veritex and Green;

          (b)   by either Party, by written notice to the other Party, in the event (i) any Regulatory Authority has denied a Requisite Regulatory Approval and such denial has become final and nonappealable, or any Regulatory Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger Transactions, and such order, decree, ruling or other action has become final and nonappealable; provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to comply with Section 7.5 or any other provision of this Agreement has been the cause of, or resulted in, such action, (ii) the shareholders of Green fail to approve the matters relating to this Agreement and the transactions contemplated hereby at the Green Meeting where such matters were presented to such Green shareholders for approval and voted upon (taking into account any adjournment or postponement thereof as required by this Agreement) or (iii) the shareholders of Veritex fail to approve the matters relating to this Agreement and the transactions contemplated hereby at the Veritex Meeting where such matters were presented to such Veritex shareholders for approval and voted upon (taking into account any adjournment or postponement thereof as required by this Agreement);

          (c)   by either Party, by written notice to the other Party, in the event that the Merger Transactions shall not have been consummated by the one-year anniversary of the date of this Agreement, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(c);

          (d)   by Veritex, by written notice to Green, in the event that the board of directors of Green has (i) failed to make the Green Recommendation or otherwise effected a Change in the Green Recommendation, (ii) breached the terms of Section 7.2 applicable to Green in any respect adverse to Veritex, or (iii) breached its obligations under Section 7.1 solely by failing to call, give notice of, convene or hold the Green Meeting in accordance with Section 7.1;

          (e)   by Green, by written notice to Veritex, in the event that the board of directors of Veritex has (i) failed to make the Veritex Recommendation or (ii) breached its obligations under Section 7.1 solely by failing to call, give notice of, convene or hold the Veritex Meeting in accordance with Section 7.1;

          (f)    by either Party, by written notice to the other Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Green, in the case of a termination by Veritex, or Veritex, in the case of a termination by Green, which breach or failure to be true, individually or in the aggregate with all other breaches by such Party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 8.2, in the case of a termination by Veritex, or Section 8.3, in the case of a termination by Green, and which is not cured within 30 days following written notice to Green, in the case of a termination by Veritex, or Veritex, in the case of a termination by Green, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the date specified in Section 9.1(c));

          (g)   by either Party, by written notice to the other Party, if either or both of the Federal Reserve or the Texas Department of Banking has granted a Requisite Regulatory Approval but such Requisite Regulatory Approval contains a Burdensome Condition; provided, that a Party may only terminate this Agreement pursuant to this Section 9.1(g) if such Party shall have used its reasonable best efforts until the earlier of (i) 60 days following the grant of such Requisite Regulatory Approval containing a Burdensome Condition, or (ii) the one-year anniversary of the date of this Agreement, to cause the terms and/or conditions of such Requisite Regulatory Approval containing such Burdensome Condition to be deleted or removed; or

          (h)   by either Party if either or both of the Federal Reserve or the Texas Department of Banking shall have requested in writing that Veritex, Veritex Bank, Green, Green Bank or any of their respective Affiliates (i) withdraw (other than for technical reasons) and (ii) not be permitted to resubmit within 60 days, any application with respect to a Requisite Regulatory Approval with such Regulatory Authority.

9.2.    Effect of Termination.

        In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 9.2, Section 7.5(c), and ARTICLE 10, shall survive any such termination and abandonment and (ii) no such termination shall relieve the breaching Party from Liability resulting from any fraud or breach by that Party of this Agreement.

9.3.    Non-Survival of Representations and Covenants.

        The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 9.3, Sections 7.5, 7.7, 7.8, 7.9 and 7.16, and ARTICLE 1, ARTICLE 2, ARTICLE 3, and ARTICLE 10, which shall survive in accordance with their respective terms.

ARTICLE 10
MISCELLANEOUS

10.1.    Definitions.

        (a)   Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

    "Acquisition Agreement" means a letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement.

    "Acquisition Proposal" means any offer, inquiry, proposal or indication of interest (whether communicated to Green or publicly announced to Green's shareholders and whether binding or non-binding) by any Person (other than a Veritex Entity) for an Acquisition Transaction.

    "Acquisition Transaction" means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase, directly or indirectly, by any Person (other than a Veritex Entity) of 25% or more in interest of the total outstanding voting securities of any Green Entity whose Assets, individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Green Entities, or any tender offer or exchange offer that, if consummated, would result in any Person (other than a Veritex Entity) beneficially owning 25% or more in interest of the total outstanding voting securities of any Green Entity whose Assets, individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Green Entities, or any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving any Green Entities whose Assets, individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Green Entities; or (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of 25% or more of the consolidated Assets of the Green Entities.

    "Affiliate" of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

    "Assets" of a Person means all of the assets, properties, deposits, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

    "Average Closing Price" shall mean the average, rounded to the nearest one ten thousandth, of the daily closing prices for the shares of Veritex Common Stock for the ten consecutive full trading days on which such shares are actually traded on Nasdaq (as reported by The Wall

    Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the Determination Date.

    "BHC Act" means the federal Bank Holding Company Act of 1956, as amended.

    "Books and Records" means all files, ledgers and correspondence, all manuals, reports, texts, notes, memoranda, invoices, receipts, accounts, accounting records and books, financial statements and financial working papers and all other records and documents of any nature or kind whatsoever, including those recorded, stored, maintained, operated, held or otherwise wholly or partly dependent on discs, tapes and other means of storage, including any electronic, magnetic, mechanical, photographic or optical process, whether computerized or not, belonging to any specified Person or relating to its business.

    "Business Day" means any day other than a Saturday, a Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.

    "Call Reports" mean Consolidated Reports of Condition and Income (FFIEC Form 041) or any successor form of the Federal Financial Institutions Examination Council of Green, Green Bank, Veritex or Veritex Bank.

    "Consent" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

    "Contract" means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

    "Default" means (i) any breach or violation of, default under, contravention of, conflict with, or failure to perform any obligations under any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

    "Derivative Transaction" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions, other than pursuant to an Employee Benefit Plan.

    "Determination Date" shall mean the fifth day prior to the Closing Date, provided that if shares of the Veritex Common Stock are not actually traded on Nasdaq on such day, the Determination Date shall be the immediately preceding day to the fifth day prior to the Closing Date on which shares of Veritex Common Stock actually trade on Nasdaq.

    "Disclosure Memorandum" of a Party means a letter delivered by such Party to the other Party prior to execution of this Agreement, setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in ARTICLE 4 and ARTICLE 5 or to one or more of its covenants contained in this Agreement; provided, that (i) no such item is required to be set forth in a Disclosure Memorandum as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in a Disclosure Memorandum as an exception to a representation or warranty shall not be deemed an admission by a Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably expected to result in a Material Adverse Effect on the Party making the representation or warranty, and (iii) any disclosures made with respect to a section of ARTICLE 4 or ARTICLE 5 shall be deemed to qualify (A) any other section of ARTICLE 4 or ARTICLE 5 specifically referenced or cross-referenced and (B) other sections of ARTICLE 4 or ARTICLE 5 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections.

    "Employee Benefit Plan" means each pension, retirement, profit-sharing, deferred compensation, stock option, restricted stock, stock appreciation rights, employee stock ownership, share purchase, severance pay, vacation, bonus, incentive, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom, understanding, agreement, or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Internal Revenue Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent, or (v) arrived at through collective bargaining or otherwise.

    "Environmental Law" means any Law, Order, Permit, opinion or agency requirement relating to pollution or protection of human health or safety or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

    "Equity Rights" means all arrangements, calls, commitments, Contracts, options, rights (including preemptive rights or redemption rights), scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock or equity interests of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other equity interests.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exhibit" means the Exhibits so marked, copies of which are attached to this Agreement.

    "Federal Reserve" means the Board of Governors of the Federal Reserve System or a Federal Reserve Bank acting under the appropriately delegated authority thereof, as applicable.

    "GAAP" means U.S. generally accepted accounting principles, consistently applied during the periods involved.

    "Green Benefit Plan" means each material Employee Benefit Plan that is sponsored, maintained, contributed to or required to be contributed to, by any Green Entity or Green ERISA Affiliate for the benefit of any officer, employee, director or other service provider of any Green Entity (or any dependent or beneficiary thereof), or with respect to which any Green Entity has or would reasonably be expected to have any material obligation or Liability.

    "Green Common Stock" means the $0.01 par value common stock of Green.

    "Green Entities" means, collectively, Green and all Green Subsidiaries.

    "Green Equity Plans" means collectively the Green Bancorp, Inc. 2014 Omnibus Equity Incentive Plan, the Green Bancorp, Inc. 2010 Stock Option Plan, the Green Bancorp, Inc. 2006 Stock Option Plan and the Green Bancorp, Inc. Stock Appreciation Rights Plan (each individually, a "Green Equity Plan").

    "Green ERISA Affiliate" means any entity which together with a Green Entity would be treated as a single employer under Internal Revenue Code Section 414.

    "Green Financial Statements" means (i) the consolidated statements of condition (including related notes and schedules, if any) of Green as of March 31, 2018, and as of December 31, 2017 and December 31, 2016, and the related statements of operations, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 2018, and for each of the three fiscal years ended December 31, 2017, December 31, 2016 and December 31, 2015, as filed by Green in the Green SEC Reports and (ii) the consolidated statements of condition of Green (including related notes and schedules, if any) and related statements of operations, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in the Green SEC Reports filed with respect to periods ended subsequent to March 31, 2018.

    "Green RSU Award" means an award of restricted share units, or RSUs, whether subject to time-based or performance-based vesting, granted under a Green Equity Plan, representing the right to receive a number shares of Green Common Stock.

    "Green SAR Award" means an award of a stock appreciation right, or SAR, whether vested or unvested, granted under a Green Equity Plan, representing the right to receive, in cash, the appreciation in value of a number of share of Green Common Stock.

    "Green Stock Option" means an option, whether vested or unvested, granted under a Green Equity Plan, to purchase a number of shares of Green Common Stock.

    "Green Subsidiary" means any Subsidiary of Green, which shall include Green Bank, the entities set forth on Section 4.4(a)(i) and Section 4.4(a)(ii) of Green's Disclosure Memorandum and any Person acquired as a Subsidiary of Green after the date hereof and held as a Subsidiary by Green at the Effective Time.

    "Hazardous Material" means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws), (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, lead-containing paint or plumbing, radioactive materials or radon, asbestos-containing materials and any polychlorinated biphenyls, and (iii) any other substance which has been, is, or may be the subject of regulatory action by any government authority in connection with any Environmental Law.

    "Intellectual Property" means all intellectual property rights of every kind and description throughout the world, including all U.S. and foreign (i) copyrights, (ii) patents, (iii) trademarks, service marks, trade names, brand names, internet domain names, logos, and other similar designations of source or origin, together with all goodwill associated therewith, (iv) rights in computer programs and software (including any source or object codes therefor or documentation relating thereto) and (v) trade secrets, technology rights, know-how and inventions (whether patentable or not).

    "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

    "Investor Agreement" means (i) the Director Nomination Agreement, dated as of July 28, 2014, by and among Green and the entities listed on Schedule A thereto and (ii) the Registration Rights Agreement, dated as of June 30, 2010, by and among Green and the investors party thereto.

    "Knowledge" or "knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means the actual knowledge of (i) in the case of Green, those individuals set forth in Section 10.1 of Green's Disclosure Memorandum and (ii) in the case of Veritex, those individuals set forth in Section 10.1 of Veritex's Disclosure Memorandum and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

    "Law" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any applicable Regulatory Authority.

    "Liability" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the Ordinary Course) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

    "Lien" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, option, right of first refusal, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than Permitted Liens.

    "Litigation" means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

    "Loans" means any written or oral loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, guarantees and interest bearing assets) to which Green or Green Bank are party as a creditor.

    "Material" or "material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in the instance used.

    "Material Adverse Effect" means with respect to any Party and its Subsidiaries, any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, (i) has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, Assets, liabilities or business of such Party and its Subsidiaries taken as a whole; provided, that, in the case of the foregoing (i), a "Material Adverse Effect" shall not be deemed to include effects to the extent resulting from (A) changes after the date of this Agreement in GAAP or regulatory accounting requirements, (B) changes after the date of this Agreement in Laws of general applicability to companies in the financial services industry, (C) changes after the date of this Agreement in global, national or regional political conditions or general economic or market conditions in the United States (and with respect to both Green and Veritex, the State of Texas), including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets) affecting other companies in the financial services industry, (D) after the date of this Agreement, general changes in the credit markets or general downgrades in the credit markets, (E) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded hereunder, or changes in the trading price of a Party's common stock, in and of itself, but not including any underlying causes unless separately excluded hereunder, (F) the public disclosure of this Agreement and the impact thereof on relationships with customers or employees, (G) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, or (H) actions or omissions taken with the prior written consent of the other Party or expressly required by this Agreement; except, with respect to clauses (A), (B), (C), (D), and (G), to the extent that the effects of such change disproportionately affect such Party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such Party and its Subsidiaries operate or (ii) prevents or materially impairs the ability of such Party to timely consummate the transactions contemplated hereby.

    "Nasdaq" means the Nasdaq Global Market.

    "Operating Property" means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

    "Order" means any administrative decision or award, decree, injunction, judgment, order, consent decree, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

    "Ordinary Course" means either (i) with regard to Green, the conduct of the business of Green and Green Bank in substantially the same manner as such business was operated based on past practice prior to the date of this Agreement, including operations in conformance and consistent with Green and Green Bank's practices and procedures prior to and as of such date or (ii) with regard to Veritex, the conduct of the business of Veritex and Veritex Bank in substantially the same manner as such business was operated based on past practice prior to the date of this Agreement, including operations in conformance and consistent with Veritex and Veritex Bank's practices and procedures prior to and as of such date.

    "Participation Facility" means any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

    "Party" means, individually, either of Green, Veritex or Merger Sub, and "Parties" means, collectively, Green, Veritex and Merger Sub.

    "Per Share Cash Equivalent Consideration" means the product of the Average Closing Price multiplied by the Exchange Ratio.

    "Permit" means any federal, state, local, or foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

    "Person" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.

    "Previously Disclosed" by a Party means information set forth in its Disclosure Memorandum or, if applicable, information set forth in its SEC Documents, but prior to the date hereof (but disregarding risk factor disclosures contained under the heading "Risk Factors" or disclosures of risk factors set forth in any "forward-looking statements" disclaimer or other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature); provided, that information and documents commonly known as "confidential supervisory information" that is prohibited from disclosure shall not be disclosed by any Party and nothing in this Agreement shall require such disclosure.

    "Registration Statement" means the registration statement on Form S-4 (in which the Joint Proxy/Prospectus will be included), including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by Veritex under the Securities Act with respect to the shares of Veritex Common Stock to be issued to the shareholders of Green pursuant to this Agreement.

    "Regulatory Authority" means, collectively, the SEC, Nasdaq, state securities authorities, the Financial Industry Regulatory Authority, the Securities Investor Protector Corporation, applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations, the Federal Reserve, the FDIC, the OCC, the Consumer Financial Protection Bureau, the IRS, the DOL, the PBGC, the Texas Department of Banking and all other foreign, federal, state, county, local or other governmental, banking or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities, commissions, boards, courts, administrative agencies, commissions or bodies.

    "Representative" means, with respect to any Person, any officer, director, employee, investment banker, financial or other advisor, attorney, accountant, consultant, or other representative or agent of or engaged or retained by such Person, acting in such capacity.

    "SEC" means the United States Securities and Exchange Commission.

    "SEC Documents" means all forms, proxy statements, registration statements, reports, schedules, and other documents filed, together with any amendments thereto, by any Veritex

    Entities with the SEC on or after January 1, 2016, or by any Green Entities with the SEC on or after January 1, 2016, as applicable.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Securities Laws" means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

    "Subsidiaries" means all those Persons of which the entity in question either (i) owns or controls more than 50% of the outstanding equity securities or other ownership interests either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

    "Superior Proposal" means any unsolicited bona fide written Acquisition Proposal with respect to which the board of directors of Green determines in its good faith judgment (based on, among other things, the advice of outside legal counsel and a financial advisor) is reasonably likely to be consummated in accordance with its terms, and if consummated, would result in a transaction more favorable, from a financial point of view, to Green's shareholders than the Merger and the other transactions contemplated by this Agreement (as it may be proposed to be amended by Veritex), taking into account all relevant factors (including the Acquisition Proposal and this Agreement (including any proposed changes to this Agreement that may be proposed by Veritex in response to such Acquisition Proposal)); provided, that for purposes of the definition of "Superior Proposal," the references to "25%" in the definitions of Acquisition Proposal and Acquisition Transaction shall be deemed to be references to "50%".

    "Tax" or "Taxes" means any federal, state, county, local, or foreign taxes, or, to the extent in the nature of a tax, any charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, commercial rent, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

    "Tax Return" means any report, return, information return, or other document required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

    "Veritex Acquisition Proposal" means any offer, inquiry, proposal or indication of interest (whether communicated to Veritex or publicly announced to Veritex's shareholders and whether binding or non-binding) by any Person (other than a Green Entity) for a Veritex Acquisition Transaction.

    "Veritex Acquisition Transaction" means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase, directly or indirectly, by any Person (other than a Green Entity) of 25% or more in interest of the total outstanding voting securities of any Veritex Entity whose Assets, individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Veritex Entities, or any tender offer or exchange offer that, if consummated, would result in any Person (other than a Green Entity) beneficially owning 25% or more in interest of the total outstanding voting securities of any Veritex Entity whose Assets, individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Veritex Entities, or any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving any Veritex Entities whose Assets, individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Veritex Entities; or (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of 25% or more of the consolidated Assets of the Veritex Entities.

    "Veritex Benefit Plan" means each material Employee Benefit Plan that is adopted, sponsored, maintained, contributed to or required to be contributed to, by any Veritex Entity or Veritex ERISA Affiliate for the benefit of any officer, employee, former employee, director or other service provider of any Veritex Entity (or any dependent or beneficiary thereof), or with respect to which any Veritex Entity has or would reasonably be expected to have any material obligation or Liability.

    "Veritex Common Stock" means the $0.01 par value common stock of Veritex.

    "Veritex Entities" means, collectively, Veritex and all Veritex Subsidiaries.

    "Veritex Equity Plans" means, collectively, the 2014 Omnibus Incentive Plan for Veritex Holdings, Inc. and the Veritex Holdings, Inc. First Amended 2010 Stock Option and Equity Incentive Plan (each individually, a "Veritex Equity Plan").

    "Veritex ERISA Affiliate" means any entity which together with a Veritex Entity would be treated as a single employer under Internal Revenue Code Section 414.

    "Veritex Financial Statements" means (i) the consolidated statements of condition (including related notes and schedules, if any) of Veritex as of March 31, 2018, and as of December 31, 2017 and December 31, 2016, and the related statements of operations, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 2018, and for each of the three fiscal years ended December 31, 2017, December 31, 2016 and December 31, 2015, as filed by Veritex in the Veritex SEC Reports and (ii) the consolidated statements of condition of Veritex (including related notes and schedules, if any) and related statements of operations, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in the Veritex SEC Reports filed with respect to periods ended subsequent to March 31, 2018.

    "Veritex Material Acquisition" means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) whereby Veritex, Veritex Bank or any of their Subsidiaries: (i) acquires or purchases, directly or indirectly, 33% or more in interest of the total outstanding voting securities of any depository institution, bank holding company or savings and loan holding company, whether by merger, consolidation, business combination, acquisition of securities or similar transaction or (ii) purchase, lease, exchange, license or acquire 50% or more of the consolidated Assets of any depository institution, bank holding company or savings and loan holding company, which, in each case, such acquired depository institution, bank holding company or savings and loan holding company would constitute a Significant Subsidiary (as defined in Regulation S-X promulgated by the SEC, provided that, the references to "10%" in such definition shall be deemed to be references to "20%") of Veritex.

    "Veritex Restricted Stock Award" means an award grant of restricted shares of Veritex Common Stock, whether subject to time-based or performance-based vesting, granted under a Veritex Equity Plan.

    "Veritex RSU Award" means an award of restricted share units, or RSUs, whether subject to time-based or performance-based vesting, granted under a Veritex Equity Plan, representing the right to receive a number shares of Veritex Common Stock.

    "Veritex Share Issuance" means the issuance of shares of Veritex Common Stock in connection with the Merger.

    "Veritex Stock Option" means an option, whether vested or unvested, granted under a Veritex Equity Plan, to purchase a number of shares of Veritex Common Stock.

    "Veritex Subsidiary" means any Subsidiary of Veritex, which shall include any Person acquired as a Subsidiary of Veritex after the date hereof and held as a Subsidiary by Veritex at the Effective Time.

10.2.    Referenced Pages.

        The terms set forth below shall have the meanings ascribed thereto in the referenced pages:

401(k) Plan	A-55
Adjusted Stock Option	A-5
Agreement	A-1
ALLL	A-26
Bank Merger	A-1
Benefit Plan	A-77
Book-Entry Share	A-4
Burdensome Condition	A-52
Canceled Shares	A-4
Certificate	A-4
Change in the Green Recommendation	A-49
Chosen Courts	A-78
Claim	A-57
Closing	A-2
Closing Date	A-2
Confidentiality Agreement	A-54
Covered Employees	A-54
DOL	A-20
Effective Time	A-2
Employment Agreements	A-1
Exchange Agent	A-6
Exchange Fund	A-6
Exchange Ratio	A-4
FDIA	A-18
FDIC	A-12
Green	A-1
Green Bank	A-1
Green Bank Common Stock	A-11
Green Continuing Directors	A-59
Green Contracts	A-23
Green Director Voting Agreement	A-1
Green Insiders	A-59

Green Meeting	A-49
Green Recommendation	A-49
Green Regulatory Agreement	A-23
Green SEC Reports	A-12
Green Shareholder Approval	A-9
Green Shareholder Voting Agreement	A-1
Green Trust Preferred Securities	A-11
Green Voting Agreements	A-1
Holdco Mergers	A-1
Holders	A-6
Indemnified Party	A-56
Independent Contractors	A-20
IRS	A-20
Joint Proxy/Prospectus	A-49
Key Individuals Agreements	A-1
Maximum Amount	A-57
Merger	A-1
Merger Consideration	A-4
Merger Sub	A-1
Merger Transactions	A-1
OCC	A-9
PBGC	A-21
Permitted Liens	A-16
Requisite Regulatory Approvals	A-60
Sarbanes-Oxley Act	A-14
Second Merger	A-1
Subsidiary Plan of Merger	A-3
Surviving Bank	A-3
Surviving Corporation	A-1
Systems	A-17
Takeover Statutes	A-25
TBOC	A-1
Termination Fee	A-75
Veritex	A-1
Veritex Bank	A-1
Veritex Certificates	A-6
Veritex Contracts	A-40
Veritex ESOP	A-29
Veritex Meeting	A-49
Veritex Regulatory Agreement	A-40
Veritex SEC Reports	A-31
Veritex Shareholder Approval	A-28
Veritex Voting Agreement	A-1
Veritex Welfare Benefit Plans	A-55
Voting Agreements	A-1

        Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." The word "or" shall not be exclusive and "any" means "any and all." The words "hereby," "herein," "hereof," "hereunder" and similar terms refer to this Agreement as a whole and not to any specific Section. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. If a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning. A reference to a document, agreement or instrument also refers to all addenda, exhibits or schedules thereto. A reference to any "copy" or "copies" of a document, agreement or instrument means a copy or copies that are complete and correct. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations under this Agreement will be made, in accordance with GAAP. Any capitalized terms used in any schedule, Exhibit or Disclosure Memorandum but not otherwise defined therein shall have the meaning set forth in this Agreement. All references to "dollars" or "$" in this Agreement are to United States dollars. All references to "the transactions contemplated by this Agreement" (or similar phrases) include the transactions provided for in this Agreement, including the Merger Transactions. Any Contract or Law defined or referred to herein or in any Contract that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Law) by succession of comparable successor Law and references to all attachments thereto and instruments incorporated therein. The term "made available" means any document or other information that was (a) provided (whether by physical or electronic delivery) by one Party or its representatives to the other Party or its representatives at least two Business Days prior to the date hereof, (b) included in the virtual data room (on a continuation basis without subsequent modification) of a Party at least two Business Days prior to the date hereof, or (c) filed by a Party with the SEC and publicly available on EDGAR at least two Business Days prior to the date hereof.

10.3.    Expenses.

        (a)   Except as otherwise provided in this Section 10.3, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing and mailing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy/Prospectus and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy/Prospectus.

        (b)   Notwithstanding Section 10.3(a),

            (i)  if (1) either Green or Veritex terminates this Agreement pursuant to Sections 9.1(b)(ii) or 9.1(c) (and the Green Shareholder Approval has not been obtained) or Veritex terminates pursuant to Section 9.1(f), and (2) in each case, prior to such termination, any Person has made an Acquisition Proposal or has publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and within 12 months of such termination Green shall either (A) consummate an Acquisition Transaction or (B) enter into an Acquisition Agreement with respect to an Acquisition Transaction, whether or not such Acquisition Transaction is subsequently consummated and, in each case, whether or not relating to the same Acquisition Proposal that had been made or publicly announced prior to such termination; or

           (ii)  Veritex shall terminate this Agreement pursuant to Section 9.1(d),

then Green shall pay to Veritex an amount equal to $40,000,000 (the "Termination Fee"). If the Termination Fee shall be payable pursuant to subsection (i) of this Section 10.3(b), the Termination Fee shall be paid in same-day funds at or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of an Acquisition Agreement with respect to such Acquisition Transaction. If the Termination Fee shall be payable pursuant to subsection (ii) of this Section 10.3(b), the Termination Fee shall be paid in same-day funds within two Business Days from the date of termination of this Agreement.

        (c)   Notwithstanding Section 10.3(a),

            (i)  if (1) either Green or Veritex terminates this Agreement pursuant to Section 9.1(b)(iii) (and the Veritex Shareholder Approval has not been obtained) and (2) prior to such termination, any Person has made a Veritex Acquisition Proposal or has publicly announced an intention (whether or not conditional) to make a Veritex Acquisition Proposal, and within 12 months of such termination Veritex shall either (A) consummate a Veritex Acquisition Transaction or (B) enter into an Acquisition Agreement with respect to a Veritex Acquisition Transaction, whether or not such Veritex Acquisition Transaction is subsequently consummated and, in each case, whether or not relating to the same Veritex Acquisition Proposal that had been made or publicly announced prior to such termination; or

           (ii)  Green shall terminate this Agreement pursuant to Section 9.1(e),

then Veritex shall pay to Green the Termination Fee. If the Termination Fee shall be payable pursuant to subsection (i) of this Section 10.3(c), the Termination Fee shall be paid in same-day funds at or prior to the earlier of the date of consummation of such Veritex Acquisition Transaction or the date of execution of an Acquisition Agreement with respect to such Veritex Acquisition Transaction. If the Termination Fee shall be payable pursuant to subsection (ii) of this Section 10.3(c), the Termination Fee shall be paid in same-day funds within two Business Days from the date of termination of this Agreement.

        (d)   The payment of the Termination Fee by Green or Veritex pursuant to Section 10.3(b) or Section 10.3(c), as applicable, constitutes liquidated damages and not a penalty, and shall be the sole monetary remedy of Veritex or Green, as the case may be, in the event of termination of this Agreement pursuant to Sections 9.1(b)(ii), 9.1(b)(iii), 9.1(c), 9.1(d), 9.1(e), or 9.1(f) in the event the Termination Fee is payable pursuant to Section 10.3(b) or Section 10.3(c), as applicable. The Parties acknowledge that the agreements contained in Sections 10.3(b) and 10.3(c) are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if Green or Veritex, as applicable, fails to pay any fee payable by it pursuant to this Section 10.3 when due, then Green or Veritex, as applicable, shall pay to Veritex or Green, as applicable, its costs and expenses (including attorneys' fees) in connection with collecting such fee, together with interest on the amount of the fee at the prime rate of Citibank, N.A. from the date such payment was due under this Agreement until the date of payment.

10.4.    Entire Agreement; No Third Party Beneficiaries.

        (a)   Except as otherwise expressly provided herein, this Agreement (including Green's Disclosure Memorandum, Veritex's Disclosure Memorandum, the Exhibits, the schedules, and the other documents and instruments hereto) together with the Confidentiality Agreement, the Subsidiary Plan of Merger and the Voting Agreements constitute the entire agreement between the Parties with respect to the transactions contemplated hereunder and thereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

        (b)   Nothing in this Agreement (including the documents and instruments referred to herein) expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors or assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as specifically provided in Sections 7.9 and 7.16 (which, after the Effective Time, in the case of Section 7.16, shall be for the benefit of the Green Continuing Directors). The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the

Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement, other than, following the Effective Time, Sections 7.9 and 7.16.

        (c)   No provision in this Agreement modifies or amends or creates any employee benefit plan, program, or document (each, a "Benefit Plan") unless this Agreement explicitly states that the provision "amends" or "creates" that Benefit Plan, and no third party shall be entitled to enforce any provision of this Agreement on the grounds that it is an amendment to, or a creation of, a Benefit Plan, unless that provision explicitly states that such enforcement rights are being conferred. This provision shall not prevent the Parties to this Agreement from enforcing any provision of this Agreement. If a Person not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to, or creation of a Benefit Plan, and that provision is construed to be such an amendment or creation despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively, thereby precluding it from having any effect.

10.5.    Amendments.

        To the extent permitted by Law, this Agreement may be amended by a subsequent writing executed by each of the Parties, whether before or after the Green Shareholder Approval or Veritex Shareholder Approval has been obtained; provided, that after obtaining the Green Shareholder Approval or Veritex Shareholder Approval, there shall be made no amendment that requires further approval by such shareholders under applicable Law.

10.6.    Waivers.

        At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective boards of directors, may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, that after the Green Shareholder Approval or Veritex Shareholder Approval has been obtained, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof that requires further shareholder approval under applicable Law. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with an obligation, covenant, agreement or condition.

10.7.    Assignment.

        Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

10.8.    Notices.

        All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (followed by overnight courier), by registered or certified mail (return receipt requested and first-class postage prepaid), or by courier or overnight carrier (with proof of service), or by email (with receipt confirmed) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Veritex:	Veritex Holdings, Inc. 8214 Westchester Drive, Suite 400 Dallas, Texas 75225 Facsimile Number: (972) 349-6155 Attention: C. Malcolm Holland, III Email: mholland@veritexbank.com
Copy to Counsel:
Covington & Burling LLP
One CityCenter
850 Tenth Street NW
Washington, DC 20001
Facsimile Number: (202) 778-5986
Attention: Frank M. Conner III
Email: rconner@cov.com;
Attention: Michael P. Reed
Email: mreed@cov.com
Attention: Christopher J. DeCresce
Email: cdecresce@cov.com
Green:	Green Bancorp, Inc. 4000 Greenbriar Houston, Texas 77098 Facsimile Number: (713) 275-8228 Attention: Terry Earley Email: tearley@greenbank.com
Copy to Counsel:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Facsimile Number: (917) 777-3554 Attention: Sven G. Mickisch Email: Sven.Mickisch@skadden.com

10.9.    Governing Law; Jurisdiction; Waiver of Jury Trial

        (a)   The Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of Texas without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

        (b)   Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Texas (the "Chosen Courts"), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 10.8.

        (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION THEREOF OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9.

10.10.    Counterparts; Signatures.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a ".pdf" format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall (and shall cause its Subsidiaries not to) raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation of a contract and each Party forever waives any such defense.

10.11.    Captions; Articles and Sections.

        The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles, Exhibits or Sections shall mean and refer to the referenced Articles, Exhibits and Sections of this Agreement.

10.12.    Interpretations.

        Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all Parties.

10.13.    Enforcement of Agreement; Remedies Cumulative.

        The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled, without the requirement of posting bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties waives any defense in any action for specific performance that a remedy at law would be adequate. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such Party.

10.14.    Severability.

        Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[signatures on following page]

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

VERITEX HOLDINGS, INC.
By:	/s/ C. MALCOLM HOLLAND, III
	Name:	C. Malcolm Holland, III
	Title:	Chairman and Chief Executive Officer

[Signature Page to Agreement and Plan of Reorganization]

MUSTMS, INC.
By:	/s/ C. MALCOLM HOLLAND, III
	Name:	C. Malcolm Holland, III
	Title:	Chairman and Chief Executive Officer

[Signature Page to Agreement and Plan of Reorganization]

GREEN BANCORP, INC.
By:	/s/ MANUEL MEHOS
	Name:	Manuel Mehos
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Reorganization]

Annex B

VOTING AGREEMENT

        This VOTING AGREEMENT, dated as of July 23, 2018 (this "Agreement"), by and between VERITEX HOLDINGS, INC. ("Veritex"), a Texas corporation, and the undersigned shareholder and director (the "Shareholder") of GREEN BANCORP, INC. ("Green"), a Texas corporation.

W I T N E S S E T H:

        WHEREAS, concurrently with the execution of this Agreement, Veritex, MUSTMS, INC., a Texas corporation ("Merger Sub"), and Green are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Merger Agreement"), pursuant to which, among other things, (i) Merger Sub will merge with and into Green (the "Merger"), with Green as the surviving corporation in the Merger and a wholly owned Subsidiary of Veritex and (ii) immediately thereafter, Green, as the surviving corporation in the Merger, shall merge with and into Veritex (the "Second Merger" and, together with the Merger, the "Holdco Mergers"), with Veritex as the surviving corporation;

        WHEREAS, immediately following the Holdco Mergers, GREEN BANK, N.A., a national banking association and wholly owned subsidiary of Green ("Green Bank"), shall merge with and into VERITEX COMMUNITY BANK, a Texas state-chartered bank and wholly owned subsidiary of Veritex ("Veritex Bank"), with Veritex Bank as the surviving bank (the "Bank Merger" and, together with the Holdco Mergers, the "Merger Transactions");

        WHEREAS, as of the date hereof, the Shareholder is a director of Green and has Beneficial Ownership of those shares of common stock, $0.01 par value per share of Green ("Green Common Stock"), specified on Schedule 1 attached hereto, which, by virtue of the Merger, will be converted into the right to receive shares of Veritex Common Stock based on the Exchange Ratio (as such terms are defined in the Merger Agreement), and therefore the Merger Transactions are expected to be of substantial benefit to the Shareholder;

        WHEREAS, receiving the Green Shareholder Approval is a condition to the consummation of the transactions contemplated by the Merger Agreement;

        WHEREAS, as a material inducement to Veritex entering into the Merger Agreement, Veritex has required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein; and

        WHEREAS, other directors of Green and greater than 5% shareholders of Green, as a material inducement to Veritex entering into the Merger Agreement, will enter into and abide by the covenants and obligations set forth in substantially similar voting agreements between such Person and Veritex.

        NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
GENERAL

        1.1.    Defined Terms.    The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

        "Affiliate" of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

        "Beneficial Ownership" by a Person of any securities means ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms "Beneficially Own" and "Beneficially Owned" shall have a correlative meaning.

        "Chosen Courts" has the meaning set forth in Section 5.8(b) hereof.

        "control" (including the terms "controlling", "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means.

        "Constructive Sale" means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a futures or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership of any security.

        "Covered Shares" means, with respect to the Shareholder, the Shareholder's Existing Shares, together with any shares of Green Common Stock or other capital stock of Green and any securities convertible into or exercisable or exchangeable for shares of Green Common Stock or other capital stock of Green, in each case that the Shareholder acquires Beneficial Ownership of on or after the date hereof.

        "Encumbrance" means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under Securities Laws.

        "Existing Shares" means, with respect to the Shareholder, all shares of Green Common Stock Beneficially Owned by the Shareholder, as of the date hereof, as specified on Schedule 1 attached hereto.

        "Investor Agreement" means (i) the Director Nomination Agreement, dated as of July 28, 2014, by and among Green and the entities listed on Schedule A thereto and (ii) the Registration Rights Agreement, dated as of June 30, 2010, by and among Green and the investors party thereto.

        "Permitted Transfer" means a Transfer (i) as the result of the death of the Shareholder by the Shareholder to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Shareholder, (ii) Transfers to Affiliates (including trusts) and family members in connection with estate and tax planning purposes, or (iii) Transfers to any other shareholder of Green who has executed a copy of this Agreement on the date hereof or a separate agreement with Veritex with terms substantially similar to those contained herein; provided, that, in the case of the foregoing subclauses (i) and (ii), prior to the effectiveness of such Transfer, such transferee (a "Permitted Transferee") executes and delivers to Veritex an agreement that is identical to this Agreement, a joinder hereto or such other written agreement, in form and substance reasonably acceptable to Veritex, to assume all of Shareholder's obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Shareholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares transferred as the Shareholder shall have made hereunder.

        "Person" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.

        "Representatives" means, with respect to any Person, any officer, director, employee, investment banker, financial or other advisor, attorney, accountant, consultant, or other representative or agent of or engaged or retained by such Person, acting in such capacity.

        "Transfer" means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of an Encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

ARTICLE II
COVENANTS OF SHAREHOLDER

        2.1.    Agreement to Vote.    The Shareholder hereby irrevocably and unconditionally agrees that until the Expiration Time, at a special meeting of the shareholders of Green or at any other meeting of the shareholders of Green, however called, including any adjournment or postponement thereof, the Shareholder shall, in each case to the fullest extent that such matters are submitted for the vote of the Shareholder and that the Covered Shares are entitled to vote thereon:

          (a)   appear at each such meeting or otherwise cause the Covered Shares as to which the Shareholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

          (b)   vote (or cause to be voted), in person or by proxy, all of the Covered Shares as to which the Shareholder controls the right to vote:

              (i)  in favor of the adoption and approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger Transactions, and any actions required in furtherance thereof;

             (ii)  against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of Green under the Merger Agreement;

            (iii)  against any Acquisition Proposal; and

            (iv)  against any agreement, amendment of any agreement or organizational document or any other action or proposal that is intended or would reasonably be expected to prevent, impede, interfere with, delay or postpone the Merger Transactions or the other transactions contemplated by the Merger Agreement or the performance by Green of its obligations under the Merger Agreement;

provided, that if there has been an amendment, waiver or modification to the Merger Agreement in effect on the date hereof that (x) reduces or has the effect of reducing the Exchange Ratio (other than any adjustment to the Exchange Ratio expressly provided for in the Merger Agreement), (y) changes the form of all or any portion of the consideration deliverable to Green shareholders contemplated by the Merger Agreement and/or (z) imposes any material condition to the receipt of Merger Consideration (any such amendment or modification, a "Material Merger Agreement Change"), this Section 2.1 shall be inapplicable.

        2.2.    No Inconsistent Agreements.    The Shareholder hereby covenants and agrees that, except for this Agreement, until the Expiration Time, the Shareholder (a) shall not enter into any voting agreement or voting trust with respect to the Covered Shares, (b) shall not grant a proxy, consent or power of attorney with respect to the Covered Shares, (c) will not commit any act, except for Permitted Transfers, that would reasonably be expected to restrict or affect the Shareholder's power, authority and right to vote any of the Covered Shares then held of record or Beneficially Owned by the Shareholder or otherwise reasonably be expected to prevent or materially delay the Shareholder from performing any of his, her or its obligations under this Agreement, and (d) shall not knowingly take any action that would reasonably be expected to make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or, in any material respect, delaying, impeding interfering with, disabling or adversely affecting, the Shareholder from performing any of his, her or its obligations under this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        3.1.    Representations and Warranties of the Shareholder.    The Shareholder hereby represents and warrants to Veritex as follows:

          (a)    Organization; Authorization; Validity of Agreement; Necessary Action.    If the Shareholder is not an individual, the Shareholder is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite capacity, power and authority to enter into and perform his, her or its obligations under this Agreement, except where the failure would not reasonably be expected to have a material adverse effect on Shareholder's ability to consummate the transactions contemplated herein. The Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Veritex, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)    Ownership.    Except for restrictions in favor of Veritex pursuant to this Agreement, and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the "blue sky" laws of the various States of the United States, the Existing Shares are, and all of the Covered Shares owned by the Shareholder from the date hereof through the Expiration Time will be, Beneficially Owned and owned of record by the Shareholder except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. The Shareholder has good and marketable title to the Existing Shares, free and clear of any Encumbrances other than those imposed by applicable Securities Laws. As of the date hereof, the Existing Shares constitute all of the shares of Green Common Stock Beneficially Owned or owned of record by the Shareholder. The Shareholder has and will have at all times through the Expiration Time sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in ARTICLE II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Shares. The Shareholder has possession of an outstanding certificate or outstanding certificates representing all of the Existing Shares (other than Existing Shares held at the Depository Trust Company and/or in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby. The Shareholder will have possession of an outstanding certificate or outstanding certificates representing all of the Covered Shares (other than (x) Covered Shares held at the Depository Trust Company and/or in book-entry form and (y) Existing Shares, which are addressed by the immediately preceding sentence) and such certificate or certificates will not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

          (c)    No Violation.    The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his, her or its obligations under this Agreement will not, (i) conflict with or violate any Law or Order applicable to the Shareholder or by which any of his, her or its Assets is bound and, in the event that the Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of the Shareholder, or (ii) conflict with, result in any breach of or constitute a Default, or result in the creation of any Encumbrance on the Assets of the Shareholder pursuant to, any Contract to which the Shareholder is a party or by which the Shareholder or any of his, her or its Assets is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform his, her or its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

          (d)    Consents and Approvals.    The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Shareholder to obtain any Consent. No consent of Shareholder's spouse is necessary under any "community property" or other laws in order for Shareholder to enter into and perform its obligations under this Agreement.

          (e)    Legal Proceedings.    As of the date hereof, there is no Litigation pending or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder or any of his, her or its Affiliates that would reasonably be expected to prevent or materially impair the ability of the Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (f)    Reliance by Veritex.    The Shareholder understands and acknowledges that Veritex is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement and the representations and warranties of Shareholder contained herein.

        3.2.    Representations and Warranties of Veritex.    Veritex hereby represents and warrants to the Shareholder as follows:

          (a)    Organization; Authorization; Validity of Agreement; Necessary Action.    Veritex is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite capacity, power and authority to enter into and perform its obligations under this Agreement, except where the failure would not reasonably be expected to have a material adverse effect on Veritex's ability to consummate the transactions contemplated herein. Veritex has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Veritex and, assuming this Agreement constitutes a valid and binding obligation of the Shareholder, constitutes a legal, valid and binding obligation of Veritex, enforceable against Veritex in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)    No Violation.    The execution and delivery of this Agreement by Veritex does not, and the performance by Veritex of its obligation under this Agreement will not, (i) conflict with or violate any Law or Order applicable to Veritex or by which any of Veritex's Assets is bound and, any charter, bylaw or other organizational document of Veritex, or (ii) conflict with, result in any breach of or constitute a Default, or result in the creation of any Encumbrance on the Assets of Veritex pursuant to, any Contract to which Veritex is a party or by which Veritex or any of its Assets is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Veritex to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

ARTICLE IV
OTHER COVENANTS

        4.1.    Prohibition on Transfers, Other Actions.

          (a)   From the date hereof until the Expiration Time, the Shareholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein unless such Transfer is a Permitted Transfer; (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, the Shareholder's representations, warranties, covenants and obligations under this Agreement; (iii) except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, take any action that would restrict or otherwise adversely affect the Shareholder's legal power, authority and right to vote all of the Covered Shares then Beneficially Owned by him, her or it or otherwise comply with and perform his or her covenants and obligations under this Agreement; or (iv) publicly announce any intention to do any of the foregoing. Any Transfer in violation of this provision shall be void. The Shareholder further agrees to authorize and request Green to notify Green's transfer agent that there is a stop transfer order with respect to all Covered Shares until the Expiration Time and that this Agreement places limits on the Transfer of the Covered Shares until the Expiration Time.

          (b)   The Shareholder hereby agrees to notify Veritex and Green as promptly as practicable (and in any event within three Business Days after receipt) in writing of (i) the number of any additional shares of Green Common Stock or other securities of Green of which the Shareholder acquires Beneficial Ownership on or after the date hereof and (ii) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest specifically therein.

          (c)   In the event of a stock split, stock dividend or distribution, or any change in the Green Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms "Existing Shares" and "Covered Shares" shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

        4.2.    Acquisition Proposals.    Subject to applicable Law, the Shareholder shall not (a) support (or publicly request that anyone else should support) any Acquisition Proposal that may be made, or ask the board of directors of Green to consider, support or seek any Acquisition Proposal or otherwise take any action designed to make any Acquisition Proposal more likely or (b) meet or otherwise communicate with any Person that makes or is considering making an Acquisition Proposal or any Representative of such Person after becoming aware that the Person has made or is considering making an Acquisition Proposal. The Shareholder shall promptly advise Green of each contact the Shareholder or any of the Shareholder's Representatives may receive from any Person relating to any Acquisition Proposal or otherwise indicating that any Person may wish to participate or engage in any transaction arising out of any Acquisition Proposal and will provide Green with all information Veritex reasonably requests that is available to the Shareholder regarding any such Acquisition Proposal or possible Acquisition Proposal. The Shareholder shall not (a) invite, solicit or seek any Acquisition Proposal or (b) make any claim or join in any litigation alleging that the board of directors of Green is required to consider, endorse or support any Acquisition Proposal or to invite, solicit or seek any Acquisition Proposal. The Shareholder shall not take any other action that is reasonably likely to prevent the Merger Transactions or to impair Veritex's ability to exercise any of the rights granted by the Merger Agreement.

        4.3.    Termination of Investor Agreements.    Shareholder hereby agrees that it shall terminate, effective as of the Effective Time, each Investor Agreement between Shareholder and Green; provided, that any indemnification obligations arising under such Investor Agreement prior to the Effective Time shall survive such termination in accordance with their terms.

        4.4.    Further Assurances.    From time to time, at the request of Veritex or Green and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the Shareholder hereby authorizes Green to publish and disclose in any announcement or disclosure related to the Merger Agreement, including the Joint Proxy/Prospectus, the Shareholder's identity and ownership of the Covered Shares and the nature of the Shareholder's obligations under this Agreement, subject to the prior written approval by Shareholder of such disclosure, which approval shall not be unreasonably withheld, conditioned or delayed.

ARTICLE V
MISCELLANEOUS

        5.1.    Termination.    This Agreement shall terminate (the "Expiration Time") upon the earlier to occur of (a) the favorable vote of the Green shareholders with respect to the approval of the Merger Agreement, (b) the Effective Time, (c) the date of termination of the Merger Agreement in accordance with its terms, and (d) any Material Merger Agreement Change; provided, that the provisions of ARTICLE V shall survive any termination of this Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit either party of liability for fraud, or willful or intentional breach of this Agreement.

        5.2.    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Veritex any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and Veritex shall not have any authority to direct the Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

        5.3.    Expenses.    All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

        5.4.    Notices.    All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (followed by overnight courier), by registered or certified mail (return receipt requested and first-class postage prepaid), or by courier or overnight carrier (with proof of service), or by email (with receipt confirmed) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Veritex:	Veritex Holdings, Inc. 8214 Westchester Drive, Suite 400 Dallas, Texas 75225 Facsimile Number: (972) 349-6155 Attention: C. Malcolm Holland, III Email: mholland@veritexbank.com
Copy to Counsel:
Covington & Burling LLP
One CityCenter
850 Tenth Street NW
Washington, DC 20001
Facsimile Number: (202) 778-5986
Attention: Frank M. Conner III
Email: rconner@cov.com;
Attention: Michael P. Reed
Email: mreed@cov.com
Attention: Christopher J. DeCresce
Email: cdecresce@cov.com
Shareholder:	To those persons indicated on Schedule 1.

        5.5.    Interpretation.    Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against either party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by both parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of both parties hereto. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        5.6.    Counterparts; Delivery by Facsimile or Electronic Transmission.    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a ".pdf" format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

        5.7.    Entire Agreement.    This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

        5.8.    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

          (a)   The parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of Texas without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

          (b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Texas (the "Chosen Courts"), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.4.

          (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

        5.9.    Amendment.    To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by Veritex and the Shareholder. If Section 2.1 of this Agreement is in conflict with any applicable banking Law, the number of Covered Shares subject to Section 2.1 shall automatically be reduced to the minimum extent necessary to avoid such conflict. Such reduction shall be made pro rata among the Shareholder and any other shareholders of Green who have executed a voting agreement on the date hereof with substantially similar provisions based on the relative share of Covered Shares Beneficially Owned by such shareholders.

        5.10.    Enforcement of Agreement; Remedies Cumulative.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement. It is accordingly agreed that the parties shall be entitled, without the requirement of posting bond, to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

        5.11.    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        5.12.    Assignment.    Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        5.13.    Third Party Beneficiaries.    Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations between the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation between the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement.

        5.14.    No Partnership, Agency or Joint Venture.    This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

        5.15.    No Recourse.    This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto (including, for the avoidance of doubt, any Permitted Transferees) and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future shareholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate (other than the Shareholder) of any of the foregoing (each, unless a Permitted Transferee, a "Non-Recourse Party") shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim

(whether in tort, contract, or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other party hereto, in no event shall either party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. For the avoidance of doubt, nothing in this Section 5.15 shall be deemed to limit, restrict or otherwise affect in any way any rights or remedies available under the Merger Agreement.

        5.16.    Shareholder Capacity.    The Shareholder is signing this Agreement solely in his, her or its capacity as a holder of Green Common Stock. Notwithstanding anything herein to the contrary, the Shareholder shall not be prohibited, prevented or precluded from taking (or not taking) any action in the Shareholder's capacity as an officer and/or director of Green to the extent permitted by the Merger Agreement or as required by Law.

[Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

VERITEX HOLDINGS, INC.
By:
Name:
Title:
SHAREHOLDER

Name:

[Signature Page to Voting Agreement]

Schedule 1

INFORMATION

Name	Existing Shares

Address for notice:
Name:
Street:

City, State:
ZIP Code:
Telephone:
Fax:
Email:

Annex C

VOTING AGREEMENT

        This VOTING AGREEMENT, dated as of July 23, 2018 (this "Agreement"), by and between VERITEX HOLDINGS, INC. ("Veritex"), a Texas corporation, and the undersigned shareholder (the "Shareholder") of GREEN BANCORP, INC. ("Green"), a Texas corporation.

W I T N E S S E T H:

        WHEREAS, concurrently with the execution of this Agreement, Veritex, MUSTMS, INC., a Texas corporation ("Merger Sub"), and Green are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Merger Agreement"), pursuant to which, among other things, (i) Merger Sub will merge with and into Green (the "Merger"), with Green as the surviving corporation in the Merger and a wholly owned Subsidiary of Veritex and (ii) immediately thereafter, Green, as the surviving corporation in the Merger, shall merge with and into Veritex (the "Second Merger" and, together with the Merger, the "Holdco Mergers"), with Veritex as the surviving corporation;

        WHEREAS, immediately following the Holdco Mergers, GREEN BANK, N.A., a national banking association and wholly owned subsidiary of Green ("Green Bank"), shall merge with and into VERITEX COMMUNITY BANK, a Texas state-chartered bank and wholly owned subsidiary of Veritex ("Veritex Bank"), with Veritex Bank as the surviving bank (the "Bank Merger" and, together with the Holdco Mergers, the "Merger Transactions");

        WHEREAS, as of the date hereof, the Shareholder has Beneficial Ownership of those shares of common stock, $0.01 par value per share of Green ("Green Common Stock"), specified on Schedule 1 attached hereto, which, by virtue of the Merger, will be converted into the right to receive shares of Veritex Common Stock based on the Exchange Ratio (as such terms are defined in the Merger Agreement), and therefore the Merger Transactions are expected to be of substantial benefit to the Shareholder;

        WHEREAS, receiving the Green Shareholder Approval is a condition to the consummation of the transactions contemplated by the Merger Agreement;

        WHEREAS, as a material inducement to Veritex entering into the Merger Agreement, Veritex has required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein; and

        WHEREAS, other directors of Green and greater than 5% shareholders of Green, as a material inducement to Veritex entering into the Merger Agreement, will enter into and abide by the covenants and obligations set forth in substantially similar voting agreements between such Person and Veritex.

        NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
GENERAL

        1.1.    Defined Terms.    The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

        "Affiliate" of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

        "Beneficial Ownership" by a Person of any securities means ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms "Beneficially Own" and "Beneficially Owned" shall have a correlative meaning.

        "Chosen Courts" has the meaning set forth in Section 5.8(b) hereof.

        "control" (including the terms "controlling", "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means.

        "Constructive Sale" means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a futures or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership of any security.

        "Covered Shares" means, with respect to the Shareholder, the Shareholder's Existing Shares, together with any shares of Green Common Stock or other capital stock of Green and any securities convertible into or exercisable or exchangeable for shares of Green Common Stock or other capital stock of Green, in each case that the Shareholder acquires Beneficial Ownership of on or after the date hereof. For the avoidance of doubt, Covered Shares do not include any shares owned by any officer, director, employee, or investor in Shareholder or its Affiliates.

        "Encumbrance" means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under Securities Laws.

        "Existing Shares" means, with respect to the Shareholder, all shares of Green Common Stock Beneficially Owned by the Shareholder, as of the date hereof, as specified on Schedule 1 attached hereto.

        "Investor Agreement" means (i) the Director Nomination Agreement, dated as of July 28, 2014, by and among Green and the entities listed on Schedule A thereto and (ii) the Registration Rights Agreement, dated as of June 30, 2010, by and among Green and the investors party thereto.

        "Permitted Transfer" means a Transfer (i) as the result of the death of the Shareholder by the Shareholder to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Shareholder, (ii) Transfers to Affiliates (including trusts) and family members in connection with estate and tax planning purposes, or (iii) Transfers to any other shareholder of Green who has executed a copy of this Agreement on the date hereof or a separate agreement with Veritex with terms substantially similar to those contained herein; provided, that, in the case of the foregoing subclauses (i) and (ii), prior to the effectiveness of such Transfer, such transferee (a "Permitted Transferee") executes and delivers to Veritex an agreement that is identical to this Agreement, a joinder hereto or such other written agreement, in form and substance reasonably acceptable to Veritex, to assume all of Shareholder's obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Shareholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares transferred as the Shareholder shall have made hereunder.

        "Person" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.

        "Representatives" means, with respect to any Person, any officer, director, employee, investment banker, financial or other advisor, attorney, accountant, consultant, or other representative or agent of or engaged or retained by such Person, acting in such capacity.

        "Transfer" means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of an Encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

ARTICLE II
COVENANTS OF SHAREHOLDER

        2.1.    Agreement to Vote.    The Shareholder hereby irrevocably and unconditionally agrees that until the Expiration Time, at a special meeting of the shareholders of Green or at any other meeting of the shareholders of Green, however called, including any adjournment or postponement thereof, the Shareholder shall, in each case to the fullest extent that such matters are submitted for the vote of the Shareholder and that the Covered Shares are entitled to vote thereon:

          (a)   appear at each such meeting or otherwise cause the Covered Shares as to which the Shareholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

          (b)   vote (or cause to be voted), in person or by proxy, all of the Covered Shares as to which the Shareholder controls the right to vote:

              (i)  in favor of the adoption and approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger Transactions, and any actions required in furtherance thereof;

             (ii)  against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of Green under the Merger Agreement;

            (iii)  against any Acquisition Proposal; and

            (iv)  against any agreement, amendment of any agreement or organizational document or any other action or proposal that is intended or would reasonably be expected to prevent, impede, interfere with, delay or postpone the Merger Transactions or the other transactions contemplated by the Merger Agreement or the performance by Green of its obligations under the Merger Agreement;

provided, that if there has been an amendment, waiver or modification to the Merger Agreement in effect on the date hereof that (x) reduces or has the effect of reducing the Exchange Ratio (other than any adjustment to the Exchange Ratio expressly provided for in the Merger Agreement), (y) changes the form of all or any portion of the consideration deliverable to Green shareholders contemplated by the Merger Agreement and/or (z) imposes any material condition to the receipt of Merger Consideration (any such amendment or modification, a "Material Merger Agreement Change"), this Section 2.1 shall be inapplicable.

        2.2.    No Inconsistent Agreements.    The Shareholder hereby covenants and agrees that, except for this Agreement, until the Expiration Time, the Shareholder (a) shall not enter into any voting agreement or voting trust with respect to the Covered Shares, (b) shall not grant a proxy, consent or power of attorney with respect to the Covered Shares, (c) will not commit any act, except for Permitted Transfers, that would reasonably be expected to restrict or affect the Shareholder's power, authority and right to vote any of the Covered Shares then held of record or Beneficially Owned by the Shareholder or otherwise reasonably be expected to prevent or materially delay the Shareholder from performing any of his, her or its obligations under this Agreement, and (d) shall not knowingly take any action that would reasonably be expected to make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or, in any material respect, delaying, impeding interfering with, disabling or adversely affecting, the Shareholder from performing any of his, her or its obligations under this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        3.1.    Representations and Warranties of the Shareholder.    The Shareholder hereby represents and warrants to Veritex as follows:

          (a)    Organization; Authorization; Validity of Agreement; Necessary Action.    If the Shareholder is not an individual, the Shareholder is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite capacity, power and authority to enter into and perform his, her or its obligations under this Agreement, except where the failure would not reasonably be expected to have a material adverse effect on Shareholder's ability to consummate the transactions contemplated herein. The Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Veritex, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)    Ownership.    Except for restrictions in favor of Veritex pursuant to this Agreement, and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the "blue sky" laws of the various States of the United States, the Existing Shares are, and all of the Covered Shares owned by the Shareholder from the date hereof through the Expiration Time will be, Beneficially Owned and owned of record by the Shareholder except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. The Shareholder has good and marketable title to the Existing Shares, free and clear of any Encumbrances other than those imposed by applicable Securities Laws. As of the date hereof, the Existing Shares constitute all of the shares of Green Common Stock Beneficially Owned or owned of record by the Shareholder. The Shareholder has and will have at all times through the Expiration Time sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in ARTICLE II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Shares. The Shareholder has possession of an outstanding certificate or outstanding certificates representing all of the Existing Shares (other than Existing Shares held at the Depository Trust Company and/or in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby. The Shareholder will have possession of an outstanding certificate or outstanding certificates representing all of the Covered Shares (other than (x) Covered Shares held at the Depository Trust Company and/or in book-entry form and (y) Existing Shares, which are addressed by the immediately preceding sentence) and such certificate or certificates will not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

          (c)    No Violation.    The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his, her or its obligations under this Agreement will not, (i) conflict with or violate any Law or Order applicable to the Shareholder or by which any of his, her or its Assets is bound and, in the event that the Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of the Shareholder, or (ii) conflict with, result in any breach of or constitute a Default, or result in the creation of any Encumbrance on the Assets of the Shareholder pursuant to, any Contract to which the Shareholder is a party or by which the Shareholder or any of his, her or its Assets is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform his, her or its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

          (d)    Consents and Approvals.    The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Shareholder to obtain any Consent.

          (e)    Legal Proceedings.    As of the date hereof, there is no Litigation pending or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder or any of his, her or its Affiliates that would reasonably be expected to prevent or materially impair the ability of the Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (f)    Reliance by Veritex.    The Shareholder understands and acknowledges that Veritex is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement and the representations and warranties of Shareholder contained herein.

        3.2.    Representations and Warranties of Veritex.    Veritex hereby represents and warrants to the Shareholder as follows:

          (a)    Organization; Authorization; Validity of Agreement; Necessary Action.    Veritex is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite capacity, power and authority to enter into and perform its obligations under this Agreement, except where the failure would not reasonably be expected to have a material adverse effect on Veritex's ability to consummate the transactions contemplated herein. Veritex has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Veritex and, assuming this Agreement constitutes a valid and binding obligation of the Shareholder, constitutes a legal, valid and binding obligation of Veritex, enforceable against Veritex in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)    No Violation.    The execution and delivery of this Agreement by Veritex does not, and the performance by Veritex of its obligation under this Agreement will not, (i) conflict with or violate any Law or Order applicable to Veritex or by which any of Veritex's Assets is bound and, any charter, bylaw or other organizational document of Veritex, or (ii) conflict with, result in any breach of or constitute a Default, or result in the creation of any Encumbrance on the Assets of Veritex pursuant to, any Contract to which Veritex is a party or by which Veritex or any of its Assets is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Veritex to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

ARTICLE IV
OTHER COVENANTS

        4.1.  Prohibition on Transfers, Other Actions.

          (a)   From the date hereof until the Expiration Time, the Shareholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein unless such Transfer is a Permitted Transfer; (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, the Shareholder's representations, warranties, covenants and obligations under this Agreement; (iii) except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, take any action that would restrict or otherwise adversely affect the Shareholder's legal power, authority and right to vote all of the Covered Shares then Beneficially Owned by him, her or it or otherwise comply with and perform his or her covenants and obligations under this Agreement; or (iv) publicly announce any intention to do any of the foregoing. Any Transfer in violation of this provision shall be void. The Shareholder further agrees to authorize and request Green to notify Green's transfer agent that there is a stop transfer order with respect to all Covered Shares until the Expiration Time and that this Agreement places limits on the Transfer of the Covered Shares until the Expiration Time.

          (b)   The Shareholder hereby agrees to notify Veritex and Green as promptly as practicable (and in any event within three Business Days after receipt) in writing of (i) the number of any additional shares of Green Common Stock or other securities of Green of which the Shareholder acquires Beneficial Ownership on or after the date hereof and (ii) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest specifically therein.

          (c)   In the event of a stock split, stock dividend or distribution, or any change in the Green Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms "Existing Shares" and "Covered Shares" shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

        4.2.    Acquisition Proposals.    The Shareholder shall not (a) support (or publicly request that anyone else should support) any Acquisition Proposal that may be made, or ask the board of directors of Green to consider, support or seek any Acquisition Proposal or otherwise take any action designed to make any Acquisition Proposal more likely or (b) meet or otherwise communicate with any Person that makes or is considering making an Acquisition Proposal or any Representative of such Person after becoming aware that the Person has made or is considering making an Acquisition Proposal. The Shareholder shall promptly advise Green of each contact the Shareholder or any of the Shareholder's Representatives may receive from any Person relating to any Acquisition Proposal or otherwise indicating that any Person may wish to participate or engage in any transaction arising out of any Acquisition Proposal and will provide Green with all information Veritex reasonably requests that is available to the Shareholder regarding any such Acquisition Proposal or possible Acquisition Proposal. The Shareholder shall not (a) invite, solicit or seek any Acquisition Proposal or (b) make any claim or join in any litigation alleging that the board of directors of Green is required to consider, endorse or support any Acquisition Proposal or to invite, solicit or seek any Acquisition Proposal. The Shareholder shall not take any other action that is reasonably likely to prevent the Merger Transactions or to impair Veritex's ability to exercise any of the rights granted by the Merger Agreement. The restrictions and obligations set forth in this Section 4.2 shall not apply to any member of the board of directors of Green affiliated with the Shareholder acting in his or her capacity as a member of the board of directors of Green (including voting on any matter as a member of the board of directors of Green).

        4.3.    Termination of Investor Agreements.    Shareholder hereby agrees that it shall terminate, effective as of the Effective Time, each Investor Agreement between Shareholder and Green; provided, that any indemnification obligations arising under such Investor Agreement prior to the Effective Time shall survive such termination in accordance with their terms.

        4.4.    Further Assurances.    From time to time, at the request of Veritex or Green and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the Shareholder hereby authorizes Green to publish and disclose in any announcement or disclosure related to the Merger Agreement, including the Joint Proxy/Prospectus, the Shareholder's identity and ownership of the Covered Shares and the nature of the Shareholder's obligations under this Agreement, subject to the prior written approval by Shareholder of such disclosure, which approval shall not be unreasonably withheld, conditioned or delayed.

ARTICLE V
MISCELLANEOUS

        5.1.    Termination.    This Agreement shall terminate (the "Expiration Time") upon the earlier to occur of (a) the favorable vote of the Green shareholders with respect to the approval of the Merger Agreement, (b) the Effective Time, (c) the date of termination of the Merger Agreement in accordance with its terms, and (d) any Material Merger Agreement Change; provided, that the provisions of ARTICLE V shall survive any termination of this Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit either party of liability for fraud, or willful or intentional breach of this Agreement.

        5.2.    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Veritex any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and Veritex shall not have any authority to direct the Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

        5.3.    Expenses.    All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

        5.4.    Notices.    All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (followed by overnight courier), by registered or certified mail (return receipt requested and first-class postage prepaid), or by courier or overnight carrier (with proof of service), or by email (with receipt confirmed) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Veritex:	Veritex Holdings, Inc. 8214 Westchester Drive, Suite 400 Dallas, Texas 75225 Facsimile Number: (972) 349-6155 Attention: C. Malcolm Holland, III Email: mholland@veritexbank.com
Copy to Counsel:
Covington & Burling LLP
One CityCenter
850 Tenth Street NW
Washington, DC 20001
Facsimile Number: (202) 778-5986
Attention: Frank M. Conner III
Email: rconner@cov.com;
Attention: Michael P. Reed
Email: mreed@cov.com
Attention: Christopher J. DeCresce
Email: cdecresce@cov.com
Shareholder:	To those persons indicated on Schedule 1.

        5.5.    Interpretation.    Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against either party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by both parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of both parties hereto. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        5.6.    Counterparts; Delivery by Facsimile or Electronic Transmission.    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a ".pdf" format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

        5.7.    Entire Agreement.    This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

        5.8.  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

          (a)   The parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of Texas without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

          (b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Texas (the "Chosen Courts"), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.4.

          (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

        5.9.    Amendment.    To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by Veritex and the Shareholder. If Section 2.1 of this Agreement is in conflict with any applicable banking Law, the number of Covered Shares subject to Section 2.1 shall automatically be reduced to the minimum extent necessary to avoid such conflict. Such reduction shall be made pro rata among the Shareholder and any other shareholders of Green who have executed a voting agreement on the date hereof with substantially similar provisions based on the relative share of Covered Shares Beneficially Owned by such shareholders.

        5.10.    Enforcement of Agreement; Remedies Cumulative.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement. It is accordingly agreed that the parties shall be entitled, without the requirement of posting bond, to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

        5.11.    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        5.12.    Assignment.    Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        5.13.    Third Party Beneficiaries.    Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations between the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation between the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement.

        5.14.    No Partnership, Agency or Joint Venture.    This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

        5.15.    No Recourse.    This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto (including, for the avoidance of doubt, any Permitted Transferees) and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future shareholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate (other than the Shareholder) of any of the foregoing (each, unless a Permitted Transferee, a "Non-Recourse Party") shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim

(whether in tort, contract, or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other party hereto, in no event shall either party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. For the avoidance of doubt, nothing in this Section 5.15 shall be deemed to limit, restrict or otherwise affect in any way any rights or remedies available under the Merger Agreement.

        5.16.    Shareholder Capacity.    The Shareholder is signing this Agreement solely in his, her or its capacity as a holder of Green Common Stock. Notwithstanding anything herein to the contrary, the Shareholder shall not be prohibited, prevented or precluded from taking (or not taking) any action in the Shareholder's capacity as an officer and/or director of Green to the extent permitted by the Merger Agreement or as required by Law.

        [Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

VERITEX HOLDINGS, INC.
By:
Name:
Title:
SHAREHOLDER

Name:

[Signature Page to Voting Agreement]

Schedule 1

INFORMATION

Name	Existing Shares

Address for notice:
Name:
Street:

City, State:
ZIP Code:
Telephone:
Fax:
Email:

Annex D

VOTING AGREEMENT

        This VOTING AGREEMENT, dated as of July 23, 2018 (this "Agreement"), by and between GREEN BANCORP, INC. ("Green"), a Texas corporation, and the undersigned shareholder and director (the "Shareholder") of VERITEX HOLDINGS, INC. ("Veritex"), a Texas corporation.

W I T N E S S E T H:

        WHEREAS, concurrently with the execution of this Agreement, Veritex, MUSTMS, INC., a Texas corporation ("Merger Sub"), and Green are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Merger Agreement"), pursuant to which, among other things, (i) Merger Sub will merge with and into Green (the "Merger"), with Green as the surviving corporation in the Merger and a wholly owned Subsidiary of Veritex and (ii) immediately thereafter, Green, as the surviving corporation in the Merger, shall merge with and into Veritex (the "Second Merger" and, together with the Merger, the "Holdco Mergers"), with Veritex as the surviving corporation;

        WHEREAS, immediately following the Holdco Mergers, GREEN BANK, N.A., a national banking association and wholly owned subsidiary of Green ("Green Bank"), shall merge with and into VERITEX COMMUNITY BANK, a Texas state-chartered bank and wholly owned subsidiary of Veritex ("Veritex Bank"), with Veritex Bank as the surviving bank (the "Bank Merger" and, together with the Holdco Mergers, the "Merger Transactions");

        WHEREAS, as of the date hereof, the Shareholder is a director of Veritex and has Beneficial Ownership of those shares of common stock, $0.01 par value per share of Veritex ("Veritex Common Stock"), specified on Schedule 1 attached hereto;

        WHEREAS, receiving the Veritex Shareholder Approval is a condition to the consummation of the transactions contemplated by the Merger Agreement;

        WHEREAS, as a material inducement to Green entering into the Merger Agreement, Green has required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein; and

        WHEREAS, other directors of Veritex, as a material inducement to Green entering into the Merger Agreement, will enter into and abide by the covenants and obligations set forth in substantially similar voting agreements between such Person and Green.

        NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
GENERAL

        1.1.    Defined Terms.    The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

        "Affiliate" of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

        "Beneficial Ownership" by a Person of any securities means ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or

(ii) investment power, which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms "Beneficially Own" and "Beneficially Owned" shall have a correlative meaning.

        "Chosen Courts" has the meaning set forth in Section 5.8(b) hereof.

        "control" (including the terms "controlling", "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means.

        "Constructive Sale" means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a futures or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership of any security.

        "Covered Shares" means, with respect to the Shareholder, the Shareholder's Existing Shares, together with any shares of Veritex Common Stock or other capital stock of Veritex and any securities convertible into or exercisable or exchangeable for shares of Veritex Common Stock or other capital stock of Veritex, in each case that the Shareholder acquires Beneficial Ownership of on or after the date hereof.

        "Encumbrance" means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under Securities Laws.

        "Existing Shares" means, with respect to the Shareholder, all shares of Veritex Common Stock Beneficially Owned by the Shareholder, as of the date hereof, as specified on Schedule 1 attached hereto.

        "Permitted Transfer" means a Transfer (i) as the result of the death of the Shareholder by the Shareholder to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Shareholder, (ii) Transfers to Affiliates (including trusts) and family members in connection with estate and tax planning purposes, or (iii) Transfers to any other shareholder of Veritex who has executed a copy of this Agreement on the date hereof or a separate agreement with Green with terms substantially similar to those contained herein; provided, that, in the case of the foregoing subclauses (i) and (ii), prior to the effectiveness of such Transfer, such transferee (a "Permitted Transferee") executes and delivers to Green an agreement that is identical to this Agreement, a joinder hereto or such other written agreement, in form and substance reasonably acceptable to Green, to assume all of Shareholder's obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Shareholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares transferred as the Shareholder shall have made hereunder.

        "Person" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.

        "Representatives" means, with respect to any Person, any officer, director, employee, investment banker, financial or other advisor, attorney, accountant, consultant, or other representative or agent of or engaged or retained by such Person, acting in such capacity.

        "Transfer" means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of an Encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

ARTICLE II
COVENANTS OF SHAREHOLDER

        2.1.    Agreement to Vote.    The Shareholder hereby irrevocably and unconditionally agrees that until the Expiration Time, at a special meeting of the shareholders of Veritex or at any other meeting of the shareholders of Veritex, however called, including any adjournment or postponement thereof, the Shareholder shall, in each case to the fullest extent that such matters are submitted for the vote of the Shareholder and that the Covered Shares are entitled to vote thereon:

          (a)   appear at each such meeting or otherwise cause the Covered Shares as to which the Shareholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

          (b)   vote (or cause to be voted), in person or by proxy, all of the Covered Shares as to which the Shareholder controls the right to vote:

              (i)  in favor of the approval of the Veritex Share Issuance, and any actions required in furtherance thereof;

             (ii)  against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of Veritex under the Merger Agreement;

            (iii)  against any Veritex Acquisition Proposal; and

            (iv)  against any agreement, amendment of any agreement or organizational document or any other action or proposal that is intended or would reasonably be expected to prevent, impede, interfere with, delay or postpone the Merger Transactions or the other transactions contemplated by the Merger Agreement or the performance by Veritex of its obligations under the Merger Agreement.

        2.2.    No Inconsistent Agreements.    The Shareholder hereby covenants and agrees that, except for this Agreement, until the Expiration Time, the Shareholder (a) shall not enter into any voting agreement or voting trust with respect to the Covered Shares, (b) shall not grant a proxy, consent or power of attorney with respect to the Covered Shares, (c) will not commit any act, except for Permitted Transfers, that would reasonably be expected to restrict or affect the Shareholder's power, authority and right to vote any of the Covered Shares then held of record or Beneficially Owned by the Shareholder or otherwise reasonably be expected to prevent or materially delay the Shareholder from performing any of his, her or its obligations under this Agreement, and (d) shall not knowingly take any action that would reasonably be expected to make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or, in any material respect, delaying, impeding interfering with, disabling or adversely affecting, the Shareholder from performing any of his, her or its obligations under this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        3.1.    Representations and Warranties of the Shareholder.    The Shareholder hereby represents and warrants to Green as follows:

          (a)    Organization; Authorization; Validity of Agreement; Necessary Action.    The Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Green, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)    Ownership.    Except for restrictions in favor of Green pursuant to this Agreement, and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the "blue sky" laws of the various States of the United States, the Existing Shares are, and all of the Covered Shares owned by the Shareholder from the date hereof through the Expiration Time will be, Beneficially Owned and owned of record by the Shareholder except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. The Shareholder has good and marketable title to the Existing Shares, free and clear of any Encumbrances other than those imposed by applicable Securities Laws. As of the date hereof, the Existing Shares constitute all of the shares of Veritex Common Stock Beneficially Owned or owned of record by the Shareholder. The Shareholder has and will have at all times through the Expiration Time sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in ARTICLE II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Shares. The Shareholder has possession of an outstanding certificate or outstanding certificates representing all of the Existing Shares (other than Existing Shares held at the Depository Trust Company and/or in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby. The Shareholder will have possession of an outstanding certificate or outstanding certificates representing all of the Covered Shares (other than (x) Covered Shares held at the Depository Trust Company and/or in book-entry form and (y) Existing Shares, which are addressed by the immediately preceding sentence) and such certificate or certificates will not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

          (c)    No Violation.    The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his, her or its obligations under this Agreement will not, (i) conflict with or violate any Law or Order applicable to the Shareholder or by which any of his, her or its Assets is bound and, in the event that the Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of the Shareholder, or (ii) conflict with, result in any breach of or constitute a Default, or result in the creation of any Encumbrance on the Assets of the Shareholder pursuant to, any Contract to which the Shareholder is a party or by which the Shareholder or any of his, her or its Assets is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform his, her or its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

          (d)    Consents and Approvals.    The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Shareholder to obtain any Consent. No consent of Shareholder's spouse is necessary under any "community property" or other laws in order for Shareholder to enter into and perform its obligations under this Agreement.

          (e)    Legal Proceedings.    As of the date hereof, there is no Litigation pending or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder or any of his, her or its Affiliates that would reasonably be expected to prevent or materially impair the ability of the Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (f)    Reliance by Green.    The Shareholder understands and acknowledges that Green is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement and the representations and warranties of Shareholder contained herein.

        3.2.    Representations and Warranties of Green.    Green hereby represents and warrants to the Shareholder as follows:

          (a)    Organization; Authorization; Validity of Agreement; Necessary Action.    Green is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite capacity, power and authority to enter into and perform its obligations under this Agreement, except where the failure would not reasonably be expected to have a material adverse effect on Green's ability to consummate the transactions contemplated herein. Green has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Green and, assuming this Agreement constitutes a valid and binding obligation of the Shareholder, constitutes a legal, valid and binding obligation of Green, enforceable against Green in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)    No Violation.    The execution and delivery of this Agreement by Green does not, and the performance by Green of its obligation under this Agreement will not, (i) conflict with or violate any Law or Order applicable to Green or by which any of Green's Assets is bound and, any charter, bylaw or other organizational document of Green, or (ii) conflict with, result in any breach of or constitute a Default, or result in the creation of any Encumbrance on the Assets of Green pursuant to, any Contract to which Green is a party or by which Green or any of its Assets is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Green to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

 ARTICLE IV
OTHER COVENANTS

        4.1.    Prohibition on Transfers, Other Actions.

          (a)   From the date hereof until the Expiration Time, the Shareholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein unless such Transfer is a Permitted Transfer; (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, the Shareholder's representations, warranties, covenants and obligations under this Agreement; (iii) except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, take any action that would restrict or otherwise adversely affect the Shareholder's legal power, authority and right to vote all of the Covered Shares then Beneficially Owned by him, her or it or otherwise comply with and perform his or her covenants and obligations under this Agreement; or (iv) publicly announce any intention to do any of the foregoing. Any Transfer in violation of this provision shall be void. The Shareholder further agrees to authorize and request Veritex to notify Veritex's transfer agent that there is a stop transfer order with respect to all Covered Shares until the Expiration Time and that this Agreement places limits on the Transfer of the Covered Shares until the Expiration Time.

          (b)   The Shareholder hereby agrees to notify Veritex and Green as promptly as practicable (and in any event within three Business Days after receipt) in writing of (i) the number of any additional shares of Veritex Common Stock or other securities of Veritex of which the Shareholder acquires Beneficial Ownership on or after the date hereof and (ii) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest specifically therein.

          (c)   In the event of a stock split, stock dividend or distribution, or any change in the Veritex Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms "Existing Shares" and "Covered Shares" shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

        4.2.    Acquisition Proposals.    Subject to applicable Law, the Shareholder shall not (a) support (or publicly request that anyone else should support) any Veritex Acquisition Proposal that may be made, or ask the board of directors of Veritex to consider, support or seek any Veritex Acquisition Proposal or otherwise take any action designed to make any Veritex Acquisition Proposal more likely or (b) meet or otherwise communicate with any Person that makes or is considering making an Veritex Acquisition Proposal or any Representative of such Person after becoming aware that the Person has made or is considering making an Veritex Acquisition Proposal. The Shareholder shall promptly advise Veritex of each contact the Shareholder or any of the Shareholder's Representatives may receive from any Person relating to any Veritex Acquisition Proposal or otherwise indicating that any Person may wish to participate or engage in any transaction arising out of any Veritex Acquisition Proposal and will provide Veritex with all information Green reasonably requests that is available to the Shareholder regarding any such Veritex Acquisition Proposal or possible Veritex Acquisition Proposal. The Shareholder shall not (a) invite, solicit or seek any Veritex Acquisition Proposal or (b) make any claim or join in any litigation alleging that the board of directors of Veritex is required to consider, endorse or support any Veritex Acquisition Proposal or to invite, solicit or seek any Veritex Acquisition Proposal. The Shareholder shall not take any other action that is reasonably likely to prevent the Merger Transactions or to impair Green's ability to exercise any of the rights granted by the Merger Agreement.

        4.3.    Further Assurances.    From time to time, at the request of Veritex or Green and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the Shareholder hereby authorizes Veritex to publish and disclose in any announcement or disclosure related to the Merger Agreement, including the Joint Proxy/Prospectus, the Shareholder's identity and ownership of the Covered Shares and the nature of the Shareholder's obligations under this Agreement, subject to the prior written approval by Shareholder of such disclosure, which approval shall not be unreasonably withheld, conditioned or delayed.

ARTICLE V
MISCELLANEOUS

        5.1.    Termination.    This Agreement shall terminate (the "Expiration Time") upon the earlier to occur of (a) the favorable vote of the Veritex shareholders with respect to the approval of the Veritex Share Issuance, (b) the Effective Time and (c) the date of termination of the Merger Agreement in accordance with its terms; provided, that the provisions of ARTICLE V shall survive any termination of this Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit either party of liability for fraud, or willful or intentional breach of this Agreement.

        5.2.    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Green any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and Green shall not have any authority to direct the Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

        5.3.    Expenses.    All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

        5.4.    Notices.    All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (followed by overnight courier), by registered or certified mail (return receipt requested and first-class postage prepaid), or by courier or overnight carrier (with proof of service), or by email (with receipt confirmed) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Green:	Green Bancorp, Inc. 4000 Greenbriar Houston, Texas 77098 Facsimile Number: (713) 275-8228 Attention: Terry Earley Email: tearley@greenbank.com
Copy to Counsel:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Facsimile Number: (917) 777-3554 Attention: Sven G. Mickisch Email: Sven.Mickisch@skadden.com
Shareholder:	To those persons indicated on Schedule 1.

        5.5.    Interpretation.    Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against either party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this

Agreement has been reviewed, negotiated, and accepted by both parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of both parties hereto. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        5.6.    Counterparts; Delivery by Facsimile or Electronic Transmission.    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a ".pdf" format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

        5.7.    Entire Agreement.    This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

        5.8.    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

        (a)   The parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of Texas without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

        (b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Texas (the "Chosen Courts"), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.4.

        (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS

AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

        5.9.    Amendment.    To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by Green and the Shareholder. If Section 2.1 of this Agreement is in conflict with any applicable banking Law, the number of Covered Shares subject to Section 2.1 shall automatically be reduced to the minimum extent necessary to avoid such conflict. Such reduction shall be made pro rata among the Shareholder and any other shareholders of Veritex who have executed a voting agreement on the date hereof with substantially similar provisions based on the relative share of Covered Shares Beneficially Owned by such shareholders.

        5.10.    Enforcement of Agreement; Remedies Cumulative.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement. It is accordingly agreed that the parties shall be entitled, without the requirement of posting bond, to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

        5.11.    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        5.12.    Assignment.    Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        5.13.    Third Party Beneficiaries.    Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations between the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation between the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this

Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement.

        5.14.    No Partnership, Agency or Joint Venture.    This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

        5.15.    No Recourse.    This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto (including, for the avoidance of doubt, any Permitted Transferees) and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future shareholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate (other than the Shareholder) of any of the foregoing (each, unless a Permitted Transferee, a "Non-Recourse Party") shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract, or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other party hereto, in no event shall either party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. For the avoidance of doubt, nothing in this Section 5.15 shall be deemed to limit, restrict or otherwise affect in any way any rights or remedies available under the Merger Agreement.

        5.16.    Shareholder Capacity.    The Shareholder is signing this Agreement solely in his, her or its capacity as a holder of Veritex Common Stock. Notwithstanding anything herein to the contrary, the Shareholder shall not be prohibited, prevented or precluded from taking (or not taking) any action in the Shareholder's capacity as an officer and/or director of Veritex to the extent permitted by the Merger Agreement or as required by Law.

[Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

GREEN BANCORP, INC.
By:
Name:
Title:
SHAREHOLDER

Name:

[Signature Page to Voting Agreement]

Schedule 1

INFORMATION

Name	Existing Shares

Address for notice:
Name:
Street:

City, State:
ZIP Code:
Telephone:
Fax:
Email:

Annex E

July 23, 2018

Board of Directors
Green Bancorp, Inc
4000 Greenbriar
Houston, TX 77098

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than Veritex Holdings, Inc. ("Veritex") and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Green Bancorp, Inc. (the "Company") of the exchange ratio of 0.79 shares of common stock, par value $0.01 per share (the "Veritex Common Stock"), of Veritex to be paid for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Reorganization, dated as of July 23, 2018 (the "Agreement"), by and among Veritex, MustMS, Inc., a wholly owned subsidiary of Veritex and the Company.

        Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company and Veritex, any of their respective affiliates and third parties, including Pine Brook Road Partners, LLC ("Pine Brook"), a significant shareholder of the Company, and its affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction"). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services Pine Brook and/or its affiliates from time to time.. We may also in the future provide financial advisory and/or underwriting services to the Company, Veritex and Pine Brook, and their respective affiliates and portfolio companies, as applicable, for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Pine Brook and its affiliates from time to time and may have invested in limited partnership units of affiliates of Pine Brook from time to time and may do so in the future.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Veritex for the four years ended December 31, 2017; the Company's Registration Statement on Form S-1, including the prospectus contained therein dated August 7, 2014; Veritex's Registration Statement on Form S-1, including the prospectus contained therein dated October 8, 2014; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Veritex; certain other communications from the Company and Veritex to their respective stockholders; certain publicly available research analyst reports for the Company and Veritex; and certain internal financial analyses and forecasts for the Company prepared by its management, and certain internal financial analyses and forecasts for Veritex on a standalone basis prepared by its management, and certain financial analyses and forecasts for Veritex on a pro forma basis giving effect to the Transaction prepared by the management of Veritex, in each case as approved for our use by the Company (the "Forecasts"), including certain operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the "Synergies"). We have also held discussions with members of the senior managements of the Company and Veritex regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company and Veritex; reviewed the reported price and trading activity for the Shares and Veritex Common Stock; compared certain financial and stock market information for the Company and Veritex with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the banking industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Veritex or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and, accordingly, we have assumed that such allowances are in the aggregate adequate to cover such losses. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Veritex or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Veritex and its affiliates) of Shares, as of the date hereof, of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Veritex Common Stock will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or Veritex or the ability of the Company or Veritex to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders (other than Veritex and its affiliates) of Shares.

Very truly yours,

/s/ GOLDMAN SACHS & CO. LLC
(GOLDMAN SACHS & CO. LLC)

Annex F

July 23, 2018

The Board of Directors
Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, TX 75225

Members of the Board:

        You have requested the opinion of Keefe, Bruyette & Woods, Inc. ("KBW" or "we") as investment bankers as to the fairness, from a financial point of view, to Veritex Holdings, Inc. ("Veritex") of the Exchange Ratio (as defined below) in the proposed merger of [Merger Sub], a wholly-owned subsidiary of Veritex ("Merger Sub"), with and into Green Bancorp, Inc. ("Green") with Green as the surviving corporation and a wholly-owned subsidiary of Veritex (such transaction, the "Merger" and, taken together with the immediately subsequent merger of Green with and into Veritex (with Veritex as the surviving corporation), the "Transaction"), pursuant to the Agreement and Plan of Reorganization (the "Agreement") to be entered into by and among Veritex, Merger Sub and Green. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement) by virtue of the Merger and without any action on the part of Veritex, Merger Sub, Green or any shareholders of any of the foregoing entities, each share of common stock, par value $0.01 per share, of Green ("Green Common Stock") issued and outstanding immediately prior to the Effective Time (excluding the Canceled Shares (as defined in the Agreement)) shall be converted into the right to receive 0.79 of a share of common stock, par value $0.01 per share, of Veritex ("Veritex Common Stock"). The ratio of 0.79 of a share of Veritex Common Stock for one share of Green Common Stock is referred to herein as the "Exchange Ratio." The terms and conditions of the Transaction are more fully set forth in the Agreement.

        The Agreement further provides that, immediately following the Transaction, Green Bank, National Association, a wholly-owned subsidiary of Green, will merge with and into Veritex Community Bank, a wholly-owned subsidiary of Veritex ("Veritex Bank"), with Veritex Bank as the surviving entity, pursuant to a separate subsidiary plan of merger (such transaction, the "Bank Merger").

        KBW has been retained by Veritex solely to render this opinion to the board of directors of Veritex (the "Board"), and KBW has not acted as a financial advisor or other advisor to, or as an agent of, Veritex or any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses (and further to existing sales and trading relationships between a KBW broker-dealer affiliate and each of Veritex and Green), may from time to time purchase securities from, and sell securities to, Veritex and Green. In addition, as market makers in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Veritex or Green for our and their own accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the Board in rendering this opinion and will receive a fee from Veritex upon the rendering of this opinion. In addition, Veritex has agreed to indemnify us for certain liabilities arising out of our engagement.

        Other than in connection with this present engagement, in the past two years, KBW has not provided investment banking and financial advisory services to Veritex. In the past two years, KBW has not provided investment banking or financial advisory services to Green. We may in the future provide investment banking and financial advisory services to Veritex or Green and receive compensation for such services.

        In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Veritex and Green and bearing upon the Transaction, including among other things, the following: (i) a draft of the Agreement dated July 21, 2018 (the most recent draft made available to us); (ii) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of Veritex; (iii) the unaudited quarterly financial statements and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 of Veritex; (iv) certain unaudited quarterly financial results for the quarter ended June 30, 2018 of Veritex (provided by Veritex); (v) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of Green; (vi) the unaudited quarterly financial statements and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 of Green; (vii) certain unaudited quarterly financial results for the quarter ended June 30, 2018 of Green (provided by Veritex); (viii) certain regulatory filings of Veritex, Veritex Community Bank, Green and Green Bank, National Association, including, as applicable, the quarterly reports on Form FRY-9C and quarterly call reports that were filed with respect to each quarter during the three year period ended December 31, 2017 as well as the quarter ended March 31, 2018; (ix) certain other interim reports and other communications of Veritex and Green to their respective stockholders; and (x) other financial information concerning the respective businesses and operations of Veritex and Green that was furnished to us by Veritex or which we were otherwise directed to use for purposes of our analysis. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of Veritex and Green; (ii) the assets and liabilities of Veritex and Green; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information of Veritex and Green with similar information for certain other companies, the securities of which are publicly traded; (v) publicly-available consensus "street estimates" of Green, as well as assumed Green long-term growth rates that were provided to us by Green management, all of which information was discussed with us by such management and used and relied upon by us based on such discussions, at the direction of Veritex management and with the consent of the Board; (vi) publicly available consensus "street estimates" of Veritex, as well as assumed Veritex long-term growth rates that were provided to us by Veritex management, all of which information was discussed with us by such management and used and relied upon by us at the direction of such management and with the consent of the Board; and (vii) estimates regarding certain pro forma financial effects of the Transaction on Veritex (including without limitation the potential cost savings and related expenses expected to result or be derived from the Transaction) that were prepared by Veritex management, provided to and discussed with us by such management, and used and relied upon by us at the direction of such management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions that were held by the management of Veritex regarding the past and current business operations, regulatory relations, financial condition and future prospects of Veritex and Green and such other matters as we have deemed relevant to our inquiry. We have not been requested to assist, and have not assisted, Veritex with negotiating or structuring the Transaction.

        In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied, with the consent of Veritex, upon the management of Green as to the reasonableness and achievability of the publicly available consensus "street estimates" of Green and the assumed Green long-term growth rates referred to above, and we have assumed that such information was reasonably prepared and represents (or in the case of the publicly available consensus "street estimates" of Green that such estimates are consistent with) the best currently available estimates and judgments of Green management and that the forecasts, projections and estimates contained in all such information will be realized in the amounts and in the time periods currently estimated. We have further relied upon the management of Veritex as to the reasonableness and achievability of the publicly available consensus "street estimates" of Veritex, the assumed Veritex long-term growth rates, and the estimates regarding certain pro forma financial effects of the Transaction on Veritex (including, without limitation, the potential cost savings and related expenses expected to result or be derived from the Transaction), all as referred to above, and the assumptions and bases therefor, and we have assumed that all of the foregoing information was reasonably prepared and represents (or in the case of the publicly available consensus "street estimates" of Veritex that such estimates are consistent with) the best currently available estimates and judgments of Veritex management and that the forecasts, projections and estimates reflected in all such information will be realized in the amounts and in the time periods currently estimated.

        It is understood that the portion of the foregoing financial information of Veritex and Green that was provided to and discussed with us was not prepared with the expectation of public disclosure, that all of the foregoing financial information, including the publicly available consensus "street estimates" of Green and Veritex referred to above, is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of Veritex and Green and with the consent of the Board, that all such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

        We also have assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Veritex or Green since the date of the last financial statements of each such entity that were made available to us and that we were directed to use. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for each of Veritex and Green are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Veritex or Green, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of Veritex or Green under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

        We have assumed, in all respects material to our analyses, the following: (i) that the Transaction will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft version reviewed by us and referred to above), with no adjustments to the Exchange Ratio and with no other consideration or payments in respect of Green Common Stock; (ii) that any related transactions (including the Bank Merger) will be completed substantially in accordance with the terms set forth in the Agreement or as otherwise described to us by representatives of Veritex; (iii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iv) that each party to the Agreement or any of the related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (v) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Transaction or any related transaction and that all conditions to the completion of the Transaction and any related transactions (including the Bank Merger) will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (vi) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Transaction and any related transactions (including the Bank Merger), no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Veritex, Green or the pro forma entity, or the contemplated benefits of the Transaction, including without limitation the cost savings and related expenses expected to result or be derived from the Transaction. We have assumed that the Transaction will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of Veritex that Veritex has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Veritex, Green, Merger Sub, the Transaction and any related transaction (including the Bank Merger), and the Agreement. KBW has not provided advice with respect to any such matters.

        This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Merger to Veritex. We express no view or opinion as to any other terms or aspects of the Transaction or any term or aspect of any related transaction (including the Bank Merger), including without limitation, the form or structure of the Transaction or any such related transaction, any consequences of the Transaction to Veritex, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, retention, consulting, termination, voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Transaction, any such related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of Veritex to engage in the Transaction or enter into the Agreement, (ii) the relative merits of the Transaction as compared to any strategic alternatives that are, have been or may be available to or contemplated by Veritex or the Board, (iii) any business, operational or other plans with respect to Green or the pro forma entity that may be currently contemplated by Veritex or the Board or that may be implemented subsequent to the closing of the Transaction, (iv) the fairness of the amount or nature of any compensation to any of Veritex's officers, directors or employees, or any class of such persons, relative to any compensation to the holders of Veritex Common Stock or relative to the Exchange Ratio, (v) the effect of the Transaction or any related transaction (including the Bank Merger) on, or the fairness of the consideration to be received by, holders of any class of securities of Veritex, Green or any other party to any transaction contemplated by the Agreement, (vi) the actual value of Veritex Common Stock to be issued in connection with the Merger, (vii) the prices, trading range or volume at which Veritex

Common Stock or Green Common Stock will trade following the public announcement of the Transaction or the prices, trading range or volume at which Veritex Common Stock will trade following the consummation of the Transaction, (viii) any advice or opinions provided by any other advisor to any of the parties to the Transaction or any other transaction contemplated by the Agreement, or (ix) any legal, regulatory, accounting, tax or similar matters relating to Veritex, Green, any of their respective stockholders, Merger Sub, or relating to or arising out of or as a consequence of the Transaction or any other related transaction (including the Bank Merger), including whether or not the Transaction will qualify as a tax-free reorganization for United States federal income tax purposes.

        This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Transaction. This opinion does not constitute a recommendation to the Board as to how it should vote on the Transaction or to any holder of Veritex Common Stock or any stockholder of any other entity as to how to vote in connection with the Transaction or any other matter, nor does it constitute a recommendation as to whether or not any such stockholder should enter into a voting, stockholders', affiliates' or other agreement with respect to the Transaction.

        This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to Veritex.

Very truly yours,
/s/ KEEFE, BRUYETTE & WOODS, INC.
Keefe, Bruyette & Woods, Inc.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers of Veritex.

        The Second Amended and Restated Certificate of Formation and Third Amended and Restated Bylaws, as amended, of Veritex Holdings, Inc., or Veritex, require Veritex to indemnify officers and directors of Veritex to the fullest extent permitted by Texas law. Generally, Chapter 8 of the Texas Business Organizations Code, or the TBOC, permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interest, or (b) in other cases, that his conduct was not opposed to the corporation's best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a former or current director or officer for any action that such director or officer is wholly successful in defending on the merits.

        The Second Amended and Restated Certificate of Formation provides that a director of Veritex will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to Veritex or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to Veritex or which involve intentional misconduct or a knowing violation of law; (iii) a transaction from which the director receives an improper benefit, whether or not the benefit results from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of the director is expressly provided by statute.

        The Second Amended and Restated Certificate of Formation permits Veritex to purchase and maintain insurance on behalf of any person who is or was a director or officer of Veritex.

        The Second Amended and Restated Certificate of Formation and Third Amended and Restated Bylaws of Veritex were previously filed with the Securities and Exchange Commission and are included as an exhibit to this joint proxy statement/prospectus.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Veritex's directors, officers or controlling persons pursuant to the foregoing provisions, Veritex has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit	Description
2.1	Agreement and Plan of Reorganization, dated as of July 23, 2018, by and among Veritex Holdings, Inc., MustMS, Inc. and Green Bancorp, Inc. (contained in Annex A to the joint proxy statement/prospectus, which is included in this registration statement).**

3.1	Second Amended and Restated Certificate of Formation of Veritex Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Veritex Holdings, Inc.'s Registration Statement on Form S-1 filed September 22, 2014 (File No. 333-198484), and incorporated herein by reference).

3.2	Third Amended and Restated Bylaws of Veritex Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to Veritex Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-198484) filed September 22, 2014, and incorporated herein by reference).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Veritex Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-198484) filed September 29, 2014), and incorporated herein by reference).

4.2	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.2 to Veritex Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-198484) filed August 29, 2014, and incorporated herein by reference).

5.1	Opinion of Norton Rose Fulbright US LLP regarding the validity of the securities to be issued.

8.1	Opinion of Covington & Burling LLP regarding certain federal income tax matters.

8.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain federal income tax matters.

10.1	Form of Voting Agreement, by and among Veritex Holdings, Inc. and the directors of Green Bancorp, Inc. (contained in Annex B to the joint proxy statement/prospectus, which is included in this registration statement).

10.2	Form of Voting Agreement, by and among Veritex Holdings, Inc. and certain shareholders of Green Bancorp, Inc. (contained in Annex C to the joint proxy statement/prospectus, which is included in this registration statement).

10.3	Form of Voting Agreement, by and among Green Bancorp, Inc. and the directors of Veritex Holdings, Inc. (contained in Annex D to the joint proxy statement/prospectus, which is included in this registration statement).

21.1	Subsidiaries of Veritex Holdings, Inc. (incorporated by reference to Exhibit 21 to Veritex Holdings, Inc.'s Form 10-K filed on March 14, 2018).

23.1	Consent of Norton Rose Fulbright US LLP (contained in its opinion filed as Exhibit 5.1).

23.2	Consent of Covington & Burling LLP (contained in its opinion filed as Exhibit 8.1).

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in its opinion filed as Exhibit 8.2).

23.4	Consent of Grant Thornton LLP, Veritex Holdings, Inc.'s independent registered accounting firm.

Exhibit		Description
23.5		Consent of Deloitte & Touche LLP, Green Bancorp, Inc.'s independent registered accounting firm.

23.6		Consent of RSM US LLP, Sovereign Bancshares, Inc.'s independent public accounting firm.

24.1	*	Power of Attorney.

99.1		Consent of Keefe, Bruyette & Woods, Inc.

99.2		Consent of Goldman Sachs & Co. LLC

99.3	*	Consent of Director Nominee.

99.4	*	Consent of Director Nominee.

99.5	*	Consent of Director Nominee.

99.6		Form of proxy to be mailed to shareholders of Green Bancorp, Inc.

99.7		Form of proxy to be mailed to shareholders of Veritex Holdings, Inc.

*
Previously filed.

**
The disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Veritex agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC on a confidential basis upon request.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, referred to as the Securities Act, (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement), and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5)
  That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (6)
  That every prospectus (1) that is filed pursuant to paragraph (5) above, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (8)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

  (9)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 10, 2018.

VERITEX HOLDINGS, INC.
By:	/s/ C. MALCOLM HOLLAND, III C. Malcolm Holland, III Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. MALCOLM HOLLAND, III C. Malcolm Holland, III	Chairman and Chief Executive Officer (Principal Executive Officer)	October 10, 2018
/s/ NOREEN E. SKELLY Noreen E. Skelly	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	October 10, 2018
* William C. Murphy	Director	October 10, 2018
* Pat S. Bolin	Director	October 10, 2018
* April Box	Director	October 10, 2018
* Blake Bozman	Director	October 10, 2018
* Gordon Huddleston	Director	October 10, 2018

Signature	Title	Date

* Ned N. Fleming, III	Director	October 10, 2018
* Mark C. Griege	Director	October 10, 2018
* Gregory B. Morrison	Director	October 10, 2018
* John T. Sughrue	Director	October 10, 2018

By:	/s/ C. MALCOLM HOLLAND, III
	Name:	C. Malcolm Holland, III
	Title:	Attorney-in-Fact

*
Pursuant to the power of attorney previously included in the Registrant's Registration Statement on Form S-4 filed on August 31, 2018.